UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

VYANT BIO, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

VYANT BIO, INC.

2 Executive Campus

2370 State Route 70 West, Suite 310

Cherry Hill, New Jersey 08002

Dear Fellow Stockholder,	August 15, 2023

On behalf of the Board of Directors and management of Vyant Bio, Inc., a Delaware corporation (the “Company”, “Vyant”, “we”, “us” and “our”), you are invited to attend our Special Meeting of Stockholders (the “Special Meeting”), which will be held on September 20, 2023 at 9:00 a.m. Eastern Time, as it may be adjourned or postponed from time to time. The Special Meeting will be conducted virtually via live webcast. You will be able to attend the Special Meeting virtually by registering at https://www.viewproxy.com/vynt/2023. You will be able to listen to the meeting live, submit questions and vote online by entering the control number located on your proxy card.

The attached Notice of Special Meeting of Stockholders and proxy statement contain details of the business to be conducted at the Special Meeting.

Your vote is important. Regardless of whether or not you plan to attend the Special Meeting virtually, please read the accompanying proxy statement and then submit your proxy to vote by Internet, telephone or mail as promptly as possible. Returning your proxy will help us assure that a quorum will be present at the Special Meeting and avoid the additional expense of duplicate proxy solicitations. Any stockholder attending the virtual Special Meeting may vote during the virtual meeting, even if he or she has previously submitted a proxy. Please refer to your proxy card for voting instructions. Submitting your proxy promptly may save us additional expense in soliciting proxies and will ensure that your shares are represented at the Special Meeting.

Our Board of Directors has unanimously approved the proposals set forth in the proxy statement and recommends that you vote in favor of each such proposal.

Sincerely,

/s/ Andrew D. C. LaFrence
Andrew D. C. LaFrence
President, Chief Executive Officer and Chief Financial Officer

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

866-407-1665

VYANT BIO, INC.

NOTICE OF

SPECIAL MEETING OF STOCKHOLDERS

Date and Time	September 20, 2023 at 9:00 a.m. Eastern Time.

Place	The special meeting of stockholders (the “Special Meeting”) of Vyant Bio, Inc., a Delaware corporation (the “Company,” “Vyant,” “we,” “us” and “our”) will be a completely virtual meeting of stockholders, to be conducted via live webcast. You will be able to attend the Special Meeting virtually, submit questions and vote online during the meeting by registering at https://www.viewproxy.com/vynt/2023.

Items of Business	●

To consider and vote upon a proposal to approve the sale of all or substantially all of the assets of the Company (the “Sale”) pursuant to the Asset Purchase Agreement dated July 13, 2023, by and between AxoSim, Inc., the Company and StemoniX, Inc. (“StemoniX”), substantially in the form attached to the accompanying proxy statement as Appendix A (such agreement, the “Asset Purchase Agreement,” and such proposal the “Sale Proposal”).

●

To consider and vote upon a proposal to approve the voluntary liquidation and dissolution of the Company (the “Dissolution”), pursuant to a Plan of Liquidation and Dissolution in substantially the form attached to the accompanying proxy statement as Appendix B (such plan, the “Plan of Dissolution,” and such proposal, the “Dissolution Proposal”).

● To consider and vote upon a proposal to approve the grant of discretionary authority to the Board of Directors (the “Board”) of the Company to adjourn the Special Meeting, from time to time, to a later date or dates, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present in person (including virtually) or by proxy voting in favor of the any one or more of the foregoing proposals (such proposal, the “Adjournment Proposal”).

● To transact such other business as may properly come before the Special Meeting or any adjournments or postponements of the Special Meeting by or at the direction of the Board.

Adjournments and Postponements	Any action on the items of business described above may be considered at the Special Meeting at the time and on the date specified above or at any time and date to which the Special Meeting may be properly adjourned or postponed.

Record Date	The close of business on August 4, 2023 (the “Record Date”). Only stockholders on the Record Date are entitled to receive notice of, and to vote at, the Special Meeting.

Meeting Admission	You are invited to virtually attend the Special Meeting if you are a stockholder of record or a beneficial owner of shares of our Common Stock as of the Record Date.

Availability of Proxy Materials	Our proxy materials are also available on the internet at: https://www.viewproxy.com/vynt/2023.

Voting	If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the proxy card. Whether or not you expect to attend virtually, we urge you to submit your proxy to vote your shares as promptly as possible by following the instructions on your proxy card so that your shares may be represented and voted at the Special Meeting. Your vote is very important.

Board Recommendations	After careful consideration of a number of factors, as further described in the accompanying proxy statement, the Board has unanimously (i) determined that each of the foregoing proposals and other transactions contemplated thereby are advisable and in the best interests of the Company and its stockholders, (ii) approved in all respects each of the foregoing proposals and other transactions contemplated thereby, and (iii) recommended a vote “FOR” each of the foregoing proposals, including the: (1) Sale Proposal, (2) Dissolution Proposal and (3) Adjournment Proposal.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held on September 20, 2023 at 9:00 a.m. Eastern Time. This proxy statement is available on our website at https://www.viewproxy.com/vynt/2023, and it is being mailed to stockholders on or about August 15, 2023.

By Order of the Board of Directors,

/s/ Andrew D. C. LaFrence
August 15, 2023 Cherry Hill, New Jersey	Andrew D. C. LaFrence President, Chief Executive Officer and Chief Financial Officer

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QUESTIONS AND ANSWERS ABOUT THE MEETING AND THE PROPOSALS

Q. WHAT PROPOSALS WILL I BE VOTING ON AT THE SPECIAL MEETING?

A. You are being asked to consider and vote upon the following proposals: (i) a proposal to approve the Sale pursuant to the Asset Purchase Agreement, dated as of July 13, 2023, by and between AxoSim, Inc. (“AxoSim” or the “Purchaser”), Vyant Bio, Inc. (the “Company,” “Vyant,” “we,” “us” and “our”) and StemoniX, Inc. (“StemoniX”), substantially in the form attached to this proxy statement as Appendix A (such agreement, the “Asset Purchase Agreement,” and such proposal the “Sale Proposal”); (ii) a proposal to approve the voluntary liquidation and dissolution of the Company (the “Dissolution”), pursuant to a Plan of Liquidation and Dissolution in substantially the form attached to the accompanying proxy statement as Appendix B (such plan, the “Plan of Dissolution,” and such proposal, the “Dissolution Proposal”); and (iii) a proposal to approve the grant of discretionary authority to the Board of Directors (the “Board”) of the Company to adjourn the Special Meeting, from time to time, to a later date or dates, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present in person (including virtually) or by proxy voting in favor of the any one or more of the foregoing proposals (such proposal, the “Adjournment Proposal”).

Q. HOW DOES THE BOARD RECOMMEND I VOTE?

A. The Board recommends a vote “FOR” each of the proposals set forth above.

Q. WHY IS STOCKHOLDER APPROVAL BEING SOUGHT AT THE SPECIAL MEETING?

A. Under the General Corporation Law of the State of Delaware (the “DGCL”), the Sale Proposal and the Dissolution Proposal each require approval by the affirmative (“FOR”) vote of a majority of the outstanding shares of Common Stock entitled to vote on such proposal at the close of business on August 4, 2023 (the “Record Date”). Accordingly, the Company is submitting such proposals to a stockholder vote. Shares that are not represented at the Special Meeting, abstentions and broker non-votes, if any, with respect to the Sale Proposal or the Dissolution Proposal will have the same effect as a vote against such proposal.

Q. HOW MANY SHARES MUST BE PRESENT TO HOLD THE SPECIAL MEETING?

A. A quorum is necessary to hold the Special Meeting and conduct business. The presence, either in person or represented by proxy, of the holders of one-third of the voting power of the shares of capital stock of the Company issued and outstanding as of the Record Date and entitled to vote thereat is considered a quorum. A stockholder will be counted present at the Special Meeting if:

●	the stockholder is present in person at the Special Meeting; or
●	the stockholder has properly submitted a proxy.

Shares of Common Stock that are not voted by the broker who is the record holder of the shares because the broker is not instructed to vote and does not have discretionary authority to vote (i.e., broker non-votes), and shares that are not voted in other circumstances in which proxy authority is defective or has been withheld, will not be counted for purposes of establishing a quorum.

If a quorum is not present, the Special Meeting will be adjourned until a quorum is obtained.

In addition, even if a quorum is present, the Board may hold a vote on the Adjournment Proposal, if in its sole discretion, it determines that it is necessary or appropriate for any reason to adjourn the Special Meeting to a later date, including seeking more votes in favor of the Sale Proposal and/or the Dissolution Proposal. See “Proposal 3: Approval of the Adjournment of the Special Meeting in order to Solicit Additional Proxies.”

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Q. WHO IS ENTITLED TO VOTE?

A. Only holders of record of Common Stock on the close of business on the Record Date are entitled to receive notice of, and to vote at, the Special Meeting.

Q. WHO CAN ATTEND THE SPECIAL MEETING?

A. All stockholders as of the Record Date, or their duly appointed proxies, may attend the Special Meeting.

Q. WHEN AND WHERE IS THE SPECIAL MEETING?

A. The Special Meeting will be held on September 20, 2023 at 9:00 a.m. Eastern Time virtually via live webcast. Attendance at the Special Meeting shall solely be via the internet at https://www.viewproxy.com/vynt/2023 using the password provided to you after registration. Stockholders will not be able to attend the Special Meeting at a physical location. Attendees will need to register prior to the meeting in order to receive access to the meeting.

Q. WHAT IF I HAVE TROUBLE ACCESSING THE SPECIAL MEETING?

A. The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. Please be sure to check in by 8:30 a.m. Eastern Time on September 20, 2023, the day of the Special Meeting, so that Alliance Advisors may address any technical difficulties before the Special Meeting live audio webcast begins. If you encounter any technical difficulties accessing the virtual meeting platform on the meeting day, please email virtualmeeting@viewproxy.com or call 1-866-612-8937. Technical support will be available starting at 8:30 a.m. Eastern Time on September 20, 2023.

Q. IF MY SHARES ARE HELD IN “STREET NAME” BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A. Your broker will only vote your shares if you have provided them with instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Call your broker today with instructions to execute the proxy.

Q. HOW DO I VOTE?

A. Your vote is important. On or about August 15, 2023, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) as well as the full set of proxy materials to all stockholders of record on our books at the close of business on the Record Date and will post our proxy materials at https://www.viewproxy.com/vynt/2023.

If you are a record holder, meaning your shares are registered in your name, you may vote or submit a proxy on the Internet, by telephone, by mail or by attending the Special Meeting and voting electronically (or by ballot if the meeting is held at our offices), all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card or voting instruction card.

1. Over the Internet – If you are a stockholder of record, you may submit your proxy by going to https://www.viewproxy.com/vynt/2023 and following the instructions provided in the Notice or with your proxy materials and on your proxy card. If your shares are held with a broker, you will need to go to the website provided on your Notice or voting instruction card. Have your Notice, proxy card or voting instruction card in hand when you access the voting website. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials. Internet voting facilities will be available 24 hours a day until 11:59 p.m., Eastern Time, on September 19, 2023.

2. By Telephone – If you are a stockholder of record, you can also vote by telephone by dialing 866-407-1665. If your shares are held with a broker, you can vote by telephone by dialing the number specified on your voting instruction card. Have your proxy card or voting instruction card in hand when you call. Telephone voting facilities will be available 24 hours a day until 11:59 p.m., Eastern Time, on September 19, 2023.

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3. By Email – You may sign, date, scan and email your scanned Proxy Card to VYNT@allianceadvisors.com until 11:59 p.m., Eastern Time, on September 19, 2023.

4. By Mail – You may choose to vote by mail, by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. If the envelope is missing and you are a stockholder of record, please mail your completed proxy card to Alliance Advisors, Alliance Advisors, Attention: Proxy Logistics 200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003. If the envelope is missing and your shares are held with a broker, please mail your completed voting instruction card to the address specified therein. Please allow sufficient time for mailing if you decide to vote by mail as it must be received by 11:59 p.m. on September 19, 2023.

Please note that you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote on the Internet.

5. In Person at the Special Meeting – You will have the right to vote at the Special Meeting. You will have the right to vote on the day of, or during, the Special Meeting at https://www.viewproxy.com/vynt/2023, but the site will only record votes from attending stockholders. To demonstrate proof of stock ownership, you will need to enter the control number received with your Notice, proxy card or voting instruction form to vote at our Special Meeting.

Even if you plan to attend our Special Meeting remotely, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend our Special Meeting.

The shares voted electronically, telephonically, or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Special Meeting.

Q. MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A. Yes, you may revoke your proxy at any time before it is exercised by:

●	filing with the Secretary of the Company a notice of revocation;
●	voting again by Internet or telephone at a later time;
●	sending in another duly executed proxy bearing a later date; or
●	attending the meeting remotely and casting your vote in the manner set forth above.

Your latest vote will be the vote that is counted.

Q. WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A. Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Special Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote these shares remotely at the Special Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes, if any, is more specifically described in “What Vote is Required to Approve each Proposal?” below.

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Q. WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

The Sale requires approval by the affirmative (“FOR”) vote of a majority of the outstanding shares of Common Stock entitled to vote on the Sale Proposal at the close of business on August 4, 2023 (the “Record Date”). Accordingly, the Company is submitting the Sale Proposal to a stockholder vote. Shares that are not represented at the Special Meeting, abstentions and broker non-votes, if any, with respect to the Sale Proposal will have the same effect as a vote against the Sale Proposal.

The Dissolution requires approval by the affirmative (“FOR”) vote of a majority of the outstanding shares of Common Stock entitled to vote on the Dissolution Proposal at the close of business on the Record Date. Accordingly, the Company is submitting the Dissolution Proposal to a stockholder vote. Shares that are not represented at the Special Meeting, abstentions and broker non-votes, if any, with respect to the Dissolution Proposal will have the same effect as a vote against the Dissolution Proposal.

The Adjournment Proposal requires the affirmative (“FOR”) vote of the holders of a majority in voting power of the shares of stock present in person or represented by proxy and entitled to vote thereon. Abstentions, if any, will have the same effect as a vote against the Adjournment Proposal. Broker non-votes, if any, with respect to this proposal will not affect the outcome of this proposal.

Q. WHAT DO I NEED TO DO NOW?

A. YOUR VOTE IS IMPORTANT. REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIRTUALLY, PLEASE READ THE ACCOMPANYING PROXY STATEMENT AND THEN SUBMIT YOUR PROXY TO VOTE BY INTERNET, TELEPHONE OR MAIL AS PROMPTLY AS POSSIBLE. Because approval by the affirmative (“FOR”) vote of at least a majority of all outstanding shares of Common Stock entitled to vote there on is required to approve the Sale Proposal and the Dissolution Proposal, respectively, your failure to vote is the same as if you voted against such proposal. Returning your proxy will help us assure that a quorum will be present at the Special Meeting and avoid the additional expense of duplicate proxy solicitations. Any stockholder attending the virtual Special Meeting may vote during the virtual meeting, even if he or she has previously submitted a proxy. Please refer to your proxy card for voting instructions. Submitting your proxy promptly may save us additional expense in soliciting proxies and will ensure that your shares are represented at the Special Meeting.

Q. WHOM SHOULD I CALL IF I HAVE QUESTIONS?

A. If you have questions about the Sale, the Asset Purchase Agreement, the Dissolution or the Plan of Liquidation and Dissolution, you may call Alliance Advisors at 866-407-1665 or send an email to VYNT@allianceadvisors.com.

Q. WHY DID THE COMPANY APPROVE THE SALE PURSUANT TO THE ASSET PURCHASE AGREEMENT?

A. After considering at length the potential strategic alternatives available to the Company, including an evaluation to identify any available strategic alternatives and transactions involving the Company as a whole, such as a merger, reverse merger, sale of assets, strategic partnership or other business combination transaction, that would have a reasonable likelihood of providing value to our stockholders in excess of the amount, if any, the stockholders would receive in a liquidation, the Board unanimously determined that effecting the Sale pursuant to the Asset Purchase Agreement is in the best interests of the Company and our stockholders. See “Proposal 1: Approval of the Sale Pursuant to the Asset Purchase Agreement” for additional information.

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Q. WHEN IS THE CLOSING OF THE SALE EXPECTED TO OCCUR?

A. If the Sale is approved by stockholders and all conditions to completing the Sale are satisfied or waived, the Sale is expected to occur as soon as practicable after the Special Meeting but, in no case later than December 31, 2023.

Q. WHAT WILL HAPPEN IF THE SALE PROPOSAL IS APPROVED BY STOCKHOLDERS?

A. If the Sale Proposal is approved by our stockholders, among other things as may be completed at such times as the Board or, if applicable, our officers, in accordance with Delaware law, deems necessary, appropriate or advisable in our best interests and the best interests of our stockholders, we will consummate the Sale pursuant to the Asset Purchase Agreement. See “Proposal 1: Approval of the Sale Pursuant to the Asset Purchase Agreement” for further information.

Q. WHAT WILL HAPPEN IF THE SALE PROPOSAL IS NOT APPROVED BY STOCKHOLDERS?

A. If the Stockholders vote against the Sale Proposal or fail to vote and the Sale Proposal is not approved, the Sale would be impossible and could result in our inability to pay off existing debt, liabilities and other obligations, and we may be required to seek the protection of the bankruptcy courts. See “Proposal 1: Approval of the Sale Pursuant to the Asset Purchase Agreement” and “Risk Factors Related to the Sale Proposal” for further information.

Q. WHY DID THE COMPANY APPROVE THE DISSOLUTION PURSUANT TO THE PLAN OF DISSOLUTION?

A. After considering at length the potential strategic alternatives available to the Company, including an evaluation to identify any remaining strategic alternatives and transactions (other than the Sale Proposal) involving the Company as a whole, such as a merger, reverse merger, asset sale, strategic partnership or other business combination transaction, that would have a reasonable likelihood of providing value to our stockholders in excess of the amount the stockholders would receive in a liquidation, and no such alternatives have been identified, the Board unanimously determined that effecting the Dissolution pursuant to the Plan of Dissolution is in the best interests of the Company and our stockholders. See “Proposal 2: Approval of the Dissolution Pursuant to the Plan of Dissolution” for further information.

Q. WHAT WILL HAPPEN IF THE DISSOLUTION PROPOSAL IS APPROVED BY STOCKHOLDERS?

A. If the Dissolution Proposal is approved by our stockholders, upon consummation of the Sale, or even if such Sale is not consummated, we will effect the Dissolution pursuant to the Plan of Dissolution and file a Certificate of Dissolution with the Delaware Secretary of State dissolving the Company. Pursuant to Delaware law, we will continue to exist for three years after our dissolution or for such longer period as the Delaware Court of Chancery shall direct, or as may be required to resolve any pending litigation matters, for the purpose of prosecuting and defending suits against us and enabling us gradually to close our business, to dispose of our property, to discharge our liabilities and to distribute any remaining assets to stockholders. See “Proposal 2: Approval of the Dissolution Pursuant to the Plan of Dissolution” for further information.

Q. WHAT WILL HAPPEN IF THE DISSOLUTION PROPOSAL IS NOT APPROVED BY STOCKHOLDERS?

A. If the Stockholders vote against the Dissolution Proposal or fail to vote and the Dissolution Proposal is not approved, the Board will continue to explore what, if any, alternatives are available for our future in light of its discontinued business activities, including the possibility of seeking voluntary dissolution at a later time with potentially diminished assets or seeking bankruptcy protection (should our net assets decline to levels that would require such action), but there would be no assurance that any of these alternatives would result in greater stockholder value than the proposed liquidation and dissolution of the Company. See Proposal 2: Approval of the Dissolution Pursuant to the Plan of Dissolution” and “Risk Factors Related to the Dissolution Proposal” for further information.

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Q. WHAT WILL HAPPEN TO OUR COMMON STOCK IF THE CERTIFICATE OF DISSOLUTION IS FILED WITH THE SECRETARY OF STATE OF DELAWARE?

A. If the Certificate of Dissolution is filed with the Secretary of State, from and after the effective time of the dissolution, and subject to applicable law, each holder of shares of the Company’s Common Stock shall cease to have any rights in respect of that stock, except the right to receive distributions, if any, pursuant to and in accordance with the Plan of Dissolution and the DGCL. After the effective time of the dissolution, our stock transfer records shall be closed, and we will not record or recognize any transfer of the Company’s Common Stock occurring after the effective time of the dissolution, except, in our sole discretion, such transfers occurring by will, intestate succession or operation of law as to which we have received adequate written notice. Under the DGCL, no stockholder shall have any appraisal rights in connection with the Dissolution.

We expect to file the Certificate of Dissolution with the Secretary of State of the State of Delaware and for the Dissolution to become effective as soon as reasonably practicable after the Dissolution is approved by our stockholders; however, the decision of whether or not to proceed with the Dissolution will be made by the Board in its sole discretion. We intend to provide advance notice to our stockholders prior to the closing of our stock transfer records.

Q. WHAT ARE “ABSTENTIONS” AND “BROKER NON-VOTES”?

A. All votes will be tabulated by the inspector of election appointed for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. An abstention is the voluntary act of not voting for or against a particular matter by a stockholder who is present, virtually, in person or by proxy, at a Special Meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner submits a proxy to vote on at least one “routine” proposal but does not vote on a given proposal because the nominee does not have discretionary power for that particular proposal and has not received voting instructions from the beneficial owner. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the proposals to be acted upon. If you do not give your broker or nominee specific instructions regarding such proposals, your broker may submit a proxy to vote on “routine” proposals but not on “non-routine” proposals and such proxy will be deemed a “broker non-vote” with respect to such “non-routine” proposals.

The question of whether your broker or nominee may be permitted to exercise voting discretion with respect to a particular matter depends on whether the New York Stock Exchange (the “NYSE”) deems the particular proposal to be a “routine” matter and how your broker or nominee exercises any discretion they may have in the voting of the shares that you beneficially own. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to proposals that are considered to be “routine,” but not with respect to “non-routine” proposals. Under the rules and interpretations of the NYSE, “non-routine” proposals are proposals that may substantially affect the rights or privileges of stockholder, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the NYSE until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares.

For any proposal that is considered a “routine” matter, your broker or nominee may vote your shares in its discretion either for or against the proposal in the absence of your instruction. For a proposal that is considered a “non-routine” matter for which you do not give your broker instructions, the shares will be treated as broker non-votes. “Broker non-votes” occur when a broker or other nominee submits a proxy to vote on at least one “routine” proposal and indicates that it does not have, or is not exercising, voting authority on proposals deemed “non-routine.” Broker non-votes will not be counted as having been voted on the applicable proposal. Therefore, if you are a beneficial owner and want to ensure that shares you beneficially own are voted in favor or against any or all of the proposals in this proxy statement, the only way you can do so is to give your broker or nominee specific instructions as to how the shares are to be voted. Under the applicable rules governing such brokers, we believe that each of the Sale Proposal, Dissolution Proposal and Adjournment Proposal are likely to be considered a “non-routine” item.

Under Delaware law and our Amended and Restated Bylaws (our “Bylaws”), abstentions and broker non-votes, if any, with respect to the Sale Proposal and the Dissolution Proposal will each have the same effect as a vote against such proposals. Abstentions, if any, with respect to the Adjournment Proposal will have the same effect as a vote against such proposal, and broker non-votes, if any, with respect to the Adjournment Proposal will not affect the outcome of the Adjournment Proposal if such proposal is deemed to be “non-routine” as described above. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares. Abstention and broker non-votes, if any, will be counted for purposes of determining whether there is a quorum present at the Special Meeting.

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Q. HOW ARE WE SOLICITING THIS PROXY?

A. We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. Some of our officers and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.

In addition, we have engaged Alliance Advisors, LLC to assist in the solicitation of proxies and provide related informational support, for a services fee, which is not expected to exceed $10,000, plus out-of-pocket fees and expenses.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

SUMMARY TERM SHEET

The “Seller” under the Asset Purchase Agreement includes the Company and its wholly-owned subsidiary StemoniX, Inc. (“StemoniX”). The “Purchaser” is AxoSim, Inc. All capitalized, undefined terms used herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement, which is included in this proxy statement as Appendix A.

The following is a summary of the key terms of the Asset Purchase Agreement:

●	Pursuant to the Asset Purchase Agreement, Seller will sell and assign substantially all of its operating assets to Purchaser, and Purchaser shall assume certain liabilities relating to or arising out of the ownership, use, operations or maintenance of such assigned operating assets from and after the Closing.

●	StemoniX entered into the Exclusive Distributor Agreement with Purchaser on the date of the Asset Purchase Agreement. Pursuant to the Exclusive Distributor Agreement, Purchaser is StemoniX’s exclusive distributor of the microBrain products worldwide, as well as any ancillary services offered in connection therewith; the agreement terminates upon the closing of the Sale.

●	The total consideration for the purchase and sale of Seller’s assets is $2,250,000 plus the assumption of certain liabilities, described in the first bullet above, principally real estate lease and equipment lease liabilities estimated to be an aggregate of approximately $1,100,000 at September 30, 2023.

●	At Closing, the Seller shall be paid $1,100,000 and the following portions of the purchase price will be held back in an escrow account: (i) $175,000 to secure the Delivered Plates Escrow Amount (as defined below), (ii) $637,000 to secure the Post-Closing Revenue Escrow Amount (as defined below), and (iii) $338,000 to cover potential indemnification claims asserted in the first year following the Closing (the “Indemnification Escrow Amount” and, together with the Delivered Plates Escrow Amount and the Post-Closing Revenue Escrow Amount, the “Escrow Amount”).

●	Until the Closing, Seller is prohibited from, directly or indirectly, engaging in any solicitation or similar activities, as set forth in the Asset Purchase Agreement (the “No-Shop”). During the No-Shop, Seller may, under certain limited circumstances, consider unsolicited, alternative transaction proposals from third parties that are Superior Proposals. The Company must give Purchaser an opportunity to revise its proposal so that any other alternative transaction proposals are no longer Superior Proposals.

●	Contemporaneously with the Closing of the Sale, Purchaser shall assume the lease of the Company’s facility in Maple Grove, Minnesota and a certain equipment lease. Each party shall pay the Maple Grove landlord $25,000 ($50,000 in total) to consent to the assignment, and Purchaser shall reimburse the Company $25,000 one year after the Closing.

●	Pursuant to the Asset Purchase Agreement, Purchaser and Ping Yeh, one of our directors and the co-founder of StemoniX, shall enter into a Consulting Agreement, pursuant to which Mr. Yeh shall provide ongoing consulting services to Purchaser in connection with the Business for an hourly fee.

●	For a period of three years commencing on the Closing, both Seller and Ping Yeh (and their Affiliates) are prohibited from owning, managing, operating, controlling or participating in the management, ownership or control of any business that is substantially similar to the Business (as defined below), or that otherwise competes with the Business within the United States, France, Japan, Singapore, Switzerland, Germany, or the United Kingdom.

●	As a condition to Closing, Purchaser shall deliver offers of employment to the four current employees of StemoniX.

●	If Seller terminates the Asset Purchase Agreement for an Adverse Recommendation Change following a Superior Proposal, Seller shall pay Purchaser a Break Fee in an amount equal to (i) $85,000, plus (ii) Purchaser’s fees, costs and expenses incurred in connection with the evaluation, negotiation and attempted consummation of the transaction, up to a maximum aggregate amount of $140,000.

The summary of selected information from this proxy statement regarding the Sale Proposal may not contain all of the information that is important to you. To understand the Sale Proposal and the Asset Purchase Agreement fully, we encourage you to read carefully this entire proxy statement, including, but not limited to, the Asset Purchase Agreement which is included in this proxy statement as Appendix A.

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VYANT BIO, INC.

2 Executive Campus

2370 State Route 70 West, Suite 310

Cherry Hill, New Jersey 08002

PROXY STATEMENT

This proxy statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Vyant Bio, Inc., a Delaware corporation (the “Company,” “Vyant,” “we,” “us,” or “our”) for use at the upcoming Special Meeting of Stockholders including any adjournment or postponement thereof (the “Special Meeting”) to be held on September 20, 2023 at 9:00 a.m. Eastern Time virtually via live webcast. You will be able to attend the Special Meeting virtually by registering at https://www.viewproxy.com/vynt/2023, where you will be able to listen to the meeting live, submit questions and vote online by entering the control number located on your proxy card. The Special Meeting will be hosted via live webcast only. In order to attend the Special Meeting, you must log in to https://www.viewproxy.com/vynt/2023 using the password provided to you after registration. Attendees will need to register prior to the meeting in order to receive access to the meeting. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our common stock, par value $0.0001 per share (the “Common Stock”).

This proxy statement and the enclosed proxy card are first being mailed on or about August 15, 2023 to stockholders entitled to vote as of the close of business on August 4, 2023 (the “Record Date”). These proxy materials contain instructions on how to access this proxy statement online at: https://www.viewproxy.com/vynt/2023, and how to submit your proxy to vote via the internet, telephone and/or mail.

Purpose

The Special Meeting is being held to request that stockholders consider and vote upon the Sale Proposal, the Dissolution Proposal and the Adjournment Proposal, each as further described in this proxy statement. A copy of the Asset Purchase Agreement and the Plan of Dissolution are each attached to this proxy statement at Appendix A and Appendix B, respectively, and are each incorporated herein by reference in its entirety.

Voting

The Board has specified the close of business on August 4, 2023 as the Record Date for purpose of determining the stockholders who are entitled to receive notice of and to vote at the Special Meeting. Only stockholders holding shares of Common Stock as of the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 6,328,752 shares of our Common Stock issued and outstanding and entitled to notice of and to vote at the Special Meeting. Each holder of record of our Common Stock on the Record Date is entitled to one vote per share of Common Stock on each matter to be acted upon at the Special Meeting.

Quorum

In order for any business to be conducted at the Special Meeting the holders of one-third of the voting power of the shares of the capital stock of the Company issued and outstanding and entitled to vote at the Special Meeting must be represented at the Special Meeting, either in person, by means of remote communication in a manner, if any, authorized by the Board in its sole discretion, or represented by proxy. If a quorum is not present at the scheduled time of the Special Meeting, the chairman of the meeting or, a majority in voting power held by the stockholders present or represented at the Special Meeting and entitled to vote thereon, although less than a quorum, may adjourn the Special Meeting until a quorum is present. The date, time and place and the means of remote communication, if any, of the adjourned Special Meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the adjournment is for more than 30 days, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the Special Meeting. An adjournment will have no effect on the business that may be conducted at the Special Meeting.

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Required Vote for Approval

No.	Proposal
1.	Approval of the sale of all or substantially all of the assets of the Company (the “Sale”) pursuant to the Asset Purchase Agreement dated July 13, 2023, by and between AxoSim, Inc., the Company and StemoniX, Inc. (“StemoniX”), substantially in the form attached to the accompanying proxy statement as Appendix A (such agreement, the “Asset Purchase Agreement,” and such proposal the “Sale Proposal”). The Sale Proposal must be approved by the affirmative (“FOR”) vote of a majority of the outstanding shares of Common Stock entitled to vote on the Sale Proposal. Shares that are not represented at the Special Meeting, abstentions and broker non-votes, if any, with respect to the Sale Proposal will have the same effect as a vote against the Sale Proposal.

2.

Approval of the voluntary liquidation and dissolution of the Company (the “Dissolution”) pursuant to a Plan of Liquidation and Dissolution in substantially the form attached to the accompanying proxy statement as Appendix B (such plan, the “Plan of Liquidation and Dissolution,” and such proposal, the “Dissolution Proposal”). The Dissolution Proposal must be approved by the affirmative (“FOR”) vote of a majority of the outstanding shares of Common Stock entitled to vote on the Dissolution Proposal. Shares that are not represented at the Special Meeting, abstentions and broker non-votes, if any, with respect to the Dissolution Proposal will have the same effect as a vote against the Dissolution Proposal.

3.	Approval of the grant of discretionary authority to the Board of Directors (the “Board”) of the Company to adjourn the Special Meeting, from time to time, to a later date or dates, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present in person (including virtually) or by proxy voting in favor of any one or more of the foregoing proposals (such proposal, the “Adjournment Proposal”). The Adjournment Proposal requires the affirmative (“FOR”) vote of the holders of a majority in voting power of the shares of stock present in person or represented by proxy and entitled to vote thereon. Abstentions, if any, will have the same effect as a vote against the Adjournment Proposal. Broker non-votes, if any, with respect to this proposal are not entitled to vote and will not affect the outcome of this proposal.

Abstentions and Broker Non-Votes

All votes will be tabulated by the inspector of election appointed for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. An abstention is the voluntary act of not voting for or against a particular matter by a stockholder who is present, virtually, in person or by proxy, at a Special Meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner submits a proxy to vote on at least one “routine” proposal but does not vote on a given proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the proposals to be acted upon. If you do not give your broker or nominee specific instructions regarding such proposals, your broker may submit a proxy to vote on “routine” proposals but not on “non-routine” proposals and such proxy will be deemed a “broker non-vote” with respect to such “non-routine” proposals.

The question of whether your broker or nominee may be permitted to exercise voting discretion with respect to a particular matter depends on whether the New York Stock Exchange (the “NYSE”) deems the particular proposal to be a “routine” matter and how your broker or nominee exercises any discretion they may have in the voting of the shares that you beneficially own. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to proposals that are considered to be “routine,” but not with respect to “non-routine” proposals. Under the rules and interpretations of the NYSE, “non-routine” proposals are proposals that may substantially affect the rights or privileges of stockholder, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the NYSE until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares.

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For any proposal that is considered a “routine” matter, your broker or nominee may vote your shares in its discretion either for or against the proposal in the absence of your instruction. For a proposal that is considered a “non-routine” matter for which you do not give your broker instructions, the shares will be treated as broker non-votes. “Broker non-votes” occur when a broker or other nominee submits a proxy to vote on at least one “routine” proposal and indicates that it does not have, or is not exercising, voting authority on proposals deemed “non-routine.” Broker non-votes will not be considered entitled to vote on proposals deemed “non-routine”. Therefore, if you are a beneficial owner and want to ensure that shares you beneficially own are voted in favor or against any or all of the proposals in this proxy statement, the only way you can do so is to give your broker or nominee specific instructions as to how the shares are to be voted. Under the applicable rules governing such brokers, we believe that each of Proposal 1, Proposal 2 and Proposal 3 are likely to be considered a “non-routine” item.

Under Delaware law and our Amended and Restated Bylaws (our “Bylaws”), abstentions and, broker non-votes, if any, with respect to Proposal 1 and Proposal 2 will each have the same effect as a vote against such proposals. Abstentions, if any, with respect to Proposal 3 will have the same effect as a vote against such proposal, and broker non-votes, if any, with respect to Proposal 3 will not affect the outcome of Proposal 3 if such proposal is deemed to be “non-routine” as described above. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares. Abstention and broker non-votes will be counted for purposes of determining whether there is a quorum present at the Special Meeting.

Voting, Revocation and Solicitation of Proxies

The enclosed proxy is solicited by and on behalf of the Board, with the cost of solicitation borne by us. Solicitation may also be made by our directors and officers without additional compensation for such services. In addition to mailing proxy materials, the directors, officers and employees may solicit proxies in person, by telephone or otherwise.

We have engaged Alliance Advisors LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee not expected to exceed $10,000, plus out-of-pocket fees and expenses. Alliance Advisors LLC will solicit proxies on our behalf from individuals, brokers, bank nominees and other institutional holders in the same manner described above. We have also agreed to indemnify Alliance Advisors LLC against certain claims.

If your proxy is properly returned to us, the shares represented thereby will be voted at the Special Meeting in accordance with the instructions specified thereon. If you return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted (i) “FOR” the Sale Proposal; (ii) “FOR” the Dissolution Proposal; (iii) “FOR” the Adjournment Proposal; and (iv) at the discretion of the proxy holders, on any other matter that may properly come before the Special Meeting or any adjournment or postponement thereof.

If you have additional questions, need assistance in submitting your proxy or voting your shares of Common Stock, or need additional copies of the proxy statement or the enclosed proxy card, please contact Alliance Advisors LLC, at:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

866-407-1665

If you are a stockholder of record, you may revoke or change your proxy at any time before the Special Meeting by filing, with our Secretary at Vyant Bio, Inc., Andrew D. C. LaFrence, a notice of revocation or another signed proxy with a later date. If you are a stockholder of record, you may also revoke your proxy by attending the Special Meeting and voting. Attendance at the Special Meeting alone will not revoke your proxy.

No Appraisal Rights

Our stockholders have no dissenter’s or appraisal rights in connection with any of the proposals described herein.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, as well as the preparation and posting of this proxy statement, and any additional solicitation materials furnished to the stockholders. Copies of any solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies may be supplemented by a solicitation by telephone, e-mail or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above with respect to Alliance Advisors LLC, we do not presently intend to solicit proxies other than by e-mail, telephone and mail.

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INTRODUCTORY SUMMARY

This summary highlights selected information contained in this proxy statement and may not contain all of the information that is important to you with respect to Vyant Bio, Inc., a Delaware corporation (the “Company,” “Vyant,” “we,” “us” and “our”). To understand fully the Sale Proposal and the Dissolution Proposal, and for a more complete description of the terms of the Sale pursuant to the Asset Purchase Agreement and the Dissolution pursuant to the Plan of Dissolution, you should carefully read this entire proxy statement.

About the Company

Historically, we have been a company that incorporates innovative biology and data science to improve drug discovery for complex neurodevelopmental and neurodegenerative disorders. Our central nervous system (“CNS”) drug discovery platform combines human-derived organoid models of brain disease, scaled biology, and machine learning. Our platform is designed to: (i) elucidate disease pathophysiology; (ii) formulate key therapeutic hypotheses; (iii) identify and validate drug targets, cellular assays, and biomarkers to guide candidate molecule selection; and (iv) guide clinical trial patient selection and trial design. Our programs focused on identifying repurposed and novel small molecule clinical candidates for rare CNS genetic disorders including Rett Syndrome (“Rett”), CDKL5 Deficiency Disorders (“CDD”) and familial Parkinson’s Disease (“PD”). We focused on combining sophisticated data science capabilities with highly functional human cell derived disease models. We also aimed to leverage our ability to identify validated targets and molecular-based biomarkers to screen and test thousands of small molecule compounds in human diseased 3D brain organoids in order to create a unique approach to assimilating biological data that supports decision making iteratively throughout the discovery phase of drug development to identify both novel and repurposed drug candidates. In January 2023, we ceased substantially all preclinical and clinical development activities in furtherance of completing our review of strategic alternatives as further discussed below.

Background

The Company was incorporated with the name “Cancer Genetics, Inc.” in the State of Delaware on April 8, 1999. The Company had its initial public offering on April 4, 2013 and initial listing on Nasdaq Capital Market on August 13, 2013. On July 16, 2014, the Company purchased substantially all of the assets of Gentris Corporation (“Gentris”), a laboratory specializing in pharmacogenomics profiling for therapeutic development, companion diagnostics and clinical trials, including labs in North Carolina and China. On August 18, 2014, the Company entered into two agreements by which the Company acquired BioServe Biotechnologies (India) Pvt. Ltd. (“BioServe”), a genomics services provider serving both the research and clinical markets in India, and as a result of the acquisition, BioServe became a subsidiary. On October 9, 2015, the Company acquired substantially all the assets and assumed certain liabilities of Response Genetics, Inc. (“Response Genetics”) in connection with Response Genetics’ filing of a chapter 11 petition for bankruptcy in the Delaware Bankruptcy Court. Finally, on August 15, 2017, the Company purchased all of the outstanding stock of vivoPharm, Pty Ltd. (“vivoPharm”), with its principal place of business in Victoria, Australia, a contract research organization (“CRO”) that specializes in planning and conducting unique, specialized studies to guide drug discovery and development programs with a concentration in oncology and immuno-oncology.

Since inception the Company has faced challenges in its business, including a failure to reach profitability in its business, and the Board and management have periodically evaluated the Company’s short-term and long-term strategic options. On April 26, 2018, the Company sold BioServe to Reprocell, Inc. On July 5, 2019, the Company sold to siParadigm, LLC certain assets associated with its clinical laboratory business. On July 15, 2019, the Company closed a consensual private foreclosure sale by its senior lenders to Interpace Biosciences, Inc. of all assets relating to its biopharma business, which included laboratory and testing services. On March 30, 2021, the Company completed its business combination (the “Merger”) with StemoniX, Inc., a Minnesota corporation (“StemoniX”), a company engaged in developing high-throughput disease-specific human organoid platforms integrated with data science technologies, with StemoniX surviving the Merger as a wholly-owned subsidiary of the Company. On November 2, 2022, the Company sold the U.S. operations of its subsidiary, vivoPharm, LLC to Reaction Biology Corporation. On December 30, 2022, the Company sold the entirety of its remaining vivoPharm business for early discovery services to the Brandt Family Trust.

Throughout 2022, and especially during the fourth quarter thereof, the Company’s board of directors (the “Board”) continued to evaluate strategic alternatives, recognizing that the costs of maintaining its operations are and would continue to be significant. On November 17, 2022, the Board asked management to provide additional projections to the finance committee of the Board (the “Committee”), composed of Messrs. John Fletcher, Geoffrey Harris and Paul Hansen, to evaluate, among other things the possibility of the Company suspending its Securities and Exchange Commission (“SEC”) reporting obligations and exploring strategic alternatives. On November 28, 2022, the Committee met to discuss the possibility of suspending its SEC reporting obligations and engaging in additional cost savings measures.

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The Committee met on December 2, 2022 to discuss the engagement of an investment banker to assist in the sale of the Company or other strategic transaction.

During the week of December 12, 2022, at the direction of the Board, the Company’s management interviewed five different investment banking firms to assist in a sale of the Company or other strategic transaction.

On December 16, 2022, the Board reviewed with management possible strategic options for maximizing stockholder value, potential acquisitions and operating alternatives, as well as related financial reports. The Board unanimously concluded that it was in the best interests of the stockholders to explore strategic alternatives, including a sale of the Company or substantially all of its assets.

On December 20, 2022, the Committee met and discussed the proposals from the investment firms. Mr. Roberts presented a comparison of the firms’ proposals which addressed fee structure, price, expertise, anticipated timelines, dedication of personnel and staffing, focus on strategic mergers and acquisitions and relationships within the industry. After discussion, Mr. Roberts recommended LifeSci Capital LLC (“LifeSci”) based on their industry expertise and relationships, and discussion ensued regarding LifeSci’s draft engagement letter and anticipated outreach efforts. The Committee discussed and unanimously instructed management to engage LifeSci as the Company’s investment banker in connection with seeking a sale of the Company, and authorized management to negotiate an engagement letter with LifeSci.

On December 23, 2022, the Company engaged LifeSci to act as its investment banker in connection with a sale of the Company or other strategic transaction.

On December 26, 2022, the Committee met to discuss the sale process and an anticipated timeline for the process. Among other things, the Committee expressed concerns regarding the Company’s cash runway.

On December 27, 2022, management met with LifeSci to discuss the sale process, anticipated timeline and the best ways to maximize value for stockholders.

On January 4, 2023, the Company publicly announced that it had engaged LifeSci as its financial advisor to assist in exploring a range of strategic alternatives focused on enhancing stockholder value.

On January 7, 2023, the Committee met and discussed updates to the strategic alternatives process, including a preliminary list prepared by the Company and LifeSci of 20 initial candidates for a potential transaction.

On January 18, 2023, the Committee met and discussed updates to the strategic alternatives process, including the status of preliminary outreach to the initial candidates identified for a potential transaction, the results of initial meetings during the JP Morgan conference over the previous week, and next steps for the candidate outreach process.

On January 27, 2023, LifeSci reported that it had reached out to 62 companies with interests and capabilities synergistic to the Company’s technology platform, including companies with an iPSC focus and/or CNS and rare disease interests, and that additional companies were also included based on previous relationships with the Company or knowledge or potential interest in the Company. However, only two of the companies contacted had signed a confidentiality agreement. LifeSci concluded there was a very low probability of finalizing a deal with these companies within the time parameters of the Company’s cash runway.

On January 31, 2023, after an assessment of the status of the Company’s efforts to seek strategic alternatives and its then current cash position, the Board approved a plan to preserve the Company’s cash to be able to continue to pursue a satisfactory strategic alternative for the purpose of maximizing the value of its business while also having sufficient cash to adequately fund an orderly wind down of its operations in the event the Company was unable to secure a satisfactory strategic alternative (the “Cash Preservation Plan”), pursuant to which, the Company (i) implemented a reduction in force, resulting in the retention of a small core group of employees required for the asset purchase transactions described herein and/or to execute an orderly wind down of the Company; and (ii) deferred pending efforts with respect to its current preclinical and clinical programs. As part of the Cash Preservation Plan, John A. Roberts, our then President and Chief Executive Officer and Robert T. Fremeau, Jr. Ph.D., our then Chief Scientific Officer, agreed in principle with the Company to step down from their respective positions, effective as of February 3, 2023.

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On February 9, 2023, LifeSci reported to the Board that 13 companies had responded to LifeSci’s initiatives, all of which had shown interest in some or all of the Company’s AI, organoids and/or disease pipeline, and reported outreach efforts with respect to potential reverse merger candidates.

On February 16, 2023, LifeSci reported to the Board the status of activities noting that approximately 15 companies had responded to LifeSci’s initiatives, detailing the level of interest in the Company’s AI, organoids and/or disease pipeline.

On February 23, 2023, LifeSci reported to the Board that it reached out to approximately 70 reverse merger candidates and had been in correspondence with approximately 15 companies in connection with an asset sale process with five companies specifically interested in AI, organoids and/or disease pipeline.

On March 1, 2023 representatives from AxoSim Inc. (“AxoSim”), LifeSci and the Company met via teleconference. The parties negotiated the terms of a mutual confidentiality agreement over the next two days following this meeting.

On March 3, 2023, the Company and AxoSim, entered into a mutual confidentiality agreement. AxoSim received data room access and continued their diligence review.

On March 7, 2023, LifeSci provided an update to the Board with respect to strategic alternatives and its marketing efforts. One of two candidates which had previously expressed interest in a reverse merger transaction had declined to participate any further, and the remaining candidate had made a presentation to certain Board members, during which the candidate’s science, regulatory pathway, management team, indicates of value and financial potential was discussed, among other matters. LifeSci also noted that one asset sale bidder had put a price on the desired assets that was less than the Company’s break-even amount, and other potential bidders had either not responded with any pricing proposal or passed on the opportunity.

On March 7, 2023, the Company sold substantially all of its equipment and the leasehold improvements in its leased San Diego laboratory to a third party for $200,000 in consideration.

On March 9, 2023, the Company terminated its San Diego office and laboratory lease agreement. The effective date of the termination was March 31, 2023. The landlord retained approximately $45 thousand as an early termination fee. This lease termination resulted in a $1.2 million reduction in future operating lease payments.

On March 16, 2023, LifeSci reported to the Board that a reverse merger candidate had proposed improved terms, including a more preferable ownership split (pre-PIPE) for a $12 million PIPE investment. LifeSci also reported that one asset sale candidate had dropped out, but that AxoSim planned to deliver a term sheet which would include assuming the Company’s leased Maple Grove facility and paying a purchase price in tranches over time, subject to performance conditions.

On March 22, 2023, LifeSci provided the Company a term sheet from AxoSim for the StemoniX assets, including assumption the Company’s leased Maple Grove facility and paying $1,000,000 subject to a 15% hold back amount and performance conditions, and on March 23, 2023 LifeSci requested an improved offer from AxoSim after consultation with the Company’s management and members of the Board.

On March 23, 2023, LifeSci reported to the Board that it had conducted outreach to 65 asset sale candidates and had ongoing interactions with 42 of those candidates. LifeSci also reported that it had ongoing interactions with 23 reverse merger candidates.

On March 27, 2023, LifeSci received three alternative term sheets from AxoSim for the StemoniX assets, each reflecting a different pricing and milestone structure, with the aggregate purchase prices decreasing if there were greater price certainty.

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After receiving feedback from the Company that the upfront component of any offer needed to be improved, on March 29, 2023, AxoSim replaced its three alternative term sheets with a single term sheet which constituted a single offer, with an aggregate purchase price of $2.0 million including conditional milestones.

On March 29, 2023, the Board reviewed AxoSim’s latest proposal and discussed its options with LifeSci. After consideration, the Board advised management to continue negotiating AxoSim’s proposal.

On April 5, 2023 following ongoing negotiations between the parties, AxoSim revised its proposal to reflect an increased aggregate purchase price of $2,250,000, inclusive of two conditional milestone payments.

On April 10, 2023, we entered into an exclusivity agreement with AxoSim for an asset sale (the “Exclusivity Agreement”). Under the Exclusivity Agreement, the Company was restricted from negotiating a sale of the StemoniX assets with any other potential purchaser for a period of forty-five days; however, the Company retained the right to explore a reverse merger transaction with potential targets.

On April 18, 2023, LifeSci reported to the Board that it had ongoing interactions with 28 reverse merger targets. However, there was only one potentially viable reverse merger candidate which had promised LifeSci a term sheet the week prior, but this did not materialize. As of this day, AxoSim was engaged in due diligence with its counsel and reported that it had begun preparing initial drafts of definitive agreements in connection with an asset sale transaction.

On April 18, 2023 the Board unanimously approved going dark and authorized management to file all documents required to de-list its securities from Nasdaq and to terminate its SEC registrations at the close of business on April 24, 2023, subject to authority of the Finance Committee to rescind such approval and maintain the Company’s status as a public company if it received a satisfactory proposal from a reverse merger candidate.

On April 24, 2023, in light of the lack of any viable reverse merger opportunities, the Company notified The Nasdaq Stock Market LLC of its intention to voluntarily delist its shares of Common Stock from the Nasdaq Capital Market (“Nasdaq”) and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

On May 4, 2023, the Company received an initial draft of the Asset Purchase Agreement from AxoSim, at which point the Company began negotiating the Asset Purchase Agreement with AxoSim.

On May 4, 2023, the Board met to discuss the status of the transaction with LifeSci. That same day, the Company filed a Form 25 with the SEC to voluntary delist its securities from Nasdaq, which became effective as of May 15, 2023. The last day of trading of the Common Stock on Nasdaq was May 12, 2023.

On May 11, 2023, pursuant to the Company’s Cash Preservation Plan, the Company returned one piece of equipment to the lease counterparty for the final lease payment of $181,000.

On May 15, 2023 the Company filed a Form 15 with the SEC to suspend its reporting obligations under the Exchange Act and deregister such securities under Section 12(b) of the Exchange Act, which the Company expects to become effective 90 days after filing the Form 25 with the SEC. Beginning on May 15, 2023, the Company’s Common Stock was quoted on the Pink Open Market operated by OTC Markets Group Inc. (the “OTC”) under the symbol “VYNT.”

During May and June 2023, the Company and AxoSim negotiated the terms of the Asset Purchase Agreement and related documents, including the Exclusive Distributor Agreement, pursuant to which AxoSim would be appointed as the exclusive distributor of Purchaser for the microBrain products and related services for the period from signing to closing of the Asset Purchase Agreement.

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On June 14, 2023, the Board met to discuss the status of the proposed asset sale agreement with AxoSim, and the estimated distribution available to stockholders following such a deal, as compared with a potential liquidation without a sale. The directors present at the end of such meeting unanimously approved the Sale pursuant to the Asset Purchase Agreement, subject to stockholder approval.

On June 30, 2023, the Board unanimously ratified and approved in all respects the Sale pursuant to the Asset Purchase Agreement and other transactions contemplated thereby, subject to stockholder approval, and unanimously recommended that the Company’s stockholders approve the Sale Proposal. The Board also unanimously ratified and approved in all respects the Dissolution pursuant to the Plan of Dissolution, subject to stockholder approval, and unanimously recommended that the Company’s stockholders approve the Dissolution Proposal.

During June and July 2023, AxoSim and the Company negotiated and reached an agreement with the landlord of the Company’s leased Maple Grove, Minnesota facility, providing for the assignment by the Company to AxoSim of the lease, certain amendments to the lease and the payment to the landlord by each of the Company and AxoSim of $25,000 ($50,000 in total) to consent to the assignment, with AxoSim reimbursing the Company $25,000 one year after the Closing.

On July 13, 2023, the Company and AxoSim executed the Asset Purchase Agreement and the Exclusive Distributor Agreement, and on July 17, 2023, the Company publicly announced the signing of the Asset Purchase Agreement. As of the date of this Proxy Statement, the Company has not had any other communication, indication of interest or offer from any other potential purchaser of its business or assets since it first publicly announced the Asset Purchase Agreement with AxoSim on July 17, 2023.

Engagement with LifeSci

The engagement letter between LifeSci and the Company (the “Engagement Letter”) provided for a term of one (1) year commencing upon execution (the “Term”). Under the Engagement Letter, the Company agreed to pay the following fees to LifeSci as compensation for its services: (i) a retainer fee in the amount of $50,000 upon execution of the Engagement Letter (which shall be credited towards the Advisory Fee), (ii) $750,000 in the event of the successful consummation of a transaction during the Term, less the retainer fee as credit (the “Advisory Fee”), (iii) reimbursement for reasonable fees and expenses incurred in connection with LifeSci’s advisory services, not to exceed $5,000, and (iv) reimbursement for LifeSci’s reasonable, documented, out of pocket outside legal counsel fees in connection with preparing a fairness opinion, not to exceed $50,000.

Additionally, the Company agreed to pay LifeSci a cash fee equal to $250,000 upon delivery of a fairness opinion if one was requested.

For a period of six months commencing on the earlier of the Engagement Letter’s expiration or termination, LifeSci is entitled to receive the Advisory Fee in the event that the Company consummates any transaction which was under active consideration or investigation during the Term.

Under the Engagement Letter, LifeSci has a right of first refusal to act as the Company’s exclusive placement agent in connection with any private sale of its securities entered into during the Term.

In June 2023, LifeSci and the Company agreed to an amendment to the Engagement Letter to reduce LifeSci’s Advisory Fee from $750,000 to $500,000, less the retainer fee as credit, which agreement was formalized on July 2, 2023.

General

At the Special Meeting, you will be asked to consider and vote upon proposals to (i) approve the sale of all or substantially all of the assets of the Company (the “Sale”), pursuant to the Asset Purchase Agreement, dated July 13, 2023, by and between AxoSim, Inc., the Company and StemoniX, Inc. ( “StemoniX”), its wholly-owned subsidiary, substantially in the form attached to this proxy statement as Appendix A (such agreement, the “Asset Purchase Agreement,” and such proposal, the “Sale Proposal”), which was unanimously ratified and approved by the Board in all respects on June 30, 2023 subject to stockholder approval; (ii) approve the voluntary liquidation and dissolution of the Company (the “Dissolution”) pursuant to the Plan of Liquidation and Dissolution substantially the form attached as Appendix B hereto (such plan, the “Plan of Dissolution,” and such proposal, the “Dissolution Proposal”), which was unanimously approved and adopted by the Board on June 30, 2023 subject to stockholder approval; (iii) approve the grant of discretionary authority to the Board to adjourn the Special Meeting, from time to time, to a later date or dates, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present in person (including virtually) or by proxy voting in favor of any one or more of the foregoing proposals (such proposal, the “Adjournment Proposal”); and (iv) to transact such other business as may properly come before the Special Meeting or any adjournments or postponements of the Special Meeting by or at the direction of the Board. The Board also unanimously recommended that our stockholders approve each of the Asset Purchase Agreement and the Plan of Dissolution.

After careful consideration of a number of factors, as further described in the proxy statement, the Board has unanimously (i) determined that each of the foregoing proposals and other transactions contemplated thereby are advisable and in the best interests of the Company and its stockholders, (ii) approved in all respects each of the foregoing proposals and other transactions contemplated thereby, and (iii) recommended a vote “FOR” each of the foregoing proposals, including the: (1) Sale Proposal, (2) Dissolution Proposal and (3) Adjournment Proposal.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained or incorporated by reference into this Proxy Statement constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact made in this Proxy Statement are forward-looking, and words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” and similar expressions are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. In particular, statements regarding our future financial condition, cash flows, financing plans, business strategy, and operations following the proposed Sale and Dissolution are forward-looking statements. Forward-looking statements are subject to certain risks and uncertainties, including, but not limited to, the risk that we may incur additional liabilities, the risk that we may have liabilities about which we are not currently aware, the risk that the cost of settling our liabilities and contingent obligations could be higher than anticipated, the risk that the Escrow Amounts actually received may be significantly lower than our estimates due to AxoSim’s failure to achieve and pay us the Milestones, seek indemnification or otherwise, the risk that stockholders do not approve the Sale or the Dissolution, the risk that the Sale, even if approved, is delayed or does not close and other risks and uncertainties detailed in this Proxy Statement and our other filings with the SEC. All of these forward-looking statements are based on estimates and assumptions made by our Board and management which, although believed to be reasonable by our Board and management, are inherently uncertain. Stockholders are cautioned that these forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties and that actual results or developments may differ materially from the forward-looking statements as a result of various considerations, including those described in this Proxy Statement. We do not intend to update these statements, except as required by applicable law.

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PROPOSAL 1: APPROVAL OF THE SALE PURSUANT TO THE ASSET PURCHASE AGREEMENT

General

As part of our Cash Preservation Plan, and in an effort to maximize stockholder value, our Board seeks to effect the sale of all or substantially all of the assets of the Company and its affiliates. In furtherance of these efforts, the Board is presenting the Sale Proposal (as defined below) for approval by the Company’s stockholders.

At the Special Meeting, you will be asked to consider and vote upon a proposal to approve the sale of all or substantially all of the assets of the Company (the “Sale”) pursuant to the Asset Purchase Agreement dated July 13, 2023, by and between AxoSim, Inc. (“AxoSim”), the Company and StemoniX, Inc. ( “StemoniX”), its wholly-owned subsidiary, substantially in the form attached to the proxy statement as Appendix A (such agreement, the “Asset Purchase Agreement,” and such proposal the “Sale Proposal”), which was unanimously ratified and approved by the Board on June 30, 2023, subject to stockholder approval. The Board also unanimously recommended that our stockholders approve the Asset Purchase Agreement. Delaware law provides that a corporation may sell all or substantially all of its assets upon the recommendation of its board of directors, followed by the approval of its stockholders. At the Special Meeting, you will be asked to consider and vote upon the Sale Proposal to approve the Sale pursuant to the Asset Purchase Agreement. We encourage you to read the Asset Purchase Agreement in its entirety.

The Asset Purchase Agreement

The “Seller” under the Asset Purchase Agreement includes the Company and its wholly-owned subsidiary StemoniX, Inc. (“StemoniX”). The “Purchaser” is AxoSim. All capitalized, undefined terms used herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement.

Summary

The following is a summary of the key terms of the Asset Purchase Agreement:

●	Pursuant to the Asset Purchase Agreement, Seller will sell and assign substantially all of its operating assets to Purchaser, and Purchaser shall assume certain liabilities relating to or arising out of the ownership, use, operation or maintenance of such assigned operating assets from and after the Closing.

●	StemoniX entered into the Exclusive Distributor Agreement with Purchaser on the date of the Asset Purchase Agreement. Pursuant to the Exclusive Distributor Agreement, Purchaser is StemoniX’s exclusive distributor of the microBrain products worldwide, as well as any ancillary services offered in connection therewith; the agreement terminates upon the closing of the Sale.

●	The total consideration for the purchase and sale of Seller’s assets is $2,250,000 plus the assumption of certain liabilities, described in the first bullet above, principally real estate lease and equipment lease liabilities estimated to be an aggregate of approximately $1,100,000 at September 30, 2023.

●	At Closing, the Seller shall be paid $1,100,000 and the following portions of the purchase price will be held back in an escrow account: (i) $175,000 to secure the Delivered Plates Escrow Amount (as defined below), (ii) $637,000 to secure the Post-Closing Revenue Escrow Amount (as defined below), and (iii) $338,000 to cover potential indemnification claims asserted in the first year following the Closing (the “Indemnification Escrow Amount” and, together with the Delivered Plates Escrow Amount and the Post-Closing Revenue Escrow Amount, the “Escrow Amount”).

●	Until the Closing, Seller is prohibited from, directly or indirectly, engaging in any solicitation or similar activities, as set forth in the Asset Purchase Agreement (the “No-Shop”). During the No-Shop, Seller may, under certain limited circumstances, consider unsolicited, alternative transaction proposals from third parties that are Superior Proposals. The Company must give Purchaser an opportunity to revise its proposal so that any other alternative transaction proposals are no longer Superior Proposals.

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●	Contemporaneously with the Closing of the Sale, Purchaser shall assume the lease of the Company’s facility in Maple Grove, Minnesota and a certain equipment lease. Each party shall pay the Maple Grove landlord $25,000 ($50,000 in total) to consent to the assignment, and Purchaser shall reimburse the Company $25,000 one year after the Closing.

●	Pursuant to the Asset Purchase Agreement, Purchaser and Ping Yeh, one of our directors and the co-founder of StemoniX, shall enter into a Consulting Agreement, pursuant to which Mr. Yeh shall provide ongoing consulting services to Purchaser in connection with the Business for an hourly fee.

●	For a period of three years commencing on the Closing, both Seller and Ping Yeh (and their Affiliates) are prohibited from owning, managing, operating, controlling or participating in the management, ownership or control of any business that is substantially similar to the Business (as defined below), or that otherwise competes with the Business within the United States, France, Japan, Singapore, Switzerland, Germany, or the United Kingdom.

●	As a condition to Closing, Purchaser shall deliver offers of employment to the four current employees of StemoniX.

●	If Seller terminates the Asset Purchase Agreement for an Adverse Recommendation Change following a Superior Proposal, Seller shall pay Purchaser a Break Fee in an amount equal to (i) $85,000, plus (ii) Purchaser’s fees, costs and expenses incurred in connection with the evaluation, negotiation and attempted consummation of the transaction, up to a maximum aggregate amount of $140,000.

The summary of selected information from this proxy statement regarding the Sale Proposal may not contain all of the information that is important to you. To understand the Sale Proposal and the Asset Purchase Agreement fully, we encourage you to read carefully this entire proxy statement, including, but not limited to, the Asset Purchase Agreement which is included in this proxy statement as Appendix A.

The Parties

The Seller under the Asset Purchase Agreement is the Company, together with its wholly-owned subsidiary, StemoniX. Seller has historically been engaged in the business of (i) drug discovery and drug screening through the use of organoids including, without limitation, its microBrain® platform and its microHeart® platform; and (ii) marketing and selling its products and services to drug companies, research institutions, and academic institutions throughout the United States, France, Japan, Singapore, Switzerland, Germany, and the United Kingdom (collectively, the “Business”). The Company’s principal executive office is located at 2 Executive Campus, 2370 State Route 70 West, Suite 310, Cherry Hill, New Jersey 08002, and its website is: https://www.vyantbio.com.

The Purchaser under the Asset Purchase Agreement is AxoSim, Inc. AxoSim is engaged in the business of (i) drug discovery and drug screening through the use of neurological organoids including, without limitation, its NerveSim® platform and its BrainSim® platform; and (ii) marketing and selling its services through fee-for-service and risk-sharing partnerships to drug companies from around the world and performing those services at its laboratories. AxoSim’s principal executive office is located at 1441 Canal Street, Suite 205, New Orleans, LA 70112, and its website is: https://www.axosim.com.

Prior to entering into the Asset Purchase Agreement and the Exclusive Distributor Agreement, there was not any business relationship or material agreements between AxoSim and the Company or any of its affiliates.

Principal Terms and Conditions

The following is a summary of the principal terms and conditions of the Asset Purchase Agreement, which are further described under and qualified in their entirety by the full text of the Asset Purchase Agreement. Pursuant to the Asset Purchase Agreement, the parties agreed to, among other things, the following terms and conditions:

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The Sale

Seller will sell, convey, transfer, assign and deliver to Purchaser all of Seller’s right, title and interest in and to all of the properties, rights and assets owned, used or held for use by Seller or its Affiliates in connection with the Business, wherever located and whether or not reflected on the books of Seller, other than certain retained assets described in the Asset Purchase Agreement (collectively, the “Transferred Assets”).

Seller shall retain its rights under all documents entered into in connection with the Sale, including but not limited to the Exclusive Distributor Agreement (as described below), as well as all cash and cash equivalents, bank accounts, contracts that are not Transferred Assets, employee benefit plans and plan assets, corporate seals and minute books, notes and accounts receivable for the period prior to Closing, existing claims and rights of recovery, rights under existing insurance policies, and other items as described in the Asset Purchase Agreement,

Consideration and Milestones

The total consideration for the purchase and sale of the assets of the Seller is $2,250,000 and the assumption of certain liabilities relating to or arising out of the ownership, use, operation or maintenance of the Transferred Assets from and after the Closing, principally real estate lease and equipment lease liabilities estimated to be an aggregate of approximately $1,100,000 at September 30, 2023.

Following the Closing, the following amounts will be held back in an escrow account: (i) $175,000 to cover delivered plates (the “Delivered Plates Escrow Amount”), (ii) $637,000 to cover post-closing revenue (the “Post-Closing Revenue Escrow Amount”), and (iii) $338,000 to secure potential indemnification claims asserted in the first year following Closing (the “Indemnification Escrow Amount” and, together with the Delivered Plates Escrow Amount and the Post-Closing Revenue Escrow Amount, the “Escrow Amount”).

Following the Closing, promptly following the full recognition of revenue (such event, the “Delivered Plates Milestone”) from either (a) the first delivery of the Business Products quality controlled, shipped, and delivered from a successful production run started and finished post-Closing, or (b) services completed and performed on the Business Products from a successful production run started and finished post-Closing, the Delivered Plates Escrow Amount shall be disbursed to Seller. If neither event (a) nor (b) occurs prior to the twelve (12) month anniversary of the Closing, then the Delivered Plates Escrow Amount shall be disbursed to Purchaser.

The Post-Closing Revenue Escrow Amount shall be disbursed to Seller promptly following Purchaser’s recognition of $500,000 in revenue and receipt of cash payments of invoices from the sale of Business Products and/or services related to the Business Products (such event, the “Revenue Milestone” and, together with the Delivered Plates Milestone, the “Milestones”). In the event that Purchaser does not recognize $500,000 in revenue and receipt of cash payments of the invoices from the sale of Business Products and/or services relating to the Business Products prior to the three-year anniversary of the Closing, the Post-Closing Revenue Escrow Amount shall be disbursed to Purchaser.

Any amounts of the Indemnification Escrow Amount remaining in escrow one year after Closing shall be released to Seller, unless there are pending claims.

Representations and Warranties of Seller

The Asset Purchase Agreement contains a number of representations and warranties of Seller to Purchaser relating to, among other things: organization and qualification; authority and validity; non-contravention; compliance with laws and regulatory matters; permits; financial statements and indebtedness; absence of changes; no undisclosed liabilities; litigation and claims; transferred assets, and real and personal property; intellectual property; contracts; employment and labor matters; employee benefit matters; insurance policies; taxes; environmental matters; customers, vendors and suppliers; accounts payable; affiliate transactions; brokers; Coronavirus pandemic matters; foreign corrupt practices and international trade sanctions; warranties; product liability and recalls; export control laws; government contracts; and retention bonuses.

Seller’s representations relating to organization, qualification, authority and validity, noncontravention, indebtedness, title to transferred assets, intellectual property, taxes, brokers and retention bonuses constitute the Fundamental Representations.

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Representations and Warranties of Purchaser

The Asset Purchase Agreement contains a number of representations and warranties of Purchaser to Seller relating to, among other things: organization, authority and capacity; authority and validity; absence of conflicting agreements or required consents; brokers; claims and proceedings; adequacy of funds; solvency; and independent investigation.

Seller Covenants

The Asset Purchase Agreement contains a number of pre-Closing covenants of Seller to Purchaser relating to, among other things:

●	maintaining the Transferred Assets, Company’s books, accounts and records, and any business permits of the Company in all material respects;
●	preserving the Company’s operations of the Business until the Closing, including but not limited to its rights, goodwill and relationships;
●	refraining from taking specific actions, subject to certain exceptions;
●	providing Purchaser and its representatives reasonable access to Seller’s, personnel and certain information;
●	refraining from actively soliciting any Takeover Proposals or Superior Proposals, and otherwise adhering to all its obligations under the No-Shop provision;
●	giving notice of, convening and holding a special meeting of its stockholders to submit the Sale and the Asset Purchase Agreement to the Company’s stockholders for approval;
●	providing further assurance as necessary to take actions for consummating the Sale pursuant to the Asset Purchase Agreement; and
●	providing notice of certain information to Purchaser in accordance with the Asset Purchase Agreement (including with respect to any Material Adverse Events, or Legal Proceeding).

Mutual Covenants

The Asset Purchase Agreement contains a number of pre-Closing covenants of Seller and Purchaser to the other party, relating to, among other things: certain tax matters; transfer taxes; confidentiality; public disclosures; refunds and remittances; use of name and name change of Seller; employee matters; consents; discharge of retained liabilities; restrictive covenants; employee reimbursement amounts; covenants not to challenge; distributions; and access.

No-Shop

As of the signing of the Asset Purchase Agreement and until the Closing Date, Seller must not directly or indirectly, solicit, initiate, or take any action to facilitate or encourage the submission of any Takeover Proposal or the making of any proposal that could reasonably be expected to lead to any Takeover Proposal, or: (i) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to Seller or any of its Affiliates to, afford access to the Business, properties, assets, books, or records of Seller or any of its Affiliates to, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party (or its potential sources of financing) that is seeking to make, or has made, any Takeover Proposal; (ii) (A) except where the Board makes a good faith determination after consultation with its financial and legal advisors that the failure to do so would violate its fiduciary duties, amend or grant any waiver or release under, or terminate, any standstill or similar agreement or obligation with respect to any class of equity securities of Seller or any of its Affiliates or (B) approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the DGCL; or (iii) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other Contract, in each case relating to any Takeover Proposal.

Notwithstanding the No-Shop provisions of the Asset Purchase Agreement described in the immediately preceding paragraph, during the period commencing on the date of the Asset Purchase and ending on the date of receipt of the approval of the Sale by the Stockholders, under the Asset Purchase Agreement, the Company may, under certain limited circumstances, participate in discussions or negotiations with any third party that has made (and not withdrawn) a bona fide, unsolicited Takeover Proposal that the Board believes constitutes a Superior Proposal.

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If the Board determines to pursue a Superior Proposal in accordance with the Asset Purchase Agreement, Seller must, among other things, provide Purchaser prior notice of such determination, along with supporting documentation and information pertaining to such Superior Proposal, as well as an opportunity to propose revisions to the Asset Purchase Agreement such that the Superior Proposal would no longer constitute a Superior Proposal.

Closing Conditions

The obligations of Purchaser and Seller to consummate the Sale pursuant to the Asset Purchase Agreement and other transactions contemplated thereby, are subject to the satisfaction of the following conditions:

●	obtaining the requisite stockholder approval on or prior to the Closing;
●	on or prior to the Closing, no Legal Proceeding or provision of any applicable Law shall prohibit or make illegal the consummation of the Closing;
●	on or prior to the Closing, no Order shall have been issued by any Governmental Authority prohibiting the consummation of the Sale and the other transactions contemplated by the Asset Purchase Agreement, nor shall there be any legal proceeding pending by any Governmental Authority for the purpose of obtaining any such Order;
●	the representations and warranties of each party in the Asset Purchase Agreement being true and correct as of the Closing (subject to applicable materiality thresholds);
●	performance in all material respects all of the covenants and agreements required to be performed by each party prior to the Closing, including adherence to certain restrictive covenants for Seller and Ping Yeh (as described below) and the No-Shop provision;
●	no occurrence of any Material Adverse Effect since the Effective Date;
●	delivery by Seller of the Consulting Agreement executed by Ping Yeh (as described below); and
●	delivery of certificates, documents and items required by each party under the Asset Purchase Agreement on or prior to the Closing.

Non-Competition

Additionally, for a period of time commencing on the Effective Date and ending on the third anniversary of the Closing Date, Seller, Ping Yeh and their Affiliates shall be prohibited from directly or indirectly owning, managing, operating, controlling or participating in the ownership, management, operation or control of any business that is substantially similar to the Business or that otherwise competes with the Business within the United States, France, Japan, Singapore, Switzerland, Germany or the United Kingdom.

During this period, Seller, Mr. Yeh and their Affiliates are also prohibited from soliciting Purchaser’s employees or independent contractors involved in the Business, providing services that compete with the Business, and disparaging or otherwise demeaning the Business, Purchaser or Purchaser’s Affiliates, among other things.

Violation of the above-described restrictive covenants by Seller, Mr. Yeh or their Affiliates will result in an extension of the initial three (3) year restricted period by a period of time equal in length to the period during which the subject violation(s) occurred, among other potential consequences.

Yeh Consulting Agreement

Contemporaneously with or prior to the Closing, Mr. Yeh shall enter into a Consulting Agreement with Purchaser pursuant to which he will provide ongoing advisory and consulting services to Purchaser on matters pertaining to the Business until the three-year anniversary of the Closing Date, unless terminated earlier. Either party may terminate the Consulting Agreement at any time upon thirty (30) days prior written notice to the other, provided that Purchaser may require Mr. Yeh to complete any projects in process. Further, Purchaser may terminate the Consulting Agreement immediately upon Mr. Yeh’s breach of any of the restrictive covenants outlined in the Asset Purchase Agreement.

Under the Consulting Agreement, Mr. Yeh shall receive an hourly rate of $250 as compensation for his consulting services, and will be reimbursed for all reasonable travel-related expenses for required travel outside the metropolitan area of his residence.

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Termination Events and Break Fee

The Asset Purchase Agreement may be terminated at any time prior to the Closing by:

●	mutual written consent of Purchaser and Seller;
●	Purchaser or Seller for the other party’s misrepresentation, or breach of warranty or covenant in its representations and warranties or covenants in the Asset Purchase Agreement and such breach remains uncured for thirty (30) days after written notice thereof, provided that a party in material breach shall not be entitled to terminate the Asset Purchase Agreement;
●	Purchaser or Seller for the other party’s failure to satisfy certain Closing conditions by December 31, 2023; and
●	Purchaser or Seller upon written notice to Purchaser of an Adverse Recommendation Change by the Board of the Company, provided that Seller shall only be able to terminate if it has complied with the No-Shop provision in all material respects.

In the event that Seller terminates the Asset Purchase Agreement for an Adverse Recommendation Change, Seller shall pay Purchaser a Break Fee in an amount equal to (i) $85,000, plus (ii) Purchaser’s fees, costs and expenses incurred in connection with the evaluation, negotiation and attempted consummation of the transaction, up to a maximum aggregate amount of $140,000.

Survival; Indemnification Obligations

The representations and warranties of the Company and the right of Purchaser to indemnification under the Asset Purchase Agreement generally shall survive for one (1) year from the Closing Date.

However, any claim with respect to an inaccuracy of any representation or warranty in respect of which indemnity may be sought under the Asset Purchase Agreement shall survive for the time at which the applicable representation or warranty would otherwise terminate if notice of the inaccuracy of such representation or warranty giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought, in accordance with the applicable terms of the Asset Purchase Agreement.

All agreements and covenants contained in the Asset Purchase Agreement shall survive indefinitely, or, if shorter, for the period provided in the applicable agreement or covenant.

Except in the event of breaches of Fundamental Representations, the aggregate amount of Seller’s liabilities for breaches of representations and warranties in the Asset Purchase Agreement or the other transaction documents shall not exceed $338,000. The amount of all losses arising out of or relates to breaches of any Fundamental Representations shall not exceed $2,250,000.

Reasons for the Sale Proposal

The Board has unanimously determined that effecting the Sale pursuant to the Asset Purchase Agreement is in the best interests of the Company and our stockholders. In developing the Cash Preservation Plan and as part of ongoing discussions with LifeSci, the Board considered at length potential strategic alternatives available to us, including an evaluation to identify any available strategic alternatives and transactions involving the Company as a whole, such as a merger, reverse merger, sale of assets, strategic partnership or other business combination transaction, that would have a reasonable likelihood of providing value to our stockholders in excess of the amount, if any, the stockholders would receive in a liquidation.

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In reaching its decision to approve the Asset Purchase Agreement and to recommend that stockholders vote to approve the Sale, including the fairness of the consideration to be received in the Sale, the Board, in consultation with our advisors and management, considered a number of factors, including, but not limited to, the risk factors described elsewhere in this Proxy Statement or referred to herein, as well as the following factors:

●	our limited capital resources and our recent difficulty in raising capital without substantial dilution to our shareholders given the current capital markets for microcap biotech and pharma companies, thus limiting our ability to attempt to further innovate and develop our business on our own;

●	our history of operating losses and the Board’s understanding of, and discussions with management regarding, our future performance;

●	the value of the consideration (including the liabilities and obligations to be assumed by the Purchaser) to be received by the Company pursuant to the Asset Purchase Agreement;

●	the ability to return value to our stockholders and the Board’s concern that if we cannot consummate the Sale to AxoSim, we may be required to seek the protection of the bankruptcy courts;

●	the Sale is the result of an active, lengthy and thorough evaluation of strategic alternatives reasonably available to the Company conducted with the help of LifeSci that did not result in any alternative actionable proposals;

●	the Board’s understanding of and familiarity with, and discussions with our management regarding, the business, operations, management, financial condition, operating losses and future business prospects for the Company (as well as the risks and costs involved in pursuing those prospects);

●	our inability in the past to pursue acquisitions, and our unsuccessful efforts prior to our negotiations with AxoSim to advance discussions with prospective acquisition or merger candidates to develop substantive terms and conditions of a transaction;

●	AxoSim’s obligation to consummate the Sale is not conditioned on it obtaining financing;

●	AxoSim’s willingness to put the contingent portion of the consideration ($1.15 million) in escrow at Closing to alleviate any credit risk if the Milestones are achieved and paid;

●	Purchaser’s agreement to limit the survival period applicable to the representations and warranties to 12 months, and to limit indemnification liability, other than for Fundamental Representations, to the Indemnification Escrow Amount;

●	the ability of our Board, pursuant to the terms of the Asset Purchase Agreement, to evaluate any unsolicited or unencouraged alternative acquisition proposals that we may receive at any time prior to our receipt of stockholder approval, and our ability to change our recommendation and/or terminate the Asset Purchase Agreement (and pay the Break Fee under certain circumstances) if the Board determines that such action is consistent with the Board’s fiduciary obligations;

●	the likelihood that the Sale will be completed, including the reasonableness of the conditions to the Sale, the fact that certain consents, including the consent of our landlord to the assignment of our lease and the terms of employment of our employees who will become employees of AxoSim, have been negotiated in advance, and the likelihood that the contract and stockholder approvals necessary to complete the Sale will be obtained;

●	the fact that if our stockholders do not approve the Sale, there may not be any other offers from potential acquirers; and

●	that the Sale is subject to approval of holders of at least a majority of the outstanding shares of our Common Stock, which ensures that the Board will not be taking action without the support of a significant portion of our stockholders.

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Our Board also considered potential drawbacks or risks relating to the Sale, including the following risks and potentially negative factors, but determined that these potential risks and factors were outweighed by the expected benefits of the Sale:

●	the risks and contingencies relating to the announcement and pendency of the Sale;

●	the incurrence of significant costs and expenses in connection with attempting to complete the Sale, including legal, accounting and other costs;

●	the fact that the assets being sold to Purchaser include virtually all of our non-cash assets;

●	the fact that there are limited third-party contract consents that must be obtained as a condition to closing the Sale and the uncertainties associated with obtaining those consents, which could result in the failure of the Sale to be consummated;

●	the fact that the Sale must be completed by December 31, 2023;

●	that the Asset Purchase Agreement obligates us to indemnify Purchaser and certain of its related parties against certain damages;

●	the terms of the Asset Purchase Agreement that place restrictions on our ability to consider an Alternative Proposal and to terminate the Asset Purchase Agreement and accept a Superior Proposal;

●	the fact that under the terms of the Asset Purchase Agreement we have to pay Purchaser a termination fee of up to $225,000 if we pursue a Superior Proposal;

●	one or more third parties could assert claims against us, either before or after the closing, and seek damages or other remedies. We might be required to spend substantial time and resources defending any such claims, and any amounts paid to any such third parties would reduce the net amount received from the transaction;

●	the fact that we expect that our stockholders will not receive any of the proceeds from the Sale for at least a year from the Closing when we anticipate, but cannot guarantee, that we would be able commence making distributions if funds are then deemed available and no claims are pending;

●	the fact that following the filing of a Certificate of Dissolution, our stockholders’ ability to sell their stock will be limited;

●	that, under Delaware law, appraisal rights are not provided to stockholders in connection with the Sale; and

●	that certain of our officers and directors may have interests with respect to the Sale in addition to their interests as stockholders generally.

The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but rather includes material factors considered by the directors. The Board also considered other factors, including those described in the section entitled “Risk Factors Regarding Sale” beginning on page 25 of this proxy statement, in deciding to approve, and unanimously recommending that our stockholders authorize, the Sale. In reaching its decision and recommendation to our stockholders, the Board did not quantify or assign any relative weights to the factors considered and individual directors may have given different weights to different factors. In addition, the Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather conducted an overall analysis of the factors described above.

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Risk Factors Related to the Sale Proposal

This proxy statement contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of factors both in and out of our control, including the risks faced described below and elsewhere in this proxy statement. See the section of this proxy statement captioned, “Special Note Regarding Forward-Looking Statements” for more information. Additionally, there are many risks and uncertainties that stockholders should consider when deciding whether to vote to approve the Sale Proposal, including, but not limited to, the risk factors included in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023, and the risk factors included in this section captioned, “Risk Factors Related to the Sale Proposal” as set forth below. You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or instruct your vote to be cast to approve the Sale pursuant to the Asset Purchase Agreement, as described in this proxy statement.

●	Stockholders could vote against the Sale Proposal or fail to vote, thereby making the Sale impossible and adding great uncertainty as to our ability to continue operations.

●	The Sale, even if approved by the Stockholders, may not be completed.

●	Any delay in the closing of the transactions under the Asset Purchase Agreement could result in an increase to our expenses or our inability to pay off existing debt, liabilities and other obligations, which could adversely impact our ability to continue operations and impact the amount available for distributions to our stockholders.

●	The occurrence of certain events, changes or other circumstance could give rise to the termination of the Asset Purchase Agreement, which would result in the Sale not being consummated in accordance with the Sale Proposal.

●	The Board did not seek or obtain a fairness opinion from an investment bank or other firm that the consideration to be paid for the Transferred Assets is fair from a financial point of view to Company stockholders.

●	A significant portion of the Purchase Price is contingent on AxoSim’s satisfaction and payment of Milestones that may never be achieved.

●	The additional risk factors in the section captioned, “Risk Factors related to the Dissolution Proposal.”

Our Conduct Following Approval of the Sale Proposal

If the Sale Proposal is approved by the requisite vote of our stockholders, among other things as may be completed at such times as the Board or, if applicable, our officers, in accordance with Delaware law, deems necessary, appropriate or advisable in our best interests and the best interests of our stockholders, we will consummate the Sale pursuant to the Asset Purchase Agreement, and assuming the Dissolution Proposal is approved by the requisite vote of our stockholders, we will effect the Dissolution pursuant to the Plan of Dissolution, and file a certificate of dissolution with the Secretary of State of Delaware dissolving the Company, as further described below. See the section of this proxy statement captioned “Our Conduct Following the Approval of the Dissolution Proposal.”

Exclusive Distributor Agreement

In connection with the execution of the Asset Purchase Agreement, StemoniX and Purchaser entered into the Exclusive Distributor Agreement. Pursuant to the Exclusive Distributor Agreement, StemoniX authorized Purchaser to be the exclusive distributor of its microBrain® products, and any ancillary services offered in connection therewith, on a worldwide basis. The Exclusive Distributor Agreement commenced on the Effective Date and continues until the Closing Date of the Asset Purchase Agreement, unless terminated earlier.

Upon request of Purchaser, StemoniX shall perform such services on Purchaser’s behalf as an authorized subcontractor of Purchaser.

Purchaser shall be primarily responsible for the promotion of all products and services, as well as customer service. StemoniX shall provide Purchaser with marketing and technical assistance concerning the products and services, and shall assist Purchaser and its customers as reasonably requested to support the resolution of any technical problems relating to the microBrain® products and services.

During the term of the Exclusive Distributor Agreement. Purchaser shall have the right to indicate to the public that it is an authorized distributor of StemoniX’s products and services, and may advertise accordingly worldwide using the trademarks, service marks, and trade names that StemoniX may adopt from time to time.

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StemoniX or Purchaser may terminate the Exclusive Distributor Agreement at any time with or without cause and without penalty of any kind by giving thirty (30) days’ prior written notice of termination to the other. Additionally, a non-breaching party may terminate if one party defaults on any material obligation and such default is not cured within thirty (30) days’ notice to the breaching party of such breach.

StemoniX and Purchaser are subject to mutual confidentiality and standard indemnification obligations. Neither party may assign the Exclusive Distributor Agreement without receiving prior written consent from the other party, except in the event of an assignment to an affiliated company or in connection with a merger, consolidation, spin-off, corporate reorganization, acquisition, or sale of all or substantially all the assigning party’s assets.

Interests of Certain Persons in the Sale

The Sale will not constitute a change of control pursuant to certain outstanding employment agreements and our outstanding equity incentive plan. Accordingly, none of the Company’s officers, directors or employees have any interest in, or will receive any special benefit from, the Sale, other than Mr. Yeh, with respect to his consulting agreement, described above.

Certain Material U.S. Federal Income Tax Consequences of the Sale Proposal

The following discussion is a general summary of certain material anticipated U.S. federal income tax consequences of the Sale. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, currently applicable and proposed Treasury regulations under the Code (the “Treasury Regulations”) and published rulings and decisions, all as currently in effect as of the date of this proxy statement, and all of which are subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. The following summary has no binding effect on the IRS or the courts. In addition, tax considerations under state, local, and non-U.S. laws, or federal laws other than those pertaining to income tax are not addressed in this summary. The proposed Sale by us is entirely a corporate action. Our stockholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the Sale.

The proposed Sale will be treated as a sale of corporate assets in exchange for cash, the rights with respect to the escrow amounts and the assumption of certain liabilities. The amount of gain or loss we recognize with respect to the sale of a particular asset will be measured by the difference between the amount realized by us on the sale of that asset and our tax basis in that asset. The determination of whether we will recognize gain or loss will be made with respect to each of the assets to be sold. Accordingly, we may recognize gain on the sale of certain assets and loss on the sale of certain others, depending on the amount of consideration allocated to an asset as compared to the tax basis of that asset. Further, the sale of certain assets may result in ordinary income or loss, depending on the nature of the asset. We anticipate that our tax attributes, including any available U.S. federal net operating loss carry forwards (“NOLs”), will be available to reduce our U.S. federal income tax liability resulting from any gain realized by us as a result of the proposed Sale.

However, our ability to use our tax attributes to offset such gain may be subject to certain limitations. For example, our deduction for NOLs arising in taxable years beginning after December 31, 2017 is limited to 80% of current year taxable income, although our ability to use NOLs arising in taxable years beginning prior to January 1, 2018 is not so limited. In addition, in general, under Section 382 of the Code, a corporation that undergoes an “ownership change” is subject to annual limitations on its ability to use its pre-ownership change NOLs or other tax attributes to reduce future taxable income or reduce taxes. Our past issuances of stock and other changes in our stock ownership may have resulted in an ownership change within the meaning of Section 382 of the Code; accordingly, use of our pre-ownership change NOLs may be subject to limitation under Section 382.

The determination of whether the amount of gain or loss we will recognize on the Sale and whether and to what extent our tax attributes will be available to reduce the gain is highly complex and is based in part upon facts that will not be known until the completion of the Sale. It is possible that we will incur a U.S. federal income tax liability as a result of the proposed Sale.

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STOCKHOLDERS ARE URGED TO CAREFULLY REVIEW THIS DESCRIPTION AND TO CONSULT THEIR OWN TAX ADVISORS AS TO DETERMINE ANY SPECIFIC TAX CONSEQUENCES TO THE STOCKHOLDER IN CONNECTION WITH THE SALE PROPOSAL, INCLUDING, ANY U.S. FEDERAL INCOME TAX CONSEQUENCES AND/OR ANY FEDERAL NON-INCOME, STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES RELAVANT TO SUCH STOCKHOLDER AS A RESULT OF THE SALE PURSUANT TO THE ASSET PURCHASE AGREEMENT.

Accounting Treatment of the Asset Sale

The Asset Sale will be accounted for as a “sale” by the Company, as that term is used under generally accepted accounting principles, for accounting and financial reporting purposes.

No Appraisal or Dissenters’ Rights

Stockholders may vote against the authorization of the Asset Sale Proposal, but under Delaware law, appraisal or dissenters’ rights are not provided to Stockholders in connection with the Sale.

Required Vote

The affirmative vote of a majority of the outstanding capital stock of the Company entitled to vote thereon is required to approve the Sale Proposal. This means that, of the shares of capital stock of the Company that are outstanding as of the close of business on the Record Date and entitled to vote on the Sale Proposal, a majority must vote in favor of the Sale Proposal in order for the Sale Proposal to be approved. Abstentions and broker non-votes, if any, will have the effect of a vote against the Sale Proposal.

Recommendation of the Board

After careful consideration of a number of factors, as further described in this proxy statement, the Board has unanimously (i) determined that the Sale pursuant to the Asset Purchase Agreement and the other transactions contemplated thereby are advisable and in the best interests of the Company and its stockholders, and (ii) approved in all respects the Sale and the Asset Purchase Agreement and the other transactions contemplated thereby.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL ONE.

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PROPOSAL 2: APPROVAL OF THE DISSOLUTION PURSUANT TO THE PLAN OF DISSOLUTION

General

Not contingent on the sale of our assets to AxoSim, but intended to occur after the closing thereof, if any, and as part of our Cash Preservation Plan, our Board seeks to effect the liquidation and dissolution of the Company, including to monetize any remaining assets. In furtherance of these efforts, the Board is presenting the Dissolution Proposal (as defined below) for approval by the Company’s stockholders.

At the Special Meeting, the stockholders will be asked to consider and vote upon the proposal to approve the voluntary liquidation and dissolution of the Company (the “Dissolution”), pursuant to a Plan of Liquidation and Dissolution in substantially the form attached as Appendix B (such plan, the “Plan of Dissolution,” and such proposal, the “Dissolution Proposal”), which was unanimously approved and adopted by the Board on June 30, 2023, subject to stockholder approval. The Board also unanimously recommended that our stockholders approve the Plan of Dissolution. Delaware law provides that a corporation may dissolve upon the recommendation of its board of directors, followed by the approval of its stockholders. At the Special Meeting, you will be asked to consider and vote upon the Dissolution Proposal for approval of the Dissolution pursuant to the Plan of Dissolution. We encourage you to read the Plan of Dissolution in its entirety.

Overview

If the Dissolution Proposal is approved by our stockholders, we will effect the Dissolution pursuant to the Plan of Dissolution and file a Certificate of Dissolution with the Delaware Secretary of State dissolving the Company. Pursuant to Delaware law, we will continue to exist for three years after our dissolution or for such longer period as the Delaware Court of Chancery shall direct, or as may be required to resolve any pending litigation matters, for the purpose of prosecuting and defending suits against us and enabling us gradually to close our business, to dispose of our property, to discharge our liabilities and to distribute any remaining assets to stockholders, but not for the purpose of continuing the business for which the Company was organized. Any action, suit or proceeding begun by or against the Company before or during this survival period does not abate by reason of the dissolution, and for the purpose of any such action, suit or proceeding, the Company will continue beyond the three-year period until any related judgments, orders or decrees are fully executed, without the necessity for any special direction by the Delaware Court of Chancery.

The proportionate interests of all of our stockholders will be fixed on the basis of each holder’s respective stock holdings at the close of business on the day that is the effective date of the Certificate of Dissolution, which date is referred to as the “Final Record Date.” We intend to discontinue recording transfers of shares of the Common Stock on the Final Record Date, and thereafter certificates representing shares of the Common Stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the Final Record Date and as a result of the closing of the stock transfer books, any distributions made by us will be made to the same stockholders who held shares of record as of the close of business on the Final Record Date, except as may be necessary to reflect subsequent transfers recorded on our books as a result of any assignments by will, intestate succession or operation of law.

Summary of the Dissolution pursuant to the Plan of Dissolution

The Plan of Dissolution contemplates that the Company will be dissolved under the default dissolution procedures set forth in Section 281(b) of the DGCL, but also provides the Board with the flexibility to dissolve the Company using the “safe harbor” procedures of Sections 280 and 281(a) of the DGCL if it determines that doing so would be in the best interests of the Company and its stockholders. The following summary assumes that the Company will be dissolved under the default method of Section 281(b) of the DGCL.

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In connection with the Dissolution, we are required by Delaware law to (i) pay or make reasonable provision for payment of all of claims, liabilities and obligations, including making reasonable provision for the payment of contingent, conditional or unmatured contractual claims known to the Company, (ii) make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party, and (iii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or become known to the Company within 10 years after the date of dissolution. After filing a Certificate of Dissolution with the Delaware Secretary of State, we shall not engage in any business activities except for the purpose of winding up and liquidating our business and affairs, which include, but are not limited to:

●	prosecuting and defending suits, whether civil, criminal or administrative, by or against us;

●	converting our assets into cash or cash equivalents;

●	discharging or making provision for discharging our liabilities;

●	withdrawing from all jurisdictions in which we are qualified to do business;

●	distributing our remaining property among our stockholders according to their interests; and

●	doing every other act necessary to wind up and liquidate our business and affairs, but not for the purpose of continuing the business for which we are organized.

Delaware law provides that, following the approval of the Plan of Dissolution by our stockholders, the Board may take such actions as it deems necessary in furtherance of the dissolution of the Company and the winding up of our operations and affairs.

We will pay all of our expenses (including operating and wind-up expenses to be incurred throughout the dissolution and wind-up process) and other known, non-contingent liabilities (which we presently estimate at between $2.4 million and $2.5 million for the period from June 30, 2023 through the time at which we expect the distributions would be made). Following the filing of the Certificate of Dissolution, while we complete the wind-up and collect any subsequent payments due to us from AxoSim, we may owe additional legal and accounting fees and consulting fees of our Chief Executive Officer and Chief Financial Officer Andrew D. C. LaFrence. We will determine whether and when to collect, sell, exchange, distribute or otherwise dispose of all or substantially all of our non-cash assets and property that remain after the Sale, and we expect such remaining assets to be immaterial. Under the Asset Purchase Agreement, which is subject to the approval of the Sale Proposal, we have agreed to certain indemnification obligations which will survive the closing of the Sale, as described above in “Proposal 1: Approval of the Sale Pursuant to the Asset Purchase Agreement—The Asset Purchase Agreement—Survival.” In particular, there will be the $338,000 Indemnification Escrow Amount, which is a portion of the Purchase Price held in escrow until the one-year anniversary of the closing of the Sale, and which amount is the cap for indemnification obligations owed to AxoSim other than for breaches of any Fundamental Representation. The cap for breaches of Fundamental Representations is $2,250,000.

We cannot predict with certainty the amount of liquidating distributions to our stockholders. Based on the information currently available to us, we estimate that the aggregate amount ultimately distributed to stockholders will be in the range of between approximately $0.17 and $0.24 per share. The estimated distributions are based on, among other things, the Sale Proposal being approved, the Sale being consummated and the fact that, as of June 30, 2023, we had approximately $1.5 million in cash, cash equivalents and marketable securities and take into account severance obligations and other known expenses, as well as the assumption that we will be paid the $1,150,000 total Escrow Amount under the Asset Purchase Agreement, which is comprised of the $175,000 Delivered Plates Escrow Amount, the $338,000 Indemnification Escrow Amount and the $637,000 Post-Closing Revenue Escrow Amount. The estimated distributions represent our estimate of the amount to be distributed to stockholders during the liquidation, but do not represent the minimum or maximum distribution amount. Total actual distributions, if any, could be higher or lower, or there may not be any liquidating distributions at all. It is possible that any distribution could be followed in the future by distributions, if it is determined that any reserved amounts no longer need to be reserved. If the Sale Proposal is not approved, we do not foresee any funds being available for distribution to stockholders.

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If funds are available and to the extent permitted by Delaware law, we intend to make liquidating distributions from time to time following the effective date of the filing of the Certificate of Dissolution, but likely no earlier than one year after the closing of the Sale. However, we are unable to predict the precise amount or timing of any liquidating distributions (or whether any liquidating distributions will occur at all), as many of the factors influencing the amount of cash distributed to our stockholders in liquidating distribution(s) and/or the timing of such distributions cannot be currently quantified with certainty and are subject to change. The actual amounts and timing of any liquidating distributions may vary substantially, depending on, among other things, the actual operating expenses we incur during the dissolution and wind-up process, our ability to successfully defend, resolve and/or settle any litigation matters that may arise (and the timing of any such successful defense, resolution or settlement), whether we become subject to additional liabilities or claims (and the speed with which we are able to defend, resolve or discharge any such liabilities or claims), whether we incur unexpected or greater than expected losses with respect to presently unknown, contingent and/or conditional liabilities, and the ability of AxoSim to achieve and pay us the Milestones and the actual amount and timing of releases of the Escrow Amount under the Asset Purchase Agreement, if any. Accordingly, our stockholders will not know the amount of any liquidating distributions that they may receive as a result of the Plan of Dissolution when they vote on the proposal to approve the Plan of Dissolution; they may receive substantially less than the amount we currently estimate or that they otherwise expect to receive. See the section of this proxy statement captioned “Special Note Regarding Forward-Looking Statements,” “Risk Factors Related to the Sale Proposal” and “Risk Factors Related to the Dissolution Proposal.”

Any liquidating distributions from us will be made to stockholders who held shares of Common Stock as of the Final Record Date. Any such distributions to stockholders will be in complete redemption and cancellation of all of the outstanding shares of our Common Stock as of the termination of the Company’s legal existence in accordance with Section 278 of the DGCL.

We may, at any time, choose to implement the Plan of Dissolution through a liquidating trust, which, if adopted, would succeed to all of our assets, liabilities and obligations. The Board may appoint one or more of its members, one or more of our officers or employees, or a third party, to act as trustee or trustees of such liquidating trust. If all of our assets are not distributed within three years after the date our dissolution and a judicial extension of this deadline has not been sought or received, we expect to transfer our remaining assets to a liquidating trust at such time.

During the liquidation of our assets, we will pay certain of our officers, directors, employees, independent contractors and agents, or any of them, compensation for services rendered in connection with the implementation of the Plan of Dissolution. See the section of this proxy statement captioned “Interests of Certain Persons in the Dissolution.” Such compensation is not expected to be materially different from the compensation that would be paid to an outside party for similar services. We will also continue to indemnify our officers, directors, employees, independent contractors and agents to the maximum extent specified under existing agreements and in accordance with applicable law, our charter and bylaws and any contractual arrangements, for actions taken in connection with the implementation of the Plan of Dissolution.

Reasons for the Dissolution Proposal

The Board believes that the Dissolution is in the best interests of the Company and its stockholders. In consideration of the Cash Preservation Plan, the Board considered at length potential strategic alternatives available to us, and the only viable proposal was the Sale to AxoSim. Accordingly, on consummation of such Sale, or even if such Sale is not consummated, the Board believes that the Company should pursue a wind-up of the Company. In making our determination to approve the Dissolution, the Board considered, in addition to other pertinent factors, the fact that we (i) have no significant remaining business operations or business prospects other than the assets to be sold to AxoSim in the Sale; (ii) will continue to incur substantial accounting, legal and other expenses despite having no significant source of revenue; (iii) would cause substantial dilution to existing stockholders if we were to raise additional money from investors in the capital markets; and (iv) have conducted an evaluation to identify any remaining strategic alternatives and transactions (other than as contemplated by the Sale Proposal) available to us involving the Company as a whole, such as a merger, reverse merger, asset sale, strategic partnership or other business combination transaction, that would have a reasonable likelihood of providing value to our stockholders in excess of the amount the stockholders would receive in a liquidation, and no such alternatives have been identified.

As part of its evaluation process, the Board carefully considered the terms of the Plan of Dissolution and the dissolution process under Delaware law, as well as the lack of strategic alternatives available to us. As a result of its evaluation process, the Board concluded that the Dissolution pursuant to the Plan of Dissolution is in the best interests of the Company and its stockholders.

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In making its decision to approve the Dissolution pursuant to the Plan of Dissolution and recommend the stockholders approve the Dissolution Proposal, the Board also considered, among other things, the following factors:

●	the anticipated timing of liquidating distributions of cash to our stockholders in a dissolution compared to the uncertainty of continuing to pursue other potential strategic alternatives;

●	the terms and conditions of the Plan of Dissolution, including the provisions that permit the Board to abandon the plan prior to the effective time of the dissolution if it determines that, in light of new proposals presented or changes in circumstances, the Dissolution is no longer advisable and in our best interests and the best interests of our stockholders;

●	the fact that Delaware corporate law requires that the Dissolution be approved by the affirmative vote of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, which ensures that the Board will not be taking actions with respect to the Dissolution of which a majority of our stockholders disapprove; and

●	the fact that approval of the Plan of Dissolution by the requisite vote of our stockholders authorizes the Board and officers to implement and amend the Plan of Dissolution without further stockholder approval.

In arriving at its conclusion that the Dissolution pursuant to the Plan of Dissolution is the preferred strategy among the remaining strategic alternatives available to us and is in the best interests of the Company and its stockholders, the Board also considered, among other things, the risk factors included in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023, the risk factors in included in the “Risk Factors Related to the Dissolution Proposal” section of this proxy statement, and certain other risks and uncertainties, including, but not limited to the following:

●	the uncertainty of the timing, nature and amount of any liquidating distributions to stockholders;

●	the possibility that liquidation would not yield distributions to stockholders in excess of the amount that stockholders could have received upon a sale or other transaction involving the Company or a sale of shares on the open market;

●	the possibility that the price of our Common Sock might have increased in the future to a price greater than the current price or the value of the assets distributed in liquidation;

●	the possibility that certain of our executive officers and directors may have financial interests in the Dissolution that may be different from, or in addition to, the interests of our stockholders generally;

●	the risk that our stockholders may be required to return to creditors some or all of the liquidating distributions; and

●	the fact that, if the Dissolution pursuant to the Plan of Dissolution is approved by our stockholders, we anticipate that stockholders would generally not be permitted to transfer shares of Common Stock after the effective date of our filing of the Certificate of Dissolution with the Delaware Secretary of State.

In view of the variety of factors considered in connection with its evaluation of the Dissolution pursuant to the Plan of Dissolution, the Board did not find it practical, and did not quantify or otherwise attempt, to assign relative weight to the specific factors considered in reaching its conclusions. In addition, the Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather conducted an overall analysis of the factors described above. In considering the factors described above, individual members of the Board may have given different weight to different factors.

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We cannot offer any assurance that the liquidation value per share of the Common Stock will equal or exceed the price or prices at which such shares recently have traded or could trade over-the-counter in the future. However, the Board believes that it is in the best interests of the Company and its stockholders to distribute to the stockholders our net assets pursuant to the Plan of Dissolution. If our stockholders do not approve the Dissolution pursuant to the Plan of Dissolution, the Board will explore what, if any, alternatives are available in light of our limited business activities.

As previously announced, we had engaged LifeSci Capital as our financial advisor to assist in exploring a range of strategic alternatives focused on enhancing stockholder value. At this time, the Board has considered all of these options and has determined that it is in the best interests of the Company and its stockholders to dissolve the Company and periodically return its cash to our stockholders in the form of liquidating distributions, following the Sale and the receipt of the Purchase Price thereunder (including the portions of the Escrow Amount that may be released to us), subject to the Sale being consummated and our ability to satisfy all of our liabilities. The Board retains the right to abandon the Plan of Dissolution prior to or after the effective time of the Dissolution.

Risk Factors Related to the Dissolution Proposal

This proxy statement contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of factors both in and out of our control, including the risks described below and elsewhere in this proxy statement. See the section of this proxy statement captioned, “Special Note Regarding Forward-Looking Statements” for more information. Additionally, there are many risk and uncertainties that stockholders should consider when deciding whether to vote to approve the Dissolution Proposal, among other things, certain risks and uncertainties, including, but not limited to, the risk factors included in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023, the risk factors included in the section captioned “Risk Factors Related to the Sale Proposal” and this section captioned, “Risk Factors Related to the Dissolution Proposal” as set forth below. You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or instruct your vote to be cast to approve the Dissolution pursuant to the Plan of Dissolution, as described in this proxy statement.

The amounts distributed to our stockholders as liquidating distributions, if any, may be substantially less than the estimates set forth in this proxy statement.

At present, the Board cannot determine with certainty the amount of any liquidating distribution to our stockholders. The amount of cash ultimately distributed to our stockholders in any liquidating distribution depends on, among other things, whether we are able to consummate the Sale, how much of the Escrow Amount is released to us, if any, the amount of our liabilities, obligations and expenses and claims against us, and the amount of the reserves that we maintain during the liquidation process. Our estimates of these amounts may be inaccurate.

Factors that could impact our estimates include the following:

●	if any of our estimates regarding the Plan of Dissolution, including the expenses to satisfy outstanding obligations, liabilities and claims during the liquidation process, are inaccurate;

●	if litigation is brought against us or our directors and officers;

●	if unforeseen claims are asserted against us, we will have to defend or resolve such claims or establish a reasonable reserve before making distributions to our stockholders;

●	if AxoSim has any indemnification claims;

●	if the Sale is not consummated for any reason;

●	if the Sale is consummated, if AxoSim does not realize the required operational milestones associated with the release of the Delivered Plates Escrow Amount within one year of the closing of the Sale or the Post-Closing Revenue Escrow Amount within three years of the closing of the Sale; and

●	if any of our estimates regarding the expenses to be incurred in the liquidation process, including expenses of personnel required and other operating expenses (including legal, accounting and other professional fees) necessary to dissolve and liquidate the Company, are inaccurate.

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If any of the foregoing occurs, the amount distributed to our stockholders may be substantially less than the amount we currently estimate, if any.

In addition, under Delaware law, claims and demands may be asserted against us at any time during the three years following the effective date of the filing of the Certificate of Dissolution. Accordingly, the Board may obtain and maintain insurance coverage for such potential claims. The Board also expects to retain cash for unknown, contingent and/or conditional liabilities, and may also set aside additional amounts of cash or other assets as a reserve to satisfy claims against us and our obligations that may arise during the three-year period following the effective date of the filing of the Certificate of Dissolution. As a result of these factors, we may retain for distribution at a later date some or all of the estimated amounts that we expect to distribute to stockholders.

We may not be able to settle all of our obligations, which may delay or reduce liquidating distributions to our stockholders.

We have current and future obligations to third parties. Our estimated remaining distributions to our stockholders take into account all of our known liabilities and certain possible contingent liabilities and the Board’s current best estimate of the amount reasonably required to satisfy such liabilities. As part of the wind-up process, we intend to discharge all of our obligations to third parties. We cannot assure you that unknown liabilities that have not been accounted for will not arise, that we will be able to settle all of our liabilities or that our liabilities can be settled for the amounts we have estimated for purposes of calculating the range of distribution to our stockholders. If we are unable to reach an agreement with a third party relating to a liability, that third party may bring a lawsuit against us. Amounts required to settle liabilities or to defend, resolve or settle lawsuits in excess of the amounts estimated may reduce the amount of net proceeds available for distribution to stockholders.

The Sale Proposal may not be approved, and even if it is, the Sale may not be consummated.

Stockholders may not approve the Sale Proposal, and if the Dissolution Proposal is approved, we would nevertheless proceed with the Dissolution. Even if the Sale Proposal is approved, the Sale may not be consummated if one or more of the conditions to closing are not met or the Asset Purchase Agreement is otherwise terminated before a closing occurs.

We may not receive some or all of certain cash inflows we currently expect to receive during the identified time frame, particularly the Milestone payments under the Asset Purchase Agreement, or the actual amounts we receive in connection therewith may be substantially less than we currently expect, which may delay or reduce any liquidating distributions to our stockholders.

Our current estimates of the amounts we will have available for payment of our expenses and liabilities during the three-year period following the effective date of the filing of the Certificate of Dissolution and the amounts we will have available for liquidating distributions to our stockholders are based on, among other things, certain assumptions with respect to the receipt of the Purchase Price from AxoSim, including the Escrow Amount. If we do not receive some or all of the Purchase Price during the identified time frame, or if the Sale Proposal is not approved, the amount distributed to our stockholders may be substantially less than the amount we currently estimate.

If our stockholders do not approve the Dissolution Proposal, it would be very difficult for us to continue our business operations.

If our stockholders do not approve the Dissolution Proposal, the Board will continue to explore what, if any, alternatives are available for our future in light of our discontinued business activities. Possible alternatives include, among other things, seeking voluntary dissolution at a later time with potentially diminished assets or seeking bankruptcy protection (should our net assets decline to levels that would require such action). There can be no assurance that any of these alternatives would result in greater stockholder value than the proposed liquidation and dissolution of the Company.

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The Board may abandon or delay implementation of the Plan of Dissolution even if approved by our stockholders.

Even if our stockholders approve the Dissolution Proposal, the Board has reserved the right, in its discretion, to the extent permitted by Delaware law, to abandon or delay the filing of the Certificate of Dissolution or implementation of the Plan of Dissolution if such action is determined to be in the best interests of the Company, in order, for example, to permit us to pursue strategic alternatives. Any such decision to abandon or delay implementation of the filing of the Certification of Dissolution or Plan of Dissolution may result in our incurring of additional operating costs and liabilities, which could reduce the amount available for liquidating distributions to our stockholders. Additionally, we may, subject to approval by the Board but without further stockholder approval, make an assignment for benefit of our creditors under applicable state law, and thereby liquidate and wind up our affairs through such an assignment for benefit of creditors proceeding under applicable law, as further described below.

The payment of liquidating distributions, if any, to our stockholders could be delayed.

Although the Board has not established a firm timetable for liquidating distributions to our stockholders, the Board intends, subject to contingencies inherent in winding up our business, to make such liquidating distributions, if any, from time to time following the filing of the Certificate of Dissolution in light of when creditor claims and contingent liabilities are paid or settled and when we receive portions of the Purchase Price from AxoSim, including the portions of the Escrow Amount, which we expect will be no earlier than one year after the closing of the Sale. However, we are currently unable to predict the precise timing of any such liquidating distributions or whether any liquidating distributions will occur at all. The timing of any such liquidating distributions will depend on and could be delayed by, among other things, any settlements of obligations to third parties. Additionally, a creditor could seek an injunction against the making of such distributions to our stockholders on the basis that the amounts to be distributed were needed to provide for the payment of our liabilities and expenses. Any action of this type could increase expenses and delay or substantially diminish any amount available for such distribution to our stockholders.

We will continue to incur claims, liabilities and expenses that will reduce the amount available for distribution.

Claims, liabilities and expenses from operations, such as operating costs, costs of the Special Meeting, directors’ and officers’ insurance, legal, accounting and consulting fees (including the consulting fees of Mr. LaFrence) and miscellaneous expenses, will continue to be incurred as we wind up. These expenses could be much higher than currently anticipated and will reduce the amount of assets available for ultimate distribution to stockholders.

If we fail to maintain an adequate reserve for payment of our expenses and liabilities, each stockholder receiving liquidating distributions could be held liable for payment to our creditors of his, her or its pro rata share of amounts owed to creditors in excess of the reserve, up to the amount actually distributed to such stockholder in connection with the Dissolution.

If the Dissolution Proposal is approved by our stockholders, we expect to file a Certificate of Dissolution with the Delaware Secretary of State dissolving the Company. Pursuant to Delaware law, we will continue to exist for three years after our dissolution or for such longer period as the Delaware Court of Chancery may direct, or as may be required to resolve any pending litigation matters, for the purpose of prosecuting and defending suits against us and enabling us to gradually close our business, dispose of our property, discharge our liabilities and to distribute to our stockholders any remaining assets. In the event that we fail to maintain during this three-year period an adequate reserve for payment of our expenses and liabilities, our creditors may be able to pursue claims against our stockholders directly to the extent that they have claims co-extensive with such stockholders’ receipt of liquidating distributions. Although the liability of any stockholder is limited to the amounts previously received by such stockholder from us (and from any liquidating trust or trusts) pursuant to the Plan of Dissolution, this means that a stockholder could be required to return all liquidating distributions previously made to such stockholder and receive nothing from us under the Plan of Dissolution. Moreover, in the event a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. There can be no guarantee that the reserves maintained by us will be adequate to satisfy all such expenses and liabilities.

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Further stockholder approval will not be required in connection with the implementation of the Plan of Dissolution, including for the sale of all or substantially all of our non-cash assets, if any, as contemplated in the Plan of Dissolution.

The approval of the Dissolution Proposal by our stockholders will also authorize, without further stockholder approval, the Board to take such actions as deemed necessary, appropriate or desirable to implement the Plan of Dissolution and the transactions contemplated thereby. Accordingly, we may dispose of our non-cash assets, in a manner determined appropriate by the Board, without further stockholder approval.

Although the Board will be responsible for overseeing the Plan of Dissolution, the Board’s authority could effectively be transferred to a liquidating trustee or some other party.

Under Delaware law, a company’s board of directors retains ultimate decision-making authority following a company’s dissolution, and therefore the Board would initially be responsible for overseeing the Plan of Dissolution. However, pursuant to the Plan of Dissolution, a liquidating trust could be used to complete the Dissolution, or, under Delaware law, any director, creditor, stockholder or other party showing good cause could seek court appointment of a trustee or receiver to complete the Dissolution.

Interests of our stockholders in the Company after the Final Record Date, and interests of our stockholders in any liquidating trust we may establish pursuant to the Plan of Dissolution, may not be assignable or transferable.

We intend to discontinue recording transfers of shares of our Common Stock on the Final Record Date, and thereafter certificates representing shares of our Common Stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. In addition, if we were to establish a liquidating trust, the interests of our stockholders in such liquidating trust would similarly not be assignable or transferable except by will, intestate succession or operation of law, which could adversely affect our stockholders’ ability to realize the value of such interests. Furthermore, given that our stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to any entity which is treated as a liquidating trust for tax purposes, the distribution of non-transferable interests would result in tax liability to the stockholders without their being readily able to realize the value of such interest to pay such taxes or otherwise.

The tax treatment of any liquidating distributions may vary from stockholder to stockholder, and the discussions in this proxy statement regarding such tax treatment are general in nature. You should consult your own tax advisor instead of relying on the discussions of tax treatment in this proxy for tax advice.

We have not requested a ruling from the IRS with respect to the anticipated tax consequences of the Plan of Dissolution, and will not seek an opinion of counsel with respect to the anticipated tax consequences of any liquidating distributions. If any of the anticipated tax consequences of the Plan of Dissolution described in the proxy statement proves to be incorrect, the result could be increased taxation to the Company and/or our stockholders, thus reducing the benefit to our stockholders and the Company from the liquidation and distributions. Tax considerations applicable to particular stockholders may vary with and be contingent upon the stockholder’s individual circumstances.

Dissolution Under Delaware Law

Delaware law provides that a corporation may dissolve upon the approval of a corporation’s board of directors followed by a vote of a majority of its outstanding stock entitled to vote thereon. Following such approval, the dissolution is effected by filing a certificate of dissolution with the Delaware Secretary of State. The corporation is dissolved upon the effective time of its certificate of dissolution.

Under Delaware law, once a corporation is dissolved, it continues its corporate existence for three years, but may not carry on any business except that appropriate to wind up and liquidate its business and affairs. The process of winding up includes, among other things:

●	the settling and closing of any business;

●	the disposition and conveyance of any property;

●	the discharge of any liabilities, including making reasonable provision for contingent and likely future claims;

●	the prosecution and defense of any lawsuits; and

●	the distribution of any remaining assets to stockholders.

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If any action, suit or proceeding is commenced by or against the corporation before or within the three-year winding up period (or any extension thereof granted by a court), the corporation will, solely for the purpose of such action, suit or proceeding, automatically continue to exist beyond the three-year period until any judgments, orders or decrees are fully executed.

Absence of Appraisal Rights

Under Delaware law, our stockholders are not entitled to appraisal, dissenters’ or similar rights in connection with the Dissolution.

Our Conduct Following Approval of the Dissolution Proposal

This section of the proxy statement describes material aspects of the proposed Plan of Dissolution and the steps the Company, the Board expects to take pursuant thereto. While we believe that this description covers the material terms of the Plan of Dissolution, this summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement, including the section captioned “Summary of the Plan of Dissolution and Dissolution Process” and the Plan of Dissolution attached as Appendix B to this proxy statement, and the other documents delivered with this proxy statement for a more complete understanding of the Plan of Dissolution.

Approval of Plan of Dissolution

To become effective, the Dissolution Proposal must be approved by the affirmative vote of a majority of the outstanding shares of capital stock of the Company entitled to vote on the Dissolution Proposal. The approval of the Plan of Dissolution by the requisite vote of the holders of our Common Stock will constitute adoption of the Dissolution and of the Plan of Dissolution and a grant of full and complete authority for the Board and officers, without further stockholder action, to proceed with the Dissolution pursuant to the Plan of Dissolution and in accordance with any applicable provision of the Delaware law, including the authority to dispose of all of our remaining non-cash assets.

Liquidation and dissolution

If the Dissolution Proposal is approved by the requisite vote of our stockholders, the steps set forth below, among others, may be completed at such times as the Board in its discretion, in accordance with Delaware law, deems necessary, appropriate or advisable in our best interests and the best interests of our stockholders:

●	the filing of a Certificate of Dissolution with the Delaware Secretary of State;

●	the cessation of all of our business activities except those relating to winding up and liquidating our business and affairs, including, but not limited to, prosecuting and defending suits by or against us;

●	the collection, sale, exchange or other disposition of all or substantially all of our non-cash assets and property, if any, in one transaction or in several transactions;

●	the defense, resolution and/or settlement of any litigation against us, and the making of reasonable provision to pay insurance retentions and legal fees in connection with any such lawsuit or claim;

●	the payment of or the making of reasonable provision to pay all known claims and obligations, including all contingent, conditional or un-matured contractual claims known to us;

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●	the making of such provision as will be reasonably likely to be sufficient to satisfy any claims that have not been made known to us or that have not arisen but that, based on facts known to us, are likely to arise or become known to us within ten years after the date of dissolution;

●	the maintenance of a reserve consisting of cash and/or property to satisfy such claims and contingent obligations;

●	the payment of any liquidating distribution to our stockholders of record, determined as of the Final Record Date;

●	the pro rata distribution to our stockholders, or the transfer to one or more liquidating trustees for the benefit of our stockholders under a liquidating trust, of our remaining assets after payment or provision for payment of claims against us and our obligations; and

●	the taking of any and all other actions permitted or required by Delaware law and any other applicable laws and regulations.

The Board may, to the fullest extent permitted by law, amend the Plan of Dissolution without further stockholder approval if it determines that such amendment is in the best interest of the Company. In addition, if the Board determines that the Dissolution is not in our best interest, the Board may direct that the Plan of Dissolution, and therefore the dissolution of the Company, be abandoned at any time, even after the receipt of stockholder approval of the Dissolution.

Expenses

We will pay all of our expenses (including operating and wind-up expenses to be incurred throughout the dissolution and wind-up process) and other known, non-contingent liabilities (which we presently estimate at between $2.4 million and $2.5 million for the period from June 30, 2023 through the time at which we expect the distributions would be made). Following the filing of the Certificate of Dissolution, while we complete the wind-up and collect any subsequent payments due to us from AxoSim, we may owe additional legal and accounting fees and consulting fees of our Chief Executive Officer and Chief Financial Officer Andrew D. C. LaFrence. We will determine whether and when to collect, sell, exchange, distribute or otherwise dispose of all or substantially all of our non-cash assets and property that remain after the Sale. Under the Asset Purchase Agreement, which is subject to the approval of the Sale Proposal, we have agreed to certain indemnification obligations which will survive the closing of the Sale, as described above in “Proposal 1: Approval of the Sale Pursuant to the Asset Purchase Agreement—The Asset Purchase Agreement—Survival.” In particular, there will be the $338,000 Indemnification Escrow Amount, which is a portion of the Purchase Price held in escrow until the one-year anniversary of the closing of the Sale, and which amount is the cap for indemnification obligations owed to AxoSim other than for breaches of any Fundamental Representation. The cap for breaches of Fundamental Representations is $2,250,000.

Liquidating Distributions

It is our current intention to make liquidating distributions to our stockholders who held shares of Common Stock as of the Final Record Date from time to time, as permitted by Delaware law. Delaware law requires that, prior to making any liquidating distribution, we pay or provide for payment of all of our liabilities and obligations, including contingent liabilities. In determining whether adequate provision is being made for any outstanding liabilities or wind down costs, the Board may consider a variety of factors. For example, in the case of outstanding disputed or contingent liabilities, considerations may include the estimated maximum amount of the claim and the likelihood that the claim will be resolved in the claimant’s favor or that the contingency will occur. Further, our ability to make liquidating distributions could be adversely affected if any unanticipated liabilities or claims arise prior to the anticipated distribution.

Uncertainties as to the amount of liabilities make it impossible to predict precisely the aggregate amount that will ultimately be available for distribution, if anything. We will continue to incur claims, liabilities and expenses (including operating costs, directors’ and officers’ insurance, legal, accounting and consulting fees and miscellaneous expenses) following the approval of the liquidation and dissolution of the Company pursuant to the Plan of Dissolution. These claims, liabilities and expenses will reduce the amount of cash and assets available for ultimate distribution to our stockholders.

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We cannot predict with certainty the amount of any liquidating distributions to its stockholders or whether we will be able to make liquidating distributions at all. Based on the information currently available to us, we estimate that the aggregate amount ultimately distributed to our stockholders will be in the range of between approximately $0.17 and $0.24 per share. This estimate of the amount that may be available for distribution assumes, among other things:

●	that there will be no lawsuits filed against us or our officers or directors prior to or following the approval of the liquidation and dissolution pursuant to the Plan of Dissolution;

●	that there will be no delays in timing and the Dissolution will be completed within three years;

●	the Sale Proposal being approved, the closing of the Sale and our receipt of the Purchase Price, including the Escrow Amount, consistent with our current expectations and timing; and

●	that the amount of our estimated expenses to complete the Dissolution will not exceed the estimates contained in the table below.

Any one or more of these assumptions may prove to be wrong, which could reduce any amount available to distribute to our stockholders.

The following table sets forth the basis for our estimate of liquidating distributions. The following table is based upon, among other things, the assumptions set forth above and estimates of certain liabilities. If our assumptions or estimates contained therein prove to be incorrect, our stockholders may ultimately receive substantially more or less than the amounts estimated here. We do not plan to resolicit stockholder approval for the Dissolution even if the amount ultimately distributed to our stockholders changes significantly from the estimates set forth in this proxy statement.

Estimated Liquidating Distribution to Stockholders as of June 30, 2023 (in thousands, except for share and per share amounts)	Low Estimate	High Estimate
Cash, cash equivalents and marketable securities, plus accounts receivable, net of severance obligations and other known expenses through June 30, 2023 (unaudited)	$2,012	$2,211
Purchase Price from AxoSim, including estimated Escrow Amount releases, net of investment banker fees	$1,442	$1,780
Estimated operating expenses and loan payments from June 30, 2023 through the time at which we expect the distributions would be made	$(2,386)	$(2,486)
Estimated cash to distribute to stockholders	$1,068	$1,505
Assumed shares outstanding	6,328,752	6,328,752
Estimated liquidating distribution(s) per share	$0.17	$0.24

The actual amounts of any liquidating distributions may vary substantially, depending on, among other things, whether we become subject to additional liabilities or claims. Additionally, any delays in the expected timing could increase expenses and reduce the amount available or impact our ability to distribute to our stockholders. See the sections of this proxy statement captioned “Special Note Regarding Forward-Looking Statements,” “Risk Factors Related to the Sale Proposal” and “Risk Factors Related to the Dissolution Proposal.” Although the Board has not established a firm timetable for liquidating distributions, subject to contingencies inherent in winding up our business, the Board intends to make such distributions from time to time following the filing of the Certificate of Dissolution, no earlier than one year after the closing of the Sale.

Final Record Date

The Final Record Date will be the close of business on the day that is the effective date of the Certificate of Dissolution. We intend to close our stock transfer books and discontinue recording transfers of shares of our Common Stock on the Final Record Date, and thereafter certificates representing shares of our Common Stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the Final Record Date, we will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of our shares will occur after the Final Record Date.

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All liquidating distributions from us or a liquidating trust, or as a result of an assignment for the benefit of creditors, on or after the Final Record Date, if any, will be made to stockholders who held shares of Common Stock as of the Final Record Date. Subsequent to the Final Record Date, we may at our election require stockholders to surrender certificates representing their shares of Common Stock in order to receive subsequent distributions. Stockholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates should be required, all distributions otherwise payable by us or the liquidating trust, if any, to stockholders who have not surrendered their stock certificates may be held in trust for such stockholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a stockholder’s certificate evidencing the Common Stock has been lost, stolen or destroyed, the stockholder may be required to furnish us with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Sale of Remaining Assets

Following the proposed Sale, we do not believe that any of our remaining non-cash assets will be material. Therefore, the Plan of Dissolution contemplates the sale of all of our remaining non-cash assets if and at such time as the Board may approve, without further stockholder approval, subject to the Sale, if approved by stockholders. The Plan of Dissolution does not specify the manner in which we may sell our assets. Such sales could take the form of sales of individual assets, sales of groups of assets organized by type of asset or otherwise, a single sale of all or substantially all of our assets, or some other form of sale. The assets may be sold to one or more purchasers in one or more transactions over a period of time. It is not anticipated that any further stockholder votes will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by the Board. We do not anticipate amending or supplementing this proxy statement to reflect any such agreement or sale, unless required by applicable law, or selling any additional assets in the future. See the section of this proxy statement captioned “Risk Factors Related to the Dissolution Proposal.”

Contingent Liabilities; Reserves

Under Delaware law, we are required, in connection with the Dissolution, to (i) pay or make reasonable provision for payment of all claims, liabilities and obligations, including all contingent, conditional or unmatured contractual claims known to the Company, (ii) make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party, and (iii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or become known to the Company within 10 years after the date of dissolution. We have used and anticipate continuing to use cash until the end of the three-year period following the effective date of the filing of the Certificate of Dissolution for a number of items, including, but not limited to, the following:

●	ongoing operating expenses;

●	expenses, including retention amounts, incurred in connection with extending our directors’ and officers’ insurance coverage;

●	expenses incurred in connection with the Dissolution pursuant to the Plan of Dissolution;

●	taxes imposed upon us and any of our assets; and

●	professional, legal, consulting and accounting fees.

We will maintain a reserve, consisting of cash or other assets that we believe will be adequate for the satisfaction of all of our current unknown, contingent and/or conditional claims and liabilities. We may also take other steps to provide for the satisfaction of the reasonably estimated amount of such claims and liabilities, including possibly seeking to acquire insurance coverage with respect to certain claims and liabilities. There can be no assurance that the reserve will be sufficient. After the liabilities, expenses and obligations for which the reserve is established have been satisfied in full (or determined not to be owed), we will distribute to its stockholders any remaining portion of the reserve.

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In the event we fail to create an adequate reserve for the payment of our expenses and liabilities and amounts have been distributed to the stockholders under the Plan of Dissolution, our creditors may be able to pursue claims against our stockholders directly to the extent that they have claims co-extensive with such stockholders’ receipt of liquidating distributions. See the section of this proxy statement captioned “Risk Factors Related to the Dissolution Proposal—If we fail to maintain an adequate reserve for payment of our expenses and liabilities, each stockholder receiving liquidating distributions could be held liable for payment to our creditors of his, her or its pro rata share of amounts owed to creditors in excess of the reserve, up to the amount actually distributed to such stockholder in connection with the Dissolution.”

If we were held by a court to have failed to make adequate provision for our expenses and liabilities or if the amount required to be paid in respect of such liabilities exceeded the amount available from the reserve and any assets of the liquidating trust or trusts, a creditor could seek an injunction against the making of liquidating distributions under the Plan of Dissolution on the grounds that the amounts to be distributed were needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to stockholders under the Plan of Dissolution.

Interests of Certain Persons in the Dissolution

Certain of our executive officers and directors may have financial interests in the Dissolution pursuant to the Plan of Dissolution that may be different from, or in addition to, the interests of our stockholders generally. In particular:

●	during the liquidation of our assets, we will pay certain of our officers, directors, service providers and agents, or any of them, compensation for services rendered in connection with the implementation of the Plan of Dissolution. Such compensation is not expected to be materially different from the compensation that would be paid to an outside party for similar services;

●	if the Sale occurs, Ping Yeh, a director, will be party to a consulting agreement with AxoSim, as described in “Proposal 1: Approval of the Sale Pursuant to the Asset Purchase Agreement—The Asset Purchase Agreement—Yeh Consulting Agreement,” above;

●	as of June 30, 2023, our directors and executive officers beneficially owned 618,124 shares of Common Stock. Our directors and executive officers who own shares of Common Stock will be entitled to receive, on the same terms and conditions as our other stockholders, the same distributions and other benefits that our stockholders would receive when we make liquidating distributions to our stockholders of record; and

●	our directors and officers may be entitled to indemnification and insurance coverage from us.

The Board was aware of those potentially differing interests and considered them, among other matters, in evaluating the Plan of Dissolution and in reaching its decision to approve such plan and the actions contemplated thereby, as more fully discussed in the section of this proxy statement captioned “Reasons for the Dissolution Proposal.”

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Equity Compensation Plan Information

Effective with the merger between us and StemoniX, the Vyant Bio 2021 Equity Incentive Plan (the “2021 Plan”) came into effect, pursuant to which the Company’s Board of Directors may grant up to 900,000 of equity-based instruments to officers, key employees, and non-employee consultants. The following table provides information as of December 31, 2022 regarding shares of the Company’s Common Stock that may be issued under (i) the two legacy equity incentive plans: the Cancer Genetics Inc. 2011 Equity Incentive Plan (the “2011 Plan”), and the StemoniX Inc. 2015 Stock Option Plan (the “2015 Plan”, and together with the 2011 Plan, the “Frozen Stock Option Plans”) and (ii) the 2021 Plan.

	Equity Compensation Plan Information
Plan Category	(a) Number of securities to be issued upon exercise of outstanding options and rights (1)	(b) Weighted average exercise price of outstanding options and rights		(c) Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
Equity compensation plans approved by security holders (2)	428,301	$14.97	(3)	391,163	(4)

(1) Does not include any restricted stock as such shares are already reflected in the Company’s outstanding shares, does include 78,801 restricted stock units outstanding as of December 31, 2022.

(2) Consists of the 2011 Plan, the 2015 Plan and the 2021 Plan.

(3) The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.

(4) Includes securities available for future issuance under the 2021 Plan. The Company is no longer able to issue securities from the 2011 Plan and the 2015 Plan.

Indemnification Agreements

The Company has entered into indemnification agreements with each of its current directors and executive officers. These agreements will require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company also intends to enter into indemnification agreements with its future directors and executive officers.

Other than as set forth above, it is not currently anticipated that the Dissolution will result in any material benefit to any of our executive officers or to directors who participated in the vote to adopt the Plan of Dissolution.

Certain Material U.S. Federal Income Tax Consequences of the Dissolution Proposal

The following is a summary of certain material U.S. federal income tax consequences of the Plan of Dissolution that will generally be applicable to U.S. Stockholders and Non-U.S. Stockholders (each as defined below) if such stockholders approve the Plan of Dissolution, but does not purport to be a complete analysis of all potential tax effects. This discussion is for general information purposes only and does not constitute, and is not, a tax opinion or tax advice to any particular stockholder. This summary is based on the Code, the Treasury Regulations promulgated thereunder, judicial decisions, administrative rulings and other legal authorities, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. Any such change could alter or modify the statements and conclusions set forth below. No ruling from the IRS and no opinion of counsel will be requested or obtained concerning the U.S. federal income tax consequences of the Plan of Dissolution. The tax consequences set forth in the following discussion are not binding on the IRS or the courts, and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court.

STOCKHOLDERS ARE URGED TO CAREFULLY REVIEW THIS DESCRIPTION AND TO CONSULT THEIR OWN TAX ADVISORS AS TO DETERMINE ANY SPECIFIC TAX CONSEQUENCES TO THE STOCKHOLDER IN CONNECTION WITH THE DISSOLUTION PROPOSAL, INCLUDING, ANY U.S. FEDERAL INCOME TAX CONSEQUENCES AND/OR ANY FEDERAL NON-INCOME, STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES RELAVANT TO SUCH STOCKHOLDER AS A RESULT OF THE DISSOLUTION PURSUANT TO THE PLAN OF DISSOLUTION.

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The following discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular stockholder in light of such stockholder’s particular circumstances, or who may be subject to special rules under the U.S. federal income tax laws, including, without limitation, mutual funds, retirement plans, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, brokers or dealers in securities, traders who mark to market, stockholders who hold their shares as part of a straddle, hedge or conversion transaction, stockholders who hold shares as “qualified small business stock” under Section 1202 of the Code or “section 1244 stock” under Section 1244 of the Code, and stockholders that hold shares through a partnership or other pass-through entity. Furthermore, this discussion does not apply to holders of options or warrants or stockholders who acquired their shares by exercising options or warrants, nor does it apply to stockholders who received their shares in connection with the performance of services. This discussion assumes that stockholders hold their stock as capital assets within the meaning of Section 1221 of the Code and that a stockholder did not treat their stock as worthless within the meaning of Section 165(g) of the Code prior to adoption of the Plan of Dissolution. In addition, the discussion does not address any aspect of federal non-income, state, local or non-U.S. taxation that may be applicable to a particular stockholder.

U.S. Federal Income Taxation of the Company

We intend for distributions made pursuant to the Plan of Dissolution to be treated as a series of distributions in complete liquidation of the Company, and this discussion assumes this treatment will be respected. In accordance with such treatment, each stockholder will be treated as receiving its portion of such distributions in exchange for its shares of our Common Stock. If a stockholder holds different blocks of shares of our Common Stock (generally, shares of our Common Stock purchased or acquired on different dates or at different prices), the stockholder’s portion of such distributions must be allocated among the several blocks of shares in the proportion that the number of shares in a particular block bears to the total number of shares owned by the stockholder.

If we distribute any property other than cash in a liquidating distribution to its stockholders, we will recognize gain or loss as if such property were sold to the stockholders at its fair market value. Accordingly, we may be subject to U.S. federal income tax on gain from a distribution of our property (other than cash), which may reduce the amount of cash available to distribute to our stockholders. If any property distributed by us are subject to a liability or if a stockholder assumes a liability of us in connection with the distribution of property, the fair market value of such distributed property shall be treated as not less than the amount of such liability. After the close of the taxable year during which a liquidating distribution was made, we will provide stockholders and the IRS with a statement of the amount of cash distributed to the stockholders and our best estimate as to the value of any property distributed during that year. The IRS may challenge our valuation of any distributed property. As a result of such a challenge, the amount of gain or loss recognized by us and our stockholders on the distribution might change.

Until all of our remaining assets have been distributed to stockholders or a liquidating trust and the liquidation is complete, we will continue to be subject to U.S. federal income tax on our income.

Notwithstanding our position that the distributions made pursuant to the Plan of Dissolution will be treated as a series of distributions in complete liquidation of the Company, it is possible that the IRS or a court could determine that any of these distributions is a current distribution. In addition, if our stockholders do not approve the Dissolution Proposal, any distributions received by the stockholders as a result of the Dissolution pursuant to the Plan of Dissolution will be treated as a non-liquidating distribution. Such distribution will be taxable as a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Dividends paid to our non-corporate stockholders are generally taxed at long-term capital gains rates provided certain holding periods are met. Non-liquidating distributions in excess of current or accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of a stockholder’s basis in shares of Common Stock and thereafter as either long-term or short-term capital gain, depending on the stockholder’s holding period for such shares of Common Stock. Dividends received by Non-U.S. Stockholders may be subject to U.S. withholding tax at a rate of 30% or such lower rate as is established under an applicable treaty.

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U.S. Federal Income Taxation of U.S. Stockholders

For purposes of this discussion a “U.S. Stockholder” is a beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is or is treated as:

●	An individual who is a citizen or resident of the United States;
●	An entity that is treated as a corporation for U.S. federal income tax purposes and created or organized under the laws of the United States, any state thereof, or the District of Columbia;
●	An estate, the income of which is subject to U.S. federal income tax regardless of its source; or
●	A trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Assuming our stockholders approve the Dissolution Proposal, amounts received by U.S. Stockholders from the Dissolution pursuant to the Plan of Dissolution will be treated as full payment in exchange for their shares of Common Stock. As a result of the Dissolution, a U.S. Stockholder generally will recognize gain or loss equal to the difference between (i) the sum of the amount of cash and the fair market value (at the time of distribution) of any other property distributed to the U.S. Stockholder with respect to each share (including distributions to any liquidating trust, as discussed below), less any liabilities assumed by the U.S. Stockholder or to which the distributed property is subject, and (ii) the U.S. Stockholder’s adjusted tax basis in the shares of Common Stock. If a U.S. Stockholder owns shares acquired at different times or for different prices, gain or loss is calculated separately for each such block of shares.

Liquidating distributions are first applied against, and reduce, the U.S. Stockholder’s adjusted tax basis in its shares, or block of shares, of Common Stock before recognizing any gain. If we make more than one liquidating distribution, a U.S. Stockholder will recognize gain to the extent the aggregate liquidating distributions (including a constructive distribution in the case of a transfer of assets to a liquidating trust or trusts) allocated to a share, or block of shares, of Common Stock exceed the U.S. Stockholder’s adjusted tax basis with respect to that share or block of shares. Any loss will generally be recognized only when the final distribution from us has been received, and then only if the aggregate value of all liquidating distributions (including a constructive distribution in the case of a transfer of assets to a liquidating trust or trusts) with respect to a share or block of shares is less than the U.S. Stockholder’s adjusted tax basis for that share or block of shares. Gain or loss recognized by a U.S. Stockholder will be long-term capital gain or loss if the shares have been held for more than one year. The deductibility of capital losses is subject to certain limitations. For a discussion of the U.S. federal income tax treatment of gain or loss from a liquidating distribution received by foreign stockholders, see “U.S. Federal Income Taxation of Non-U.S. Stockholders” below.

If we make a distribution of property other than cash to U.S. Stockholders, the U.S. Stockholder’s tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution. After the close of our taxable year during which a liquidating distribution was made, we will provide U.S. Stockholders and the IRS with a statement of the amount of cash distributed to our stockholders and our best estimate as to the value of any property distributed during that year. There is no assurance that the IRS will not challenge our valuation of any property. As a result of such a challenge, the amount of gain or loss recognized by U.S. Stockholders might change. Distributions of property other than cash to U.S. Stockholders could result in tax liability to any given U.S. Stockholder exceeding the amount of cash received, requiring the U.S. Stockholder to meet the tax obligations from other sources or by selling all or a portion of the assets received. If we opt to use a trust, the timing of distributions to U.S. Stockholders will be as described below under the section of this proxy statement captioned “Liquidating Trusts.”

If a U.S. Stockholder is required to satisfy any liability not fully covered by our reserve (see the section of this proxy statement captioned “Contingent Liabilities; Reserves”), payments by U.S. Stockholders in satisfaction of such liabilities would generally result in a capital loss in the year paid, which, in the hands of individual U.S. Stockholders, cannot be carried back to prior years to offset capital gains realized from a liquidating distribution in those years.

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U.S. Federal Income Taxation of Non-U.S. Stockholders

For purposes of this paragraph, a “Non-U.S. Stockholder” is a stockholder that is not a U.S. Stockholder and is not a partnership. Distributions made pursuant to the Plan of Dissolution to a Non-U.S. Stockholder will be treated as received by the non-U.S. stockholder in exchange for the non-U.S. stockholder’s shares of Common Stock. The amount of any such distribution allocable to a block of shares of Common Stock owned by the Non-U.S. Stockholder will reduce the Non-U.S. Stockholder’s adjusted tax basis in such shares, but not below zero. Any excess amount allocable to such shares will be treated as capital gain. A Non-U.S. Stockholder will not be subject to U.S. federal income tax on any such gain unless:

•	the gain is effectively connected with the Non-U.S. Stockholder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Stockholder maintains a permanent establishment in the United States to which such gain is attributable); or

•	the Non-U.S. Stockholder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Stockholder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Stockholder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Stockholder has timely filed U.S. federal income tax returns with respect to such losses.

NON-U.S. STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES OF THE RECEIPT OF LIQUIDATING DISTRIBUTIONS FROM US.

Backup Withholding

In order to avoid “backup withholding” of U.S. federal income tax on payments to our U.S. Stockholders, each stockholder must, unless an exception applies, provide such U.S. Stockholder’s correct taxpayer identification number (“TIN”) on IRS Form W-9 (or, if applicable, another withholding form) and certify under penalties of perjury that such number is correct and that such U.S. Stockholder is not subject to backup withholding. If a U.S. Stockholder fails to provide the correct TIN or certification, payments received may be subject to backup withholding at the rate applicable at the time, currently 24%. Payments to Non-U.S. Stockholders may be subject to backup withholding unless such Non-U.S. Stockholder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or W-8BEN-E or another appropriate version of IRS Form W-8. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund generally may be obtained from the IRS, provided that the required information is properly furnished in a timely manner to the IRS. Stockholders should consult their own tax advisors regarding the applicability of backup withholding in their particular circumstances.

THE TAX CONSEQUENCES OF THE PLAN OF DISSOLUTION MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF THE STOCKHOLDER. WE RECOMMEND THAT EACH STOCKHOLDER CONSULT HIS, HER OR ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN OF DISSOLUTION AS WELL AS THE STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES.

Liquidating Trusts

We may transfer our remaining assets and obligations to a liquidating trust if our Board determines that such a transfer is advisable. Under applicable Treasury Regulations, a trust will be treated as a “liquidating trust” if it is organized for the primary purpose of liquidating and distributing the assets transferred to it, and if its activities are all reasonably necessary to and consistent with the accomplishment of that purpose. However, if the liquidation is unreasonably prolonged or if the liquidation purpose becomes so obscured by business activities that the declared purpose of the liquidation can be said to be lost or abandoned, the trust will no longer be considered a liquidating trust and adverse tax consequences may apply to the trust or to stockholders. Although neither the Code nor the Treasury Regulations thereunder provide any specific guidance as to the length of time a liquidating trust may last, the IRS’s guidelines for issuing rulings with respect to liquidating trust status call for a term not to exceed three years, which period may be extended to cover the collection of installment obligations.

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If we transfer assets to a liquidating trust and distribute interests in the liquidating trust to stockholders, we intend that such transfer and distribution would be treated for U.S. federal income tax purposes as if we distributed an interest in each of the assets so transferred directly to such stockholders. Each stockholder would be treated as receiving a liquidating distribution from us, which would be treated generally as described above.

Assuming that the liquidating trust is treated as a “liquidating trust” for U.S. federal income tax purposes, we intend that the liquidating trust would be treated as a “grantor trust” for U.S. federal income tax purposes. In that case, each unit or interest in the liquidating trust would represent ownership of an undivided proportionate interest in all of the assets and liabilities of the liquidating trust and a stockholder would be treated for U.S. federal income tax purposes as receiving or paying, as applicable, directly a pro rata portion of all income, gain, loss, deduction, and credit of the liquidating trust. A stockholder would be taxed each year on its share of income from the liquidating trust, net of such stockholder’s share of expenses of the liquidating trust (including interest and depreciation) whether or not such stockholder receives a distribution of cash from the liquidating trust that year. When the liquidating trust makes distributions to stockholders, the stockholders generally would recognize no additional gain or loss.

Assuming the liquidating trust is treated as a grantor trust for U.S. federal income tax purposes, a stockholder’s adjusted tax basis in a unit of the liquidating trust (and indirectly in the pro rata portion of the net assets in the liquidating trust that are attributable to that unit) would be equal to the fair market value of a unit (and those net assets) on the date that it is treated as distributed to the stockholder, which value would be determined by us and reported to the stockholder. The long-term or short-term character of any capital gain or loss recognized in connection with the sale of the liquidating trust’s assets would be determined based upon a holding period commencing at the time of the acquisition by a stockholder of such stockholder’s beneficial interest in the liquidating trust.

The trustee or trustees of the liquidating trust would provide to each stockholder of units in the liquidating trust after each year end a detailed itemized statement that reports on a per unit basis the stockholder’s allocable share of all the various categories of income and expense of the liquidating trust for the year. Each stockholder must report such items on its U.S. federal income tax return regardless of whether the liquidating trust makes current cash distributions.

If the liquidating trust fails to qualify as a liquidating trust that is a grantor trust for U.S. federal income tax purposes, the consequences to stockholders would depend on the reason for the failure to qualify, and, under certain circumstances, the liquidating trust could be treated as an association taxable as a corporation for U.S. federal income tax purposes. If the liquidating trust is taxable as a corporation, the trust itself would be subject to U.S. federal income tax at the applicable corporate income tax rate, which is currently 21%. In that case, distributions made by the liquidating trust would be reduced by any such additional taxes imposed on the trust, and a stockholder would be subject to tax upon the receipt of distributions that constitute dividends from the trust rather than taking into account its share of the trust’s taxable items on an annual basis.

Stockholders should consult their tax advisors regarding the tax consequences that would apply to them if we were to transfer assets to a liquidating trust.

Accounting Treatment

If our stockholders approve the Dissolution Proposal for the Dissolution pursuant to the Plan of Dissolution, we will change our basis of accounting to the liquidation basis of accounting. Under the liquidation basis of accounting, assets are stated at their estimated net realizable values, and liabilities are stated at their estimated settlement amounts. Recorded liabilities will include the estimated expenses associated with carrying out the Plan of Dissolution. For periodic reporting, a statement of net assets in liquidation will summarize the liquidation value per outstanding share of Common Stock. Valuations presented in the statement will represent management’s estimates, based on present facts and circumstances, of the net realizable values of assets, satisfaction amounts of liabilities, and expenses associated with carrying out the Plan of Dissolution based upon management assumptions. The valuation of assets and liabilities will necessarily require many estimates and assumptions, and there will be substantial uncertainties in carrying out the provisions of the Plan of Dissolution. Ultimate values realized for our assets and ultimate amounts paid to satisfy our liabilities are expected to differ from estimates recorded in annual or interim financial statements.

Required Vote

The affirmative vote of a majority of the outstanding capital stock of the Company entitled to vote thereon is required to approve the Dissolution Proposal. This means that, of the shares of capital stock of the Company that are outstanding as of the close of business on the Record Date and entitled to vote on the Dissolution Proposal, a majority must vote in favor of the Dissolution Proposal in order for the Dissolution Proposal to be approved. Abstentions and broker non-votes, if any, will have the effect of a vote against the Dissolution Proposal.

Recommendation of the Board

After careful consideration of a number of factors, as further described in this proxy statement, the Board has unanimously (i) determined that the Dissolution pursuant to the Plan of Dissolution and the other transactions contemplated thereby are advisable and in the best interests of the Company and its stockholders, and (ii) approved in all respects the Dissolution and the Plan of Dissolution and the other transactions contemplated thereby.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL TWO.

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PROPOSAL 3: APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING

IN ORDER TO SOLICIT ADDITIONAL PROXIES.

Adjournment of the Special Meeting

If necessary, including in the event that at the Special Meeting, the number of shares of Common Stock present or represented by proxy at the Special Meeting and voting “FOR” the adoption of any one or more of the foregoing proposals (including the Sale Proposal and/or the Dissolution Proposal) are insufficient to approve any such proposal, we may move to adjourn the Special Meeting in order to enable us to solicit additional proxies in favor of the adoption of any such proposal. In that event, we may ask stockholders to vote only upon the adjournment proposal and not on any other proposal discussed in this proxy statement. If the adjournment is for more than thirty (30) days or a new record date for the adjourned meeting is set, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

For the avoidance of doubt, any proxy authorizing the adjournment of the Special Meeting shall also authorize successive adjournments thereof, at any meeting so adjourned, to the extent necessary for us to solicit additional proxies in favor of the adoption of any such proposal.

Required Vote and Recommendation

In accordance with our Charter, Bylaws and Delaware law, and as further discussed above under “Abstentions and Broker Non-Votes,” approval and adoption of this Proposal 3 requires the affirmative (“FOR”) vote of the holder of a majority in voting power of the shares of stock present or represented by proxy and entitled to vote thereon. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this proposal. Abstentions, if any, with respect to this proposal will have the effect of a vote against this Proposal 3. Broker non-votes, if any, with respect to this proposal will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL THREE.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of June 30, 2023 with respect to the beneficial ownership of Common Stock of the Company by the following: (i) each of the Company’s current directors; (ii) each of the named executive officers; (iii) all of the current executive officers and directors as a group; and (iv) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of the Company’s Common Stock.

For purposes of the following table, beneficial ownership is determined in accordance with the applicable SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, the Company believes that each person or entity named in the table has sole voting and investment power with respect to all shares of the Company’s Common Stock shown as beneficially owned by that person or entity (or shares such power with his or her spouse). Under the SEC’s rules, shares of the Company’s Common Stock issuable under options that are exercisable on or within 60 days after June 30, 2023 (“Presently Exercisable Options”) are deemed outstanding and therefore included in the number of shares reported as beneficially owned by a person or entity named in the table and are used to compute the percentage of the Common Stock beneficially owned by that person or entity. These shares are not, however, deemed outstanding for computing the percentage of the Common Stock beneficially owned by any other person or entity.

The percentage of the Common Stock beneficially owned by each person or entity named in the following table is based on 6,328,752 shares of Common Stock issued and outstanding as of June 30, 2023 plus any shares issuable upon exercise of Presently Exercisable Options held by such person or entity.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
Named Executive Officers, Executive Officers and Directors:
John Fletcher	30,278	(1)	*
Geoffrey Harris	16,181	(2)	*
Howard McLeod	12,317	(3)	*
John A. Roberts	39,399	(4)	*
Joanna Horobin	16,355	(5)	*
Paul Hanson	150,036	(6)	2.37%
Ping Yeh	282,728	(7)	4.46%
Andrew D. C. LaFrence	70,830	(8)	1.11%
All current executive officers and directors as a group (8 persons)	618,124		9.56%

5% Holders:
The Robert John Petcavich Living Trust	339,886		5.37%
Khejri Pte LTD	354,509	(9)	5.60%

(*) Less than 1%.

(1) Includes 4,652 shares of Common Stock underlying options exercisable on or before August 29, 2023.

(2) Includes 3,533 shares of Common Stock underlying options exercisable on or before August 29, 2023.

(3) Includes 3,533 shares of Common Stock underlying options exercisable on or before August 29, 2023.

(4) Includes 31,417 shares of Common Stock underlying options exercisable on or before August 29, 2023.

(5) Includes 3,615 shares of Common Stock underlying options exercisable on or before August 29, 2023.

(6) Includes 2,603 shares of Common Stock underlying options exercisable on or before August 29, 2023.

(7) Includes 265,624 shares of Common Stock owned by the Ping Yeh Revocable Trust, 8,409 shares of Common Stock underlying options exercisable on or before August 29, 2023.

(8) Includes 12,823 common shares owned by the Trust Agreement of Andrew David Chapman LaFrence and Kimberly Ann Chapman LaFrence dated August 11, 2017, and 58,007 shares of Common Stock underlying options exercisable on or before August 29, 2023.

(9) Includes 3,104 shares of Common Stock underlying options exercisable on or before August 29, 2023 by Sriram Nadathur, a beneficial owner of Khejri Pte LTD.

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INFORMATION ABOUT VYANT BIO, INC.

Overview

Vyant Bio, Inc. (the “Company”, “Vyant Bio”, “VYNT” or “we”), has historically been a company that incorporates innovative biology and data science to improve drug discovery for complex neurodevelopmental and neurodegenerative disorders. Our central nervous system (“CNS”) drug discovery platform combines human-derived organoid models of brain disease, scaled biology, and machine learning. Our platform is designed to: (i) elucidate disease pathophysiology; (ii) formulate key therapeutic hypotheses; (iii) identify and validate drug targets, cellular assays, and biomarkers to guide candidate molecule selection; and (iv) guide clinical trial patient selection and trial design. Our programs focused on identifying repurposed and novel small molecule clinical candidates for rare CNS genetic disorders including Rett Syndrome (“Rett”), CDKL5 Deficiency Disorders (“CDD”) and familial Parkinson’s Disease (“PD”). We focused on combining sophisticated data science capabilities with highly functional human cell derived disease models. We also aimed to leverage our ability to identify validated targets and molecular-based biomarkers to screen and test thousands of small molecule compounds in human diseased 3D brain organoids in order to create a unique approach to assimilating biological data that supports decision making iteratively throughout the discovery phase of drug development to identify both novel and repurposed drug candidates. In January 2023 we have ceased substantially all preclinical and clinical development activities as we complete our review of our strategic alternatives.

We have incurred substantial operating losses and have used substantial amounts of cash in our operating activities since inception. On January 4, 2023, the Company announced that it had engaged LifeSci Capital as its financial advisor to assist in exploring a range of strategic alternatives focused on enhancing shareholder value. There can be no assurance that this review process will result in any changes to the Company’s current business plans or lead to any specific action or transaction.

The Company’s Board of Directors (the “Board”), after an assessment of the status of the Company’s efforts to seek strategic alternatives and the Company’s then current cash position, approved a plan on January 31, 2023 to preserve the Company’s cash to be able to continue to pursue a satisfactory strategic alternative for the purpose of maximizing the value of the Company’s business while also having sufficient cash to adequately fund an orderly wind down of the Company’s operations (the “Cash Preservation Plan”) in the event it is unable to secure a satisfactory strategic alternative. As part of the Cash Preservation Plan, the Company implemented a reduction in force, resulting in the retention of a core group of employees required for one or more potential strategic transactions and/or to execute an orderly wind down of the Company if required. The Company also deferred pending efforts with respect to its current preclinical and clinical programs.

On January 31, 2023, John A. Roberts and Robert T. Fremeau, Jr., agreed in principle that Mr. Roberts and Dr. Fremeau would step down as President and Chief Executive Officer and Chief Scientific Officer, respectively, of the Company, effective as of February 3, 2023, and pursuant to their employment agreements, would be deemed terminated as of that date by the Company without cause for purposes of determining severance thereunder. Mr. Roberts remains a member of the Board of Directors of the Company. Andrew D. C. LaFrence, the Company’s Chief Financial Officer, assumed the role of President and Chief Executive Officer following Mr. Roberts’ departure. Mr. LaFrence became Chief Financial Officer upon the Company’s merger with StemoniX, Inc. on March 30, 2021, pursuant to the terms of an employment agreement, dated March 30, 2021. On May 9, 2023, the Company and Mr. LaFrence entered into a Consulting Agreement providing that effective as of June 1, 2023 (or such later date as may be agreement to by the Company and Mr. LaFrence), Mr. LaFrence would continue to serve as the Company’s President, Chief Executive Officer and Chief Financial Officer as a part time consultant rather than a full time employee. His employment agreement, which is filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, would be deemed terminated as of that date by the Company without cause for purposes of determining severance thereunder. The Consulting Agreement was a further step in the Company’s efforts to conserve cash consistent with its Cash Preservation Plan.

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Additionally, as part of its Cash Preservation Plan, on April 24, 2023 the Company’s Board of Directors determined it was appropriate to voluntarily delist its securities from The Nasdaq Capital Market (“Nasdaq”). On May 4, the Company filed a Form 25 with the Securities and Exchange Commission (the “SEC”) and the delisting became effective on May 15, 2023. Following the delisting of the Company’s securities from Nasdaq, the Company filed a Form 15 with the SEC to suspend its reporting obligations under the Securities Exchange Act of 1934, as amended. The Company expects that the deregistration of such securities will become effective 90 days after the filing of the Form 25 with the SEC. The documents filed with the SEC are available on the Company’s website. The Board made the decision to pursue this strategy following its review and careful consideration of a number of factors, including, but not limited to, the expected reduction in operating expenses by eliminating SEC reporting costs, which would allow the Company to focus more resources on its continued pursuit and exploration of satisfactory strategic alternative transactions and/or execution of an orderly wind down of the Company, if necessary. The Board determined that deregistration is in the overall best interests of the Company and its stockholders. Following delisting of the Company’s common stock from Nasdaq, the common stock has been quoted on the Pink Open Market operated by OTC Markets Group Inc. (the “OTC”) under the symbol “VYNT” starting on May 15, 2023.

StemoniX Merger

On March 30, 2021, Vyant Bio, formerly known as Cancer Genetics, Inc. (“CGI”), completed its business combination (the “Merger”) with StemoniX, Inc., a Minnesota corporation (“StemoniX”), in accordance with the Agreement and Plan of Merger and Reorganization, dated as of August 21, 2020 (the “Initial Merger Agreement”) by and among the Company, StemoniX and CGI Acquisition, Inc., a Minnesota corporation and wholly-owned subsidiary of the Company (“Merger Sub”), as amended by Amendment No. 1 thereto made and entered into as of February 8, 2021 (the “First Amendment”) and Amendment No. 2 thereto made and entered into as of February 26, 2021 (the “Second Amendment”) (the Initial Merger Agreement, as amended by the First Amendment and Second Amendment, the “Merger Agreement”), pursuant to which Merger Sub merged with and into StemoniX, with StemoniX surviving the Merger as a wholly-owned subsidiary of the Company.

The Merger was accounted for as a reverse acquisition with StemoniX being the accounting acquirer of CGI using the acquisition method of accounting. Under acquisition accounting, the assets and liabilities (including executory contracts, commitments and other obligations) of CGI, as of March 30, 2021, the closing date of the Merger, were recorded at their respective fair values and added to those of StemoniX. Any excess of purchase price consideration over the fair values of the identifiable net assets is recorded as goodwill. The total consideration paid by StemoniX in the Merger amounted to $59.9 million, which represents the fair value of CGI’s 2,201,437 shares of Common Stock or $50.74 million, 431,537 Common Stock warrants or $9.04 million and 11,181 Common Stock options outstanding on the closing date of the Merger with a fair value of $139 thousand. In addition, at the effective time of the Merger, existing StemoniX shareholders received an additional 160,942 incremental shares in accordance with the conversion ratio set forth in the Merger Agreement.

Effective with the Merger, the historical financial statements of StemoniX, as the accounting acquiror, became the historical financial statements of the Company under U.S. generally accepted accounting principles (“US GAAP”) and Cancer Genetics, Inc. was renamed Vyant Bio, Inc. Therefore, the underlying operations of CGI and subsidiaries are consolidated in the Vyant Bio consolidated financial statements from March 30, 2021 onward. The discussions regarding the Company’s business herein reflect the operations of StemoniX prior to the Merger as well as the post-Merger combined operations of Vyant Bio and StemoniX.

Reverse Stock Split

On July 14, 2022, the Company’s stockholders approved a reverse stock split (the “Reverse Split”) of the Company’s issued and outstanding shares of Common Stock in the range of one for five to one for fifteen shares. On October 18, 2022, the Company’s Board of Directors approved a Reverse Split of one for five shares effective November 1, 2022. As a result of the reverse split, every 5 shares of the Company’s Common Stock issued and outstanding were converted into one share of Common Stock. No fractional shares were issued in connection with the reverse split. Stockholders who would otherwise be entitled to a fractional share of Common Stock instead received cash in lieu of fractional shares based on the closing sales price of the Company’s Common Stock as quoted on the Nasdaq Global Market on the five trading days immediately prior to November 1, 2022. The reverse split did not reduce the number of authorized shares of the Common Stock or preferred stock (the “Preferred Stock”) or change the par values of the Company’s Common Stock or Preferred Stock. The Reverse Split affected all stockholders uniformly and did not affect any stockholder’s ownership percentage of the Company’s shares of Common Stock (except to the extent that the reverse split would result in some of the stockholders receiving cash in lieu of fractional shares). All outstanding Common Stock options, warrants and restricted stock units entitling their holders to receive or purchase shares of the Company’s Common Stock have been adjusted as a result of the reverse split, as required by the terms of each security. All historical share and per share amounts presented herein have been retroactively adjusted to reflect the impact of the Reverse Split.

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vivoPharm Business

In December 2021, the Company’s Board of Directors approved the engagement of an investment banker to seek to sell the vivoPharm business to allow the Company to focus on the development of neurological developmental and degenerative disease therapeutics. As of December 31, 2021, the Company commenced accounting for vivoPharm as discontinuing operations. In the fourth quarter of 2022, the Company sold substantially all of the operations of vivoPharm in two separate transactions. On March 13, 2023, the remaining vivoPharm business was sold. For further information, see section entitled “Discontinuing Operations” later in this section, and Note 3, Discontinuing Operations, to the Company’s Consolidated Financial Statements.

Business Strategy

Drug Discovery

Historically, the Company’s strategy had been to utilize a unique and robust “human-first” drug discovery platform to discover repurposed and novel therapeutics to treat neurodevelopmental and neurodegenerative diseases, initially focusing on rare CNS genetic disorders including Rett, CDD and familial PD. Key to the Company’s strategy was the development by utilizing human-derived induced pluripotent stem cells (“iPSC”) to generate three dimensional organoids that exhibit spontaneous synchronized neuronal activity that can be detected in a high-throughput fashion. Vyant Bio has industrialized the production of iPSC-derived organoids into standard multi-well plate formats that we believe are sufficiently robust and reproducible to enable high throughput drug screening and provide insightful data for optimized selection of therapeutic candidates.

The human organoid platform is combined with software analytics and machine learning systems, branded by the Company as its proprietary AnalytiX™ system. This integrated approach enables standardized, high-throughput screening of drug candidates to establish human efficacy prior to conducting human clinical studies, mitigating or in some cases avoiding the inadequacies of testing in clonal cell lines or preclinical animal models. The Company believes that its technologies will permit drug discovery in human disease areas that are difficult to address using current methodologies, such as brain diseases, accelerate preclinical drug discovery and development, reduce risk of clinical failure, predict drug candidate efficacy with greater degrees of confidence and, ultimately, reduce the cost of discovering new therapeutic agents.

The Company began transforming its Maple Grove, Minnesota facility to a high throughput manufacturing and screening facility in the fourth quarter of 2021 to expand the Company’s internal research and development capabilities. This transition was in line with the Company’s strategy to leverage its iPSC technology to pursue wholly owned and partnered drug discovery projects that yield higher valued proprietary therapeutic assets. This facility transformation was substantially completed in the second half of 2022. Previously, the Company derived revenue from the sale of iPSC-based microOrganTM plates to pharmaceutical, biotechnology and research customers and through the performance of Discovery as a Service (“DaaS”) for these customers.

Therapeutic Programs

Prior to February 2023 the Company was actively seeking to discover repurposed and novel (New Chemical Entity, or “NCE”) lead candidates for Rett, CDD and familial PD which was intended to become the foundation of the Company’s therapeutic platform. In January 2023, the Company placed all its preclinical and clinical development activities on hold as it evaluated its strategic alternatives.

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Rett Syndrome (“Rett”)

Rett is a rare genetic neurological disorder that occurs almost exclusively in girls and leads to severe impairments, affecting nearly every aspect of the child’s life including their ability to speak, walk, eat, and even breathe easily. The hallmark of Rett is near constant repetitive hand movements. Rett is usually recognized in children between 6 to 18 months as they begin to miss developmental milestones or lose abilities they had gained. Rett is caused by mutations on the X chromosome in a gene called MECP2. There are more than 900 different mutations found on the MECP2 gene. Most of these mutations are found in eight different “hot spots.” Rett is not a degenerative disorder with individuals living to middle age or beyond. Rett occurs worldwide in 1 of every 10,000 female births and is even rarer in boys. Rett can present with a wide range of disability ranging from mild to severe. The course and severity of Rett is determined by the location, type and severity of the mutation and X-inactivation. A 2022 report from Mellalta estimates the total global market opportunity for Rett therapeutic treatments is approximately $1.5 billion. On March 10, 2023, Acadia Pharmaceuticals announced that the United States Food and Drug Administration (“FDA”) has approved DAYBUE™ (trofinetide) for the treatment of Rett syndrome in adult and pediatric patients two years of age and older. DAYBUE is the first and only drug approved for the treatment of Rett syndrome.

The Company had two programs focused on Rett, that were identified based on a phenotypic screen of the SMART library provided by the International Rett Syndrome Foundation on our Rett patient-derived organoids: Donepezil, a repurposed drug candidate (referred to as “VYNT0126”) and two families of new chemical entity compounds.

Donepezil is a promising repurposed candidate for several reasons. The compound has already been approved by the FDA, including in a recently approved transdermal patch delivery system, as a cognition-enhancing medication for dementia related to Alzheimer’s disease, and there is readily available safety data. It exhibits a consistent dose-dependent rescue of the functional diseased Rett phenotype on our Rett patient-derived organoids and across additional functional readouts such as multielectrode electrophysiology assays, and cellular phenotypes (synaptogenesis). The Company has engaged a contract research organization in Australia to execute a Phase II clinical trial for adult Rett patients in Australia and New Zealand. The Company has not enrolled patients in this trial. As part of the Company’s Cash Preservation Plan in February 2023, the Company placed this clinical trial on hold. Further, the scope of any such clinical trial would need to be evaluated given the recent announcement of DAYBUE’s approval.

The Company was also pursuing novel compounds for Rett identified in the SMART screen in collaboration with Atomwise (as described below).

CDKL5 Deficiency Disorder (“CDD”)

CDD is a neurodevelopmental condition characterized by early-onset seizures, intellectual delay, and motor dysfunction. Although crucial for proper brain development, the precise targets of CDKL5 and its relation to patients’ symptoms are under investigation. Our microBrain organoid screening platform was aimed to enlighten cellular, molecular, and neural network mechanisms of genetic epilepsy that we are researching to ultimately promote novel therapeutic opportunities for patients. While genetic testing is currently available to determine if patients have mutation in the CDKL5 gene, the limited knowledge of pathology has hindered development of therapeutics, leaving CDD as an ultra-rare disease with a defined unmet medical need and no currently approved therapeutic treatments.

The Company’s researchers screened approximately 5,200 custom library compounds composed of FDA approved molecules, molecules that passed Phase 1 clinical trials, and a panel of phenotypic screening compounds. This effort led to the potential to identify both internal NCE’s and potential repurposing molecules. Approximately 288 compounds showed some degree of rescue of the CDD hyperexcitability phenotype, and we were conducting further confirmatory screening followed by dose response studies and pharmacologic deconvolution. In collaboration with Cyclica (as described below), we were applying machine learning to identity in silico molecules for screening of 3 novel CDD targets. To drive hit-to-lead optimization we are establishing in vitro binding and cell-based functional assays for these targets to examine the relationship between target potency and degree of phenotypic rescue.

Parkinson’s Disease (“PD”)

PD is a progressive neurodegenerative disorder that affects predominately dopamine-producing (“dopaminergic”) neurons in a specific area of the brain called the substantia nigra. PD symptoms generally develop slowly over time and include tremors, muscle rigidity, gait and balance problems, and slow, imprecise movements. PD afflicts more than 10 million people worldwide, with 60,000 new cases per annum diagnosed in the US alone, typically middle-aged and elderly people. The market for therapeutics to treat the many symptoms and different types of Parkinson’s disease is expected to expand to $7.2 billion by 2028, according to business intelligence provider Coherent Market Insights.

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The etiology of PD is poorly understood but it is widely accepted that a combination of genetics and environmental factors are the cause. About 10-15 percent of people with PD have a family history of the condition, and family-linked cases can result from genetic mutations in a group of genes, including GBA, LRRK2, PARK2, PARK7, PINK1 or the SNCA gene.

Joint Venture and Collaborations

Atomwise Joint Venture

On December 3, 2019, StemoniX announced a non-exclusive joint venture with Atomwise, Inc. (“Atomwise”), a San Francisco based company, which combines StemoniX’s human microOrgan platform with Atomwise’s structure-based Artificial Intelligence (“AI”) technology to enable the rapid discovery and development of novel small molecule therapies. The joint venture was initially targeting Rett. In the joint venture, Atomwise was using its AI technology to analyze billions of compounds in silico to identify potent and selective binders for proteins that are important for Rett. The Company had identified two promising families of molecules identified through this arrangement and testing related compounds on its human microBrain 3D disease model to determine biological activity. We believed this joint effort could decrease the traditional medicinal chemistry timeline as well as increase the number of promising compounds that can be tested, and thereby result in an efficient path to successful drug development. Each party owned 50% of this venture and is required to fund their respective development activities related to this arrangement. Consistent with Company’s Cash Preservation Plan, we have placed on hold our development activities with Atomwise.

Cyclica Collaboration

On August 12, 2021, we entered into a non-exclusive Strategic Collaboration Agreement (“SCA”) with Cyclica, Inc., a Toronto, Ontario-based company that uses a proprietary AI and machine learning (“ML”) platform to identify potential new therapeutic targets, re-purposed compounds, and NCEs. In this collaboration we were focusing on identifying new targets and NCE for CDD. The collaboration combines patient-derived neural organoids of the Company’s human-first neural platform with Cyclica’s in-silico platform to generate a disease-based, proteome-wide, discovery platform. The clinically linked biological signal of the CDD organoids and their responses to biologically active compounds drives the Cyclica platform to generate high-quality predictions for therapeutic targets based on their proprietary knowledge and structure-based algorithms. The predictions were to be tested in the Company’s platform, and if verified, were to advance into AI/ML-based NCE synthesis. Together the platforms were aimed to enable rapid interrogation of the human proteome to accelerate the discovery of new cures for this debilitating disease and the SCA had identified four novel targets, three of which were being actively pursued under the SCA. The Company was to own all inventions and discoveries resulting from the collaboration (“Work Product”). Cyclica was entitled to a decreasing percentage of any consideration that the Company received for the sale, licensing, or other disposition of Work Product, ranging from the mid-double digits in the early preclinical stages of development down to the mid-single digits from and after late-stage clinical development. Consistent with Company’s Cash Preservation Plan, we placed on hold our development activities with Cyclica.

Competition

The pharmaceutical industry is intensely competitive, where a company’s proprietary advancements in science and technology play a critical role in its competitive advantage. Any product candidates that we may successfully discover and develop, may compete with existing therapies, or new therapies that may become available in the future. Our commercial opportunities could be reduced or eliminated if our competitors develop and commercialize products that are more effective, have fewer side effects, are more convenient or are less expensive than any products that we may develop.

Historically, our primary competitors were other pharmaceutical and biotechnology or biomedical development companies that are trying to discover and develop compounds to be used in the treatment of Rett, CDKL5, PD and other CNS diseases, including those companies already doing so. Some of those companies include Acadia Pharmaceuticals (NASDAQ:ACAD), Anavex Life Sciences (NASDAQ:AVXL) Biogen (NASDAQ:BIIB), Pfizer Inc. (NYSE:PFE), Abbvie Plc (NYSE:ABBV), Novartis AG (NYSE:NVS), GlaxoSmithKline Plc (NYSE:GSK), Merck & Co. Inc. (NYSE:MRK), Eli Lilly & Co. (NYSE: LLY), Johnson & Johnson (NYSE:JNJ), Roche Holding AG (VTX:ROG), Zogenix (NASDAQ:ZGNX), UCB (Euronext:UCB), Cerevel Therapeutics (NASDAQ:CERE), Corium, Inc., and Marinus Pharmaceuticals, Inc. (NASDAQ:MRNS). We also faced competition from academic institutions and government agencies, both in the United States and abroad.

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Intellectual Property

Patents and Trade Secrets

Historically, we protected and expanded our intellectual property primarily through a combination of patent filings, trade secrets and exclusive/non-exclusive in-licensing. For processes and products that were capable of being reverse-engineered, we typically filed utility patent applications.

Regarding our patent portfolio, the Company did not historically rely on a singular patent to execute its business plan. Our objective was to create a significant barrier to entry for competitors by applying for patents not only on our lead products and processes but also on possible workarounds. Our intellectual property portfolio (including both owned patent applications and licensed-in technology) covers stem cells, manufacturing processes, product packaging, digital cellular electronics, cell micro-environments and structure, and cell networks. Each patent application included its own strategy, which (as applicable) included the use of provisional patent application filings and related domestic and foreign patent applications that claim the benefits of the provisional applications and that were intended to provide the Company coverage in key geographical markets. Our patent portfolio was designed to grow with our Company.

Trademarks

The Company has historically had the following registered trademarks: StemoniX, microHeart, microBrain, microTumor, microPancreas, BeYourCure, Person-on-a-Plate, Clinical Trial on-a-Plate, microOrgan, VyantBio, Vyant Bio, and Human-powered.

Licenses

The Company had previously licensed multiple patents and protocols from the University of California, San Diego, as well as from (1) Academia Japan for technology that we need in order to create and sell induced pluripotent stem cells, (2) ID Pharma for the Sendai virus vector technology, and (3) the Max Plank Innovation GmbH for mid-brain organoid production.

In the context of our drug development effort, we historically obtained licenses from customers to use the data we collected while providing drug screening services to those customers. We believed that this data will have significant value to our business as it refined its screening models.

IDP License Agreement

StemoniX entered into a Non-Exclusive License Agreement (the “IDP License Agreement”) with ID Pharma Co., Ltd., a Japanese corporation (“IDP”) effective as of January 29, 2016. Under the terms of the IDP License Agreement, IDP granted StemoniX a royalty bearing, non-exclusive and non-transferable license in the United States and, upon exercise of the option described below, worldwide, to use the technology and processes covered by certain patents owned by IDP (the “IDP Licensed Patents”) to (i) generate iPSCs covered by the IDP Licensed Patents and differentiated cells derived from such iPSCs (collectively, the “IDP Licensed Products”), (ii) sell the IDP Licensed Products that are differentiated cells, and (iii) provide services involving the IDP Licensed Products (the “IDP Licensed Services”).

Pursuant to the IDP License Agreement, StemoniX agreed to pay IDP a non-credible and non-refundable up-front fee. The IDP License Agreement provides StemoniX the option, at any time during the term of the IDP License Agreement, to pay IDP an additional non-creditable and non-refundable fee in exchange for the rights to sell the IDP Licensed Products and IDP Licensed Services worldwide. Additionally, StemoniX agreed to pay IDP a single digit percentage royalty on net sales of IDP Licensed Products sold by StemoniX. Royalties are payable within 60 days after the close of each consecutive 12-month period after the effective date of the IDP License Agreement, and annual minimum royalties apply. The IDP License Agreement may be terminated by either party upon an uncured breach of any material provision of the IDP License Agreement by the other party and under certain other circumstances.

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Academia Japan License Agreement

StemoniX signed an Amended and Restated Non-Exclusive License Agreement (the “AJ License Agreement”) with iPS Academia Japan, Inc., a Japanese corporation (“Academia Japan”) effective as of April 1, 2017. Under the terms of the AJ License Agreement, Academia Japan granted StemoniX a royalty bearing, non-exclusive, non-transferable license to use the technology and processes covered by two groups of patents owned by Academia Japan (collectively, the “AJ Licensed Patents”) to (i) develop, make, use, sell, have sold by one or more distributors, offer to sell and have offered to sell by one or more distributors iPSCs covered by the AJ Licensed Patents and differentiated cells derived from such iPSCs (collectively, the “AJ Licensed Products”), and (ii) provide services involving the AJ Licensed Products (the “AJ Licensed Services”). Similarly, StemoniX granted Academia Japan a non-exclusive, worldwide, royalty free license to certain of its patents solely for academic and educational purposes.

Pursuant to the AJ License Agreement, StemoniX agreed to pay Academia Japan a non-creditable and non-refundable upfront fee as well as running royalties for the AJ Licensed Patents, with single digit percentage royalties payable at varying rates depending on the applicable group of AJ Licensed Patents and the applicable group of AJ Licensed Products and/or AJ Licensed Services.

The AJ License Agreement may be terminated by Academia Japan upon a material, uncured breach of the AJ License Agreement by StemoniX, and under certain other circumstances.

Manufacturing and Supply

We do not have any manufacturing facilities or personnel for our therapeutic assets. We had historically manufactured microBrains at our facility in Maple Grove, Minnesota and expected to rely on third parties to manufacture our therapeutic product candidates for preclinical and clinical testing. In 2022, we converted our Maple Grove, MN to a research and development facility to focus our resources on internal drug discovery development programs. We began transforming our Maple Grove, Minnesota facility to a high throughput manufacturing and screening facility in the fourth quarter of 2021 to expand our internal research and development capabilities. This transition was in line with our strategy to leverage our iPSC technology to pursue wholly owned and partnered drug discovery projects that yield higher valued proprietary therapeutic assets. This facility transformation was substantially completed in the second half of 2022. We have manufactured microBrains at our facility in Maple Grove, Minnesota. Previously, we derived revenue from the sale of iPSC-based microOrganTM plates to pharmaceutical, biotechnology and research customers and through the performance of Discovery as a Service (“DaaS”) for these customers.

Sales and Marketing

We had historically planned to utilize third-party, specialized business development firms to support our internal staff as we pursue licenses for our proprietary disease models and, once developed, our therapeutic assets. We ceased pursuing marketing or sales activities to evaluate our strategic alternatives.

Government Regulation

Government authorities in the United States, at the federal, state and local level, and other countries extensively regulate, among other things, the research, development, testing, manufacture, quality control, approval, labeling, packaging, storage, record-keeping, promotion, advertising, distribution, marketing and export and import of products such as those we are developing. A new drug must be approved by the FDA before it may be legally marketed in the United States. We are subject to various government regulations in connection with the development of our pipeline.

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U.S. Drug Development and Regulation

In the United States, the FDA regulates drugs under the Federal Food, Drug, and Cosmetic Act and its implementing regulations (“FDCA”). The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources. Failure to comply with the applicable U.S. requirements at any time during the product development process, approval process or after approval may subject an applicant to administrative or judicial sanctions. These sanctions could include the FDA’s refusal to approve pending applications, withdrawal of an approval, a clinical hold, warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement or civil or criminal penalties. Any agency or judicial enforcement action could have a material adverse effect on us.

Once a drug candidate is identified for development, it enters the preclinical testing stage. Preclinical tests include laboratory evaluations of product chemistry, toxicity and formulation, as well as animal studies. An Investigational New Drug (“IND”) sponsor must submit the results of the preclinical tests, together with manufacturing information and analytical data, to the FDA as part of the IND. The sponsor must also include a protocol detailing, among other things, the objectives of the first phase of clinical trials, the parameters to be used in monitoring the safety of the trial, and the effectiveness criteria to be evaluated should the first phase lend itself to an efficacy evaluation. Some preclinical testing may continue even after the IND is submitted. The IND automatically becomes effective thirty (30) days after receipt by the FDA, unless the FDA, within the 30-day time period, places the clinical trial on a clinical hold. Clinical holds also may be imposed by the FDA at any time before or during clinical trials due to safety concerns about on-going or proposed clinical trials or non-compliance with specific FDA requirements, and the trials may not begin or continue until the FDA notifies the sponsor that the hold has been lifted.

All clinical trials must be conducted under the supervision of one or more qualified investigators in accordance with the FDA good clinical practice (“GCP”) requirements, which include a requirement that all research subjects provide their informed consent in writing for their participation in any clinical trial. Clinical trials must be conducted under protocols detailing the objectives of the trial, dosing procedures, subject selection and exclusion criteria and the safety and/or effectiveness criteria to be evaluated. Each protocol must be submitted to the FDA as part of the IND, and timely safety reports must be submitted to the FDA and the investigators for serious and unexpected adverse events. An Institutional Review Board (“IRB”) at each institution participating in the clinical trial must review and approve each protocol before a clinical trial may commence at the institution and must also approve the information regarding the trial as well as the consent form that must be provided to each trial subject or his or her legal representative, monitor the study until completed and otherwise comply with all applicable IRB regulation.

Human clinical trials are typically conducted in three sequential phases that may overlap or be combined in certain cases:

Phase 1: The compound is initially introduced into healthy human subjects and tested for safety, dosage tolerance, absorption, metabolism, distribution and excretion and, if possible, to gain an early indication of its effectiveness. In most cases, initial Phase 1 clinical trials are conducted with healthy volunteers. However, where the compound being evaluated is for the treatment of severe or life-threatening diseases, such as cancer, and especially when the product may be too toxic to ethically administer to healthy volunteers, the initial human testing may be conducted on patients with the target disease or condition. Sponsors sometimes subdivide their Phase 1 clinical trials into Phase 1a and Phase 1b clinical trials. Phase 1b clinical trials are typically aimed at confirming dosage, pharmacokinetics and safety in a larger number of patients. Some Phase 1b studies evaluate biomarkers or surrogate markers that may be associated with efficacy in patients with specific types of diseases or conditions.

Phase 2: This phase involves clinical trials in a limited patient population to identify possible adverse effects and safety risks, to preliminarily evaluate the efficacy of the product for specific targeted diseases or conditions and to confirm dosage tolerance and appropriate dosage.

Phase 3: Phase 3 clinical trials are undertaken to further evaluate dosage, clinical efficacy and safety in an expanded patient population, generally at geographically dispersed clinical study sites. These clinical trials, often referred to as “pivotal” clinical trials, are intended to establish the overall risk-benefit ratio of the compound and provide, if appropriate, an adequate basis for product labeling.

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The FDA or the sponsor may suspend a clinical trial at any time on various grounds, including any finding that the research subjects or patients are being exposed to an unacceptable health risk. Similarly, an IRB can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the IRB’s requirements or if the drug has been associated with unexpected, serious harm to study subjects. In addition, clinical trials may be overseen by an independent group of qualified experts organized by the sponsor, known as a data safety monitoring board or committee. Depending on its charter, this committee may determine whether a trial may move forward at designated check points based on access to certain data from the trial.

Post-approval trials may also be conducted after a drug receives initial marketing approval. These trials, often referred to as “Phase 4” trials, are used to gain additional experience from the treatment of patients in the intended therapeutic indication. In certain instances, the FDA may mandate the performance of such clinical trials as a condition of approval of a drug.

During the development of a new drug, sponsors are given several opportunities to meet with the FDA. These meetings can provide an opportunity for the sponsor to share information about the progress of the application or clinical trials, for the FDA to provide advice, and for the sponsor and the FDA to reach agreement on the next phase of development. These meetings may occur prior to the submission of an IND, at the end of Phase 2 clinical trials, or before a New Drug Application (“NDA”) is ultimately submitted. Sponsors typically use the meetings at the end of the Phase 2 trials to discuss Phase 2 clinical results and present plans for the pivotal Phase 3 clinical trials that they believe will support approval of the new drug. Meetings at other times may be made upon request.

Concurrent with clinical trials, companies typically complete additional animal and laboratory studies, develop additional information about the chemistry and physical characteristics of the drug, and finalize a process for manufacturing the product in commercial quantities in accordance with the FDA’s current Good Manufacturing Practices (“cGMP”) requirements. The manufacturing process must consistently produce quality batches of the drug, and, among other things, the manufacturer must develop methods for testing the identity, strength, quality and purity of the final drug. In addition, appropriate packaging must be selected and tested, and stability studies must be conducted to demonstrate the effectiveness of the packaging and that the compound does not undergo unacceptable deterioration over its shelf life.

While the IND is active, progress reports summarizing the results of ongoing clinical trials and nonclinical studies performed since the last progress report must be submitted on at least an annual basis to the FDA, and written IND safety reports must be submitted to the FDA and investigators for serious and unexpected adverse events, findings from other studies suggesting a significant risk to humans exposed to the same or similar drugs, findings from animal or in vitro testing suggesting a significant risk to humans, and any clinically important, increased incidence of a serious adverse reaction compared to that listed in the protocol or investigator brochure.

There are also requirements governing the submission of certain clinical trials and completed trial results to public registries. Sponsors of certain clinical trials of FDA-regulated products are required to register and disclose specified clinical trial registration and results information, which is made publicly available at www.clinicaltrials.gov. Failure to properly report clinical trial results can result in civil monetary penalties. Disclosure of clinical trial results can often be delayed until the new product or new indication being studied has been approved.

U.S. review and approval process

The results of product development, preclinical and other non-clinical studies and clinical trials, along with descriptions of the manufacturing process, analytical tests conducted on the chemistry of the drug, proposed labeling and other relevant information are submitted to the FDA as part of an NDA. The submission of an NDA is subject to the payment of substantial user fees; a waiver of which may be obtained under certain limited circumstances.

The FDA reviews NDAs to determine, among other things, whether the product is safe and effective for its intended use and whether it is manufactured in a cGMP-compliant manner, which will assure and preserve the product’s identity, strength, quality and purity. Under the Prescription Drug User Fee Act (“PDUFA”), as amended, the FDA has a goal of ten months from the date of “filing” of a standard, completed NDA for a new molecular entity to review and act on the submission. This review typically takes twelve months from the date the NDA is submitted to the FDA because FDA has approximately two months to make a “filing” decision after the application is submitted. The FDA conducts a preliminary review of all NDAs within the first sixty days after submission, before accepting them for filing, to determine whether they are sufficiently complete to permit substantive review. The FDA may request additional information rather than accept an NDA for filing. In this event, the NDA must be resubmitted with the additional information. The resubmitted application also is subject to review before the FDA accepts it for filing.

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The FDA may refer an application for a new drug to an advisory committee within the FDA. An advisory committee is a panel of independent experts, including clinicians and other scientific experts, that reviews, evaluates and provides a recommendation as to whether and under what conditions the application should be approved. The FDA is not bound by the recommendations of such an advisory committee, but it considers advisory committee recommendations carefully when making decisions.

Before approving an NDA, the FDA will also inspect the facility where the product is manufactured. The FDA will not approve an application unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and are adequate to assure consistent production of the product within required specifications. Before approving an NDA, the FDA may also inspect one or more clinical trial sites to assure compliance with GCP requirements.

After the FDA evaluates an NDA, it will issue an approval letter or a Complete Response Letter. A Complete Response Letter indicates that the review cycle of the application is complete, and the application will not be approved in its present form. A Complete Response Letter usually describes the specific deficiencies in the NDA identified by the FDA and may require additional clinical data, such as an additional pivotal Phase 3 trial or other significant and time-consuming requirements related to clinical trials, nonclinical studies or manufacturing. If a Complete Response Letter is issued, the sponsor must resubmit the NDA, addressing all of the deficiencies identified in the letter, or withdraw the application. Even if such data and information are submitted, the FDA may decide that the NDA does not satisfy the criteria for approval. An approval letter authorizes commercial marketing of the drug with prescribing information for specific indications.

The Pediatric Research Equity Act (“PREA”) requires IND sponsors to conduct pediatric clinical trials for most drugs, for a new active ingredient, new indication, new dosage form, new dosing regimen or new route of administration. Under PREA, original NDAs and supplements must contain a pediatric assessment unless the sponsor has received a deferral or waiver. The required assessment must evaluate the safety and effectiveness of the product for the claimed indications in all relevant pediatric subpopulations and support dosing and administration for each pediatric subpopulation for which the product is safe and effective. The sponsor or the FDA may request a deferral of pediatric clinical trials for some or all of the pediatric subpopulations. A deferral may be granted for several reasons, including a finding that the drug is ready for approval for use in adults before pediatric clinical trials are complete or that additional safety or effectiveness data needs to be collected before the pediatric clinical trials begin. The FDA must send a non-compliance letter to any sponsor that fails to submit the required assessment, keep a deferral current or fails to submit a request for approval of a pediatric formulation.

If a drug receives the FDA approval, the approval may be limited to specific diseases and dosages, which could restrict the commercial value of the product. In addition, the FDA may require testing and surveillance programs to monitor the safety of approved products which have been commercialized and may require a sponsor to conduct post-marketing clinical trials, which are designed to further assess a drug’s safety and effectiveness after NDA approval. The FDA may also place other conditions on approval, including a requirement for a risk evaluation and mitigation strategy (“REMS”) to assure the safe use of the drug. If the FDA concludes a REMS is needed, the sponsor of the NDA must submit a proposed REMS. The FDA will not approve the NDA without an approved REMS, if required. A REMS could include medication guides, physician communication plans or elements to assure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. Any of these limitations on approval or marketing could restrict the commercial promotion, distribution, prescribing or dispensing of products. Marketing approval may be withdrawn for non-compliance with REMS or other regulatory requirements, or if problems occur following initial marketing.

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Post-approval requirements

Once an approval is granted, the FDA may withdraw the approval if compliance with regulatory standards is not maintained or if problems occur after the drug reaches the market. Later discovery of previously unknown problems with a drug may result in restrictions on the drug or even complete withdrawal of the drug from the market. After approval, some types of changes to the approved drug, such as adding new indications, certain manufacturing changes and additional labeling claims, are subject to further the FDA review and approval. Manufacturers and other entities involved in the manufacture and distribution of approved drugs are required to register their establishments with the FDA and certain state agencies and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with cGMP regulations and other laws and regulations.

Any drug product manufactured or distributed by us pursuant to FDA approval will be subject to continuing regulation by the FDA, including, among other things, record-keeping requirements, reporting of adverse experiences with the drug, providing the FDA with updated safety and efficacy information, drug sampling and distribution requirements, complying with certain electronic records and signature requirements, and complying with the FDA’s promotion and advertising requirements. The FDA strictly regulates labeling, advertising, promotion and other types of information regarding approved drugs that are placed on the market, and imposes requirements and restrictions on drug manufacturers, such as those related to direct-to-consumer advertising, the prohibition on promoting products for uses or in patient populations that are not described in the product’s approved labeling (known as “off-label use”), industry-sponsored scientific and educational activities, and promotional activities involving the internet. Discovery of previously unknown problems or the failure to comply with the applicable regulatory requirements may result in restrictions on the marketing of a product for a certain indication or withdrawal of the product from the market as well as possible civil or criminal sanctions. Failure to comply with the applicable governmental requirements at any time during the product development process, approval process or after approval, may subject an applicant or manufacturer to administrative or judicial civil or criminal sanctions and adverse publicity. The FDA sanctions could include refusal to approve pending applications, withdrawal of an approval, clinical holds on post-marketing clinical trials, enforcement letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, mandated corrective advertising or communications with doctors, debarment, restitution, disgorgement of profits, or civil or criminal penalties.

Expedited development and review programs

The FDA administers a number of programs that can expedite the development and review of new drugs.

The fast track designation program is intended to expedite or facilitate the process for reviewing new drug products that meet certain criteria. Specifically, new drugs are eligible for fast track designation if they are intended to treat a serious or life-threatening disease or condition and demonstrate the potential to address unmet medical needs for the disease or condition. With regard to a fast track product, the FDA may consider for review sections of the NDA on a rolling basis before the complete application is submitted, if the sponsor provides a schedule for the submission of the sections of the NDA, the FDA agrees to accept sections of the NDA and determines that the schedule is acceptable, and the sponsor pays any required user fees upon submission of the first section of the NDA.

A product is eligible for priority review if it is intended to treat a serious condition, and if approved, would provide a significant improvement in safety or efficacy compared to currently marketed products. The FDA will attempt to direct additional resources to the evaluation of an application for a new drug designated for priority review in an effort to facilitate the review. The FDA endeavors to review applications with priority review designations within six months of the filing date, as compared to ten months for review of NDAs under its current PDUFA review goals.

In addition, a product may be eligible for accelerated approval. Drugs intended to treat serious or life-threatening diseases or conditions may be eligible for accelerated approval upon a determination that the product has an effect on a surrogate endpoint that is reasonably likely to predict a clinical benefit, or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality, that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity, or prevalence of the condition and the availability or lack of alternative treatments. As a condition of approval, the FDA may require that a sponsor of a drug receiving accelerated approval perform adequate and well-controlled post-marketing clinical trials. Drugs receiving accelerated approval may be subject to expedited withdrawal procedures if the sponsor fails to conduct the required post-marketing trials or if such trials fail to verify the predicted clinical benefit. In addition, the FDA currently requires as a condition for accelerated approval pre-approval of promotional materials, which could adversely impact the timing of the commercial launch of the product.

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Also, the Food and Drug Administration Safety and Innovation Act (“FDASIA”) established a category of drugs referred to as “breakthrough therapies” that may be eligible to receive breakthrough therapy designation. A sponsor may seek FDA designation of a compound as a “breakthrough therapy” if the product is intended, alone or in combination with one or more other products, to treat a serious or life-threatening disease or condition and preliminary clinical evidence indicates that the product may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. The designation includes all of the fast track program features, as well as more intensive FDA interaction and guidance. The breakthrough therapy designation is a distinct status from both accelerated approval and priority review, which can also be granted to the same drug if relevant criteria are met. If a product is designated as breakthrough therapy, the FDA will work to expedite the development and review of such drug.

Fast track designation, priority review and breakthrough therapy designation do not change the standards for approval but may expedite the development or approval process. However, even if a product qualifies for one or more of these programs, the FDA may later decide that the product no longer meets the conditions for qualification or decide that the time period for the FDA review or approval will not be shortened.

Orphan drug designation

Under the Orphan Drug Act, the FDA may grant orphan designation to a drug intended to treat a rare disease or condition, which is a disease or condition that affects fewer than 200,000 individuals in the United States or, if it affects more than 200,000 individuals in the United States, there is no reasonable expectation that the cost of developing and making a drug product available in the United States for this type of disease or condition will be recovered from sales of the product. Orphan designation must be requested before an NDA is submitted. After the FDA grants orphan designation, the identity of the therapeutic agent and its potential orphan use are publicly disclosed by the FDA. Orphan designation does not convey any advantage in or shorten the duration of the regulatory review and approval process.

If a product that has orphan designation subsequently receives the first FDA approval for the disease or condition for which it has such designation, the product is entitled to orphan product exclusivity, which means that the FDA may not approve any other applications to market the same drug for the same indication for seven years, except in limited circumstances, such as a showing of clinical superiority to the product with orphan exclusivity or inability to manufacture the product in sufficient quantities. The designation of such drug also entitles a party to financial incentives such as opportunities for grant funding towards clinical trial costs, tax advantages and user-fee waivers. However, competitors, may receive approval of different products for the indication for which the orphan product has exclusivity or obtain approval for the same product but for a different indication for which the orphan product has exclusivity. Orphan exclusivity also could block the approval of one of our compounds for seven years if our compound is determined to be contained within the competitor’s product for the same indication or disease, or if a competitor obtains approval of the same drug as defined by the FDA. In addition, if an orphan designated product receives marketing approval for an indication broader than what is designated, it may not be entitled to orphan exclusivity.

Marketing exclusivity

Market exclusivity provisions under the FDCA can delay the submission or approval of certain marketing applications. The FDCA provides a five-year period of non-patent marketing exclusivity within the United States to the first applicant to obtain approval of an NDA for a new chemical entity. A drug is a new chemical entity if the FDA has not previously approved any other new drug containing the same active moiety, which is the molecule or ion responsible for the action of the drug substance.

During the exclusivity period, the FDA may not approve or even accept for review an abbreviated new drug application (“ANDA”), or an NDA submitted under Section 505(b)(2) (a “505(b)(2) NDA”), submitted by another company for another drug based on the same active moiety, regardless of whether the drug is intended for the same indication as the original innovative drug or for another indication, where the applicant does not own or have a legal right of reference to all the data required for approval. However, an application may be submitted after four years if it contains a certification of patent invalidity or non-infringement to one of the patents listed with the FDA by the innovator NDA holder.

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The FDCA alternatively provides three years of marketing exclusivity for an NDA, or supplement to an existing NDA, if new clinical investigations, other than bioavailability studies, that were conducted or sponsored by the applicant are deemed by the FDA to be essential to the approval of the application, for example new indications, dosages or strengths of an existing drug. This three-year exclusivity covers only the modification for which the drug received approval on the basis of the new clinical investigations and does not prohibit the FDA from approving ANDAs or 505(b)(2) NDAs for drugs containing the active ingredient for the original indication or condition of use. Five-year and three-year exclusivity will not delay the submission or approval of a full NDA. However, an applicant submitting a full NDA would be required to conduct or obtain a right of reference to all of the preclinical studies and adequate and well-controlled clinical trials necessary to demonstrate safety and effectiveness.

Pediatric exclusivity is another type of marketing exclusivity available in the United States. Pediatric exclusivity provides for an additional six months of marketing exclusivity attached to another period of exclusivity if a sponsor conducts clinical trials in children in response to a written request from the FDA. The issuance of a written request does not require the sponsor to undertake the described clinical trials. In addition, orphan drug exclusivity, as described above, may offer a seven-year period of marketing exclusivity, except in certain circumstances.

Foreign Approval and Sales

Sales outside the United States of potential drug compounds we develop will also be subject to foreign regulatory requirements governing human clinical trials and marketing for drugs. The requirements vary widely from country to country, but typically the registration and approval process takes several years and requires significant resources. In most cases, if the FDA has not approved a potential drug compound for sale in the United States, the potential drug compound may be exported for sale outside of the United States, only if it has been approved in any one of the following: the European Union, Canada, Australia, New Zealand, Japan, Israel, Switzerland and South Africa. There are specific FDA regulations that govern this process.

Health Insurance Portability and Accountability Act

The Health Insurance Portability and Accountability Act, as amended by the Health Information Technology for Economic and Clinical Health Act (“HITECH”), and implementing regulations thereunder (collectively, “HIPAA”) requires certain healthcare providers, health plans and healthcare clearinghouses who conduct specified electronic healthcare transactions (“covered entities”), as well as their independent contractors and agents who conduct certain activities involving protected health information on their behalf (“business associates”) to comply with enumerated requirements relating to the privacy, security and transmission of protected health information. Failure to comply with HIPAA can result in corrective action, as well as civil fines and penalties and government oversight. Among other changes, HITECH made HIPAA security standards directly applicable to business associates, increased the tiered civil and criminal fines and penalties that may be imposed against covered entities, business associates and possibly other persons, and gave state attorneys general new authority to file actions to enforce HIPAA. Further, the breach notification rule implemented under HITECH requires covered entities to notify affected individuals, the U.S. Department of Health and Human Services Office of Civil Rights (“OCR”), the agency that enforces HIPAA, and for breaches affecting more than 500 individuals, the media, of any breaches of unsecured protected health information. HIPAA does not create a private right of action for individuals, though individuals may submit complaints related to HIPAA to OCR.

European General Data Protection Regulation

The collection and use of personal health data in the European Union had previously been governed by the provisions of the Data Protection Directive, which has been replaced by the General Data Protection Regulation (“GRPR”) which became effective on May 25, 2018. While the Data Protection Directive did not apply to organizations based outside the EU, the GDPR has expanded its reach to include any business, regardless of its location, that provides goods or services to residents in the EU. This expansion would incorporate the Company’s clinical trial activities in EU members states. The GDPR imposes strict requirements on controllers and processors of personal data, including special protections for “sensitive information” which includes health and genetic information of data subjects residing in the EU. GDPR grants individuals the opportunity to object to the processing of their personal information, allows them to request deletion of personal information in certain circumstances, and provides the individual with an express right to seek legal remedies in the event the individual believes his or her rights have been violated. Further, the GDPR imposes strict rules on the transfer of personal data out of the European Union to the United States or other regions that have not been deemed to offer “adequate” privacy protections. Failure to comply with the requirements of the GDPR and the related national data protection laws of the European Union Member States, which may deviate slightly from the GDPR, may result in fines of up to 4% of global revenue, or €20,000,000, whichever is greater. As a result of the implementation of the GDPR, the Company may be required to put in place additional mechanisms ensuring compliance with the new data protection rules.

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The Company’s research activities in the EU are currently limited to non-human preclinical studies, and as such, the Company does not collect, store, maintain, process, or transmit any personal data (as that term is defined under the GDPR) of trial subjects. The Company had several employees located in the EU prior to the sale of its remaining vivoPharm business in March 2023 whose personal data was subject to GDPR requirements. The Company has implemented a privacy and security program that is designed to adhere to the requirements of the GDPR in order to protect employee personal data, and in the event the Company progresses to research or clinical trials involving humans, to protect participant personal data. However, there is significant uncertainty related to the manner in which data protection authorities will seek to enforce compliance with GDPR. For example, it is not clear if the authorities will conduct random audits of companies doing business in the EU, or if the authorities will wait for complaints to be filed by individuals who claim their rights have been violated. Enforcement uncertainty and the costs associated with ensuring GDPR compliance be onerous and adversely affect the Company’s business, financial condition, results of operations and prospects. As a result, the Company cannot predict the impact of the GDPR regulations on its current or future business, either in the US or the EU.

Other Regulatory Requirements

The Company’s laboratory is subject to federal, state and local regulations relating to the handling and disposal of regulated medical waste, hazardous waste and biohazardous waste, including chemical, biological agents and compounds, blood and bone marrow samples and other human tissue. Typically, the Company uses outside vendors who are contractually obligated to comply with applicable laws and regulations to dispose of such waste. These vendors are licensed or otherwise qualified to handle and dispose of such waste.

OSHA has established extensive requirements relating to workplace safety for health care employers, including requirements to develop and implement programs to protect workers from exposure to blood-borne pathogens by preventing or minimizing any exposure through needle stick or similar penetrating injuries.

Discontinuing Operations

vivoPharm Business

The Company owned and operated the vivoPharm Pty Ltd (“vivoPharm”) business which it acquired in 2017. In December 2021, the Company’s Board of Directors approved the engagement of an investment banker to seek to sell the vivoPharm business to allow the Company to focus on the development of neurological developmental and degenerative disease therapeutics. As of December 31, 2021, the Company commenced accounting for vivoPharm as discontinuing operations. In the fourth quarter of 2022, the Company sold substantially all of the operations of vivoPharm in two separate transactions. On March 13, 2023, the remaining vivoPharm business was sold. For further information, see section entitled “Discontinuing Operations”, and Note 3, Discontinuing Operations, to the Company’s Consolidated Financial Statements.

On November 2, 2022, the Company entered into an Equity Purchase Agreement (the “Purchase Agreement”) by and among the Company, Reaction Biology Corporation (“Reaction”) and vivoPharm, pursuant to which the Company sold the U.S. operations of its subsidiary, vivoPharm to Reaction, in exchange for approximately $5.8 million in cash. Including final customary adjustments for working capital, closing cash, indebtedness and transaction expenses, the Company received net proceeds from the Reaction transaction of approximately $4.8 million. In addition, the Company incurred $0.4 million in exit costs associated with the Reaction transaction.

On December 30, 2022, vivoPharm, entered into a Share Purchase Agreement (the “Share Agreement”) with Sabine Brandt as trustee for the Brandt Family Trust (“Buyer”), pursuant to which vivoPharm sold the entirety of the Company’s remaining vivoPharm operating business for early discovery services, represented by 100% of the outstanding shares of (i) of RDDT a vivoPharm Company Pty Ltd; and (ii) vivoPharm Europe Ltd, to Buyer in exchange for a nominal cash amount, subject to adjustments for closing cash and accounts payable, on and subject to the terms and conditions set forth therein (the “Second Transaction”). The Second Transaction resulted in the Company delivering target closing cash as part of the sold entities of approximately $827 thousand and the assumption by Buyer of liabilities of the sold entities aggregating to approximately $2.0 million. The Second Transaction was consummated effective December 31, 2022.

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To complete the disposition of the Company’s former vivoPharm business and to resolve certain issues that had arisen with the Buyer, on March 13, 2023, the Company sold vivoPharm to the Buyer for a nominal sum. As part of the sale of vivoPharm to Buyer, the Company provided that vivoPharm had cash of at least $200 thousand and the Company assumed certain specific vivoPharm liabilities, principally liabilities directly associated with the proposed Phase 2 Donepezil clinical trial in Australia (which the Company placed on hold as it evaluated its strategic alternatives) and certain vivoPharm tax liabilities through the transaction’s closing. The transaction was consummated effective March 13, 2023.

vivoPharm had a large set of anti-tumor referenced data based on xenograft, syngeneic predictive orthotopic tumor models to provide discovery services such as contract research services, focused on predictive and unique specialized models to guide drug discovery with a major focus in immuno-oncology. vivoPharm offered a suite of protocols and standard of care (“SoC”) data and supports planning and conducting unique, specialized studies to guide drug discovery and development programs. These studies ranged from early compound selection to developing comprehensive sets of in vitro and in vivo data, as needed for IND applications as required by regulatory bodies, such as the FDA, the European Medicines Agency (“MEA”) and Therapeutic Goods Administration (“TGA”) in Australia. vivoPharm’s discovery services include preclinical anti-tumor efficacy, good laboratory practice (“GLP”) compliant toxicity studies and small and bio-molecule analytical services. vivoPharm provided the tools and testing methods for companies and researchers seeking to identify and to develop new compounds and molecular-based biomarkers for diagnostics and therapeutics.

vivoPharm’s international presence enabled it to access global market opportunities. vivoPharm’s headquarters in Australia specialized in safety and toxicology studies, including mammalian, genetic and in vitro, along with bioanalytical services including immune-analytical capabilities. vivoPharm operated from multiple locations in Melbourne (VIC) and Adelaide (SA). vivoPharm’s U.S.-based laboratory, located at the Hershey Center for Applied Research in Hershey, Pennsylvania, primarily focused on screening and efficacy testing for a wide range of pharmaceutical and chemical products. The third location, in Munich, Germany, hosted project management and business development personnel for the European customers.

Other Discontinuing Operations

Prior to the Merger with StemoniX, in July 2019, CGI sold all assets related to its biopharma and clinical businesses. As of December 31, 2022 and 2021, $267 thousand and $409 thousand of liabilities, respectively, relating to these businesses are classified as other current liabilities - discontinuing operations on the Company’s consolidated balance sheets.

Employees and Human Capital Management

As part of the Cash Preservation Plan, the Company implemented a reduction in force, resulting in the retention of a core group of employees required for one or more potential strategic transactions and/or to execute an orderly wind down of the Company if required. As of July 31, 2023, we had 4 full-time employees. Historically, we have never had a work stoppage, and none of our employees are represented by a labor organization or under any collective-bargaining arrangements. We consider our employee relations to be good.

Historically, our human capital management objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and new employees, advisors and consultants. The principal purposes of our equity and cash incentive plans, along with a comprehensive benefits package and a 401(k) plan, were to attract, retain and reward personnel through the granting of stock-based and cash-based compensation awards.

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The Company’s employees were historically in high demand in the industries in which we operate. We experienced employee turnover in 2022 of 52.4% employees. The demand for our employees remained subject to the overall employment market conditions, including increased salaries and a high number of job openings experienced by many companies that are highly dependent on human capital talent. From January 1, 2023 through July 31, 2023, a total of 19 jobs were eliminated by the Company as part of the Cash Preservation Plan.

Segment and Geographical Information

The Company operates in one reportable business segment and derives revenue from one country as of December 31, 2022, with 53% and 61% of its continuing operations revenue coming from the United States in fiscal year 2022 and 2021, respectively. See section entitled “Revenue from Continuing Operations” for additional detail.

Corporate and Available Information

The Company was incorporated in the State of Delaware on April 8, 1999. On March 30, 2021, the Company completed its Merger with StemoniX, which is now a wholly-owned subsidiary of the Company.

The Company’s principal executive offices are located at 2370 State Route 70 West, Two Executive Campus, Suite 310, Cherry Hill, NJ 08002-4102. The Company’s telephone number is (201) 479-1357 and the corporate website address is www.vyantbio.com. On the Company’s website, investors can obtain, free of charge, a copy of its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Code of Conduct and Business Ethics, including disclosure related to any amendments or waivers thereto, other reports and any amendments thereto filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended, as soon as reasonably practicable after the Company files such material electronically with, or furnishes it to, the U.S. Securities and Exchange Commission (the “SEC”). None of the information posted on the Company’s website is incorporated by reference into this Annual Report. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding the Company and other companies that file materials with the SEC electronically.

Properties

As of June 30, 2023, the Company has lease agreements for two locations, including (i) a 14,932 square foot lab, manufacturing and office in Maple Grove, Minnesota, and (ii) a 1,625 square foot corporate headquarters office in Cherry Hill, New Jersey. All leases have escalating payment schedules. The Maple Grove lease expires in 2027 and the Cherry Hill lease expires on March 31, 2024. On March 9, 2023, the Company terminated its lease agreement for its 4,995 square foot research and development facility and office in San Diego, California, effective March 31, 2023, resulting in a $1.2 million reduction in future operating lease payments and an early termination fee of $45 thousand. On May 11, 2023, we returned one piece of equipment to our leasing company for the final lease payment of $181 thousand. Prior to that, we sold equipment in our San Diego laboratory on March 7, 2023 to a third party in exchange of $200 thousand in consideration. As part of the Sale, AxoSim is assuming the Maple Grove Lease at the closing.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to Vyant Bio, Inc. and its wholly owned subsidiaries StemoniX, Inc. (“StemoniX”). The following discussion and analysis provides information management believes is useful in understanding the operating results, cash flows and financial condition of Vyant Bio, Inc. The discussion should be read in conjunction with both the unaudited condensed consolidated financial statements and related notes included in the Disclosure Statement Pursuant to the Pink Basic Disclosure Guidelines for the quarter ended June 30, 2023 filed with the OTC, and our audited consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations, each included in our Annual Report on Form 10-K for the year ended December 31, 2022. Our independent auditors have not performed any audit or review procedures over the Company’s 2023 condensed consolidated interim financial information and, therefore, have not expressed an opinion or any other form of assurance on them. This discussion contains various “Forward-Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We refer readers to the statement entitled “Special Note Regarding Forward-Looking Statements” located elsewhere in this proxy statement.

Overview

Historically, we have been a company that incorporates innovative biotechnology and data science to improve drug discovery for complex neurodevelopmental and neurodegenerative disorders. Our central nervous system (“CNS”) drug discovery platform combines human-derived organoid models of brain disease, scaled biology, and machine learning. Our platform is designed to: (i) elucidate disease pathophysiology; (ii) formulate key therapeutic hypotheses; (iii) identify and validate drug targets, cellular assays, and biomarkers to guide candidate molecule selection; and (iv) guide clinical trial patient selection and trial design. Our programs focused on identifying repurposed and novel small molecule clinical candidates for rare CNS genetic disorders including Rett Syndrome (“Rett”), CDKL5 Deficiency Disorders (“CDD”) and familial Parkinson’s Disease (“PD”). We focused on combining sophisticated data science capabilities with highly functional human cell derived disease models. We also aimed to leverage our ability to identify validated targets and molecular-based biomarkers to screen and test thousands of small molecule compounds in human diseased 3D brain organoids in order to create a unique approach to assimilating biological data that supports decision making iteratively throughout the discovery phase of drug development to identify both novel and repurposed drug candidates. In January 2023, we ceased substantially all preclinical and clinical development activities in furtherance of completing our review of strategic alternatives as further discussed below.

In December 2021, the Company’s Board of Directors approved a plan to sell the vivoPharm Pty Ltd (“vivoPharm”) business to focus the Company on the development of neurological developmental and degenerative disease therapeutics. In the fourth quarter of 2022, the Company sold substantially all of the operations of vivoPharm in two separate transactions. To complete the disposition of the Company’s former vivoPharm business and to resolve certain issues that had arisen with the Buyer, on March 13, 2023, the Company sold vivoPharm to the Buyer for a nominal sum. As part of the sale of vivoPharm to Buyer, the Company provided that vivoPharm had cash of at least $200 thousand and the Company assumed certain specific vivoPharm liabilities, principally liabilities directly associated with the proposed Phase 2 Donepezil clinical trial in Australia (which the Company placed on hold as it evaluated its strategic alternatives) and certain vivoPharm tax liabilities through the transaction’s closing. The transaction was consummated effective March 13, 2023.

We have incurred substantial operating losses and have used cash in our operating activities since inception. On January 4, 2023, the Company announced that it had engaged LifeSci Capital as its financial advisor to assist in exploring a range of strategic alternatives focused on enhancing shareholder value. There can be no assurance that this review process will result in any changes to the Company’s current business plans or lead to any specific action or transaction. On January 31, 2023 the Company’s Board of Directors, approved a plan to preserve the Company’s cash to be able to continue to pursue a satisfactory strategic alternative for the purpose of maximizing the value of the Company’s business while also having sufficient cash to adequately fund an orderly wind down of the Company’s operations (the “Cash Preservation Plan”) in the event it is unable to secure a satisfactory strategic alternative. On April 24, 2023 the Company’s Board of Directors determined it was appropriate to voluntarily delist its securities from The Nasdaq Capital Market. See further discussion regarding our liquidity and capital resources below.

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Cancer Genetics, Inc. Merger

On March 30, 2021, Vyant Bio, formerly known as Cancer Genetics, Inc. (“CGI”), completed its business combination (the “Merger”) with StemoniX, Inc., a Minnesota corporation (“StemoniX”), in accordance with the Agreement and Plan of Merger and Reorganization, dated as of August 21, 2020 (the “Initial Merger Agreement”) by and among the Company, StemoniX and CGI Acquisition, Inc., a Minnesota corporation and wholly-owned subsidiary of the Company (“Merger Sub”), as amended by Amendment No. 1 thereto made and entered into as of February 8, 2021 (the “First Amendment”) and Amendment No. 2 thereto made and entered into as of February 26, 2021 (the “Second Amendment”) (the Initial Merger Agreement, as amended by the First Amendment and Second Amendment, the “Merger Agreement”), pursuant to which Merger Sub merged with and into StemoniX, with StemoniX surviving the Merger as a wholly-owned subsidiary of the Company.

The Merger was accounted for as a reverse acquisition with StemoniX being the accounting acquirer of CGI using the acquisition method of accounting. Under acquisition accounting, the assets and liabilities (including executory contracts, commitments and other obligations) of CGI, as of March 30, 2021, the closing date of the Merger, were recorded at their respective fair values and added to those of StemoniX. Any excess of purchase price consideration over the fair values of the identifiable net assets is recorded as goodwill. The total consideration paid by StemoniX in the Merger amounted to $59.9 million, which represents the fair value of CGI’s 2,201,437 shares of Common Stock or $50.74 million, 431,537 Common Stock warrants or $9.04 million and 11,181 Common Stock options outstanding on the closing date of the Merger with a fair value of $139 thousand. In addition, at the effective time of the Merger, existing StemoniX shareholders received an additional 160,942 incremental shares in accordance with the conversion ratio set forth in the Merger Agreement. As the Merger was consummated at the close of business on March 30, 2021, the Company’s consolidated statement of operations for the year ended December 31, 2021 includes nine months and one day of operations associated with the historical CGI business.

Revenue from Continuing Operations

The Company’s primary revenue sources are microOrgan plate product sales and the performance of preclinical drug testing services using our microOrgan technology, referred to as Discovery as a Service, or DaaS. In December 2021, the Company announced its plan to focus its resources on internal drug discovery development programs and wind down substantially all customer revenue generation. The Company expects nominal sales in 2023 because the Company continued to service customers during 2023 in anticipation of a potential transaction to sell substantially all of its Maple Grove, Minnesota facility assets. During the three and six months ended June 30, 2023 two and two customers accounted for 100% and 98% of the respective consolidated revenue from continuing operations. For the years ended December 31, 2022 and 2021, 47% and 21% of revenue from continuing operations, respectively, was generated from customers located outside of the United States. During the years ended December 31, 2022 and 2021, four and three customers accounted for 77% and 47%, respectively, of the consolidated revenue from continuing operations.

Cost of Goods Sold from Continuing Operations

Cost of goods sold include labor and product costs such as labware, plates and reagents required to develop iPSC’s into microOrgans as well as overhead, facility and equipment costs at the Company’s Maple Grove, Minnesota facility. The Maple Grove facility was designed to accommodate the Company’s long-term growth, it has and continues at a fraction of its capacity. The Company converted the Maple Grove facility to a research and development facility in the first half of 2022 to focus its resources on internal drug discovery development programs. Commencing in the second quarter of 2023, the Company ceased all research and development activities and all Maple Grove facility costs are now included in cost of goods sold.

Operating Expenses from Continuing Operations

The Company classifies its operating expenses into three categories: research and development, selling, general and administrative as well as merger related costs. Operating expenses principally consist of personnel costs including non-cash stock-based compensation, outside services, laboratory consumables, rent, overhead, development costs, and marketing program costs, legal and accounting fees.

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Research and Development Expenses. Research and development expenses reflect the personnel related expenses, overhead and lab consumable costs to develop its microOrgan technology at its San Diego, California facility as well as development activities undertaken at the Maple Grove, Minnesota facility. The Company closed its San Diego facility in the first quarter of 2023. As part of the of Cash Preservation Plan, the Company ceased all research and development activities in the second quarter of 2023. All Maple Grove facility and personnel expenses have been classified as cost of sales commencing in the second quarter of 2023.

Selling, General and Administrative Expenses. Selling, general and administrative expenses consist principally of personnel-related expenses, professional fees, such as legal, accounting, occupancy costs, insurance and other general expenses. Prior to 2023, these costs also included personnel and related overhead costs for its business development team and related support personnel, travel and entertainment expenses, other selling costs, and trade shows.

Merger Related Costs. Merger related costs are direct professional service and investor banker costs incurred by the Company in connection with the Merger.

Results of Operations

Three and Six Months Ended June 30, 2023 and 2022

The following table sets forth certain information concerning the Company’s results from continuing operations for the periods shown (in thousands):

	Three months ended June 30,		Dollar	%	Six months ended June 30,		Dollar	%
	2023	2022	Change	Change	2023	2022	Change	Change
Revenue:
Service	$-	$-	$-	-%	$-	$94	$(94)	(100)%
Product	119	165	(46)	(28)%	199	374	(175)	(47)%
Total revenue	119	165	(46)	(28)%	199	468	(269)	(57)%

Operating costs and expenses:
Cost of goods sold	276	304	(28)	(9)%	418	690	(234)	(56)%
Research and development	-	1,688	(1,688)	(100)%	1,318	3,239	(1,921)	(146)%
Selling, general and administrative	1,509	2,509	(1,000)	(40)%	4,527	5,272	(745)	(14)%
Total operating costs and expenses	1,785	4,501	(2,716)	(60)%	6,263	9,163	(2,900)	(32)%
Loss from operations	(1,666)	(4,336)	(2,670)	(62)%	(6,064)	(8,733)	(2,669)	(31)%

Other (expense) income:
Other income (expense), net	41	11	30	273%	111	(2)	113	(100)%
Total other (expense) income	41	11	30	273%	111	(2)	113	(100)%
Loss from continuing operations before income taxes	(1,625)	(4,325)	2,700	62%	(5,953)	(8,731)	2,778	32%
Income tax expense (benefit)	-	-	-	-	-	-	-	-
Net loss from continuing operations	$(1,625)	$(4,325)	$2,700	62%	$(5,953)	$(8,731)	$2,778	32%

Operating results: Comparison for the three and six months ended June 30, 2023 and 2022

Except as noted otherwise, substantially all of fluctuations in revenue and expenses in the three and six-month periods ended June 30, 2023 as compared with the same periods in 2022 resulted from the Company’s Cash Preservation Plan as it sought to find a buyer of its business. As part of this process, the Company made significant reductions in headcount, facilities, and third-party expenses as part of the Company’s Cash Preservation Plan.

Revenue from Continuing Operations

Total revenue decreased 28%, or $46 thousand, to $119 thousand for the three months ended June 30, 2023, as compared with $165 thousand for the three months ended June 30, 2022. Total revenue decreased 57%, or $269 thousand, to $199 thousand for the six months ended June 30, 2022, as compared with $468 thousand for the six months ended June 30, 2022.

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Cost of Goods Sold from Continuing Operations

Cost of goods sold aggregated $276 thousand and $304 thousand for the three months ended June 30, 2023 and 2022, respectively, resulting in cost of goods sold gross margin deficits of $157 thousand and $139 thousand. Cost of goods sold – product aggregated $418 thousand and $690 thousand for the six months ended June 30, 2023 and 2022 respectively, resulting in respective cost of goods sold gross margin deficits of $219 thousand and $222 thousand. The gross margin deficits were the result of excess capacity at the Company’s Maple Grove facility. As noted above, the Company classified all Maple Grove operations expenses as cost of goods sold in the second quarter of 2023 as the Company ceased research and development activities.

Operating Expenses from Continuing Operations

Research and development expenses decreased by 100%, or $1.7 million to $0 thousand for the three months ended June 30, 2023 from $1.7 million for the three months ended June 30, 2022. Research and development expenses decreased by 87%, or $1.9 million, to $1.3 million for the six months ended June 30, 2023 from $3.2 million for the six months ended June 30, 2022.

Selling, general and administrative expenses decreased by 40%, or $1.0 million, to $1.5 million for the three months ended June 30, 2023, as compared with $2.5 million for the three months ended June 30, 2022. Selling, general and administrative expenses decreased by 14%, or $0.7 million, to $4.5 million for the six months ended June 30, 2023, as compared with $5.3 million for the six months ended June 30, 2022.

Other Expenses, net from Continuing Operations

Total other income reflected interested earned on investments for all periods. The increase in interest income in the 2023 periods was the result of interest rate increases.

Discontinuing Operations

During the fourth quarter of 2022, the Company sold its vivoPharm operating companies and in March 2023, sold the vivoPharm PTY LTD (“PTY”), the holding company of the former operating companies. Therefore, there was no significant activity in 2023 other than administrative and costs to sell PTY in the first quarter of 2023. The Company incurred a loss of $152 thousand in the six months of 2023 related to discontinued operations. In the six-months ended June 30, 2022, the vivoPharm business generated $1.4 million in revenue and incurred a $4.8 million net loss. This net loss includes a goodwill impairment charge of $2.2 million, an impairment charge of $2.1 million for intangible assets arising from the merger, $168 thousand of professional service costs related to accounting for the vivoPharm business and a $298 thousand operating loss. The impairment loss of $4.3 million during the quarter ended June 30, 2022 was the result of changes in market valuations for contract research organizations from December 31, 2021 to June 30, 2022 which impact the Company’s valuation of the vivoPharm business which is accounted for as a held for sale asset since the fourth quarter of 2021. Factors such as funding for biotech and pharma companies, higher interest rates and inflation as well as the Ukraine War have all impacted public company stock valuations in 2022 which may result in additional adjustments to the carrying value of the vivoPharm business.

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Years Ended December 31, 2022 and 2021

The following table sets forth certain information concerning the Company’s results from continuing operations for the periods shown (in thousands):

	For the year ended December 31,		Change
	2022	2021	$	%

Revenue:
Service	$99	$665	$(566)	(85)%
Product	567	483	84	17%
Total revenue	666	1,148	(482)	(42)%
Operating costs and expenses:
Cost of goods sold - service	44	408	(364)	(89)%
Cost of goods sold - product	964	1,439	(475)	(33)%
Research and development	6,772	4,273	2,499	58%
Selling, general and administrative	8,798	8,424	374	4%
Merger related costs	-	2,310	(2,310)	(100)%
Total operating costs and expenses	16,578	16,854	(276)	(2)%
Loss from operations	(15,912)	(15,706)	(206)	1%

Other expense:
Change in fair value of warrant liability	-	214	(214)	(100)%
Change in fair value of share settlement obligation derivative	-	(250)	250	(100)%
Loss on debt conversions	-	(2,518	2,518	(100)%
Other income, net	12	57	(45)	(79)%
Interest income (expense), net	93	(372)	465	(125)%
Total other income (expense), net	105	(2,869)	2,974	(104)%
Loss from continuing operations before income taxes	(15,807)	(18,575)	2,768	(15)%
Income tax expense (benefit)	-	-	-	-
Net loss from continuing operations	$(15,807)	$(18,575)	$2,768	(15)%

Revenue from Continuing Operations

Total revenue from continuing operations decreased 42%, or $482 thousand, to $666 thousand for the year ended December 31, 2022, from $1.1 million for the year ended December 31, 2021. The decrease in the current-year periods were the result of our planned decrease in revenue generating activities at our Maple Grove facility as we transitioned its operations to an internal research and development facility in 2022. Product revenue increased in 2022 as compared with 2021, primarily from increased shipping volumes and increased pricing.

Cost of Goods from Continuing Operations

Cost of goods sold - service aggregated $44 thousand and $408 thousand, respectively, for the years ended December 31, 2022 and 2021, resulting in a cost of goods sold of 44.4% and 61.4%, respectively, of service revenue. The 2022 period was favorably impacted by a higher margin project and the 2021 period was negatively impacted by incremental costs incurred to achieve contract deliverables.

Cost of goods sold - product aggregated $964 thousand and $1.4 million for the years ended December 31, 2022 and 2021, respectively, resulting in a gross margin deficit of $397 thousand and $956 thousand, respectively, resulting from StemoniX’s excess manufacturing capacity at its Maple Grove facility. The decrease in cost of goods sold margin deficit in 2022 as compared with 2021 was the result of increased revenue, a decrease in scrap materials and our focus on transforming our Maple Grove location to a research and development facility in 2022.

Operating Expenses from Continuing Operations

Research and Development Expenses. Research and development expenses from continuing operations increased 58%, or $2.5 million, to $6.8 million for the year ended December 31, 2022, from $4.3 million for the year ended December 31, 2021. This increase is primarily due to transforming our Maple Grove location to a research and development facility in 2022 which included a $1.2 million increase in payroll-related expenses, $553 thousand increase in research and development activities, $448 thousand reserve for manufacturing inventory repurposed as research and development expense and $223 thousand related to moving to a new facility in California in order to reduce the annual lease expense in that location.

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Selling, General and Administrative Expenses. Selling, general and administrative expenses from continuing operations increased 4%, or $374 thousand, to $8.8 million for the year ended December 31, 2022, from $8.4 million for the year ended December 31, 2021. The 2021 period reflects the Company as a privately held company during the first quarter whereas the 2022 period reflects the Company as a publicly held company. The decrease is primarily due to transforming our Maple Grove location to a research and development facility in 2022 which included a $1.2 million increase in payroll-related expenses, offset by a $793 thousand increase in employee compensation. The 2022 period also includes one-time severance benefits for two former employees of $437 thousand. The Company incurred $467 thousand of additional insurance expense in 2022 as compared with 2021 largely due to public-company related insurance premiums.

Merger Related Costs. Merger related costs for the year ended December 31, 2021 were $2.3 million. There were no merger related costs for the year ended December 31, 2022.

Change in Fair Value of Warrant Liability

The Company issued a warrant with multiple settlement terms in the first quarter of 2021 and as a result, this warrant was classified as liability. Upon the close of the Merger, the warrant’s settlement terms were finalized resulting in a final mark-to-market adjustment resulting in a non-cash gain of $214 thousand during the year ended December 31, 2021.

Change in Fair Value of Share Settlement Obligation Derivative

The Company recorded $250 thousand mark-to-market losses during the year ended December 31, 2021 for an embedded compound derivative from the 2020 Convertible Notes. Upon the close of the Merger the 2020 Convertible Notes were converted to equity.

Loss on Debt Conversion

The year ended December 31, 2021 included a $2.5 million loss on the conversion of the 2020 Convertible Notes to equity upon the closing of the Merger.

Interest Expense, Net

Net interest expense from continuing operations decreased by $465 thousand, or 125%, to $93 thousand interest income during the year ended December 31, 2022, from $372 thousand interest expense during the year ended December 31, 2021. Total other expense in 2021 consisted of a $250 thousand mark-to-market loss for an embedded compound derivative from the 2020 Convertible Notes, $2.5 million loss on the conversion of these notes to equity upon the closing of the Merger, a $214 thousand mark to market warrant liability gain, and interest expense of $368 thousand primarily related to the 2020 Convertible Notes.

Discontinuing Operations

In connection with the Merger, the Company was deemed to be the accounting acquiror of CGI, which included the vivoPharm business on March 30, 2021. Therefore, upon classification as discontinuing operations in the fourth quarter of 2021, the vivoPharm business is reflected in discontinued operations for nine months and one day in the year ended December 31, 2021 (the “Merger Impact”).

The vivoPharm business generated $6.4 million in revenue for 2022, an increase of $2.4 million, or 60% from $4.0 million in 2021 due to the Merger Impact and increased revenue from two customer contracts.

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The vivoPharm business incurred a $6.9 million net loss in 2022, a decrease of $15.4 million, or 69% from a $22.3 million net loss in 2021. The 2022 net loss includes an operating loss of $1.4 million, an impairment charge for goodwill and intangible assets of $5.4 million, which was the result of changes in market valuations for contract research organizations during 2022 which impacted the Company’s valuation of the vivoPharm business and a $106 thousand loss on the sale of the vivoPharm businesses during the fourth quarter of 2022. The 2021 net loss includes an operating loss of $1.25 million and a goodwill impairment charge of $20.2 million.

Substantially all of vivoPharm operations were sold in the fourth quarter of 2022.

Liquidity and Capital Resources

The Company has financed its operations through CGI cash balances on hand on the Merger date, product and services revenue, the sale of the vivoPharm business and the sale of Common Stock under its at-the-market financing vehicle. Prior to the Merger, the Company’s operating activities have been primarily funded with proceeds from the sale of convertible notes and preferred stock securities.

The Company’s Board of Directors (the “Board”), after an assessment of the status of the Company’s efforts to seek strategic alternatives and the Company’s then current cash position, approved a plan on January 31, 2023 to preserve the Company’s cash to be able to continue to pursue a satisfactory strategic alternative for the purpose of maximizing the value of the Company’s business while also having sufficient cash to adequately fund an orderly wind down of the Company’s operations (the “Cash Preservation Plan”) in the event it is unable to secure a satisfactory strategic alternative. As part of the Cash Preservation Plan, the Company implemented a reduction in force, resulting in the retention of a core group of employees required for one or more potential strategic transactions and/or to execute an orderly wind down of the Company if required. The Company incurred approximately $1.4 million for retention, severance and other employee termination-related costs in the first and second quarters of 2023. The Company has put on hold its pending efforts with respect to its current preclinical and clinical programs.

The Company has suffered recurring losses and negative cash flows from operations since inception, has an accumulated deficit, and is expected to generate minimal revenue from continuing operations as we have substantially ceased the Maple Grove facility’s revenue producing operations to support internal drug discovery programs. The Company is projecting insufficient liquidity to meet its obligations as they become due over the next twelve months. The Company had cash and cash equivalents of $2.8 million as of June 30, 2023, an accumulated deficit of $107.6 million, cash outflows from continuing operations of $6.9 million for the six-months ended June 30, 2023 and $12.8 million for the year then ended December 31, 2022, as well as a net loss from continuing operations of $6.1 million for the six months ended June 30, 2023 and $15.8 million for the year ended December 31, 2022. These conditions and events raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s forecast of the period of time through which its current financial resources will be adequate to support its operations and its expected operating expenses are forward-looking statements and involve risks and uncertainties.

In 2023, the Company has undertaken the following actions:

●	On January 4, 2023, the Company announced that it had engaged LifeSci Capital as its financial advisor to assist in exploring a range of strategic alternatives focused on enhancing shareholder value. There can be no assurance that this review process will result in any changes to the Company’s current business plans or lead to any specific action or transaction.

●	The Company’s Board of Directors (the “Board”) approved a plan on January 31, 2023 to preserve the Company’s cash to be able to continue to pursue a satisfactory strategic alternative for the purpose of maximizing the value of the Company’s business while also having sufficient cash to adequately fund an orderly wind down of the Company’s operations (the “Cash Preservation Plan”) in the event it is unable to secure a satisfactory strategic alternative. As part of the Cash Preservation Plan, the Company implemented a reduction in force which included the Company’s former President and Chief Executive Officer, and Chief Scientific Officer.

●	On March 7, 2023, the Company sold its equipment in its San Diego laboratory to a third party in exchange of $200,000 in consideration.

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●	On March 9, 2023, the Company terminated its January 2022, San Diego office and laboratory lease agreement. The effective date of the termination is June 30, 2023. The landlord retained approximately $45 thousand as an early termination fee. This lease termination resulted in a $1.2 million reduction in future operating lease payments.

●	On March 24, 2023 the Company terminated its (a) Equity Distribution Agreement, dated April 8, 2022, by and between the Company and Canaccord Genuity LLC, regarding the issue and sale, from time to time, of shares of the Company’s Common Stock for an aggregate offering price of up to $20,000,000, and (b) Purchase Agreement, dated March 28, 2022, by and between the Company and Lincoln Park Capital Fund, LLC, regarding the issue and sale, from time to time, of shares of the Company’s Common Stock for an aggregate offering price of up to $15,000,000.

●	On March 24, 2023, the Company filed post-effective amendments to certain of its registration statements previously filed with the SEC, including post-effective amendments to each of: (i) Registration Statement Nos. 333-249513, 333-252628, 333-239497, and 333-218229 on Form S-3; (ii) Registration Statement Nos. 333-191520, 333-191521, 333-196198, 333-205903, 333-256225 and 333-214599 on Form S-8; and (ii) Registration Statement No. 333-215284 and 333-264595 on Form S-1 (such post-effective amendments, collectively the “Post-Effective Amendments” and such registration statements, collectively the “Registration Statements”). In accordance with undertakings made by the Company in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any and all securities of the Company that were registered for issuance that remain unsold at the termination of the offerings, the Company removed from registration any and all securities of the Company registered but unsold under each of the Registration Statements. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statements.

●	On April 24, 2023 the Company’s Board of Directors determined it was appropriate to voluntarily delist its securities from The Nasdaq Capital Market (“Nasdaq”). On May 4, the Company filed a Form 25 with the Securities and Exchange Commission (the “SEC”), and the delisting became effective on May 15, 2023. Following the delisting of the Company’s securities from Nasdaq, the Company filed a Form 15 with the SEC to suspend its reporting obligations under the Securities Exchange Act of 1934, as amended. The Company expects that the deregistration of such securities will become effective 90 days after the filing of the Form 25 with the SEC. The documents filed with the SEC will be available on the Company’s website. The Board made the decision to pursue this strategy following its review and careful consideration of a number of factors, including, but not limited to, the expected reduction in operating expenses by eliminating SEC reporting costs, which would allow the Company to focus more resources on its continued pursuit and exploration of satisfactory strategic alternative transactions and/or execution of an orderly wind down of the Company, if necessary. The Board determined that deregistration is in the overall best interests of the Company and its stockholders. Following delisting of the Company’s Common Stock from Nasdaq, the Common Stock has been quoted on the Pink Open Market operated by OTC Markets Group Inc. (the “OTC”) under the symbol “VYNT” starting on May 15, 2023. The Company intends to continue to provide information to its stockholders and to take other actions within its control to enable its Common Stock to be quoted on the OTC Pink Open Market in the Pink Current Information market tier. There is no guarantee, however, that a broker will continue to make a market in the Common Stock and that trading of the Common Stock will continue on an OTC market or otherwise. Going forward, Vyant Bio may, from time to time, when it deems appropriate, provide limited information regarding its financial status and business activities, or issue press releases for select events or developments.

●	On May 9, 2023, the Company and the Andrew D. C. LaFrence, the Company’s President, Chief Executive Officer and Chief Financial Officer, entered into a Consulting Agreement providing that effective as of June 1, 2023 (or such later date as may be agreement to by the Company and Mr. LaFrence), Mr. LaFrence would continue to serve as the Company’s President, Chief Executive Officer and Chief Financial Officer as a part time consultant rather than a full time employee. His employment agreement, which is filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, would be deemed terminated as of that date by the Company without cause for purposes of determining severance thereunder. The Consulting Agreement is a further step in the Company’s efforts to conserve cash consistent with its Cash Preservation Plan.

●	On May 11, 2023 pursuant to the Company’s Cash Preservation Plan, the Company returned one piece of equipment to its leasing Company for the final lease payment of $181 thousand.

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As a result of the above activities to be undertaken in the first half of 2023, the Company accrued $1.2 million of severance expense in the first quarter of 2023 of which substantially all was paid by the end of the second quarter of 2023.

●

On July 13, 2023 the Company signed an agreement (the “Asset Purchase Agreement”) the sale of substantially all of its StemoniX (“Seller”) subsidiary’s operating assets to AxoSim, Inc. (“Purchaser”), and the assumption by Purchaser of certain liabilities in connection with those operating assets. The Asset Purchase Agreement between the parties is subject to Company’ shareholder approval to close. A shareholder meeting is currently planned for September 20, 2023. Pursuant to the asset purchase agreement:

●	StemoniX entered into the Exclusive Distributor Agreement with Purchaser on the date of the Asset Purchase Agreement. Pursuant to the Exclusive Distributor Agreement, Purchaser is StemoniX’s exclusive distributor of the microBrain products worldwide, as well as any ancillary services offered in connection therewith; the agreement terminates upon the closing of the Sale.

●	The total consideration for the purchase and sale of Seller’s assets is $2,250,000 plus the assumption of certain liabilities, described in the first bullet above, principally real estate lease and equipment lease liabilities estimated to be an aggregate of approximately $1,100,000 at September 30, 2023.

●	At Closing, the Seller shall be paid $1,100,000 and the following portions of the purchase price will be held back in an escrow account: (i) $175,000 to secure the Delivered Plates Escrow Amount (as defined below), (ii) $637,000 to secure the Post-Closing Revenue Escrow Amount (as defined below), and (iii) $338,000 to cover potential indemnification claims asserted in the first year following the Closing (the “Indemnification Escrow Amount” and, together with the Delivered Plates Escrow Amount and the Post-Closing Revenue Escrow Amount, the “Escrow Amount”).

●	Until the Closing, Seller is prohibited from, directly or indirectly, engaging in any solicitation or similar activities, as set forth in the Asset Purchase Agreement (the “No-Shop”). During the No-Shop, Seller may, under certain limited circumstances, consider unsolicited, alternative transaction proposals from third parties that are Superior Proposals. The Company must give Purchaser an opportunity to revise its proposal so that any other alternative transaction proposals are no longer Superior Proposals.

●	Contemporaneously with the Closing of the Sale, Purchaser shall assume the lease of the Company’s facility in Maple Grove, Minnesota and a certain equipment lease. Each party shall pay the Maple Grove landlord $25,000 ($50,000 in total) to consent to the assignment, and Purchaser shall reimburse the Company $25,000 one year after the Closing.

●	Pursuant to the Asset Purchase Agreement, Purchaser and Ping Yeh, one of our directors and the co-founder of StemoniX, shall enter into a Consulting Agreement, pursuant to which Mr. Yeh shall provide ongoing consulting services to Purchaser in connection with the Business for an hourly fee.

●

For a period of three years commencing on the Closing, both Seller and Ping Yeh (and their Affiliates) are prohibited from owning, managing, operating, controlling or participating in the management, ownership or control of any business that is substantially similar to the Business (as defined below), or that otherwise competes with the Business within the United States, France, Japan, Singapore, Switzerland, Germany, or the United Kingdom.

●	As a condition to Closing, Purchaser shall deliver offers of employment to the four current employees of StemoniX.

●	If Seller terminates the Asset Purchase Agreement for an Adverse Recommendation Change following a Superior Proposal, Seller shall pay Purchaser a Break Fee in an amount equal to (i) $85,000, plus (ii) Purchaser’s fees, costs and expenses incurred in connection with the evaluation, negotiation and attempted consummation of the transaction, up to a maximum aggregate amount of $140,000.

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The Company’s plans to adopt the liquidation accounting upon the shareholder approval of the sale of assets to AxoSim and the winddown of the Company’s business, which is expected to occur prior to the end of calendar 2023. Under the liquidation basis of accounting, all of the Company’s assets are stated at their estimated net realizable value. All liabilities of the Company are stated at contractual amounts and estimated liabilities are stated at their estimated settlement amounts, including estimated costs associated with completing a liquidation plan. These estimates are periodically reviewed and adjusted as appropriate. The valuation of assets at their net realizable value and liabilities at their anticipated settlement amounts will represent estimates, based on then present facts and circumstances of the net realizable value of the assets and the costs associated with carrying out the liquidation plan. The actual values and costs associated with carrying out a liquidation may materially differ due to the length of time necessary to complete the liquidation activities and other factors.

The Company significantly reduced its operating expenses in the first six months of 2023, as it evaluated strategic partners to acquire its assets, including our public company as a reverse merger candidate. As of July 31, 2023 the Company has four fulltime employees. As the Company seeks to close the AxoSim transaction, there are no assurances that it will be able to raise cash from this transaction to complete an orderly winddown of the Company’s operations or, if sufficient funds are not available, bankruptcy. The Company’s ability to complete the AxoSim transaction, approval and execute a an orderly winddown of its business have not yet been finalized and are not within the Company’s control, and therefore cannot be deemed probable. As a result, the Company has concluded that management’s plans do not alleviate substantial doubt about the Company’s ability to continue as a going concern.

The Company expects to continue to incur operating losses in the future, unless and until the Company’s drug discovery efforts or other revenue from collaborators are able to demonstrate a level of success that would lead to licensing potential. In addition, the Company will continue to incur the costs of being public, including legal and audit fees and director’s and officer’s liability insurance. These losses have had, and will continue to have, an adverse effect on the Company’s working capital, total assets and stockholders’ equity. Because of the numerous risks and uncertainties associated with drug discovery and development efforts and costs associated with being a public company, the Company is unable to predict when it will become profitable, and it may never become profitable. Even if the Company does achieve profitability, it may not be able to sustain or increase profitability on a quarterly or annual basis. The Company’s inability to achieve and then maintain profitability would negatively affect its business, financial condition, results of operations and cash flows.

The Company’s forecast of the period of time through which its current financial resources will be adequate to support its operations and its expected operating expenses are forward-looking statements and involve risks and uncertainties. Actual results could vary materially and negatively as a result of a number of factors, including:

●	the Company’s ability to consummate any strategic transaction, whether by acquisition, sale of any part of its business, or otherwise, and effectively operate its business during any such transaction process;
●	the time needed to consummate a strategic transaction with AxoSim;
●	the Company’s ability to execute on its current business plans while exploring strategic alternatives;
●	the Company’s need for significant additional capital and the Company’s ability to satisfy its capital needs;
●	the Company’s potential product liability or intellectual property infringement claims;
●	the Company’s ability to maintain or protect the validity of its patents and other intellectual property;
●	the Company’s dependency on third-party manufacturers to supply it with instruments and specialized supplies;
●	the Company’s ability to adapt its business for future developments in light of the global outbreak of COVID-19, which continues to rapidly evolve;
●	the Company’s dependency on the intellectual property licensed to the Company or possessed by third parties; and
●	the Company’s ability to retain key talent.

Cash Flows from Continuing Operations

Net cash flow from operating, investing and financing activities from continuing operations for the periods below were as follows (in thousands):

	Six months ended June 30,
	2023	2022
Net cash used in operating activities	$(6,883)	$(7,550)
Net cash provided by (used in) investing activities	190	(361)
Net cash (used in) provided by financing activities	116	(318)
Net decrease in cash and cash equivalents from continuing operations	$(6,577)	$(8,229)

The Company had cash and cash equivalents of $2.8 million as of June 30, 2023.

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Cash Used in Operating Activities

Net cash used in operating activities from continuing operations was $6.9 million for the six months ending June 30, 2023, consisting of a net loss of $6.1 million, decreased for net non-cash adjustments of $930 thousand and increased for cash used in operating assets and liabilities items of $1.9 million primarily related to payments of insurance, accounts payable and accrued expenses. Net cash used in operating activities from continuing operations was $7.5 million for the six months ending June 30, 2022, consisting of a net loss of $8.7 million, decreased for net non-cash adjustments of $1.0 million and additional cash used in operating assets and liabilities items of $174 thousand.

Net cash used in operating activities from continuing operations was $7.5 million for the six months ending June 30, 2022, consisting of a net loss of $8.7 million, decreased for net non-cash adjustments of $1.0 million and additional cash used in operating assets and liabilities items of $174 thousand.

Cash Used in Investing Activities

Net cash provided by investing activities from continuing operations was $190 thousand for the six months ended June 30, 2023, primarily related to the sale of equipment at the Company’s former San Diego facility. Net cash used in investing activities from continuing operations was $361 thousand for the six months ending June 30, 2022, related to investments in equipment.

Cash Used in Financing Activities

Net cash provided by financing activities from continuing operations for the six months ended June 30, 2023 was $116 thousand, primarily related proceeds from issuance of stock of $458 thousand offset by payments on equipment leases of $342 thousand. Net cash used in financing activities from continuing operations for the six months ended June 30, 2022 was $318 thousand, primarily related to issuance costs related to the Lincoln Park Capital Fund LLC agreement.

Cash Flows from Discontinuing Operations

During the fourth quarter of 2022, the Company sold its vivoPharm operating companies and in March 2023, sold vivoPharm PTY LTD (“PTY”), the holding company of the former operating companies. During the first six months of 2023, the Company used $535 thousand of cash in operating activities of discontinuing operations related to net loss and reductions in accounts payable and accruals related to vivoPharm sale transactions costs and payment of contractual severance obligations to former vivoPharm employees which were accrued as of December 31, 2022.

Years Ended December 31, 2022 and 2021

The Company’s net cash flow from operating, investing and financing activities from continuing operations for the periods below were as follows (in thousands):

	Year Ended December 31,
	2022	2021

Cash (used in) provided by continuing operations:
Operating activities	$(12,888)	$(16,488)
Investing activities	(617)	29,678
Financing activities	(113)	7,222
Net (decrease) increase in cash and cash equivalents from continuing operations	$(13,618)	$20,412

The Company had cash and cash equivalents of $10.0 million and $20.6 million as of December 31, 2022 and 2021, respectively.

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Cash Used in Operating Activities from Continuing Operations

Net cash used in operating activities from continuing operations was $12.9 million for the year ended December 31, 2022, consisting of a net loss of $15.8 million, decreased for net non-cash adjustments of $2.0 million and additional cash provided by operating assets and liabilities items of $891 thousand, largely from a reduction of inventory of $422 thousand as we transitioned the Maple Grove location to a research and development facility as well as an increase in accrued compensation and employee benefits.

Net cash used in operating activities from continuing operations was $16.5 million for the year ended December 31, 2021, consisting of a net loss from continuing operations of $18.6 million, decreased for net non-cash adjustments of $4.8 million. The non-cash adjustments include (i) stock-based compensation of $1.0 million, (ii) depreciation and amortization expense of $1.1 million, and (iii) a net loss related to the pre-merger StemoniX capital structure and related debt conversions of $2.7 million. Operating assets and liabilities used net cash of $2.7 million including Merger related costs in 2021. The net loss for the year ended December 31, 2021, also includes $2.3 million of Merger related costs.

Cash Provided by Investing Activities from Continuing Operations

Net cash used in investing activities from continuing operations was $617 thousand for the year ended December 31, 2022, related to investments in equipment and our new leased facility in California.

Net cash provided by investing activities from continuing operations was $29.7 million for the year ended December 31, 2021, principally from CGI cash balances at the close of the Merger of $30.2 million, offset by $535 thousand of equipment purchases.

Cash Provided by Financing Activities from Continuing Operations

Net cash used in financing activities from continuing operations was $113 thousand for the year ended December 31, 2022, primarily related to issuance costs related to the Lincoln Park Capital Fund LLC agreement partially offset by a new financing lease entered into in the third quarter.

Net cash provided by financing activities from continuing operations was $7.2 million for the year ended December 31, 2021 due to $5.0 million from the issuance of 2020 Convertible Notes and $1.8 million from the issuance of Series Preferred C shares.

Tax Contingency

In August 2022, in connection with efforts to sell its vivoPharm subsidiary, the Company determined that certain historical vivoPharm tax returns either had not been filed or were incorrectly filed with the U.S. Internal Revenue Service (“IRS”). As a result of this finding, the Company determined that it is more-likely-than not that the tax exposure is not significant to the consolidated financial statements taken as a whole. This conclusion is based on the specific facts related to this matter and how we believe the IRS will treat these facts. Corrective tax returns were filed with the IRS in September 2022. In the event the IRS does not accept our position, the Company’s tax liability could aggregate up to $2.8 million plus interest and penalties.

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Income Taxes

Over the past several years the Company has generated operating losses in all jurisdictions in which it may be subject to income taxes. As a result, the Company has accumulated significant net operating losses and other deferred tax assets. Because of the Company’s history of losses and the uncertainty as to the realization of those deferred tax assets, a full valuation allowance has been recognized. The Company does not expect to report a benefit related to the deferred tax assets until it has a history of earnings, if ever, that would support the realization of its deferred tax assets.

Critical Accounting Policies and Significant Judgment and Estimates

The Company’s management’s discussion and analysis of financial condition and results of operations is based on its financial statements and condensed consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of the financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses and related disclosure of contingent assets and liabilities. On an ongoing basis, the Company evaluates its estimates based on historical experience and makes various assumptions, which management believes to be reasonable under the circumstances, and which form the basis for judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are described in more detail in Note 4 to our December 31, 2022 and 2021 consolidated financial statements appearing elsewhere herein, we believe that the following accounting policies are those most critical to the judgments and estimates used in the preparation of our financial statements.

Revenue recognition. Prior to the Merger, the Company’s primary sources of revenue were product sales from the sale of microOrgan plates and the performance of preclinical drug testing services using the microOrgan technology. Subsequent to the Merger, the Company’s revenue includes vivoPharm’s discovery services, consisting primarily of contract research services focused primarily on unique specialized studies to guide drug discovery. As noted herein, the vivoPharm business has been classified as discontinuing operations as of December 31, 2021 and revenue earned from that business are included therein.

The Company recognizes revenue when it satisfies performance obligations under the terms of its contracts, and transfers control of the product to its customers in an amount that reflects the consideration the Company expects to receive from its customers in exchange for those products. This process involves identifying the customer contract, determining the performance obligations in the contract, determining the contract price, allocating the contract price to the distinct performance obligations in the contract, and recognizing revenue when the performance obligations have been satisfied. A performance obligation is considered distinct from other obligations in a contract when it (a) provides a benefit to the customer either on its own or together with other resources that are readily available to the customer and (b) is separately identified in the contract. The Company considers a performance obligation satisfied once it has transferred control of a product to a customer, which is generally upon shipment as the customer has the ability to direct the use and obtain the benefit of the product.

For product contracts, revenue is recognized at a point-in-time upon delivery to the customer. Product contracts with customers generally state the terms of the sale, including the quantity and price of each product purchased. Payment terms and conditions may vary by contract, although terms generally include a requirement of payment within a range of 30 to 90 days after the performance obligation has been satisfied. As a result, the contracts do not include a significant financing component. In addition, contacts typically do not contain variable consideration as the contracts include stated prices. The Company provides assurance-type warranties on all of its products, which are not separate performance obligations.

For service contracts, revenue is recognized over time and is generally defined pursuant to an enforceable right to payment for performance completed on service projects for which the Company’s has no alternative use as customer furnished compounds are added to Company plates for testing. The Company does not obtain control of the customer furnished compounds as the Company does not have the ability to direct the use. Revenue is measured by the costs incurred to date relative to the estimated total direct costs to fulfill each contract (cost-to-cost method). Incurred costs represent work performed, which corresponds with, and thereby best depicts, the transfer of control to the customer. Contract costs include labor, materials and overhead.

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Some contracts offer price discounts after a specified volume has been purchased. The Company evaluates these options to determine whether they provide a material right to the customer, representing a separate performance obligation. If the option provides a material right to the customer, revenue is allocated to these rights and deferred; subsequently the revenue is recognized when those future goods or services are transferred, or when the option expires.

Contract assets primarily represent revenue earnings over time that are not yet billable based on the terms of the contracts. Contract liabilities consist of fees invoiced or paid by Vyant Bio’s customers for which the associated performance obligations have not been satisfied and revenue has not been recognized based on Vyant Bio’s revenue recognition criteria described above.

Given the Company’s exit from selling products and services, which was substantially completed in 2022, the Company no longer considers revenue recognition as a critical accounting policy as of December 31, 2022.

Derivative Instruments. Prior to the closing of the Merger on March 30, 2021 the Company had a number of the financial instruments that were classified as derivatives. Upon the closing of the Merger, these instruments were converted to Company Common Stock at which time final mark-to-market adjustments were recorded by the Company.

The Company recognized all derivative instruments as either assets or liabilities in the consolidated balance sheets at their respective fair values. The Company evaluated its debt and equity issuances to determine if those contracts or embedded components of those contracts qualify as derivatives requiring separate recognition in its financial statements. The result of this accounting treatment is that the fair value of embedded derivatives was revalued as of each reporting date and recorded as a liability, and the change in fair value during the reporting period is recorded in other income (expense) in the statements of operations. In circumstances where the embedded conversion option in a convertible instrument was required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments were accounted for as a single, compound derivative instrument. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, was reassessed at the end of each reporting period. Derivative instrument liabilities are classified in the consolidated balance sheets as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within twelve months of the balance sheet date.

The 2020 Convertible Notes contained a share settled redemption feature that required conversion to equity at the lesser of specified discounts from qualified financing price per share or the fair value of the Common Stock at the time of conversion. The discount changed based on the passage of time between issuance of the convertible note and the conversion event. This feature was considered a derivative that required bifurcation because it provide a specified premium to the holder of the note upon conversion. We measured the share-settlement derivative obligation at fair value based on significant inputs that are not observable in the market and require significant judgement. This instrument was settled upon the closing of the Merger.

The Company issued a warrant during the first quarter of 2021 that contained an indexation feature not indexed to the Company’s stock resulting in this warrant to be accounted for as a derivative. As a result, this warrant was accounted for as a liability and marked to market from its issuance date in February 2021 through the Merger date, at which time the warrant’s indexation features were finalized. The Company no longer deemed derivative instruments as a critical accounting policy as of December 31, 2022.

Business Combinations. Accounting for acquisitions requires extensive use of estimates and judgment to measure the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed. Additionally, we must determine whether an acquired entity is considered a business or a set of net assets because the excess of the purchase price over the fair value of net assets acquired can only be recognized as goodwill in a business combination. We accounted for the Merger with CGI as a business combination under the acquisition method of accounting. Consideration transferred to acquire CGI was measured at fair value. The determination of the $59.9 million purchase price consideration for the Merger was based on the closing stock price of the CGI common stock on the Merger date as well as the fair value of CGI common stock warrants and options outstanding on the Merger date using the Black Scholes Merton option pricing model. We allocated the purchase price to the acquired tangible and intangible assets and assumed liabilities of CGI based on their estimated fair values as of the acquisition date. Significant judgement is required to value and allocate the purchase price, especially for identified intangible assets. The allocation of the purchase price resulted in recognition of intangible assets related to tradename, customer relationships aggregating to $9.5 million and goodwill of $22.4 million. Given the completion of purchase accounting adjustments in Q1 2022 and there being no business combinations in 2022, the Company no longer deems business combinations to be a critical accounting policy as of December 31, 2022.

77

Valuation of Goodwill and Intangible Assets. Goodwill represents the excess of the purchase price over the fair value of net tangible and identified intangible assets acquired in a business combination. Goodwill is not amortized but is evaluated at least annually for impairment or when a change in facts and circumstances indicate that the fair value of the goodwill may be below the carrying value. The Company did not record Goodwill prior to the March 30, 2021 Merger. As a result of the Merger, the Company recorded $22.4 million of goodwill attributed to the vivoPharm business.

As a described in Note 3 to the Company’s consolidated financial statements, in the fourth quarter of 2021, the Company classified the vivoPharm business as discontinuing operations and applied held for sale accounting. The Company valued the vivoPharm business as of December 31, 2021 equally weighting public company revenue multiples as of December 31, 2021 and comparable transaction revenue multiples, which are classified as Level 3 measurements within the fair value hierarchy. The Company updated the valuation of the vivoPharm business during the quarter ending March 31, 2022 based on equally weighting public company revenue multiples and comparable transaction revenue multiples, which resulted in a $4.5 million decrease to the fair value of vivoPharm in the first quarter of 2022. The Company recognized an impairment charge of $4.3 million during the quarter ended March 31, 2022, which decreased vivoPharm’s net carrying value, net of estimated disposal costs from $9.2 million as of December 31, 2021 to $4.9 million. During the second quarter of 2022, the Company received two offers for mutually exclusive components of the vivoPharm business and assessed the carrying value of each asset group using the estimated net sales proceeds based on these offers. As a result, the Company recorded a net impairment charge of $1.5 million during the second quarter of 2022. The Company recorded an impairment recovery of $388 thousand during the third quarter of 2022 based upon September 30, 2022 vivoPharm net assets. The valuation of goodwill and intangible assets is no longer a critical accounting policy as of December 31, 2022.

Valuation of Long-Lived Assets. Long-lived assets, such as fixed assets subject to depreciation and right-of-use assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. If circumstances require a long-lived asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset group to its carrying amount. If the carrying amount of the long-lived asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying amount exceeds its fair value. As of December 31, 2022 and 2021 the Company determined that there were no indicators of impairment and did not recognize any fixed asset impairment in continuing operations.

Qualitative and Quantitative Disclosures about Market Risk

The Company has exposure to financial market risks, including changes in foreign currency exchange rates, and risk associated with how it invests its cash.

Foreign Exchange Risk

The Company conducted its business in foreign markets through its subsidiary in Australia (vivoPharm Pty Ltd.). In the fourth quarter of 2022, the Company sold substantially all of the operations of vivoPharm in two separate transactions. For the years ended December 31, 2022 and 2021, 0% and 21%, respectively, of the Company’s continuing revenue was earned outside the United States and collected in local currency. The Company also commenced plans for a clinical trial in 2023 of which substantially all costs are denominated in Australian Dollars. This clinical trial has been placed on hold as part of the Company’s cash preservation plan. As the vivoPharm entities were sold in the fourth quarter of 2022, translation of foreign currencies is not material to the Company’s consolidated financial position. Since the Merger, the Company was subject to risk for exchange rate fluctuations between such local currencies and the United States dollar and the subsequent translation of the Australia Dollar or Euro to United States dollars. The Company currently does not hedge currency risk.

Investment of Cash

The Company invests its cash primarily in cash and US government money market funds which are held by JPMorgan Chase Bank, N. A. and its affiliates. Because of the short-term nature of these investments, the Company does not believe it has material exposure due to market risk. The impact to the Company’s financial position and results of operations from likely changes in interest rates is not material.

78

PROPOSALS OF STOCKHOLDERS AND OTHER MATTERS

Stockholder Proposals for 2023 Annual Meeting

We do not intend to hold future annual meetings of stockholders if each of the Sale Proposal and the Dissolution Proposal are approved, and the Certificate of Dissolution is filed with the Delaware Secretary of State. However, if we hold our 2023 Annual Meeting, then any stockholders who wish to present proposals for inclusion in the proxy materials to be distributed in connection with our 2023 Annual Meeting must have submitted their proposals no later than February 13, 2023 in order to be considered for inclusion in our proxy statement and form of proxy; provided, however, that in the event the 2023 Annual Meeting is changed by more than thirty (30) days from the anniversary date of the immediately preceding Annual Meeting of Stockholders (the “Anniversary Date”), a stockholder must have submitted such proposals within a reasonable time before the Company begins to print and send its proxy materials. We will announce the date of our 2023 Annual Meeting if such meeting is called. Pursuant to the rules promulgated by the SEC, simply submitting a proposal does not guarantee that it will be included. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Vyant Bio, Inc., 2 Executive Campus, 2370 State Route 70 West, Suite 310, Cherry Hill, New Jersey 08002, Attn.: Secretary.

Our by-laws state that a stockholder must provide timely written notice of a proposal, or must timely submit a nomination of a director candidate, to be brought before the meeting and supporting documentation as well as be present at such meeting, either in person or by a representative. For our 2023 Annual Meeting of Stockholders, a stockholder’s notice or nomination shall be timely received by the Company at our principal executive office no later than April 15, 2023 and no earlier than March 16, 2023; provided, however, that in the event the 2023 Annual Meeting is scheduled to be held on a date more than thirty (30) days before the Anniversary Date or more than seventy (70) days after the Anniversary Date, a stockholder’s notice or nomination shall be timely if received by the Company at our principal executive office not earlier than the close of business on the one hundred twentieth (120th) day prior to such Annual Meeting and not later than the close of business on the later of (i) the ninetieth (90th) day prior to the scheduled date of such Annual Meeting; and (ii) the tenth (10th) day following the day on which such public announcement of the date of such Annual Meeting is first made by the Company. Proxies solicited by our Board will confer discretionary voting authority with respect to these proposals or nominations, subject to the SEC’s rules and regulations governing the exercise of this authority. Any such proposal or nomination shall be mailed to: Vyant Bio, Inc., 2 Executive Campus, 2370 State Route 70 West, Suite 310, Cherry Hill, New Jersey 08002, Attn.: Secretary.

Further, if you intend to nominate a director and solicit proxies in support of such director nominee(s) at the 2023 Annual Meeting of Stockholders, you must also provide the notice and additional information required by Rule 14a-19 to: Vyant Bio, Inc., 2 Executive Campus, 2370 State Route 70 West, Suite 310, Cherry Hill, New Jersey 08002, Attn.: Secretary, no later than May 15, 2023. This deadline under Rule 14a-19 does not supersede any of the timing requirements for advance notice under our by-laws. The supplemental notice and information required under Rule 14a-19 is in addition to the applicable advance notice requirements under our by-laws as described in this section and it shall not extend any such deadline set forth under our by-laws.

Householding of Proxy Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: Vyant Bio, Inc., 2 Executive Campus, 2370 State Route 70 West, Suite 310, Cherry Hill, New Jersey 08002, Attn.: Secretary or by phone at (201) 479-1357. Any stockholder who wants to receive a separate copy of this proxy statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

Other Matters

As of the date of this proxy statement, the Board does not intend to present at the Special Meeting of Stockholders any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

Solicitation of Proxies

The solicitation of proxies pursuant to this proxy statement is being made by us. Proxies may be solicited, among other methods, by mail, facsimile, telephone, telegraph, Internet and in person.

The expenses of preparing, printing and distributing this proxy statement and the accompanying form of proxy and the cost of soliciting proxies will be borne by us.

79

Copies of soliciting materials will be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to the beneficial owners of shares of Common Stock for whom they hold shares, and we will reimburse them for their reasonable out-of-pocket expenses in connection therewith.

We have engaged Alliance Advisors LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee not expected to exceed $10,000, plus out-of-pocket fees and expenses. Alliance Advisors LLC will solicit proxies on our behalf from individuals, brokers, bank nominees and other institutional holders in the same manner described above. We have also agreed to indemnify Alliance Advisors LLC against certain claims.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING VIRTUALLY, PLEASE READ THE PROXY STATEMENT AND THEN SUBMIT A PROXY TO VOTE BY INTERNET, TELEPHONE OR MAIL AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING.

By Order of the Board of Directors,

/s/ Andrew D. C. LaFrence
August 15, 2023	Andrew D. C. LaFrence
Cherry Hill, New Jersey	President, Chief Executive Officer and Chief Financial Officer

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

866-407-1665

80

WHERE YOU CAN FIND MORE INFORMATION

We formerly filed annual, quarterly and current reports, proxy statements and other information with the SEC, and currently file annual and quarterly disclosure statements, including financial statements, with the OTC Markets Group. The SEC maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding issuers, including us, who file electronically with the SEC. The reports and other information filed by us with the SEC are also available at our website at https://ir.vyantbio.com/sec-filings. The OTC Markets Group maintains a website at otcmarkets.com. The information contained on those websites is specifically not incorporated by reference into this proxy statement.

81

INDEX TO FINANCIAL STATEMENTS

Vyant Bio, Inc. and Subsidiaries

Consolidated Financial Report June 30, 2023

Our independent auditors have not performed any audit or review procedures over the Company’s 2023 condensed consolidated interim financial information and, therefore, have not expressed an opinion or any other form of assurance on them.

Consolidated Financial Report December 31, 2022

F-1

Vyant Bio, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(Shares and USD in Thousands)

	June 30,	December 31,
	2023	2022

Assets
Current assets:
Cash and cash equivalents	$2,797	$10,041
Trade accounts and other receivables	234	323
Inventory	-	53
Prepaid expenses and other current assets	400	747
Assets of discontinuing operations – current	-	345
Total current assets	3,431	11,509
Non-current assets:
Fixed assets, net	396	1,106
Operating lease right-of-use assets, net	421	1,542
Long-term prepaid expenses and other assets	1,980	1,048
Total non-current assets	2,797	3,696
Total assets	$6,228	$15,205

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$510	$655
Accrued expenses	310	1,154
Deferred revenue	-	72
Obligations under operating leases, current portion	118	313
Obligation under finance lease, current portion	64	252
Liabilities of discontinuing operations – current	199	1,219
Total current liabilities	1,201	3,665
Obligations under operating leases, less current portion	350	1,301
Obligations under finance leases, less current portion	119	273
Long-term debt	57	57
Total liabilities	$1,727	$5,296

Commitments and contingencies

Stockholders’ equity:
Preferred stock, authorized 9,764 shares $0.0001 par value, none issued	-	-
Common stock, authorized 100,000 shares, $0.0001 par value, 6,329 and 5,922 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	1	1
Additional paid-in capital	112,108	111,443
Accumulated deficit	(107,608)	(101,503)
Accumulated comprehensive loss	-	(32)
Total Stockholders’ equity	4,501	9,909
Total liabilities and Stockholders’ equity	$6,228	$15,205

See Notes to Unaudited Condensed Consolidated Financial Statements.

F-2

Vyant Bio, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(unaudited)

(Shares and USD in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June, 30
	2023	2022	2023	2022
Revenue:
Service	$-	$-	$-	$94
Product	119	165	199	374
Total revenue	119	165	199	468

Operating costs and expenses:
Cost of goods sold	276	304	418	690
Research and development	-	1,688	1,318	3,239
Selling, general and administrative	1,509	2,509	4,527	5,272
Total operating costs and expenses	1,785	4,501	6,263	9,201
Loss from operations	(1,666)	(4,336)	(6,064)	(8,733)

Other income (expense):
Interest income (expense), net	41	11	111	(2)
Total other income (expense)	41	11	111	(2)
Loss from continuing operations before income taxes	(1,625)	(4,325)	(5,953)	(8,731)
Income tax expense (benefit)	-	-	-	-
Loss from continuing operations	(1,625)	(4,325)	(5,953)	(8,731)
Discontinuing operations (net of $0 tax benefit in 2023 and $44 in 2022)	-	(1,480)	(152)	(6,237)
Net loss	(1,625)	(5,805)	(6,105)	(14,968)
Cumulative translation adjustment	-	8	-	12
Comprehensive loss	$(1,625)	$(5,797)	$(6,105)	$(14,956)

Net loss per share attributed to common stock – basic and diluted:
Net loss per share from continuing operations	$(0.26)	$(0.74)	$(0.95)	$(1.50)
Net loss per share from discontinuing operations	-	(0.25)	(0.02)	(1.05)
Net loss per share	$(0.26)	$(0.99)	$(0.97)	$(2.55)
Weighted average shares outstanding:
Weighted average common shares outstanding - Basic and Diluted	6,328	5,882	6,288	5,843

See Notes to Unaudited Condensed Consolidated Financial Statements.

F-3

Vyant Bio, Inc.

Condensed Consolidated Statements of Stockholders’ Equity

(unaudited)

(Shares and USD in Thousands)

	Three Months Ended June 30, 2023
	Common Stock		Additional Paid In	Accumulated	Comprehensive	Total Stockholders’
	Shares	Amount	Capital	Deficit	Loss	Equity
Balance as of April 1, 2023	6,325	$1	$112,060	$(105,983)	$-	$6,078
Stock-based compensation	-	-	48	-	-	48
Vesting of restricted stock	4	-	-	-	-	-
Net loss	-	-	-	(1,625)	-	(1,625)
Balance as of June 30, 2023	6,329	$1	$112,108	$(107,608)	$-	$4,501

	Six Months Ended June 30, 2023
	Common Stock		Additional Paid In	Accumulated	Comprehensive	Total Stockholders’
	Shares	Amount	Capital	Deficit	Loss	Equity
Balance as of January 1, 2023	5,922	$1	$111,443	$(101,503)	$(32)	$9,909
Stock-based compensation	-	-	207	-	-	207
Vesting of restricted stock	65	-	-	-	-	-
Issuance of common stock to pursuant to At The Market financing, net of $14 thousand of issuance costs	342	-	458	-	-	458
Foreign currency translation adjustment	-	-	-	-	32	32
Net loss	-	-	-	(6,105)	-	(6,105)
Balance as of June 30, 2023	6,329	$1	$112,108	$(107,608)	$-	$4,501

	Three months ended June 30, 2022
	Common Stock		Additional Paid In	Accumulated	Accumulated Comprehensive	Total Stockholders’
	Shares	Amount	Capital	Deficit	Loss	Equity
Balance as of April 1, 2022	5,882	$1	$110,413	$(87,976)	$(70)	$22,368
Stock-based compensation	-	-	365	-	-	365
Issuance of common stock, net of issuance costs	1	-	(149)	-	-	(149)
Foreign currency translation adjustment	-	-	-	-	8	8
Net loss	-	-	-	(5,805)	-	(5,805)
Balance as of June 30, 2022	5,883	$1	$110,629	$(93,781)	$(62)	$16,787

	Six months ended June 30, 2022
	Common Stock		Additional Paid In	Accumulated	Accumulated Comprehensive	Total Stockholders’
	Shares	Amount	Capital	Deficit	Loss	Equity
Balance as of January 1, 2022	5,799	$1	$110,176	$(78,813)	$(74)	$31,290
Stock-based compensation	-	-	699	-	-	699
Exercise of stock options	1	-	4	-		4
Vesting of restricted stock	2	-	-	-	-	-
Issuance of common stock, net of issuance costs	81	-	(250)	-	-	(250
Foreign currency translation adjustment	-	-	-	-	12	12
Net loss	-	-	-	(14,968)	-	(14,968
Balance as of June 30, 2022	5,883	$1	$110,629	$(93,781)	$(62)	$16,787

F-4

Vyant Bio, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(USD in Thousands)

	Six months ended June 30,
	2023	2022
Cash Flows from Operating Activities:
Net loss	$(6,105)	$(14,968)
Net loss from discontinuing operations	152	6,237
Reconciliation of net loss to net cash used in operating activities, continuing operations:
Stock-based compensation	207	560
Amortization of operating lease right-of-use assets	128	171
Depreciation and amortization expense	152	276
Loss on the sale of leasehold improvements and equipment and asset impairment charges	443	-
Changes in operating assets and liabilities:
Trade accounts and other receivables	89	(50)
Inventory	53	38
Prepaid expenses and other assets	(1,060)	(562)
Accounts payable	262	300
Obligations under operating leases	(74)	(122)
Accrued expenses and other current liabilities	(1,130)	570
Net cash used in operating activities, continuing operations	(6,883)	(7,550)
Net cash used in operating activities, discontinuing operations	(535)	(585)
Net cash used in operating activities	(7,418)	(8,135)
Cash Flows from Investing Activities:
Equipment purchases and leasehold improvements	-	(361)
Sale of leasehold improvements and equipment	190	-
Net cash provided by (used in) investing activities, continuing operations	190	(361)
Net cash used in investing activities, discontinuing operations	(132)	-
Net cash provided by (used in) investing activities	58	(361)
Cash Flows from Financing Activities:
Issuance of common stock, net of issuance costs	458	(246)
Principal payments on obligations under finance leases	(342)	(72)
Net cash provided by (used in) financing activities, continuing operations	116	(318)
Net cash used in financing activities, discontinuing operations	-	(20)
Net cash provided by (used in) financing activities	116	(338)
Net decrease in cash and cash equivalents	(7,244)	(4,168)
Cash and cash equivalents, and restricted cash beginning of the period	10,041	20,608
Cash and cash equivalents, and restricted cash end of the period	$2,797	$11,702

Supplemental disclosure of cash flow information from continuing operations:
Cash paid for interest	$8	$14
Cash paid for income taxes	-	8
Non-cash investing activities from continuing operations:
Right-of-use asset obtained in exchange for new lease	-	1,189

See Notes to Unaudited Condensed Consolidated Financial Statements.

F-5

Vyant Bio, Inc.

Notes to Condensed Consolidated Financial Statements

Period Ended June 30, 2023

(Unaudited)

Note 1. Organization and Description of Business

Vyant Bio, Inc. (the “Company”, “Vyant Bio”, “VYNT” or “we”), has historically been an innovative biotechnology company reinventing drug discovery for complex neurodevelopmental and neurodegenerative disorders. Our central nervous system (“CNS”) drug discovery platform combines human-derived organoid models of brain disease, scaled biology, and machine learning. Our platform is designed to: 1) elucidate disease pathophysiology; 2) formulate key therapeutic hypotheses; 3) identify and validate drug targets, cellular assays, and biomarkers to guide candidate molecule selection; and 4) guide clinical trial patient selection and trial design. Our current programs are focused on identifying repurposed and novel small molecule clinical candidates for rare CNS genetic disorders including Rett Syndrome (“Rett”), CDKL5 Deficiency Disorders (“CDD”) and familial Parkinson’s Disease (“PD”). The Company’s management believes that drug discovery needs to progressively shift as the widely used preclinical models for predicting safe and effective drugs have under-performed, as evidenced by the time and cost of bringing novel drugs to market. As a result, Vyant Bio has historically focused on combining sophisticated data science capabilities with highly functional human cell derived disease models. We have leveraged our ability to identify validated targets and molecular-based biomarkers to screen and test thousands of small molecule compounds in human diseased 3D brain organoids in order to create a unique approach to assimilating biological data that supports decision making iteratively throughout the discovery phase of drug development to identify both novel and repurposed drug candidates.

In December 2021, the Company’s Board of Directors approved a plan to sell the vivoPharm Pty Ltd (“vivoPharm”) business to focus the Company on the development of neurological developmental and degenerative disease therapeutics. In the fourth quarter of 2022, the Company sold substantially all of the operations of vivoPharm in two separate transactions. To complete the disposition of the Company’s former vivoPharm business and to resolve certain issues that had arisen with the Buyer, on March 13, 2023, the Company sold vivoPharm to the Buyer for a nominal sum. As part of the sale of vivoPharm to Buyer, the Company provided that vivoPharm had cash of at least $200 thousand and the Company assumed certain specific vivoPharm liabilities, principally liabilities directly associated with the proposed Phase 2 Donepezil clinical trial in Australia (which the Company has placed on hold as it evaluates its strategic alternatives) and certain vivoPharm tax liabilities through the transaction’s closing. The transaction was consummated effective March 13, 2023.

Going Concern

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has suffered recurring losses and negative cash flows from operations since inception, has an accumulated deficit, and is expected to generate minimal revenue from continuing operations as we have substantially ceased the Maple Grove facility’s revenue producing operations to support internal drug discovery programs. The Company is projecting insufficient liquidity to meet its obligations as they become due over the next twelve months. The Company had cash and cash equivalents of $2.8 million as of June 30, 2023, an accumulated deficit of $107.6 million, cash outflows from continuing operations of $6.9 million for the six-months ended June 30, 2023 and $12.8 million for the year then ended December 31, 2022, as well as a net loss from continuing operations of $6.1 million for the six months ended June 30, 2023 and $15.8 million for the year ended December 31, 2022. These conditions and events raise substantial doubt about the Company’s ability to continue as a going concern.

F-6

In 2023, the Company has undertaken the following actions:

●	On January 4, 2023, the Company announced that it had engaged LifeSci Capital as its financial advisor to assist in exploring a range of strategic alternatives focused on enhancing shareholder value. There can be no assurance that this review process will result in any changes to the Company’s current business plans or lead to any specific action or transaction.

●	The Company’s Board of Directors (the “Board”) approved a plan on January 31, 2023 to preserve the Company’s cash to be able to continue to pursue a satisfactory strategic alternative for the purpose of maximizing the value of the Company’s business while also having sufficient cash to adequately fund an orderly wind down of the Company’s operations (the “Cash Preservation Plan”) in the event it is unable to secure a satisfactory strategic alternative. As part of the Cash Preservation Plan, the Company implemented a reduction in force which included the Company’s former President and Chief Executive Officer, and Chief Scientific Officer.

●	On March 7, 2023, the Company sold its equipment in its San Diego laboratory to a third party in exchange of $200,000 in consideration.

●	On March 9, 2023, the Company terminated its January 2022, San Diego office and laboratory lease agreement. The effective date of the termination was June 30, 2023. The landlord retained approximately $45 thousand as an early termination fee. This lease termination resulted in a $1.2 million reduction in future operating lease payments.

●	On March 24, 2023 the Company terminated its (a) Equity Distribution Agreement, dated April 8, 2022, by and between the Company and Canaccord Genuity LLC, regarding the issue and sale, from time to time, of shares of the Company’s common stock for an aggregate offering price of up to $20,000,000, and (b) Purchase Agreement, dated March 28, 2022, by and between the Company and Lincoln Park Capital Fund, LLC, regarding the issue and sale, from time to time, of shares of the Company’s common stock for an aggregate offering price of up to $15,000,000.

●	On March 24, 2023, the Company filed post-effective amendments to certain of its registration statements previously filed with the SEC, including post-effective amendments to each of: (i) Registration Statement Nos. 333-249513, 333-252628, 333-239497, and 333-218229 on Form S-3; (ii) Registration Statement Nos. 333-191520, 333-191521, 333-196198, 333-205903, 333-256225 and 333-214599 on Form S-8; and (ii) Registration Statement No. 333-215284 and 333-264595 on Form S-1 (such post-effective amendments, collectively the “Post-Effective Amendments” and such registration statements, collectively the “Registration Statements”). In accordance with undertakings made by the Company in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any and all securities of the Company that were registered for issuance that remain unsold at the termination of the offerings, the Company removed from registration any and all securities of the Company registered but unsold under each of the Registration Statements. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statements.

●	On April 24, 2023 the Company’s Board of Directors determined it was appropriate to voluntarily delist its securities from The Nasdaq Capital Market (“Nasdaq”). On May 4, the Company filed a Form 25 with the Securities and Exchange Commission (the “SEC”) and the delisting became effective on May 15, 2023. Following the delisting of the Company’s securities from Nasdaq, the Company filed a Form 15 with the SEC to suspend its reporting obligations under the Securities Exchange Act of 1934, as amended. The Company expects that the deregistration of such securities will become effective 90 days after the filing of the Form 25 with the SEC. The documents filed with the SEC will be available on the Company’s website. The Board made the decision to pursue this strategy following its review and careful consideration of a number of factors, including, but not limited to, the expected reduction in operating expenses by eliminating SEC reporting costs, which would allow the Company to focus more resources on its continued pursuit and exploration of satisfactory strategic alternative transactions and/or execution of an orderly wind down of the Company, if necessary. The Board determined that deregistration is in the overall best interests of the Company and its stockholders. Following delisting of the Company’s common stock from Nasdaq, the common stock has been quoted on the Pink Open Market operated by OTC Markets Group Inc. (the “OTC”) under the symbol “VYNT” starting on May 15, 2023. The Company intends to continue to provide information to its stockholders and to take other actions within its control to enable its common stock to be quoted on the OTC Pink Open Market in the Pink Current Information market tier. There is no guarantee, however, that a broker will continue to make a market in the common stock and that trading of the common stock will continue on an OTC market or otherwise. Going forward, Vyant Bio may, from time to time, when it deems appropriate, provide limited information regarding its financial status and business activities, or issue press releases for select events or developments.

F-7

●

On May 9, 2023, the Company and the Andrew D. C. LaFrence, the Company’s President, Chief Executive Officer and Chief Financial Officer, entered into a Consulting Agreement providing that effective as of June 1, 2023, Mr. LaFrence would continue to serve as the Company’s President, Chief Executive Officer and Chief Financial Officer as a part time consultant rather than a full time employee. His employment agreement, which is filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, would be deemed terminated as of that date by the Company without cause for purposes of determining severance thereunder. The Consulting Agreement is a further step in the Company’s efforts to conserve cash consistent with its Cash Preservation Plan.

As a result of the above activities to be undertaken in the first half of 2023, the Company accrued $1.2 million of severance expense in the first quarter of 2023 of which substantially all was paid by the end of the second quarter of 2023.

●	On May 11, 2023 pursuant to the Company’s Cash Preservation Plan, the Company returned one piece of equipment to its leasing Company for the final lease payment of $181 thousand.

●	On July 13, 2023 the Company signed an agreement (the “Asset Purchase Agreement”) the sale of substantially all of its StemoniX (“Seller”) subsidiary’s operating assets to AxoSim, Inc. (“Purchaser”), and the assumption by Purchaser of certain liabilities in connection with those operating assets. The Asset Purchase Agreement between the parties is subject to Company’ shareholder approval to close. Pursuant to the asset purchase agreement:

●	StemoniX entered into the Exclusive Distributor Agreement with Purchaser on the date of the Asset Purchase Agreement. Pursuant to the Exclusive Distributor Agreement, Purchaser is StemoniX’s exclusive distributor of the microBrain products worldwide, as well as any ancillary services offered in connection therewith; the agreement terminates upon the closing of the Sale.

●	The total consideration for the purchase and sale of Seller’s assets is $2,250,000 plus the assumption of certain liabilities, described in the first bullet above, principally real estate lease and equipment lease liabilities estimated to be an aggregate of approximately $1,100,000 at September 30, 2023.

●	At Closing, the Seller shall be paid $1,100,000 and the following portions of the purchase price will be held back in an escrow account: (i) $175,000 to secure the Delivered Plates Escrow Amount (as defined below), (ii) $637,000 to secure the Post-Closing Revenue Escrow Amount (as defined below), and (iii) $338,000 to cover potential indemnification claims asserted in the first year following the Closing (the “Indemnification Escrow Amount” and, together with the Delivered Plates Escrow Amount and the Post-Closing Revenue Escrow Amount, the “Escrow Amount”).

●	Until the Closing, Seller is prohibited from, directly or indirectly, engaging in any solicitation or similar activities, as set forth in the Asset Purchase Agreement (the “No-Shop”). During the No-Shop, Seller may, under certain limited circumstances, consider unsolicited, alternative transaction proposals from third parties that are Superior Proposals. The Company must give Purchaser an opportunity to revise its proposal so that any other alternative transaction proposals are no longer Superior Proposals.

F-8

●	Contemporaneously with the Closing of the Sale, Purchaser shall assume the lease of the Company’s facility in Maple Grove, Minnesota and a certain equipment lease. Each party shall pay the Maple Grove landlord $25,000 ($50,000 in total) to consent to the assignment, and Purchaser shall reimburse the Company $25,000 one year after the Closing.

●	Pursuant to the Asset Purchase Agreement, Purchaser and Ping Yeh, one of our directors and the co-founder of StemoniX, shall enter into a Consulting Agreement, pursuant to which Mr. Yeh shall provide ongoing consulting services to Purchaser in connection with the Business for an hourly fee.

●	For a period of three years commencing on the Closing, both Seller and Ping Yeh (and their Affiliates) are prohibited from owning, managing, operating, controlling or participating in the management, ownership or control of any business that is substantially similar to the Business (as defined below), or that otherwise competes with the Business within the United States, France, Japan, Singapore, Switzerland, Germany, or the United Kingdom.

●	As a condition to Closing, Purchaser shall deliver offers of employment to the four current employees of StemoniX.

●	If Seller terminates the Asset Purchase Agreement for an Adverse Recommendation Change following a Superior Proposal, Seller shall pay Purchaser a Break Fee in an amount equal to (i) $85,000, plus (ii) Purchaser’s fees, costs and expenses incurred in connection with the evaluation, negotiation and attempted consummation of the transaction, up to a maximum aggregate amount of $140,000.

The Company significantly reduced its operating expenses in the first six months of 2023, as it evaluated strategic partners to acquire its assets, including our public company as a reverse merger candidate. As we seek to close the AxoSim transaction, there are no assurances that we will be able to raise cash from this transaction to complete an orderly winddown of the Company’s operations or, if sufficient funds are not available, bankruptcy. Our ability to complete the AxoSim transaction, approval and execute a an orderly winddown of our business have not yet been finalized and are not within the Company’s control, and therefore cannot be deemed probable. As a result, the Company has concluded that management’s plans do not alleviate substantial doubt about the Company’s ability to continue as a going concern.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

These unaudited condensed consolidated financial statements should be read together with the audited consolidated financial statements for the year ended December 31, 2022, and notes thereto included in our Annual Report on Form 10-K as filed with the SEC. The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Ultimate results could differ from those estimates. The results of operations for the three months ended June 30, 2023 are not necessarily indicative of the results that may be expected for the entire 2023 year.

No new accounting pronouncement issued or effective has had, or is expected to have, a material impact on the Company’s condensed consolidated financial statements other than the Company’s planned adoption of liquidation accounting upon the shareholder approval of the sale of assets to AxoSim and the winddown of the Company’s business, which is expected to occur before the end of calendar of 2023. If the Company’s shareholders do not approve either the AxoSim sale or the winddown plan, the Company will most likely seek to adopt a plan to file for bankruptcy which will also trigger liquidation accounting.

F-9

Under the liquidation basis of accounting, all of the Company’s assets are stated at their estimated net realizable value. All liabilities of the Company are stated at contractual amounts and estimated liabilities are stated at their estimated settlement amounts, including estimated costs associated with completing a liquidation plan. These estimates are periodically reviewed and adjusted as appropriate. The valuation of assets at their net realizable value and liabilities at their anticipated settlement amounts will represent estimates, based on then present facts and circumstances of the net realizable value of the assets and the costs associated with carrying out the liquidation plan. The actual values and costs associated with carrying out a liquidation may materially differ due to the length of time necessary to complete the liquidation activities and other factors.

Dollar amounts in tables are stated in thousands of U.S. dollars.

Note 2. Cancer Genetics, Inc. Merger

The Company formerly known as Cancer Genetics, Inc. (“CGI”), StemoniX and CGI Acquisition, Inc. (“Merger Sub”) entered into a merger agreement on August 21, 2020, which was amended on February 8, 2021 and February 26, 2021 (as amended, the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Merger Sub was merged (the “Merger”) with and into StemoniX on March 30, 2021, with StemoniX surviving the Merger as a wholly owned subsidiary of the Company. For U.S. federal income tax purposes, the Merger qualified as a tax-free “reorganization”. Concurrent with the Merger closing, the Company changed its name to Vyant Bio, Inc. Under the terms of the Merger Agreement, upon consummation of the Merger, the Company issued (i) an aggregate of 3,595,508 shares of VYNT common stock, par value $0.0001 per share (the “Common Stock”) to the holders of StemoniX capital stock (after giving effect to the conversion of all StemoniX preferred shares and StemoniX 2020 Convertible Notes) and StemoniX warrants (which does not include a certain warrant (the “Major Investor Warrant”) issued to a certain StemoniX convertible note holder (the “Major Investor”)), (ii) options to purchase an aggregate of 178,356 shares of Common Stock to the holders of StemoniX options with exercise prices ranging from $3.30 to $23.05 per share and a weighted average exercise price of $7.30 per share, and (iii) a warrant (the “Major Investor Warrant”) to the Major Investor, expiring February 23, 2026 to purchase 28,778 shares of Common Stock at a price of $29.5295 per share in exchange for the Major Investor Warrant.

The Merger was accounted for as a reverse acquisition with StemoniX being the accounting acquirer of CGI using the acquisition method of accounting. Under acquisition accounting, the assets and liabilities (including executory contracts, commitments and other obligations) of CGI, as of March 30, 2021, the closing date of the Merger, were recorded at their respective fair values and added to those of StemoniX. Any excess of purchase price consideration over the fair values of the identifiable net assets is recorded as goodwill. The total consideration paid by StemoniX in the Merger amounted to $59.9 million, which represents the fair value of CGI’s 2,201,437 shares of Common Stock or $50.74 million, 431,537 Common Stock warrants or $9.04 million and 11,181 Common Stock options outstanding on the closing date of the Merger with a fair value of $139 thousand. In addition, at the effective time of the Merger, existing StemoniX shareholders received an additional 160,942 incremental shares in accordance with the conversion ratio set forth in the Merger Agreement.

Note 3. Discontinuing Operations

In December 2021, the Company’s Board of Directors approved a plan to sell the vivoPharm Pty Ltd (“vivoPharm”) business to focus the Company on the development of neurological developmental and degenerative disease therapeutics. In December 2021, the Company engaged an investment bank to sell the vivoPharm business which was substantially completed in the fourth quarter of 2022.

On November 2, 2022 the Company completed the sale of its vivoPharm subsidiary, vivoPharm LLC located in Hershey, Pennsylvania, to Reaction Biology Corporation for $5.5 million in an upfront cash payment, subject to customary adjustments for working capital, closing cash, indebtedness and transaction expenses. After these closing adjustments were reflected, $5.5 million was paid at closing and an additional $0.3 million was paid in February 2023. The Company received approximately $4.8 million in cash after transaction related expenses and income taxes, as well as incurred $0.4 million in exit costs associated with this transaction. Exit costs associated with the vivoPharm business were paid in January 2023. In connection with the sale of the vivoPharm LLC business, the Company agreed to retain certain liabilities aggregating to $357 thousand.

F-10

On December 30, 2022, the Company entered into a Share Purchase Agreement (the “Agreement”) with Sabine Brandt as trustee for the Brandt Family Trust (“Buyer”), pursuant to which vivoPharm sold the entirety of the Company’s remaining vivoPharm business for early discovery services, represented by 100% of the outstanding shares of (i) of RDDT a vivoPharm Company Pty Ltd; and (ii) vivoPharm Europe Ltd, to Buyer in exchange for a nominal cash amount, subject to adjustments for closing cash and accounts payable, on and subject to the terms and conditions set forth therein. The sale resulted in the Company delivering target closing cash as part of the sold entities of approximately $827 thousand and the assumption by Buyer of liabilities of the sold entities aggregating to approximately $2.0 million. The Transaction was consummated effective December 31, 2022. The Agreement contains customary representations, warranties, covenants and indemnification provisions.

To complete the disposition of the Company’s former vivoPharm business and to resolve certain issues that had arisen with the Buyer, on March 13, 2023, the Company sold vivoPharm to the Buyer for a nominal sum. As part of the sale of vivoPharm to Buyer, the Company provided that vivoPharm had cash of at least $200 thousand and the Company assumed certain specific vivoPharm liabilities, principally liabilities directly associated with the proposed Phase 2 Donepezil clinical trial in Australia (which the Company has placed on hold as it evaluates its strategic alternatives) and certain vivoPharm tax liabilities through the transaction’s closing. The transaction was consummated effective March 13, 2023.

Also included in discontinuing operations are pre-Merger-related payables related to Cancer Genetics’ sale of its BioPharma and Clinical businesses (“Pre-Merger discontinuing operations”). As of June 30, 2023 and December 31, 2022, $199 thousand and $267 thousand, respectively, of liabilities relating to these businesses are classified as other current liabilities – discontinuing operations on the Company’s condensed consolidated balance sheets. Asset and liabilities of discontinuing operations were as follows:

	June 30, 2023	December 31, 2022
Accounts receivable	$-	$11
Due from Reaction Biology Corporation	-	334
Assets of discontinuing operations - current	$-	$345

Assets of discontinuing operations - non-current	$-	$-

Accounts payable	$-	$47
Due to RDDT a vivoPharm Company Pty Ltd	-	216
Accrued expense	-	577
Deferred revenue	-	43
Taxes payable	-	69
Other current liabilities	199	267
Liabilities of discontinued operations - current	$199	$1,219

Liabilities of discontinued operations -non- current	$-	$-

F-11

Results of discontinuing operations were as follows for the three and six months ended June 30, 2023 and 2022:

	Three months ended June, 30		Six months ended June 30,
	2023	2022	2023	2022
Revenue	$-	$1,687	$-	$3,040
Cost of goods sold	-	605	-	1,380
General and administrative	-	1,096	152	2,141
Impairment of goodwill and intangible assets	-	1,513	-	5,803
Total operating costs and expenses	-	3,214	152	9,324
Loss from discontinuing operations	-	(1,527)	(152)	(6,284)
Total other income	-	3	-	3
Loss from discontinuing operations before income taxes	-	(1,524)	(152)	(6,281)
Income tax benefit	-	44	-	44
Net loss from discontinuing operations	$-	$(1,480)	$(152)	$(6,237)

During the three months ended June 30, 2022, the vivoPharm business signed an extension to its Hershey, Pennsylvania facility lease and a new lease in South Australia resulting in an increase of $1.0 million of right-of-use (“ROU”) assets and related liability within discontinuing operations.

Intangible assets consisted of the following as of June 30, 2022:

Customer relationships	$4,914
Trade name	922
5,836
Less accumulated amortization	(713)
Intangible assets, net	$5,123

Goodwill arising from the Merger was solely attributed to the vivoPharm business. The following is a roll forward of goodwill as of and for the three months ended June 30, 2022:

Beginning balance, January 1, 2022	$2,164
Purchase price adjustments	-
Impairment charge	(2,164)
Ending balance, June 30, 2022	$-

Note 4. Inventory

The Company’s inventory consists of the following:

	June 30, 2023	December 31, 2022
Finished goods	$-	$-
Work in process	-	9
Raw materials	-	44
Total inventory	$-	$53

F-12

Note 5. Fixed Assets

Presented in the table below are the major classes of fixed assets by category:

	June 30, 2023	December 31, 2022
Equipment	$1,687	$2,962
Furniture and fixtures	-	6
Leasehold improvements	187	612
	1,874	3,580
Less accumulated depreciation	(1,478)	(2,474)
	$396	$1,106

Depreciation expense from continuing operations recognized during the six months ended June 30, 2023 and 2022 was $152 thousand and $276 thousand, respectively. The Company recorded an asset impairment charge of $170 thousand within research and development expense in the first quarter of 2023 related to equipment that was returned to the leasing company in May 2023.

Note 6. Leases

The Company leases its laboratory, research and administrative office space under various operating leases. In January 2022, the Company recorded a $1.2 million of ROU asset and related liability upon the signing of a new 5-year lease in San Diego, California.

The components of operating and finance lease expenses for the three and six-month periods ended June 30, are as follows:

	Three months ended June, 30		Six months ended June, 30
	2023	2022	2023	2023
Operating lease costs	$110	$124	$222	$222
Finance lease costs:
Depreciation of ROU assets	62	40	124	80
Interest on lease liabilities	7	7	14	14
Total finance lease cost	69	47	138	94
Variable lease costs	-	-	-	-
Short-term lease costs	-	-	-	-
Total lease cost	$179	$171	$360	$316

Amounts reported in the condensed consolidated balance sheets as of June 30, 2023 and December 31, 2022 are as follows:

	2023	2022
Operating leases:
Operating lease ROU assets, net	$421	$1,542
Operating lease current liabilities	118	313
Operating lease long-term liabilities	350	1,301
Total operating lease liabilities	468	1,614
Finance leases:
Equipment	438	744
Accumulated depreciation	(367)	(244)
Finance leases, net	71	500
Current installment obligations under finance leases	64	252
Long-term portion of obligations under finance leases	119	273
Total finance lease liabilities	$183	$525

F-13

Other information related to leases from continuing operations for the six-month periods ended June 30, are as follows:

	2023	2022
Supplemental cash flow information:
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flow from operating leases	$77	$122
Financing cash flow from finance leases	121	72
Weighted average remaining lease term:
Operating leases	4.05 years	4.94 years
Finance leases	2.13 years	2.25 years
Weighted average discount rate:
Operating leases	9.97%	8.3%
Finance leases	5.35	6.5%

Annual payments of lease liabilities under noncancelable leases from continuing operations as of June 30, 2023 are as follows:

	Operating leases	Finance leases
Remainder of 2023	$110	$58
2024	136	99
2025	131	38
2026	134	-
2027	80	-
Thereafter	-	-
Total undiscounted lease payments	822	195
Less: Imputed interest	(123)	(12)
Total lease liabilities	$468	$183

Note 7. Income Taxes

The Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets include, among others, capitalized research and development costs, net operating loss carryforwards and research and development tax credit carryforwards. Deferred tax assets are partially offset by deferred tax liabilities arising from intangibles, fixed assets and lease assets. Realization of net deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain based on the Company’s history of losses. Accordingly, the Company’s net deferred tax assets have been fully offset by a valuation allowance. Utilization of net operating loss and credit carryforwards may be subject to substantial annual limitation due to ownership change provisions of Section 382 of the Internal Revenue Code, as amended and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization. As of both June 30, 2023 and December 31, 2022, the Company’s liability for gross unrecognized tax benefits (excluding interest and penalties) totaled $0 thousand and $0, respectively, in continuing operations. The Company had accrued interest and penalties relating to unrecognized tax benefits of $0 and $0 on a gross basis as of June 30, 2023 and December 31, 2022, respectively, in continuing operations. The Company does not currently expect significant changes in the amount of unrecognized tax benefits during the next twelve months.

Note 8. Long-Term Debt

Long-term debt as of June 30, 2023 and December 31, 2022 consists of a $57 thousand Economic Injury Disaster Loan with annual principal payments of approximately $1 thousand per year. This loan bears interest at 3.75% and is repayable in monthly installments starting in June 2023 with a final balance due on June 21, 2050.

F-14

Note 9. Stockholders’ Equity

Common Stock

Holders of common stock are entitled to one vote per share, to receive dividends if and when declared, and, upon liquidation or dissolution, are entitled to receive all assets available for distribution to stockholders. The holders have no preemptive or other subscription rights and there are no redemption or sinking fund provisions with respect to such shares. Common stock is subordinate to the preferred stock with respect to dividend rights and rights upon liquidation, winding up and dissolution of the Company.

Lincoln Park Capital Fund, LLC Agreement

On March 28, 2022, the Company entered into a purchase agreement, or Purchase Agreement, with Lincoln Park Capital Fund, LLC (“Lincoln Park”), which, subject to the terms and conditions, provides that the Company has the right to sell to Lincoln Park and Lincoln Park was obligated to purchase up to $15.0 million of its common shares. Under the Purchase Agreement, the Company issued a commitment fee of 81,190 common shares as consideration for Lincoln Park entering into the Purchase Agreement.

At The Market Financing

On April 8, 2022, the Company entered into an Equity Distribution Agreement with Canaccord Genuity LLC (“Canaccord”), pursuant to which the Company could issue and sell, from time to time, shares of its common stock having an aggregate offering price of up to $20,000,000, depending on market demand, with Canaccord acting as an agent for sales. As of December 31, 2022, the Company had issued 41,162 shares of common stock under the Sales Agreement with Canaccord. The Company sold 342,067 shares pursuant to this agreement in the first quarter of 2023 realizing net proceeds of $458 thousand.

On March 23, 2023, the Company terminated the arrangements with both Lincoln Park and Canaccord.

Warrants

Common Stock Warrants

The Company issued the Investor Warrant on February 23, 2022. Effective with the Merger, the Investor Warrant was exchanged for a warrant to purchase 28,778 shares of the Company’s common stock at an exercise price of $29.5295 per share. In connection with the Merger, the Company assumed 431,537 common stock warrants issued in prior financings of which 426,361 remain outstanding as of June 30, 2023. A summary of all common stock warrants outstanding as of June 30, 2023 is as follows:

Issuance Related to:	Exercise Price	Outstanding Warrants	Expiration Dates
2020 Convertible Note	$29.55	28,778	Feb 23, 2026
2021 offerings	$17.50	324,828	Feb 10, 2026 - Aug 3, 2026
Advisory fees	$12.10 - 37.95	98,578	Jan 9, 2024 - Oct 28, 2025
Debt	$138.00	2,955	Mar 22, 2024
Total		455,139

Note 10. Fair Value Measurements

In the fourth quarter of 2021, the Company classified the vivoPharm business as discontinuing operations and applied held for sale accounting. The Company valued the vivoPharm business as of December 31, 2021 equally weighting public company revenue multiples as of December 31, 2021 and comparable transaction revenue multiples, which are classified as Level 3 measurements within the fair value hierarchy. The Company updated the valuation of the vivoPharm business during the quarter ending June 30, 2022 based on equally weighting public company revenue multiples and comparable transaction revenue multiples, which resulted in a $4.5 million decrease to the fair value of vivoPharm in the first quarter of 2022. The Company recognized an impairment charge of $4.3 million during the quarter ended June 30, 2022, which decreased vivoPharm’s net carrying value, net of estimated disposal costs from $9.2 million as of December 31, 2021 to $4.9 million. During the second quarter of 2022, the Company received two offers for mutually exclusive components of the vivoPharm business and assessed the carrying value of each asset group using the estimated net sales proceeds based on these offers. As a result, the Company recorded a net impairment charge of $1.5 million during the second quarter of 2022. The Company recorded an impairment recovery of $388 thousand during the third quarter of 2022 based upon September 30, 2022 vivoPharm net assets. As described in Note 3, the Company completed the sales of vivoPharm’s operating subsidiaries in the fourth quarter of 2022 resulting in a loss upon sales of $106 thousand.

F-15

The following tables present changes in fair value of level 3 valued instruments as of and for the three months ended June 30, 2022:

vivoPharm Business
Balance – January 1, 2022	$11,000
Additions	-
Measurement adjustments	(5,150)
Settlement	-
Balance – June 30, 2022	$5,850

The Company did not have level 3 valued instruments as of June 30, 2023 and December 31, 2022 or during the three and six-months ended June 30, 2023.

Note 11. Loss Per Share

Basic loss per share is computed by dividing the net loss after tax attributable to common stockholders by the weighted average shares outstanding during the period. Diluted loss per share is computed by including potentially dilutive securities outstanding during the period in the calculation of weighted average shares outstanding. The Company did not have any dilutive securities during the periods presented; therefore, diluted loss per share is equal to basic loss per share.

Presented in the table below is a reconciliation of the numerator and denominator for the basic and diluted loss per share calculations for the three and six months ended June 30, 2023 and 2022:

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net loss from continuing operations	$(1,625)	$(8,050)	$(5,953)	$(8,731)
Net loss from discontinuing operations	-	(1,480)	(152)	(6,237)
Net loss	$(1,625)	$(5,805)	$(6,105)	$(14,968)
Basic and diluted weighted average shares outstanding	6,328	5,882	6,288	5,843
Basic and diluted net loss per share:
Continuing operations	$(0.26)	$(0.74)	$(0.95)	$(1.50)
Discontinuing operations		(0.25)	(0.02)	(1.05)
Net loss per shares attributable to common stockholder, basic and diluted	$(0.26)	$(0.99)	$(0.97)	$(2.55)

The following securities were not included in the computation of diluted shares outstanding for the for the three and six months ended June 30, 2023 and 2022 because the effect would be anti-dilutive:

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Common stock warrants	455,139	455,139	455,139	455,139
Common stock options	181,943	513,714	513,714	513,714
Total	637,082	986,853	972,313	972,313

F-16

Note 12. Stock-Based Compensation

The Company has three legacy equity incentive plans: the Cancer Genetics, Inc. 2008 Stock Option Plan (the “2008 Plan”) and the Cancer Genetics Inc. 2011 Equity Incentive Plan (the “2011 Plan”), and the StemoniX Inc. 2015 Stock Option Plan (the “2015 Plan”, and together with the 2008 Plan, and the 2011 Plan, the “Frozen Stock Option Plans”). The Frozen Stock Option Plans as well as the 2021 Plan (as defined below) are meant to provide additional incentive to officers, employees and consultants to remain in the Company’s employment. Options granted are generally exercisable for up to 10 years. Effective with the Merger, the Company is no longer able to issue options from the Frozen Stock Option Plans. The number of common stock options issued under the 2015 plan were adjusted for the Merger exchange ratio resulting in an incremental 38,376 options outstanding.

Effective with the Merger, the Vyant Bio 2021 Equity Incentive Plan (the “2021 Plan”) came into effect, pursuant to which the Company’s Board of Directors may grant up to 900,000 of equity-based instruments to officers, key employees, and non-employee consultants. Options granted to officers and employees vest 25% one year from the grant date and thereafter equally over the next 36 months. The options granted to Board members vested upon grant. RSU’s are granted to members of the Board of Directors and vest one year from the grant date.

As StemoniX was the acquirer for accounting purposes, the pre-Merger vested stock options granted by CGI under the 2008 and 2011 Plans are deemed to have been exchanged for equity awards of the Company. The exchange of StemoniX stock options for options to purchase Company common stock was accounted for as a modification of the StemoniX stock options; however, the modification did not result in any incremental compensation expense as the modification did not increase the fair value of the stock options.

For StemoniX stock options issued prior to the Merger, the expected volatility was estimated based on the average historical volatility of similar entities with publicly traded shares as StemoniX’s shares historically were not publicly traded and its shares rarely traded privately. For common stock options granted at the time of the Merger, the Company used Vyant Bio’s historical volatility to determine the expected volatility of post-Merger option grants. Subsequently, the Company used a comparable public company group to estimate the anticipated volatility of the Company’s stock. The risk-free rate for the expected term of the option is based on the U.S. Treasury yield curve at the date of grant.

The Company uses a simplified method to determine the expected term for the valuation of employee options. This method effectively assumes that exercise occurs over the period from vesting until expiration, and therefore, the expected term is the midpoint between the service period and the contractual term of the award. The simplified method is applicable to options with service conditions. For options granted to nonemployees, the contractual term is used for the valuation of the options.

The grant-date fair value of each option award is estimated on the date of grant using the Black-Scholes-Merton option-pricing model. The assumptions for stock option grants during the six-months ended June 30, 2023 and 2022 are provided in the following table.

	2023	2022
Valuation assumptions
Expected dividend yield	-%	0.0%
Expected volatility	-%	56.3% –69.8%
Expected term (years) – simplified method	-	3.0 – 6.1
Risk-free interest rate	-%	1.74% – 2.13%

F-17

Stock option activity during the for the three-month periods ended June 30, 2023 and 2022 is as follows:

	Number of Options	Weighted average exercise price	Weighted average remaining contractual term
Balance as of January 1, 2022	464,021	$20.95	7.4
Granted	145,060	5.05
Exercised	(1,035)	4.80
Forfeited	(51,153)	21.10
Expired	(3,568)	286.20
Balance as of June 30, 2022	553,325	$15.09	8.7

Balance as of January 1, 2023	428,301	$14.97	7.5
Granted	-	-
Exercised	-	-
Forfeited	(144,150)	11.06
Expired	(102,208)	24.59
Balance as of June 30, 2023	181,943	$11.06	7.08

Exercisable as of June 30, 2023	129,452	$14.16	6.6

The weighted average grant-date fair value of options granted during the three-month period ended June 30, 2022 was $2.70. There were no stock options issue in the six months of 2023. The aggregate intrinsic value of options outstanding and options exercisable as of June 30, 2023 was zero. The total intrinsic value of options exercised was $1 thousand for the three-month period ended March 2022. No stock options were exercised in the first six months of 2023.

The Company recognized stock-based compensation in continuing operations related to different instruments for the three and six-month periods ended June 30 as follows:

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Stock options	$34	$139	$76	$397
Shares issued for services	14	143	131	163
Net loss	$48	$282	$207	$560

As of June 30, 2023, there was $0.2 million of total unrecognized compensation cost related to unvested stock options granted under the Plan. That cost is expected to be recognized over a weighted average period of 1.56 years.

F-18

Note 13. Segment Information

The Company reports segment information based on how the Company’s chief operating decision maker (“CODM”), regularly reviews operating results, allocates resources and makes decisions regarding business operations. For segment reporting purposes, the Company’s business structure is comprised of one operating and reportable segment.

During the three and six months ended June 30, 2023 two and two customers accounted for 100% and 98% of the respective consolidated revenue from continuing operations. During the three and six months ended June 30, 2022, three and six customers accounted for approximately 95% and 78%, respectively, of the consolidated revenue from continuing operations.

During the three and six months ended June 30, 2023, 28% and 43%, respectively, of the Company’s consolidated revenue from continuing operations were earned outside of the U.S. During the three and six months ended June 30, 2022, approximately 47% and 44%, respectively, of the Company’s consolidated revenue from continuing operations were earned outside of the U.S.

 Customers representing 10% or more of the Company’s total revenue for the three and six months ended June 30, 2022 and 2021 are presented in the table below:

	Three months ended June 30		Six months ended June 30
	2023	2022	2023	2022
Customer A	28%	49%	43%	36%
Customer B	72%	24%	55%	13%
Customer C	n/a	22%	8%	8%
Customer D	n/a	n/a	n/a	15%

Note 14. Related Party Transactions

During the first quarter of 2022, the Company paid a third-party collaboration partner $39 thousand as a reimbursement of third-party costs incurred by the collaborator in connection with the collaboration arrangement. An executive’s family member is an employee of this collaborator. The arrangements with this third-party collaborator had arms-length terms.

As disclosed in Note 3, the Company sold RDDT a vivoPharm Company Pty Ltd, vivoPharm Europe Ltd and vivoPharm Pty Ltd to Sabine Brandt as trustee for the Brandt Family Trust. Mrs. Brandt is a former Company employee and is married to a former officer of the Company.

Note 15. Contingencies

We are not currently subject to any material legal proceedings. However, we may from time to time become a party to various legal proceedings arising in the ordinary course of our business.

Note 16. Subsequent Events

Agreement to Sell StemoniX Assets

As disclosed in Note 1, on July 13, 2023 the Company signed an agreement for the sale of substantially all of its StemoniX (“Seller”) subsidiary’s operating assets to AxoSim, Inc. (“Purchaser”), and the assumption by Purchaser of certain liabilities in connection with those operating assets. The Asset Purchase Agreement between the parties is subject to Company’ shareholder approval to close. A shareholder meeting is currently scheduled for September 20, 2023.

F-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the stockholders and the Board of Directors of Vyant Bio, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Vyant Bio, Inc. and subsidiaries (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations and comprehensive loss, temporary equity and common stockholders’ equity (deficit), and cash flows, for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and negative cash flows from operations since inception, has an accumulated deficit, has substantially ceased revenue generation, and is projecting insufficient liquidity to meet its obligations as they become due over the next twelve months, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

F-20

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current-period audit of the financial statements that was communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Long-lived Assets — Determination of Impairment Indicators — Refer to Notes 4, 6 and 7 to the financial statements

Critical Audit Matter Description

The Company’s evaluation of long-lived assets for impairment involves an initial assessment of each asset group to determine whether events or changes in circumstances exist that may indicate that the carrying amounts of an asset group is no longer recoverable. Possible indications of impairment may include events or changes in circumstances affecting the recoverability of an asset group’s carrying value. When events or changes in circumstances exist, the Company evaluates its assets for impairment by comparing undiscounted future cash flows expected to be generated over the life of each asset group to the respective carrying amount. If the carrying amount of an asset group exceeds the undiscounted future cash flows, an impairment is recognized.

The Company makes significant assumptions to evaluate an asset group for possible indications of impairment. Changes in these assumptions could have a significant impact on an asset group identified for further analysis. For the year ended December 31, 2022, no impairment loss has been recognized on its long-lived assets.

Given the Company’s evaluation of possible indications of impairment of an asset group requires management to make significant assumptions, performing audit procedures to evaluate whether management appropriately identified events or changes in circumstances indicating that the carrying amounts of assets may not be recoverable required a high degree of auditor judgment and the use of fair value specialists.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures related to the assessment of long-lived asset groups for possible indications of impairment included the following, among others:

With the assistance of fair value specialists, we evaluated management’s analysis of impairment indicators by:

–	Performing inquiries of management regarding the process and assumptions used to identify potential indicators of impairment and evaluating the consistency of the assumptions with evidence obtained in other areas of the audit.

–	Developing an independent expectation of impairment indicators (or lack thereof) and comparing such expectation to management’s analysis.

–	Testing long-lived asset groups for possible indications of impairment, including searching for adverse asset group-specific and/or market conditions.

–	Inspecting minutes of the board of directors, the Company’s public statements, operating plans, and industry data to identify evidence that may contradict management’s assumptions.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
March 31, 2023
We have served as the Company’s auditor since 2020.

F-21

Vyant Bio, Inc.

Consolidated Balance Sheets

(Shares and USD in thousands)

	December 31,
	2022	2021

Assets
Current assets:
Cash and cash equivalents	$10,041	$20,608
Trade accounts and other receivables	323	434
Inventory	53	475
Prepaid expenses and other current assets	747	895
Assets of discontinuing operations – current	345	802
Total current assets	11,509	23,214
Non-current assets:
Fixed assets, net	1,106	1,020
Operating lease right-of-use assets, net	1,542	673
Long-term prepaid expenses and other assets	1,048	1,221
Assets of discontinuing operations – non-current	-	11,508
Total non-current assets	3,696	14,422
Total Assets	$15,205	$37,636

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$655	$740
Accrued expenses	1,154	764
Deferred revenue	72	74
Obligations under operating leases, current portion	313	174
Obligation under finance lease, current portion	252	157
Liabilities of discontinuing operations – current	1,219	3,522
Total current liabilities	3,665	5,431
Obligations under operating leases, less current portion	1,301	516
Obligations under finance leases, less current portion	273	293
Long-term debt	57	57
Liabilities of discontinuing operations – non-current	-	49
Total Liabilities	5,296	6,346

Commitments and Contingencies (Note 16)

Stockholders’ Equity
Preferred stock, authorized 9,764 shares $ 0.0001 par value, 0 shares issued and outstanding as of December 31, 2022 and 2021	-	-
Common stock, authorized 100,000 shares, $0.0001 par value, 5,922 and 5,798 shares issued and outstanding as of December 31, 2022 and 2021, respectively	1	1
Additional paid-in capital	111,443	110,176
Accumulated comprehensive loss	(32)	(74)
Accumulated deficit	(101,503)	(78,813)
Total Common Stockholders’ Equity	9,909	31,290
Total Liabilities and Stockholders’ Equity	$15,205	$37,636

See Notes to Consolidated Financial Statements.

F-22

Vyant Bio, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Shares and USD in thousands, except per share amounts)

	Years Ended December 31,
	2022	2021
Revenue:
Service	$99	$665
Product	567	483
Total revenue	666	1,148
Operating costs and expenses:
Cost of goods sold – service	44	408
Cost of goods sold – product	964	1,439
Research and development	6,772	4,273
Selling, general and administrative	8,798	8,424
Merger related costs	-	2,310
Total operating costs and expenses	16,578	16,854
Loss from operations	(15,912)	(15,706)
Other income (expense):
Change in fair value of warrant liability	-	214
Change in fair value of share-settlement obligation derivative	-	(250)
Loss on debt conversions	-	(2,518)
Other income	12	57
Interest expense, net	93	(372)
Total other income (expense)	105	(2,869)
Loss from continuing operations before income taxes	(15,807)	(18,575)
Income tax expense (benefit)	-	-
Loss from continuing operations	(15,807)	(18,575)
Discontinuing operations (net of ($21) and $0 tax (benefit) expense in 2022 and 2021, respectively)	(6,883)	(22,284)
Net loss	(22,690)	(40,859)
Cumulative translation adjustment	42	(74)
Comprehensive loss	$(22,648)	$(40,933)

Net loss per share attributed to common stock – basic and diluted:
Net loss per share from continuing operations	$(2.69)	$(4.11)
Net loss per share from discontinuing operations	(1.18)	(4.92)
Net loss per share	$(3.87)	$(9.03)
Weighted average shares outstanding:
Weighted average common shares outstanding – basic and diluted	5,868	4,525

See Notes to Consolidated Financial Statements.

F-23

Vyant Bio, Inc.

Consolidated Statements of Temporary Equity and Common Stockholders’ Equity (Deficit)

(Shares and USD in thousands)

Years Ended December 31, 2022 and 2021

	Common Stock		Additional Paid In	Accumulated	Accumulated Comprehensive	Total Stockholders’
	Shares	Amount	Capital	Deficit	Loss	Equity
Balance as of January 1, 2022	5,798	$1	$110,176	$(78,813)	$(74)	$31,290
Stock-based compensation	-	-	1,455	-	-	1,455
Exercise of stock options	1	-	4	-	-	4
Vesting of restricted stock	2	-	-	-	-	-
Issuance of common stock, net of issuance costs of $250	121	-	(192)	-	-	(192)
Foreign currency translation adjustment	-	-	-	-	42	42
Net loss	-	-	-	(22,690)	-	(22,690)
Balance as of December 31, 2022	5,922	$1	$111,443	$(101,503)	$(32)	$9,909

	Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Total Temporary	Common Stock		Additional Paid In	Accumulated	Accumulated Comprehensive	Total Common Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Equity	Shares	Amount	Capital	Deficit	Loss	(Deficit)
Balance as of January 1, 2021	4,612	$12,356	3,489	$16,651	-	$-	$29,007	519	$-	$1,514	$(37,954)	$-	$(36,440)
Stock-based compensation	-	-	-	-	-	-	-	-	-	1,298	-	-	1,298
Exercise of stock options	-	-	-	-	-	-	-	1	-	41	-	-	41
Issuance of Series C Convertible Preferred shares, net of issuance costs of $214	-	-	-	-	567	1,786	1,786	-	-	-	-	-	-
Issuance of Common Stock for acquisition consideration	-	-	-	-	-	-	-	2,201	-	59,920	-	-	59,920
Issuance of Incremental shares to StemoniX shareholders upon Merger	-	-	-	-	-	-	-	161	-	-	-	-	-
Conversion of Preferred Stock to Common Stock upon Merger	(4,612)	(12,356)	(3,489)	(16,651)	(567)	(1,786)	(30,793)	2,239	1	30,792	-	-	30,793
Conversion of 2020 Notes to Common Stock upon Merger	-	-	-	-	-	-	-	668	-	16,190	-	-	16,190
Preferred stock warrant settled for Common Stock upon Merger	-	-	-	-	-	-	-	9	-	-	-	-	-
Warrant liability reclassified to equity upon Merger	-	-	-	-	-	-	-		-	421	-	-	421
Foreign currency translation adjustment	-	-	-	-	-	-	-		-	-		(74)	(74)
Net loss	-	-	-	-	-	-	-	-	-	-	(40,859)	-	(40,859)
Balance as of December 31, 2021	-	$-	-	$-	-	$-	-	5,798	$1	$110,176	$(78,813)	$(74)	$31,290

See Notes to Consolidated Financial Statements.

F-24

Vyant Bio, Inc.

Condensed Consolidated Statements of Cash Flows

(USD in Thousands)

	Years Ended December 31,
	2022	2021
Cash Flows from Operating Activities:
Net loss	$(22,690)	$(40,859)
Net loss from discontinuing operations	6,883	22,284
Reconciliation of net loss to net cash used in operating activities, continuing operations:
Stock-based compensation	1,186	1,003
Amortization of operating lease right-of-use assets	321	504
Depreciation and amortization expense	522	550
Change in fair value of share-settlement obligation derivative	-	250
Change in fair value of financial instruments	-	(210)
Accretion of debt discount	-	173
Loss on conversion of debt	-	2,518
Other	(1)	(14)
Changes in operating assets and liabilities, net of impacts of business combination:
Trade accounts and other receivables	111	(77)
Inventory	422	(60)
Prepaid expense and other assets	321	(165)
Accounts payable	(85)	(1,146)
Obligations under operating leases	(265)	(499)
Accrued expenses and other liabilities	387	(740)
Net cash used in operating activities, continuing operations	(12,888)	(16,488)
Net cash used in operating activities, discontinuing operations	(793)	(505)
Net cash used in operating activities	(13,681)	(16,993)
Cash Flows from Investing Activities:
Purchase of equipment	(617)	(535)
Proceeds from patent held for sale and equipment sales	-	50
Cash acquired from acquisition	-	30,163
Net cash (used in) provided by investing activities, continuing operations	(617)	29,678
Net cash provided by (used in) investing activities, discontinuing operations	3,880	(59)
Net cash provided by investing activities	3,263	29,619
Cash Flows from Financing Activities:
Issuance of common stock, net of issuance costs	(188)	41
Issuance of Series C Convertible Preferred Stock, net of issuance costs	-	1,786
2020 Convertible Note proceeds, net of issuance costs	-	5,022
Principal payments on long-term debt	-	(82)
Proceeds from lease financing	266	492
Principal payments on obligations under financing leases	(191)	(37)
Net cash (used in) provided by financing activities, continuing operations	(113)	7,222
Net cash used in financing activities, discontinuing operations	(36)	(32)
Net cash (used in) provided by financing activities	(149)	7,190
Net (decrease) increase in cash and cash equivalents	(10,567)	19,816
Cash and cash equivalents, beginning of year	20,608	792
Cash and cash equivalents, end of year	$10,041	$20,608

Supplemental disclosure of cash flow information:
Cash paid for interest	$34	$8
Cash paid for income taxes	8	-
Non-cash investing activities:
Fair value of non-cash merger consideration	$-	$59,920
Right-of-use assets obtained in exchange for new operating lease liabilities	1,189	83
Non-cash financing activities:
Conversion of Convertible Preferred Stock to Common Stock upon Merger	$-	30,793
Conversion of 2020 Convertible Notes and accrued interest to Common Stock upon Merger	-	16,190
Reclass warrant liability to equity upon Merger	-	421

See Notes to Consolidated Financial Statements.

F-25

Vyant Bio, Inc.

Notes to Consolidated Financial Statements

Note 1. Organization, Description of Business, Business Disposals, Offerings and Merger

Vyant Bio, Inc. (the “Company”, “Vyant Bio”, “VYNT” or “we”), is an innovative biotechnology company reinventing drug discovery for complex neurodevelopmental and neurodegenerative disorders. Our central nervous system (“CNS”) drug discovery platform combines human-derived organoid models of brain disease, scaled biology, and machine learning. Our platform is designed to: 1) elucidate disease pathophysiology; 2) formulate key therapeutic hypotheses; 3) identify and validate drug targets, cellular assays, and biomarkers to guide candidate molecule selection; and 4) guide clinical trial patient selection and trial design. Our current programs are focused on identifying repurposed and novel small molecule clinical candidates for rare CNS genetic disorders including Rett Syndrome (“Rett”), CDKL5 Deficiency Disorders (“CDD”) and familial Parkinson’s Disease (“PD”). The Company’s management believes that drug discovery needs to progressively shift as the widely used preclinical models for predicting safe and effective drugs have under-performed, as evidenced by the time and cost of bringing novel drugs to market. As a result, Vyant Bio is focused on combining sophisticated data science capabilities with highly functional human cell derived disease models. We leverage our ability to identify validated targets and molecular-based biomarkers to screen and test thousands of small molecule compounds in human diseased 3D brain organoids in order to create a unique approach to assimilating biological data that supports decision making iteratively throughout the discovery phase of drug development to identify both novel and repurposed drug candidates.

As further described in Note 3, in December 2021, the Company’s Board of Directors approved a plan to sell the vivoPharm Pty Ltd (“vivoPharm”) business to focus the Company on the development of neurological developmental and degenerative disease therapeutics. In the fourth quarter of 2022, the Company sold substantially all of the operations of vivoPharm in two separate transactions.

The Company is expected to generate minimal revenue from continuing operations as we have substantially ceased the Maple Grove facility’s revenue producing operations to support internal drug discovery programs. The Company had cash and cash equivalents of $10.0 million as of December 31, 2022, an accumulated deficit of $101.5 million, cash outflows from continuing operations of $12.8 million for the year then ended 2022, and a net loss from continuing operations of $15.8 million. As further described in Note 17, on January 4, 2023, the Company announced that it had engaged LifeSci Capital as its financial advisor to assist in exploring a wide range of strategic alternatives focused on enhancing shareholder value which could include selling the Company, selling Company assets, or including our public company as a reverse merger candidate. The Company’s Board of Directors (the “Board”) approved a plan on January 31, 2023 to preserve the Company’s cash to be able to continue to pursue a satisfactory strategic alternative for the purpose of maximizing the value of the Company’s business while also having sufficient cash to adequately fund an orderly wind down of the Company’s operations (the “Cash Preservation Plan”) in the event it is unable to secure a satisfactory strategic alternative. On March 24, 2023 the Company terminated its (a) Equity Distribution Agreement, dated April 8, 2022, by and between the Company and Canaccord Genuity LLC, regarding the issue and sale, from time to time, of shares of the Company’s common stock for an aggregate offering price of up to $20,000,000, and (b) Purchase Agreement, dated March 28, 2022, by and between the Company and Lincoln Park Capital Fund, LLC, regarding the issue and sale, from time to time, of shares of the Company’s common stock for an aggregate offering price of up to $15,000,000.

Going Concern

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has suffered recurring losses and negative cash flows from operations since inception, has an accumulated deficit, and is expected to generate minimal revenue from continuing operations as we have substantially ceased the Maple Grove facility’s revenue producing operations to support internal drug discovery programs. The Company is projecting insufficient liquidity to meet its obligations as they become due over the next twelve months. The Company had cash and cash equivalents of $10.0 million as of December 31, 2022, an accumulated deficit of $101.5 million, cash outflows from continuing operations of $12.8 million for the year then ended 2022, and a net loss from continuing operations of $15.8 million. As further described in Note 17, on January 4, 2023, the Company announced that it had engaged LifeSci Capital as its financial advisor to assist in exploring a wide range of strategic alternatives focused on enhancing shareholder value which could include selling the Company, selling Company assets, or including our public company as a reverse merger candidate. The Company’s Board of Directors (the “Board”) approved a plan on January 31, 2023 to preserve the Company’s cash to be able to continue to pursue a satisfactory strategic alternative for the purpose of maximizing the value of the Company’s business while also having sufficient cash to adequately fund an orderly wind down of the Company’s operations (the “Cash Preservation Plan”) in the event it is unable to secure a satisfactory strategic alternative. On March 24, 2023 the Company terminated its (a) Equity Distribution Agreement, dated April 8, 2022, by and between the Company and Canaccord Genuity LLC, regarding the issue and sale, from time to time, of shares of the Company’s common stock for an aggregate offering price of up to $20,000,000, and (b) Purchase Agreement, dated March 28, 2022, by and between the Company and Lincoln Park Capital Fund, LLC, regarding the issue and sale, from time to time, of shares of the Company’s common stock for an aggregate offering price of up to $15,000,000. These conditions and events raise substantial doubt about the Company’s ability to continue as a going concern.

In response to these conditions and based on our current operating plan, the Company plans to reduce expenses, slow cash flows, and evaluate strategic partners to acquire our assets, including our public company as a reverse merger candidate. There are no assurances that we will be able to raise cash in these transactions or find a reverse merger candidate and we may therefore need to complete an orderly winddown of the Company’s operations or, if sufficient funds are not available, bankruptcy. These plans have not yet been finalized and are not within the Company’s control, and therefore cannot be deemed probable. As a result, the Company has concluded that management’s plans do not alleviate substantial doubt about the Company’s ability to continue as a going concern.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

Dollar amounts in tables are stated in thousands of U.S. dollars.

Note 2. Cancer Genetics, Inc. Merger

The Company formerly known as Cancer Genetics, Inc. (“CGI”), StemoniX and CGI Acquisition, Inc. (“Merger Sub”) entered into a merger agreement on August 21, 2020, which was amended on February 8, 2021 and February 26, 2021 (as amended, the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Merger Sub was merged (the “Merger”) with and into StemoniX on March 30, 2021, with StemoniX surviving the Merger as a wholly owned subsidiary of the Company. For U.S. federal income tax purposes, the Merger qualified as a tax-free “reorganization”. Concurrent with the Merger closing, the Company changed its name to Vyant Bio, Inc. Under the terms of the Merger Agreement, upon consummation of the Merger, the Company issued (i) an aggregate of 3,595,508 shares of VYNT common stock, par value $0.0001 per share (the “Common Stock”) to the holders of StemoniX capital stock (after giving effect to the conversion of all StemoniX preferred shares and StemoniX 2020 Convertible Notes) and StemoniX warrants (which does not include a certain warrant (the “Major Investor Warrant”) issued to a certain StemoniX convertible note holder (the “Major Investor”)), (ii) options to purchase an aggregate of 178,356 shares of Common Stock to the holders of StemoniX options with exercise prices ranging from $3.30 to $23.05 per share and a weighted average exercise price of $7.30 per share, and (iii) a warrant (the “Major Investor Warrant”) to the Major Investor, expiring February 23, 2026 to purchase 28,778 shares of Common Stock at a price of $29.5295 per share in exchange for the Major Investor Warrant.

The Merger was accounted for as a reverse acquisition with StemoniX being the accounting acquirer of CGI using the acquisition method of accounting. Under acquisition accounting, the assets and liabilities (including executory contracts, commitments and other obligations) of CGI, as of March 30, 2021, the closing date of the Merger, were recorded at their respective fair values and added to those of StemoniX. Any excess of purchase price consideration over the fair values of the identifiable net assets is recorded as goodwill. The total consideration paid by StemoniX in the Merger amounted to $59.9 million, which represents the fair value of CGI’s 2,201,437 shares of Common Stock or $50.74 million, 431,537 Common Stock warrants or $9.04 million and 11,181 Common Stock options outstanding on the closing date of the Merger with a fair value of $139 thousand. In addition, at the effective time of the Merger, existing StemoniX shareholders received an additional 160,942 incremental shares in accordance with the conversion ratio set forth in the Merger Agreement.

The Company incurred $2.3 million of costs associated with the Merger that have been reported on the consolidated statements of operations as Merger related costs for the year ended December 31, 2021.

F-26

The following details the allocation of the preliminary purchase price consideration recorded on March 30, 2021, the acquisition date, with adjustments recorded through the first quarter of 2022, the end of the purchase price allocation period.

	Preliminary	Adjustments	Final
Assets acquired:
Cash and equivalents	$30,163	$-	$30,163
Accounts receivable	705	-	705
Other current assets	806	227	1,033
Intangible assets	9,500	-	9,500
Fixed assets	416	(256)	160
Goodwill	22,164	216	22,380
Long-term prepaid expenses and other assets	1,381	-	1,381
Total assets acquired	$65,135	$187	$65,322

Liabilities assumed:
Accounts payable and accrued expenses	$2,670	$437	$3,107
Current liabilities of discontinuing operations	588	(141)	447
Obligations under operating leases	198	-	198
Obligations under finance leases	106	-	106
Deferred revenue	1,293	(114)	1,179
Payroll and income taxes payable	360	5	365
Total liabilities assumed	$5,215	$187	$5,402

Net assets acquired	$59,920	$-	$59,920

The Company substantially completed valuation analyses necessary to assess the fair values of the tangible and intangible assets acquired and liabilities assumed and the amount of goodwill to be recognized as of the acquisition date. Fair values were based on management’s estimates and assumptions. The Company recognized intangible assets related to the Merger, which consist of the tradename valued at $1.5 million with an estimated useful life of ten years and customer relationships valued at $8.0 million with an estimated useful life of ten years. The value of the vivoPharm tradename was determined using the relief from royalty method based on analysis of profitability and review of market royalty rates. The Company determined that a 1.0% royalty rate was appropriate given the business-to-business nature of the vivoPharm operations. The value of the vivoPharm customer relationships was determined using an excess earnings method based on projected discounted cash flows and historic customer data. Key assumptions in this analysis included an estimated 10% annual customer attrition rate based on historical vivoPharm operations, a blended U.S. federal, state and Australian income tax rate of 27.1%, a present value factor of 8.5% as well as revenue, cost of revenue and operating expense assumptions regarding the future growth, operating expenses, including corporate overhead charges, and required capital investments.

These intangible assets are classified as Level 3 measurements within the fair value hierarchy.

The following presents the unaudited pro forma combined financial information as if the Merger had occurred as of January 1, 2021:

Year ended December 31,
2021
Total revenue	$6,726
Net loss	(35,623)
Pro forma loss per common share,	(6.15)
Pro forma weighted average number of common shares basic and diluted	5,795,498

The pro forma combined results of operations are not necessarily indicative of the results of operations that actually would have occurred had the Merger been completed as of January 1, 2021, nor are they necessarily indicative of future consolidated results.

Note 3. Discontinuing Operations

In December 2021, the Company’s Board of Directors approved a plan to sell the vivoPharm Pty Ltd (“vivoPharm”) business to focus the Company on the development of neurological developmental and degenerative disease therapeutics. In December 2021, the Company engaged an investment bank to sell the vivoPharm business which was substantially completed in the fourth quarter of 2022.

F-27

On November 2, 2022 the Company completed the sale of its principal vivoPharm subsidiary, vivoPharm LLC located in Hershey, Pennsylvania, to Reaction Biology Corporation for $5.5 million in an upfront cash payment, subject to customary adjustments for working capital, closing cash, indebtedness and transaction expenses. After these closing adjustments were reflected, $5.5 million was paid at closing and an additional $0.3 million was paid in February 2023. Vyant Bio received approximately $4.8 million in cash after transaction related expenses and income taxes, as well as incur $0.4 million in exit costs associated with this transaction. Exit costs associated with the vivoPharm business were paid in January 2023. In connection with the sale of the vivoPharm LLC business, the Company agreed to retain certain liabilities aggregating to $357 thousand.

On December 30, 2022, the Company entered into a Share Purchase Agreement (the “Agreement”) with Sabine Brandt as trustee for the Brandt Family Trust (“Buyer”), pursuant to which vivoPharm sold the entirety of the Company’s remaining vivoPharm business for early discovery services, represented by 100% of the outstanding shares of (i) of RDDT a vivoPharm Company Pty Ltd; and (ii) vivoPharm Europe Ltd, to Buyer in exchange for a nominal cash amount, subject to adjustments for closing cash and accounts payable, on and subject to the terms and conditions set forth therein. The sale resulted in the Company delivering target closing cash as part of the sold entities of approximately $827 thousand and the assumption by Buyer of liabilities of the sold entities aggregating to approximately $2.0 million. The Transaction was consummated effective December 31, 2022. The Agreement contains customary representations, warranties, covenants and indemnification provisions.

As further described in note 17, the Company sold the remainder of the vivoPharm business in Australia on March 13, 2023.

In connection with the classification of the vivoPharm business as held for sale in the fourth quarter of 2021, the Company completed a valuation of the net carrying value of this business and recorded a goodwill impairment charge of $20.2 million. In 2022, the Company recorded an additional impairment charges of $5.4 million consisting of the write-off of the remaining $2.2 million goodwill balance and reducing the cost basis of customer relationships and tradenames by $2.7 million and $0.5 million, respectively.

Also included in discontinuing operations are pre-Merger-related payables related to Cancer Genetics’ sale of its BioPharma and Clinical businesses (“Pre-Merger discontinuing operations”). As of December 31, 2022 and 2021, $267 thousand and $409 thousand, respectively, of liabilities relating to these businesses are classified as other current liabilities – discontinuing operations on the Company’s condensed consolidated balance sheets.

Results of discontinuing operations were as follows:

	Years ended December 31,
	2022	2021
Revenue	$6,406	$3,978
Cost of goods sold	3,189	2,524
General and administrative	4,709	3,531
Impairment of goodwill and intangible assets	5,415	20,216
Total operating costs and expenses	$13,313	$26,271
Loss from discontinuing operations	$(6,907)	$(22,293)
Total other income	$3	$9
Loss from discontinuing operations before income taxes	$(6,904)	$(22,284)
Income tax expense (benefit)	(21)	-
Net loss from discontinuing operations	$(6,883)	$(22,284)

F-28

Asset and liabilities of discontinuing operations were as follows:

	December 31,
	2022	2021
Accounts receivable	$11	$457
Due from Reaction Biology Corporation	334
Other current assets	-	345
Assets of discontinuing operations - current	$345	$802

Fixed assets, net of accumulated depreciation	$-	$163
Operating lease right-of-use assets	-	30
Patents and other intangible assets, net	-	8,787
Goodwill	-	2,164
Other assets	-	364
Assets of discontinuing operations - non-current	$-	$11,508

Accounts payable	$47	$358
Due to RDDT a vivoPharm Company Pty Ltd	216
Accrued expense	577	418
Obligation under operating lease, current	-	29
Obligation under finance lease, current	-	32
Deferred revenue	43	1,911
Taxes payable	69	365
Other current liabilities	267	409
Liabilities of discontinued operations - current	$1,219	$3,522

Obligations under operating leases, less current	$-	$2
Obligations under finance leases, less current	-	47
Liabilities of discontinued operations -non- current	$-	$49

There were no intangible assets as of December 31, 2022. Intangible assets consisted of the following as of December 31, 2021:

2021
Intangible Assets:
Customer relationships	$8,000
Trade name	1,500
9,500
Less accumulated amortization	(713)
Intangible assets, net	$8,787

Amortization expense for intangible assets aggregated $713 thousand for the year ended December 31, 2021. There was no amortization expense for intangible assets recorded in 2022.

Goodwill arising from the Merger was solely attributed to the vivoPharm business. The following is a roll forward of goodwill as of and for the year ended December 31, 2022 and 2021:

Beginning balance, January 1, 2021	$-
Initial balance upon consummation of the Merger	22,164
Purchase price adjustments	216
Impairment charge	(20,216)
Ending balance, December 31, 2021	$2,164
Impairment charge	(2,164)
Ending balance, December 31, 2022	$-

F-29

Note 4. Significant Accounting Policies

Basis of presentation: The Company prepares its financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Segment reporting: Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision-maker in making decisions regarding resource allocation and assessing performance. All of the Company’s assets from continuing operations are maintained in the U.S. The Company views and manages its continuing operations as one segment. Per Note 2, the Merger on March 30, 2021, combined the StemoniX business with Vyant Bio and its vivoPharm business. The Company completed its review of the ongoing strategy and reporting structure of its operations in the fourth quarter of 2021 resulting in the Company’s Board of Directors approval to engage investment bankers to sell the vivoPharm business in 2022. As a result of this strategic decision, the Company completed its analysis of segment and reporting unit accounting arising from the Merger, identified vivoPharm as a reporting unit, and allocated all of the goodwill arising from the Merger to the vivoPharm business’ discontinuing operations. See Note 3 for further information regarding the vivoPharm discontinuing operations.

Principles of consolidation: The accompanying consolidated financial statements include the accounts of Vyant Bio, Inc. and its wholly-owned subsidiaries. All significant intercompany account balances and transactions have been eliminated in consolidation.

Foreign currency: The Company translates the financial statements of its foreign subsidiaries, which have a functional currency in the respective country’s local currency, to U.S. dollars using month-end exchange rates for assets and liabilities and average exchange rates for revenue, costs and expenses. Translation gains and losses are recorded in accumulated comprehensive loss as a component of stockholders’ equity. For the years ended December 31, 2022 and 2021 there were foreign currency translation gains of $42 thousand and losses of $74 thousand, respectively, all related to the vivoPharm business. Gains and losses resulting from foreign currency transactions that are denominated in currencies other than the entity’s functional currency are included within discontinuing operations in the consolidated statements of operations.

Use of estimates: The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates include estimated transaction price, including variable consideration, of the Company’s revenue contracts; the value of intangible assets arising from the Merger, the fair value of the net assets of the vivoPharm business classified as discontinuing operations, the useful lives of fixed assets; the valuation of embedded derivatives; deferred tax assets, inventory, right-of-use (ROU) assets and lease liabilities, stock-based compensation, income tax uncertainties, other long-lived assets and other contingencies.

F-30

Risks and uncertainties: The Company operates in an industry that is subject to intense competition, government regulation and rapid technological change. The Company’s operations are subject to significant risk and uncertainties including financial, operational, technological, regulatory, and other risks, including the potential risk of business failure.

Cash and cash equivalents: The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The cash and cash equivalents balance as of December 31, 2022 and 2021 includes $8.6 million and $12.0 million, respectively, invested in a U.S. government money market fund.

Revenue recognition: The Company recognizes revenue when it satisfies performance obligations under the terms of its contracts, and transfers control of the product to its customers in an amount that reflects the consideration the Company expects to receive from its customers in exchange for those products. This process involves identifying the customer contract, determining the performance obligations in the contract, determining the contract price, allocating the contract price to the distinct performance obligations in the contract, and recognizing revenue when the performance obligations have been satisfied. A performance obligation is considered distinct from other obligations in a contract when it (a) provides a benefit to the customer either on its own or together with other resources that are readily available to the customer and (b) is separately identified in the contract. The Company considers a performance obligation satisfied once it has transferred control of a product to a customer, which is generally upon shipment as the customer has the ability to direct the use and obtain the benefit of the product.

The Company’s primary sources of revenue are product sales from the sale of microOrgan® plates and the performance of preclinical drug testing services using the microOrgan technology. The Company does not act as an agent in any of its revenue arrangements.

For product contracts, revenue is recognized at a point-in-time upon delivery to the customer, which is generally deemed to occur upon shipment. Product contracts with customers generally state the terms of the sale, including the quantity and price of each product purchased. Payment terms and conditions may vary by contract, although terms generally include a requirement of payment within a range of 30 to 90 days after the performance obligation has been satisfied. As a result, the contracts do not include a significant financing component. In addition, contacts typically do not contain variable consideration as the contracts include stated prices. The Company provides assurance-type warranties on all of its products, which are not separate performance obligations.

For service contracts, revenue is recognized over time and is generally defined pursuant to an enforceable right to payment for performance completed on service projects for which the Company has no alternative use as customer furnished compounds are added to Company plates for testing. The Company does not obtain control of the customer furnished compounds as the Company does not have the ability to direct their use. Revenue is measured by the costs incurred to date relative to the estimated total direct costs to fulfill each contract (cost-to-cost method). Incurred costs represent work performed, which corresponds with, and thereby best depicts, the transfer of control to the customer. Contract costs include labor, materials and overhead.

Contracts are often modified to account for changes in contract specifications and requirements. Contract modifications exist when the modification either creates new, or changes existing, enforceable rights and obligations. Generally, when contract modifications create new performance obligations, the modification is considered to be a separate contract and revenue is recognized prospectively. When contract modifications change existing performance obligations, the impact on the existing transaction price and measure of progress for the performance obligation to which it relates is generally recognized as an adjustment to revenue (either as an increase in or a reduction of revenue) on a cumulative catch-up basis.

Contract assets primarily represent revenue earnings over time that are not yet billable based on the terms of the contracts. Contract liabilities (i.e., deferred revenue) consist of fees invoiced or paid by the Company’s customers for which the associated performance obligations have not been satisfied and revenue has not been recognized based on the Company’s revenue recognition criteria described above.

F-31

The Company records all amounts collected for shipping as revenue. Amounts collected from customers for sales tax are recorded in sales net of amounts paid to related taxing authorities.

The Company may include subcontractor or third-party vendors in certain integrated services arrangements. In these arrangements, revenue from sales of third-party vendor services is generally recorded gross as revenue and cost of goods sold - service, as the Company is the principal for the transaction. When the Company is acting as an agent between a customer and the vendor services, the Company does not record revenue and vendor costs are recorded net within cost of goods sold - service. To determine whether the Company is an agent or principal, the Company considers whether it obtains control of services before they are transferred to the customer. In making this evaluation, several factors are considered, most notably whether the Company has primary responsibility for fulfillment to the client, as well as fiscal risk and pricing discretion.

There were no contract assets from continuing operations as of December 31, 2022. There were contract assets from continuing operations of $70 thousand as of December 31, 2021. Contract liabilities from continuing operations related to unfulfilled performance obligations were $72 thousand and $74 thousand as of December 31, 2022 and 2021, respectively, and are recorded in deferred revenue. There were no contract assets classified within discontinuing operations as of December 31, 2022. Contract assets classified within discontinuing operations aggregated $75 thousand as of December 31, 2021. Contract liabilities classified within discontinuing operations aggregated $43 thousand and $1.9 million as of December 31, 2022 and 2021, respectively.

Trade accounts receivable: Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The Company records an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. In establishing the required allowance, management considers historical losses adjusted to consider current market conditions and the Company’s customers’ financial condition, the amount of receivables in dispute, and the current receivables aging and current payment patterns. The Company reviews its allowance for doubtful accounts monthly. No allowances were recorded as of December 31, 2022 or 2021. Write-offs for the years ended December 31, 2022 and 2021 were not significant. The Company does not have any off-balance-sheet credit exposure related to its customers.

Other receivables: For the years ended December 31, 2022 and 2021, the Company elected to use federal research and development (R&D) tax credit carryforwards to offset federal payroll taxes paid. The Company recorded R&D tax credit receivables of $252 thousand and $100 thousand as of December 31, 2022 and 2021, respectively. For the years ended December 31, 2022 and 2021, the Company recognized $252 thousand and $205 thousand, respectively, of R&D tax credits as a reduction in payroll tax expenses within continuing operations.

Concentration of credit risk: Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and trade receivables. The Company places cash and cash equivalents in various financial institutions with high credit rating and limits the amount of credit exposure to any one financial institution. Trade receivables are primarily from clients in the pharmaceutical and biotechnology industries, as well as academic and government institutions. Concentrations of credit risk with respect to trade receivables, which are typically unsecured, are limited due to the wide variety of customers using the Company’s products and services as well as their dispersion across many geographic areas. As of December 31, 2022 and 2021, one and four customers, respectively, represented 10% or more of the Company’s total trade accounts receivable, and in the aggregate, these customers represented 100%, or $ 71 thousand, and 78%, or $262 thousand, respectively, of the Company’s total trade accounts receivable.

Inventory: Inventory is stated at the lower of cost or net realizable value, with cost being determined on a first-in first-out basis. Cost includes materials, labor and manufacturing overhead related to the purchase and production of inventory. Costs associated with the underutilization of capacity are expensed to Cost of goods sold - product as incurred. Inventory is adjusted for excess and obsolete amounts. Evaluation of excess inventory includes items such as inventory levels, anticipated usage, and customer demand, among others.

F-32

Prepaid expenses and other assets: In connection with the Merger, a number of Director and Officer insurance contracts were in place, including tail policies accounted for as acquired assets in connection with the Merger. Aggregate premiums of $2.7 million are being expensed over the term of each respective policy. As of December 31, 2022 and 2021, $797 thousand and $1.0 million, respectively, has been classified in the consolidated balance sheet as non-current prepaid assets related to amounts that will be expensed more than one year after year end.

Deferred revenue: Payments received in advance of services rendered are recorded as deferred revenue and are subsequently recognized as revenue in the period in which the services are performed.

Fixed assets: The Company’s purchased fixed assets are stated at cost. Fixed assets under finance leases are stated at the present value of minimum lease payments. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. The estimated useful life of equipment is five years. Leasehold improvements are depreciated over the shorter of useful life or the lease term. Repair and maintenance costs are expensed as incurred.

Long-lived assets, such as fixed assets subject to depreciation, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. If circumstances require a long-lived asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset group to its carrying amount. If the carrying amount of the long-lived asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying amount exceeds its fair value. As of December 31, 2022 and 2021 the Company determined that there were no indicators of impairment and did not recognize any fixed asset impairment use in continuing operations.

Goodwill: Goodwill represents the excess of the purchase price over the fair value of net tangible and identified intangible assets acquired in a business combination. Goodwill is not amortized but is evaluated at least annually for impairment or when a change in facts and circumstances indicate that the fair value of the goodwill may be below the carrying value. The Company did not record Goodwill prior to the March 30, 2021 Merger. As a result of the Merger, the Company recorded $22.4 million of goodwill attributed to the vivoPharm business. As a described in Note 3, the Company classified the vivoPharm business as a held for sale asset in the fourth quarter of 2021 and concurrently evaluated the carrying value of this asset group to its estimated fair value resulting in the recording of a $20.2 million goodwill impairment charge in 2021. An additional $2.2 million goodwill impairment charge was recorded in 2022.

Convertible notes: The Company accounts for convertible notes using an amortized cost model. Debt issuance costs and the initial fair value of bifurcated compound derivatives reduce the initial carrying amount of the convertible notes. The carrying value is accreted to the stated principal amount at contractual maturity using the effective-interest method with a corresponding charge to interest expense. Debt discounts are presented on the consolidated balance sheets as a direct deduction from the carrying amount of that related debt.

Fair value option: The Company has the irrevocable option to report most financial assets and financial liabilities at fair value on an instrument-by-instrument basis, with changes in fair value reported in earnings. The Company elected to account for the convertible note issued to the Major Investor in February 2021 under the fair value option. See Note 11 to the consolidated financial statements.

Warrants: Except as noted in the next paragraph, the Company accounts for its preferred stock warrants issued to non-employees in equity as issuance costs, as the warrants were issued as vested share-based payment compensation to non-employees.

The Company issued a warrant during first quarter of 2021 that contained an indexation feature not indexed to the Company’s stock resulting in this warrant being accounted for as a derivative. Derivative warrants are recorded as liabilities in the accompanying consolidated balance sheets. These common stock purchase warrants do not trade in an active securities market, and as such, the Company estimated the fair value of these warrants using the Black-Scholes valuation pricing model with the assumptions as follows: the risk-free interest rate for periods within the contractual life of the warrant is based on the U.S. Treasury yield curve. The expected life of the warrants is based upon the contractual life of the warrants. The Company uses the historical volatility of its common stock and the closing price of its shares on the NASDAQ Capital Market. As further described in Note 10 to the consolidated financial statements, as a result of the Merger, the terms of this warrant were finalized through the conversion to a Vyant Bio warrant resulting in the Vyant Bio warrant being equity classified.

F-33

Derivative instruments: The Company recognizes all derivative instruments as either assets or liabilities in the consolidated balance sheets at their respective fair values. The Company evaluates its debt and equity issuances to determine if those contracts or embedded components of those contracts qualify as derivatives requiring separate recognition in the Company’s financial statements. The result of this accounting treatment is that the fair value of the embedded derivative is revalued as of each reporting date and recorded as a liability, and the change in fair value during the reporting period is recorded in other income (expense) in the consolidated statements of operations. In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period. Derivative instrument liabilities are classified in the consolidated balance sheets as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within twelve months of the consolidated balance sheet date.

Income taxes: Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not to be sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest related to unrecognized tax benefits and penalties in income tax expense.

The Company elects to present deferred taxes and the effect of unrecognized tax benefits associated with the held for sale assets and liabilities as part of the assets (or liabilities) held for sale. The deferred taxes primarily relate to net operating loss carryforwards in US and foreign jurisdictions that are classified as held for sale. Due to a valuation allowance recorded against the deferred tax assets, the net impact of deferred tax assets included in the held for sale assets and liabilities is $0.

Leases: The Company leases office space, laboratory facilities, and equipment. The Company determines if an arrangement is or contains a lease at contract inception and recognizes a right of use (“ROU”) asset and a lease liability at the lease commencement date.

For operating leases, the lease liability is initially and subsequently measured at the present value of the unpaid lease payments at the lease commencement date. For finance leases, the lease liability is initially measured in the same manner and date as for operating leases and is subsequently measured at amortized cost using the effective-interest method. The Company has elected the practical expedient to account for lease and non-lease components as a single lease component. Therefore, the lease payments used to measure the lease liability includes all of the fixed consideration in the contract.

Key estimates and judgments include how the Company determines (1) the discount rate it uses to discount the unpaid lease payments to present value, (2) lease term and (3) lease payments. The Company discounts its unpaid lease payments using the interest rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. Generally, the Company cannot determine the interest rate implicit in the lease because it does not have access to the lessor’s estimated residual value or the amount of the lessor’s deferred initial direct costs. Therefore, the Company generally uses its incremental borrowing rate as the discount rate for the lease. The Company’s incremental borrowing rate for a lease is the rate of interest it would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms. Because the Company does not generally borrow on a collateralized basis, it uses the interest rate it pays on its non-collateralized borrowings as an input to deriving an appropriate incremental borrowing rate, adjusted for the lease payments, the lease term and the effect on that rate of designating specific collateral with a value equal to the unpaid lease payments for that lease.

F-34

The lease term for all the Company’s leases includes the noncancellable period of the lease plus any additional periods covered by either a Company option to extend (or not to terminate) the lease that the Company is reasonably certain to exercise, or an option to extend (or not to terminate) the lease controlled by the lessor.

Intangible assets: Intangible assets consist of vivoPharm’s customer relationships and tradename that were acquired in the Merger, which were being amortized using the straight-line method over the estimated useful lives of the assets of ten years. These assets were included in long-term assets of discontinuing operations as of December 31, 2021. Therefore, the Company did not record any amortization expense in 2022 for these assets. As described in Note 3, the vivoPharm business was sold in the fourth quarter of 2022, and there are no intangible assets remaining as of December 31, 2022. Amortization expense in discontinuing operations for these intangible assets aggregated $713 thousand for the year ended December 31, 2021.

Research and development: Research and development costs are expensed as incurred. Research and development costs primarily consist of personnel costs, including salaries and benefits, lab materials and supplies, and overhead allocation consisting of various support and facility related costs. Research and development costs were $6.8 million and $4.3 million for the years ended December 31, 2022 and 2021, respectively.

Advertising costs: Advertising costs are expensed as incurred. Advertising costs were $28 thousand and $34 thousand for the years ended December 31, 2022 and 2021, respectively.

Stock-based compensation: The Company recognizes all employee stock-based compensation as an expense in the consolidated statements of operations. Equity-classified awards are measured at the grant date fair value of the award. The Company estimates grant date fair value using the Black-Scholes-Merton option-pricing model and accounts for forfeitures as they occur. Excess tax benefits of awards related to stock option exercises are recognized as an income tax benefit in the consolidated statements of operations and reflected in operating activities in the consolidated statements of cash flows.

Commitments and contingencies: Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

Fair value measurements: The Company uses valuation approaches that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

●	Level 1 inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

●	Level 2 inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

●	Level 3 inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

F-35

Valuation of business combination: The Company allocates the consideration of a business acquisition to the assets acquired and liabilities assumed based on their fair values at the date of acquisition, including identifiable intangible assets which either arise from a contractual or legal right or are separable from Goodwill. The Company bases the fair value of identifiable intangible assets acquired in a business combination on detailed valuations that use information and assumptions provided by management, which consider management’s best estimates of inputs and assumptions that a market participant would use. The Company allocates to Goodwill any excess purchase price over the fair value of the net tangible and identifiable intangible assets acquired. Transaction costs associated with a business combination are expensed as incurred and recorded as merger related costs.

Subsequent events: The Company has evaluated potential subsequent events through the date the financial statements were issued within our Annual Report on Form 10-K. See Note 17 to these Consolidated Financial Statements.

Net loss per share: Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of shares of common stock outstanding during the period. Diluted loss per share is computed by dividing loss available to common shareholders by the weighted-average number of shares of common shares outstanding during the period increased to include the number of additional common shares that would have been outstanding if the potentially dilutive securities had been issued, using the treasury-stock method. As the Company incurred losses for all periods presented, potentially dilutive securities have been excluded from fully diluted loss per share as their impact is anti-dilutive and would reduce the loss per share.

Note 5. Inventory

The Company’s inventory consists of the following:

	December 31, 2022	December 31, 2021
Finished goods	$-	$23
Work in process	9	138
Raw materials	44	314
Total inventory	$53	$475

Note 6. Fixed Assets

Presented in the table below are the major classes of fixed assets by category:

	December 31, 2022	December 31, 2021
Equipment	$2,962	$2,733
Furniture and fixtures	6	6
Leasehold improvements	612	251
Fixed assets, gross	3,580	2,990
Less accumulated depreciation	(2,474)	(1,970)
Fixed assets, net	$1,106	$1,020

Depreciation expense from continuing operations for the years ended December 31, 2022 and 2021 was $522 thousand and $550 thousand, respectively.

Note 7. Leases

During October 2021, the Company entered into a new $491 thousand equipment financing lease. The Company leases its laboratory, research and administrative office spaces under various operating leases. As of December 31, 2022, the Company leased facilities in Maple Grove, Minnesota and in San Diego, California under arrangements which expire in 2027. These leases require monthly rent with periodic rent increases. Under the agreements, the Company is also liable for certain insurance, property tax and common area maintenance costs. As of April 1, 2021 the Company commenced a new lease for its corporate headquarters. The Company recorded a ROU asset and operating lease obligation of $83 thousand related to this lease. In January 2022, the Company recorded a $1.2 million ROU asset and related liability upon the signing of a new 5-year lease in San Diego, California.

F-36

The components of operating and finance lease expense in continuing operations for the years ended December 31, are as follows:

	2022	2021
Operating lease cost	$441	$504
Finance lease cost:
Depreciation of ROU assets	$204	$35
Interest on lease liabilities	34	8
Total finance lease cost:	$238	$43
Variable lease costs	$-	$-
Short-term lease costs	-	-
Total lease continuing operations expense	$679	$547

Amounts reported in the consolidated balance sheet from continuing operations as of December 31, 2022 and 2021 are as follows:

	2022	2021
Operating leases:
Operating lease ROU assets, net	$1,542	$673
Operating lease current liabilities	$313	$174
Operating lease long-term liabilities	1,301	516
Total operating lease liabilities	$1,614	$690
Finance leases:
Equipment	$744	$477
Accumulated depreciation	(244)	(63)
Finance leases, net	$500	$414
Current installment obligations under finance leases	$252	$157
Long-term portion of obligations under finance leases	273	293
Total finance lease liabilities	$525	$450

Equipment subject to finance leases are classified within fixed assets, net, on the accompanying consolidated balance sheets.

Supplemental cash flow related to operating and finance leases of the Company’s continuing operations is as follows for the years ended December 31, 2022 and 2021:

	2022	2021

Cash paid amounts included in the measurement of lease liabilities from continuing operations:
Operating cash flows used for operating leases	$(265)	$(509)
Financing cash flows used for finance leases	$(191)	$(37)
Financing cash flows provided by finance leases	$266	$492

F-37

Other supplemental information related to operating and finance leases of the Company’s continuing operations is as follows as of December 31, 2022 and 2021:

	2022	2021
Weighted average remaining lease term (in years):
Operating leases	4.45	5.42
Finance leases	2.05	2.75

Weighted average discount rate:
Operating leases	8.30%	9.88%
Finance leases	6.90%	6.54%

Annual future payments of lease liabilities under noncancelable leases as of December 31, 2022 are as follows:

	Operating leases	Finance leases
2023	$433	$280
2024	423	235
2025	427	50
2026	441	-
2027	215	-
Thereafter	-	-
Total undiscounted lease payments	1,939	566
Less: imputed interest	(325)	(41)
Total lease liabilities	$1,614	$525

Note 8. Income Taxes

The components of loss before income taxes from continuing operations consist of the following.

	2022	2021

United States	$(15,807)	$(18,575)
Foreign	-	-
Total loss before income taxes	$(15,807)	$(18,575)

The Company did not record any current, deferred, or net income tax expense (benefit) from continuing operations in 2022 or 2021. Total income tax expense (benefit) from continuing operations differed from the amounts computed by applying the U.S. federal income tax rate of 21% to pretax income as a result of the following for the years ended December 31:

	2022	2021
Computed “expected” tax expense	$(3,219)	$(3,901)
Deferred rate change	(132)	84
State taxes, net of federal tax effect	(822)	(752)
Non-deductible transaction costs	-	222
Non-deductible interest	2	664
R&D tax credit	238	(238)
Sale of vivoPharm business	(72)
Other, net	117	(51)
Change in valuation allowance	3,888	3,972
Income tax expense (benefit)	$-	$-

F-38

The tax effects of temporary differences from continuing operations that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below as of December 31:

	2022	2021
Deferred tax assets
Accrued liabilities	$109	$47
Capitalized R&D costs	3,233	1,931
Intangibles	107	127
Fixed assets	2	-
Stock compensation	248	160
Lease liability	478	170
Loss carryforward	20,750	18,144
Tax credit carryforward	1,085	1,406
Other temporary differences	3	4
Total gross deferred tax assets	26,015	21,989
Valuation allowance	(25,614)	(21,807)
Total deferred tax assets	$401	$182

Deferred tax liabilities
Fixed assets	$-	$(17)
Lease assets	(401)	(165)
Total gross deferred tax liabilities	$(401)	$(182)
Net deferred tax asset	$-	$-

The Company assessed that the valuation allowance against its deferred tax assets is still appropriate as of December 31, 2022 and 2021, based on the consideration of all available positive and negative evidence using the “more likely than not” standard required when accounting for income taxes.

Under the Code, certain corporate stock transactions into which the Company has entered or may enter in the future could limit the amount of the net operating loss carryforwards that can be utilized in future periods. The Company has completed a review of historical stock transactions, as well as the current stock transactions completed in conjunction with the Merger and concluded our federal net operating loss and R&D credit carryforwards are subject to limitations under Section 382 and 383 of the Internal Revenue Code. As of December 31, 2022, the Company has federal net operating loss carryforwards of $78.3 million. Of this amount, $11.9 million relate to losses originating in tax years beginning prior to January 1, 2018 and expire between 2026 and 2037. The federal net operating losses of $66.4 million generated in tax years beginning on or after December 31, 2017 do not expire.

On August 9, 2022, the Creating Helpful Incentives to Produce Semiconductors (“CHIPS”) Act was signed into law creating a new advanced manufacturing investment credit under new Internal Revenue Code section 48D. On August 16, 2022, the Inflation Reduction Act (IRA) was signed into law, which, among other changes, created a new corporate alternative minimum tax (AMT) based on adjusted financial statement income and imposes a 1% excise tax on corporate stock repurchases. The effective date of these provisions is January 1, 2023. The CHIPS Act and IRA did not have a material impact on the Company’s financial statements for the year-ended December 31, 2022.

As of December 31, 2022 and 2021, the Company had no liability for unrecognized tax benefits recorded in continued operations. The Company does not expect the liability for unrecognized tax benefits to change in the next twelve months.

The Company has elected to classify tax-related accrued interest and penalties as a component of income tax expense.

The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions. As of December 31, 2022, the Company was no longer subject to income tax examinations for taxable years before 2019 in the case of U.S. federal taxing authorities, and taxable years generally before 2018 in the case of state and local taxing jurisdictions.

Note 9. Long-Term Debt

Long-term debt consists of the following:

	December 31, 2022	December 31, 2021
Economic Injury Disaster Loan	$57	$57
Total long-term debt	$57	$57

F-39

Future annual principal repayments due on the long-term debt as of December 31, 2022 are as follows:

Amount
2023	$1
2024	1
2025	1
2026	1
2027	1
Thereafter	52
Total	$57

Department of Employment and Economic Development (“DEED”) loan

On March 10, 2015, the Company received an interest free loan with a loan maturity date of March 10, 2022 from the Minnesota DEED under the State Small Business Credit Initiative Act of 2010. The funds were received under the Angel Loan Fund Program which are provided to early-stage small businesses for financial support through direct loans. Upon consummation of the merger with CGI on March 30, 2021, the Company triggered the 30% repayment premium and this loan was repaid.

2020 Convertible Notes

Effective February 8, 2021 the Company’s shareholders and 2020 Convertible Note holders approved amendments to the 2020 Convertible Notes to allow for the issuance of up to $10.0 million in 2020 Convertible Notes for cash (plus up to approximately $3.9 million of 2020 Convertible Notes in exchange for the cancellation of Series B Preferred stock) as well as modifications to the financing’s terms for any 2020 Convertible Noteholder that invested at least $3.0 million of cash since May 4, 2020 in the offering (a “Major Investor”). As of March 12, 2021, the Company completed the $10.0 million 2020 Convertible Note offering. The Company raised approximately $5.0 million from the sale of 2020 Convertible Notes from January 1, 2021 through March 12, 2021 of which approximately $3.9 million were to related parties, including former StemoniX Board members as well as a more than 5% owner of Series B Preferred stock. For any Major Investor, the modified terms provide for a fixed conversion discount on the 2020 Convertible Notes of 20% and a common stock warrant equal to 20% of the amount invested in all 2020 Convertible Notes by such Major Investor divided by the weighted average share price of the Common Stock over the five trading days prior to the closing of the Merger. One 2020 Convertible Note holder that had previously invested $1.25 million in the offering invested an additional $3.0 million on February 23, 2021 and upon the Merger received a warrant to purchase 28,778 shares of the Company’s common stock at an exercise price of $29.5295 per share (the “Major Investor Warrant”). At the time of the Merger, the outstanding principal of the 2020 Convertible Notes of approximately $12.7 million plus accrued interest of $468 thousand were exchanged for 667,788 shares of the Company’s common stock. In connection with this exchange, the Company recorded a debt extinguishment loss of $2.5 million in the first quarter of 2021. The weighted average interest rate on the 2020 notes during the year ended December 31, 2021 was 18.22%.

Paycheck Protection Program Loan

In April 2020, the Company applied for and received a $730 thousand loan under the Payroll Protection Plan (“PPP”) as part of the Coronavirus Aid, Relief, and Economic Security Act’s (“CARES Act”). Under the PPP, the Company was able to receive funds for two and a half months of payroll, rent, utilities, and interest cost. In April 2021 the SBA fully forgave the PPP loan. The $730 thousand of PPP loan forgiveness was recorded as a reduction of operating costs during 2020.

Economic Injury Disaster Loan

In 2020 the Company received a $57 thousand Economic Injury Disaster Loan (“EIDL”) loan from the Small Business Administration in connection with the COVID-19 impact on the Company’s business. This loan bears interest at 3.75% and is repayable in monthly installments starting in June 2022 with a final balance due on June 21, 2050.

F-40

Note 10. Stockholders’ Equity

Common Stock

Holders of common stock are entitled to one vote per share, to receive dividends if and when declared, and, upon liquidation or dissolution, are entitled to receive all assets available for distribution to stockholders. The holders have no preemptive or other subscription rights and there are no redemption or sinking fund provisions with respect to such shares. Common stock is subordinate to the preferred stock with respect to dividend rights and rights upon liquidation, winding up and dissolution of the Company.

Reverse Stock Split

On July 14, 2022, the Company’s stockholders approved a reverse stock split (the “Reverse Split”) of the Company’s issued and outstanding shares of Common Stock in the range of one for five to one for fifteen shares. On October 18, 2022, the Company’s Board of Directors approved a Reverse Split of one for five shares effective November 1, 2022. As a result of the reverse split, every 5 shares of the Company’s Common Stock issued and outstanding were converted into one share of Common Stock. No fractional shares were issued in connection with the reverse split. Stockholders who would otherwise be entitled to a fractional share of Common Stock instead received cash in lieu of fractional shares based on the average of the closing sales prices of the Company’s Common Stock as quoted on the Nasdaq Capital Market on the five trading days immediately prior to November 1, 2022. The reverse split did not reduce the number of authorized shares of the Common Stock or preferred stock (the “Preferred Stock”) or change the par values of the Company’s Common Stock or Preferred Stock. The Reverse Split affected all stockholders uniformly and did not affect any stockholder’s ownership percentage of the Company’s shares of Common Stock (except to the extent that the reverse split would result in some of the stockholders receiving cash in lieu of fractional shares). All outstanding common stock options, warrants and restricted stock units entitling their holders to receive or purchase shares of the Company’s Common Stock have been adjusted as a result of the reverse split, as required by the terms of each security. All historical share and per share amounts presented herein have been retroactively adjusted to reflect the impact of the Reverse Split.

Lincoln Park Capital Fund, LLC Agreement

On March 28, 2022, the Company entered into a purchase agreement, or Purchase Agreement, with Lincoln Park Capital Fund, LLC (“Lincoln Park”), which, subject to the terms and conditions, provides that the Company has the right to sell to Lincoln Park and Lincoln Park is obligated to purchase up to $15.0 million of its common shares. Under the Purchase Agreement, the Company agreed to issue a commitment fee of 81,190 common shares as consideration for Lincoln Park entering into the Purchase Agreement.

At The Market Financing

On April 8, 2022, the Company entered into an Equity Distribution Agreement with Canaccord Genuity LLC (the “Canaccord”), pursuant to which the Company may issue and sell, from time to time, shares of its common stock having an aggregate offering price of up to $20,000,000, depending on market demand, with Canaccord acting as an agent for sales. As of December 31, 2022, the Company had issued 41,162 shares of common stock under the Sales Agreement with the Canaccord.

As further described in Note 17, on March 23, 2023, the Company terminated the arrangements with both Lincoln Park and Canaccord.

F-41

For the year ended December 31, 2022, the Company incurred $250 thousand of issuance costs related to Lincoln Park and Canaccord Genuity LLC ATM arrangements which were recorded in the Condensed Consolidated Statements of Stockholders’ Equity.

Preferred Stock

Series A and B Preferred Stock

As of December 31, 2020, the Company had 4,611,587 shares of Series A Preferred Stock (the “Series A Preferred”) 3,489,470 shares of Series B Preferred Stock (the “Series B Preferred”) issued and outstanding (collectively, the “Preferred Stock”). The Company had classified the Preferred Stock as temporary equity in the consolidated balance sheets as the Preferred Shareholders controlled a Deemed Liquidation Event, as defined below, under the terms of the Series A and Series B Preferred Stock as described below. Effective with the Merger, all the Series A Preferred and the Series B Preferred shares were exchanged for 5,973,509 and 4,524,171 shares of Vyant Bio common stock, respectively, and the related carrying value was reclassified to common stock and additional paid-in capital.

Series C Preferred Stock

Effective March 15, 2021, StemoniX shareholders approved the Merger with Cancer Genetics and the authorization of $2.0 million of Series C Preferred Stock (“Series C Preferred”). Effective with the Merger on March 30, 2021, the Series C Preferred shares were exchanged for 699,395 shares of Vyant Bio common stock and the related carrying value was reclassified to common stock and additional paid-in capital.

Effective with the Merger, all Series A, B and C Preferred shares were converted to StemoniX common stock which were exchanged for Vyant Bio common stock. As of December 31, 2022, the Company is authorized to issue 9.8 million shares of Preferred stock of which none were outstanding.

Warrants

Common Stock Warrant

The Company issued the Major Investor Warrant on February 23, 2021. Effective with the Merger, the Major Investor Warrant was exchanged for a warrant to purchase 28,778 shares of the Company’s common stock at an exercise price of $29.5295. Prior to this exchange, the Major Investor Warrant was classified as a liability and the Company recognized a $214 thousand gain in the first quarter of 2021 related to fair value adjustments. The fair value of the Major Investor Warrant was $421 thousand at the time of the Merger and reclassified to additional paid in capital.

F-42

In connection with the Merger, the Company assumed 431,537 common stock warrants issued in prior financings of which 426,361 remain outstanding as of December 31, 2022. A summary of all common stock warrants outstanding as of December 31, 2022 is as follows:

Issuance Related to:	Exercise Price	Outstanding Warrants	Expiration Dates
2020 Convertible Note	$29.55	28,778	Feb 23, 2026
2021 offerings	$17.50	324,828	Feb 10, 2026 - Aug 3, 2026
Advisory fees	$12.10 - 37.95	98,578	Jan 9, 2024 - Oct 28, 2025
Debt	$138.00	2,955	Mar 22, 2024
Total		455,139

Preferred Stock Warrants

In connection with the issuance of the Series A Convertible Preferred and Series B Convertible Preferred, the Company issued warrants (the “Series A Warrants” and “Series B Warrants”, respectively, and collectively, the “Preferred Warrants”) as compensation to non-employee placement agents. The Series A Warrants and Series B Warrants were issued on April 28, 2017 and May 18, 2019, respectively. The Company determined the Preferred Warrants should be classified as equity as they were issued as vested share-based payment compensation to nonemployees. The Preferred Warrants were recorded in stockholders’ equity at fair value upon issuance with no subsequent remeasurement. As part of the Merger, the Preferred Warrants were converted and settled for a total of 8,621 shares of the Company’s common stock.

Note 11. Fair Value Measurements

During the first quarter of 2021, the Company elected to account for the $3.0 million investment in the 2020 Convertible Notes issued to the Major Investor using the fair value method. Further, the Major Investor Warrant was deemed to be a liability classified instrument due its variable settlement features. Both of these instruments were classified as Level 3 measurements within the fair value hierarchy.

The fair value of the Company’s 2020 Convertible Note issued to the Major Investor is measured as the sum of the instrument’s parts, being the underlying debt instrument and the conversion feature. The conversion feature was valued using the probability weighted conversion price discount. The instrument provided the holder the right to convert the instrument into shares of Series B Preferred Stock at a 20% discount. Given the timing of the issuance of the instrument near the Merger date, management determined that there was a 99.5% probability of the holders converting the instrument to Company shares at a 20% discount.

The Company valued the warrants issued with the 2020 Convertible Notes using a Black-Scholes-Merton model using the value of the underlying stock and exercise price of $2.01, along with a risk-free interest rate of 0.59% and volatility of 86%. The Company estimated the term of the warrant to be 5 years.

The Company’s 2020 Convertible Notes contain a share settled redemption feature (“Embedded Derivative”) that requires conversion at the lesser of specified discounts from qualified financing price per share or the fair value of the common stock at the time of conversion. The discount changes based on the passage of time between issuance of the convertible note and the conversion event. This feature is considered a derivative that requires bifurcation because it provides a specified premium to the holder of the note upon conversion. The Company measures the share-settlement obligation derivative at fair value based on significant inputs that are not observable in the market. This results in the liability classified as a Level 3 measurement within the fair value hierarchy.

Upon the Merger, all of the Level 3 instruments were exchanged for Vyant Bio equity classified instruments. Prior to their exchange, all of these instruments were marked to their fair market values with corresponding changes recorded in the statement of operations in the first quarter of 2021.

F-43

In the fourth quarter of 2021, the Company classified the vivoPharm business as discontinuing operations and applied held for sale accounting. The Company valued the vivoPharm business as of December 31, 2021 equally weighting public company revenue multiples as of December 31, 2021 and comparable transaction revenue multiples, which are classified as Level 3 measurements within the fair value hierarchy. The Company updated the valuation of the vivoPharm business during the quarter ending March 31, 2022 based on equally weighting public company revenue multiples and comparable transaction revenue multiples, which resulted in a $4.5 million decrease to the fair value of vivoPharm in the first quarter of 2022. The Company recognized an impairment charge of $4.3 million during the quarter ended March 31, 2022, which decreased vivoPharm’s net carrying value, net of estimated disposal costs from $9.2 million as of December 31, 2021 to $4.9 million. During the second quarter of 2022, the Company received two offers for mutually exclusive components of the vivoPharm business and assessed the carrying value of each asset group using the estimated net sales proceeds based on these offers. As a result, the Company recorded a net impairment charge of $1.5 million during the second quarter of 2022. The Company recorded an impairment recovery of $388 thousand during the third quarter of 2022 based upon September 30, 2022 vivoPharm net assets. As described in Note 3, the Company completed the sales of vivoPharm’s operating subsidiaries in the fourth quarter of 2022 resulting in a loss upon sale of $106 thousand.

The following tables present changes in fair value of level 3 valued instruments as of and for the years ended December 31, 2022 and 2021:

vivoPharm Business
Balance - January 1, 2022	$11,000
Additions	-
Measurement adjustments	(5,528)
Sale of vivoPharm businesses	(5,472)
Balance - December 31, 2022	$-

The following tables present changes in fair value of level 3 valued instruments for the year ended December 31, 2021:

	2020 Convertible Note	Warrant	Embedded Derivative	vivoPharm Business
Balance - January 1, 2021	$-	$-	$1,690	$-
Additions	3,746	635	325	11,000
Measurement adjustments	4	(214)	250	-
Settlement	(3,750)	(421)	(2,265)	-
Balance - December 31, 2021	$-	$-	$-	$11,000

Note 12. Loss Per Share

Basic loss per share is computed by dividing the net loss after tax attributable to common stockholders by the weighted average shares outstanding during the period. Diluted loss per share is computed by including potentially dilutive securities outstanding during the period in the calculation of weighted average shares outstanding. The Company did not have any dilutive securities during the periods presented; therefore, diluted loss per share is equal to basic loss per share.

F-44

Presented in the table below is a reconciliation of the numerator and denominator for the basic and diluted loss per share calculations for the years ended December 31, 2022 and 2021:

	December 31,
	2022	2021
Net loss from continuing operations	$(15,807)	$(18,575)
Net loss from discontinuing operations	(6,883)	(22,284)
Net loss	$(22,690)	$(40,859)
Basic and diluted weighted average shares outstanding	5,868,402	4,522,889
Basic and diluted net loss per share:
Continuing operations	$(2.69)	$(4.11)
Discontinuing operations	(1.18)	(4.92)
Net loss	$(3.87)	$(9.03)

The following securities were not included in the computation of diluted shares outstanding for the years ended December 31, 2022 and 2021 because the effect would be anti-dilutive:

	December 31,
	2022	2021
Common Stock warrants	455,139	459,382
Common Stock options	428,301	464,019
Restricted stock	77,104	-
Total	960,544	923,401

Note 13. Stock-Based Compensation

The Company has three legacy equity incentive plans: the Cancer Genetics, Inc. 2008 Stock Option Plan (the “2008 Plan”) and the Cancer Genetics Inc. 2011 Equity Incentive Plan (the “2011 Plan”), and the StemoniX Inc. 2015 Stock Option Plan (the “2015 Plan”, and together with the 2008 Plan, and the 2011 Plan, the “Frozen Stock Option Plans”). The Frozen Stock Option Plans as well as the 2021 Plan (as defined below) are meant to provide additional incentive to officers, employees and consultants to remain in the Company’s employment. Options granted are generally exercisable for up to 10 years. Effective with the Merger, the Company is no longer able to issue options from the Frozen Stock Option Plans. The number of common stock options issued under the 2015 plan were adjusted for the Merger exchange ratio resulting in an incremental 38,376 options outstanding.

Effective with the Merger, the Vyant Bio 2021 Equity Incentive Plan (the “2021 Plan”) came into effect, pursuant to which the Company’s Board of Directors may grant up to 900,000 of equity-based instruments to officers, key employees, and non-employee consultants. On March 30, 2021, the Company granted 230,300 stock options to officers and other employees, 15,618 stock options to independent Board members and a restricted stock unit (“RSU”) of 1,735 shares to the Company’s Board chair. The options granted to officers and employees vest 25% one year from the grant date and thereafter equally over the next 36 months. The options granted to Board members vested upon grant. The Board chair RSU vests one year from the grant date.

As StemoniX was the acquirer for accounting purposes, the pre-Merger vested stock options granted by CGI under the 2008 and 2011 Plans are deemed to have been exchanged for equity awards of the Company. The exchange of StemoniX stock options for options to purchase Company common stock was accounted for as a modification of the StemoniX stock options; however, the modification did not result in any incremental compensation expense as the modification did not increase the fair value of the stock options.

For StemoniX stock options issued prior to the Merger, the expected volatility was estimated based on the average historical volatility of similar entities with publicly traded shares as StemoniX’s shares historically were not publicly traded and its shares rarely traded privately. For common stock options granted at the time of the Merger, the Company used Vyant Bio’s historical volatility to determine the expected volatility of post-Merger option grants. Subsequently, the Company used a comparable public company group to estimate the anticipated volatility of the Company’s stock. The risk-free rate for the expected term of the option is based on the U.S. Treasury yield curve at the date of grant.

F-45

The Company uses a simplified method to determine the expected term for the valuation of employee options. This method effectively assumes that exercise occurs over the period from vesting until expiration, and therefore, the expected term is the midpoint between the service period and the contractual term of the award. The simplified method is applicable to options with service conditions. For options granted to nonemployees, the contractual term is used for the valuation of the options.

As of December 31, 2022, there were 533,495 additional shares available for the Company to grant under the 2021 Plan. The grant-date fair value of each option award is estimated on the date of grant using the Black-Scholes-Merton option-pricing model. The assumptions for stock option grants during the years ended December 31, 2022 and 2021 are provided in the following table.

	2022	2021
Valuation assumptions
Expected dividend yield	0.0%	0.0%
Expected volatility	56.3% - 70.72%	69.5%-123%
Expected term (years) – simplified method	3.0 – 6.1	5.5 – 6.1
Risk-free interest rate	1.74% – 3.20%	0.95% – 1.39%

Stock option activity during years ended December 31, 2022 and 2021 is as follows:

	Number of Options	Weighted average exercise price	Weighted average remaining contractual term
Balance as of January 1, 2021	151,147	$9.10	8.7
Granted	307,988	21.05
StemoniX options exchanged for Vyant Bio options	(136,276)	9.20
Vyant Bio options issued to StemoniX option holders	174,652	7.20
Options assumed in Merger	11,168	229.75
Exercised	(7,419)	6.05
Forfeited	(34,462)	18.45
Expired	(2,777)	9.60
Balance as of December 31, 2021	464,021	$20.95	8.6
Exercisable as of December 31, 2021	127,119	$27.90	7.1

Balance as of January 1, 2022	464,021	$20.95	8.6
Granted	148,855	5.02
Exercised	(1,034)	4.80
Forfeited	(141,306)	17.64
Expired	(42,235)	36.33
Balance as of December 31, 2022	428,301	$14.97	7.5
Exercisable as of December 31, 2022	232,175	$18.18	6.4

The weighted average grant-date fair value of options granted during the years ended December 31, 2022 and 2021 were $10.23 and $17.55, respectively.

F-46

The Company recognized stock-based compensation in continuing operations related to different instruments for the years ended December 31, as follows:

	December 31,
	2022	2021
Stock options	$782	$973
Shares issued for services	404	30
Total	$1,186	$1,003

As of December 31, 2022, there was $1.6 million of total unrecognized compensation cost related to unvested stock options granted under the Plan. That cost is expected to be recognized over a weighted average period of 2.2 years.

Note 14. Segment Information and Risk Concentration

The Company reports segment information based on how the Company’s chief operating decision maker (“CODM”) regularly reviews operating results, allocates resources and makes decisions regarding business operations. For segment reporting purposes, the Company’s business structure is comprised of one operating and reportable segment.

During both years ended December 31, 2022 and 2021, four customers and three customers accounted for approximately 77% and 47%, respectively, of the consolidated revenue from continuing operations.

During years ended December 31, 2022 and 2021, approximately 47% and 21%, respectively, of the Company’s consolidated revenue from continuing operations was earned outside of the U.S.

Customers representing 10% or more of the Company’s total revenue from continuing operations for years ended December 31, 2022 and 2021, are presented in the table below:

	December 31,
	2022	2021
Customer A	42%	18%
Customer B	10%	9%
Customer C	4%	11%
Customer D	15%	1%
Customer E	10%	6%
Customer F	N/A	19%

Note 15. Related Party Transactions

In 2020, the Company raised approximately $1.5 million from the sale of 2020 Convertible Notes in 2020 from related parties, including former StemoniX Board members as well as one shareholder who owned more than 5% of Series B Preferred stock. The Company raised approximately $3.9 million from the sale of 2020 Convertible Notes from January 1, 2021 through March 12, 2021 from related parties, including former StemoniX Board members as well as one shareholder who owned more than 5% of Series B Preferred stock. This Series B preferred stock shareholder was also a Major Investor and received the Major Investor Warrant on February 23, 2021. Effective with the Merger, the Major Investor Warrant was exchanged for a warrant to purchase 28,778 shares of the Company’s common stock at an exercise price of $29.5295 per share.

During the fourth quarter of 2021, the Company paid a third-party collaboration partner $89 thousand as a reimbursement of third-party costs incurred by the collaborator in connection with the collaboration arrangement. In September 2021, an executive’s family member became an employee of this collaborator. Separately, in the fourth quarter of 2021, the Company entered into a $60 thousand consulting agreement with this third-party collaborator. During the first quarter of 2022, the Company paid the third-party collaboration partner $39 thousand as a reimbursement of third-party costs incurred by the collaborator in connection with the collaboration arrangement. The arrangements with this third-party collaborator had arms-length terms.

As disclosed in Note 3, the Company sold RDDT a vivoPharm Company Pty Ltd and vivoPharm Europe Ltd to Sabine Brandt as trustee for the Brandt Family Trust. Mrs. Brandt is a former Company employee and is married to a former officer of the Company.

Note 16. Contingencies and Commitments

We are not currently subject to any material legal proceedings. However, we may from time to time become a party to various legal proceedings arising in the ordinary course of our business.

Australian Adult Clinical Trial: The Company’s Australian subsidiary, vivoPharm Pty Ltd, entered into a master services agreement and related statement of work with an Australian contract research organization in November 2022 to support the Company’s adult Rett Syndrome clinical trial. The statement of work aggregates approximately 3.9 million Australian dollars and can be cancelled with 60 days’ notice. This clinical trial was suspended in January 2023 as the Company evaluates its strategic alternatives.

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Note 17. Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through March 31, 2023, the date at which the financial statements were available to be issued as follows:

Continuing Operations

On January 4, 2023, the Company announced that it had engaged LifeSci Capital as its financial advisor to assist in exploring a range of strategic alternatives focused on enhancing shareholder value. There can be no assurance that this review process will result in any changes to the Company’s current business plans or lead to any specific action or transaction.

The Company’s Board of Directors (the “Board”) approved a plan on January 31, 2023 to preserve the Company’s cash to be able to continue to pursue a satisfactory strategic alternative for the purpose of maximizing the value of the Company’s business while also having sufficient cash to adequately fund an orderly wind down of the Company’s operations (the “Cash Preservation Plan”) in the event it is unable to secure a satisfactory strategic alternative. As part of the Cash Preservation Plan, the Company implemented a reduction in force which included the Company’s former President and Chief Executive Officer, and Chief Scientific Officer. The Company will record a charge of $954K thousand in 2023 related to termination benefits which will be paid in 2023 for these employees.

On March 9, 2023, the Company terminated its January 2022, San Diego office and laboratory lease agreement. The effective date of the termination is March 31, 2023. The landlord is retaining approximately $45 thousand as an early termination fee. This lease termination will result in a $1.2 million reduction in future operating lease payments.

On March 7, 2023, the Company sold its equipment in its San Diego laboratory to a third party and received $200,000 in consideration for such sale.

On March 24, 2023 the Company terminated its (a) Equity Distribution Agreement, dated April 8, 2022, by and between the Company and Canaccord Genuity LLC, regarding the issue and sale, from time to time, of shares of the Company’s common stock for an aggregate offering price of up to $20,000,000, and (b) Purchase Agreement, dated March 28, 2022, by and between the Company and Lincoln Park Capital Fund, LLC, regarding the issue and sale, from time to time, of shares of the Company’s common stock for an aggregate offering price of up to $15,000,000.

Further, on March 24, 2023, the Company filed post-effective amendments to certain of its registration statements previously filed with the SEC, including post-effective amendments to each of: (i) Registration Statement Nos. 333-249513, 333-252628, 333-239497, and 333-218229 on Form S-3; (ii) Registration Statement Nos. 333-191520, 333-191521, 333-196198, 333-205903, 333-256225 and 333-214599 on Form S-8; and (ii) Registration Statement No. 333-215284 and 333-264595 on Form S-1 (such post-effective amendments, collectively the “Post-Effective Amendments” and such registration statements, collectively the “Registration Statements”). In accordance with undertakings made by the Company in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any and all securities of the Company that were registered for issuance that remain unsold at the termination of the offerings, the Company removed from registration any and all securities of the Company registered but unsold under each of the Registration Statements. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statements.

On March 29, 2023, the Company entered into a commitment to renew certain expiring insurance policies for a premium of $1.7 million.

Discontinuing Operations

To complete the disposition of the Company’s former vivoPharm business and to resolve certain issues that had arisen with the Buyer, on March 13, 2023, the Company sold vivoPharm to the Buyer for a nominal sum. As part of the sale of vivoPharm to Buyer, the Company provided that vivoPharm had cash of at least $200 thousand and the Company assumed certain specific vivoPharm liabilities, principally liabilities directly associated with the proposed Phase 2 Donepezil clinical trial in Australia (which the Company has placed on hold as it evaluates its strategic alternatives) and certain vivoPharm tax liabilities through the transaction’s closing. The transaction was consummated effective March 13, 2023.

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APPENDIX A

ASSET PURCHASE AGREEMENT

[see attached.]

ASSET PURCHASE AGREEMENT

by and among

AxoSim, Inc.,

STEMONIX, INC.,

VYANT BIO, INC., and

solely for purposes of Sections 5.10 and 10.10, Yung-Ping Yeh

Dated as of July 13, 2023

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ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of July 13, 2023 (the “Effective Date”), is by and among AxoSim, Inc., a Delaware corporation (“Purchaser”); StemoniX, Inc., a Minnesota corporation (“StemoniX”); Vyant Bio, Inc., a Delaware corporation (“Parent” and, together with StemoniX, “Seller”); and, solely for purposes of Sections 5.10 and 10.10 hereof, Yung-Ping Yeh, an individual resident of the State of Minnesota (“Founder”). Purchaser, Seller and, solely for purposes of Sections 5.10 and 10.10, Founder are each referred to herein as a “Party” and, collectively, as the “Parties.”

RECITALS

WHEREAS, Seller has been or currently is engaged in the business of (i) drug discovery and drug screening through the use of organoids including, without limitation, its microBrain® platform and its microHeart® platform; and (ii) marketing and selling its products and services to drug companies, research institutions, and academic institutions throughout the United States, France, Japan, Singapore, Switzerland, Germany, and the United Kingdom (collectively, the “Business”);

WHEREAS, on the terms set forth in this Agreement, Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller, the Transferred Assets, and Seller desires to transfer to Purchaser and Purchaser desires to assume from Seller, the Assumed Liabilities (collectively, the “Acquisition”); and

WHEREAS, prior to or contemporaneously with the execution and delivery of this Agreement, the following documents with respect to the Leased Real Property have been executed and delivered, each to be effective upon (and conditioned upon) the Closing: (i) the assignment and assumption of lease, estoppel and consent of landlord, by and among Landlord, StemoniX and Purchaser attached as Exhibit A hereto (the “Real Property Lease Assignment”) and (ii) the lease subordination, non-disturbance, attornment and consent agreement, by and among Wings Financial Credit Union, Landlord and StemoniX attached as Exhibit B hereto (the “SNDAC”).

NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the Parties hereby agree as follows:

Article 1
PURCHASE OF RIGHTS AND ASSETS

Section 1.1 Agreement to Purchase and Sell. Subject to the terms and conditions set forth herein (including, without limitation, Section 4.8), at the Closing, Seller shall sell, convey, transfer, assign and deliver to Purchaser, and Purchaser shall purchase, acquire and accept delivery of all of Seller’s right, title and interest in and to all of the properties, rights and assets owned, used or held for use by Seller or its Affiliates in connection with the Business, wherever located and whether or not reflected on the books of Seller, other than the Retained Assets (collectively, the “Transferred Assets”), free and clear of all Liens, including the following:

(a) Any and all rights, whether owned or licensed from third parties, in and to any (i) inventions (whether or not patentable), patents, patent applications, provisional patent applications, design patents, Patent Cooperation Treaty filings, invention disclosures and other rights to inventions or designs, trade secrets, technical data, confidential information, databases, customer lists, supplier lists, designs, tools, methods, processes, formulae, recipes, technology, ideas, know-how, product roadmaps and other proprietary information and materials, (ii) trademarks (whether or not registered), trademark applications, service marks (whether or not registered), service mark applications, trade names, logos, trade dress and other proprietary indicia and all goodwill associated therewith, (iii) copyrights and other works of authorship (whether or not protected by copyright), moral rights, compilations, derivative works, literary works, maskworks, sound recordings, designs, schematics, documentation, advertising copy, marketing materials, domain names, websites and social media accounts (including the content of all websites and social media accounts), specifications, drawings, graphics, and recordings, (iv) computer programs (including any and all software implementations of algorithms, models and methodologies, whether in source code or object code), interfaces, algorithms, program files, design documents, flowcharts, user manuals and training materials, together with any translations thereof, (v) business methods, digital purchasing and fulfillment systems, data processing procedures, software, devices, prototypes, and hardware, (vi) documentation and correspondence related to abandoned patents and abandoned patent applications, and (vii) other similar intellectual property rights pertaining to the subject matter of any of the foregoing, including tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, all forms of legal rights and protections that may be obtained for, or may pertain to the foregoing, the right to sue for past, present and future infringement, misappropriation, or violation of intellectual property rights, registrations, issuances, divisions, continuations, continuations-in-part, renewals, reexaminations, reissuances and extensions of the foregoing, and those items listed on Schedule 1.1(a) (collectively, the “Intellectual Property”);

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(b) All goodwill and other intangible assets of Seller, including all telephone and facsimile numbers of the Business;

(c) All equipment, machinery, furniture, fixtures, vehicles, computers, office equipment, supplies, spare parts, tools, packaging, telephony and related communications equipment and other items of tangible personal property owned, leased, used, or held for use by Seller in connection with the Business located at the Leased Real Property (collectively, the “Equipment”), including the Equipment set forth on Schedule 1.1(c);

(d) all products, raw materials, work-in-process, supplies, finished goods, inventory and similar assets, including, but not limited to, those in existence as of the Closing Time and usable, salable or leasable in the Ordinary Course of Business for the purpose for which they were intended, and all operating supplies, promotional and advertising materials and samples used in connection therewith, in each case, owned, used, or held for use by Seller in connection with the Business located at the Leased Real Property (collectively, the “Inventory”), including the Inventory set forth on Schedule 1.1(d);

(e) To the extent transferable and subject to applicable regulatory approvals, all Permits, including those set forth on Schedule 1.1(e), all pending applications therefor or renewals thereof and all operating rights derived therefrom, including any and all “grandfathered rights,” which include the authority to operate the Business;

(f) Those Contracts pertaining to the Business listed on Schedule 1.1(f) (collectively, the “Assumed Contracts”);

(g) Subject to Seller receiving credit for such items pursuant to Section 1.5(a), all prepaid items, including all security, equipment, utility and other deposits (including those held by third parties) that have been paid by or for the account of Seller prior to the Closing Time for a period including times after the Closing Time, including those set forth on Schedule 1.1(g);

(h) Except for any rights associated with Retained Assets, all of Seller’s rights, claims, privileges, defenses, rights of recovery, rights of set off and rights of recoupment against any other Person of whatever nature, whether known or unknown, relating to the Business, the Transferred Assets or the Assumed Liabilities, and the right to enforce any such rights and file any such claims against any other Person associated therewith; and

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(i) All books and records (including computer records) of Seller related to the Business, including documents relating to the Transferred Assets, personnel records (to the extent permitted by Law), customer lists, mailing lists, customer price lists, customer files (including, any correspondence, feedback or other communications with customers, end users or similar Persons), supplier lists, supplier price lists, and other recorded knowledge relating to the Business, the Transferred Assets, or customers or suppliers of the Business.

Notwithstanding anything else contained herein, the transfer of the Transferred Assets pursuant to this Agreement and the other Acquisition Documents shall not include the assumption of any Liability related to the Transferred Assets other than the Assumed Liabilities.

Section 1.2 Retained Assets. Subject to Section 4.8, the Parties expressly agree that Seller shall retain only the following properties, rights and assets associated with the Business (collectively, the “Retained Assets”):

(a) All cash and cash equivalents;

(b) All bank accounts of Seller;

(c) All Contracts that are not Assumed Contracts (“Retained Contracts”);

(d) All employee benefit plans (including plan assets) maintained by, or covering employees of StemoniX or Parent or their respective Affiliates;

(e) The corporate seals, organizational documents, minute books, stock transfer registers, Tax Returns, books of account or other records having to do with the corporate organization of Seller;

(f) The rights of Seller, Parent, and their respective Affiliates under the Acquisition Documents;

(g) Notes and accounts receivable, including all trade accounts receivable and other rights to payment from customers and other Persons, including proceeds, credits due and rebates receivable and, the full benefit of all security for such accounts or rights to payment for all and any period prior to the Closing;

(h) All of Seller’s rights, claims, privileges, defenses, rights of recovery, rights of set off and rights of recoupment against any other Person of whatever nature, whether known or unknown, relating to any Retained Assets, and the right to enforce any such rights and file any such claims against any other Person associated therewith;

(i) All rights and interests under all certificates for insurance, binders for insurance policies and insurance policies;

(j) The Exclusive Distributorship Agreement;

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(k) All claims for refunds or credits of Taxes and of other governmental charges of whatever nature arising out of Seller’s operation of the Business or ownership of the Transferred Assets prior to the Closing Time;

(l) The equity interests in the Excluded Entities; and

(m) Those additional Retained Assets set forth on Schedule 1.2(l).

Section 1.3 Assumed Liabilities. As of the Closing Time, and subject to the terms and conditions hereof (including the terms and conditions of any other Acquisition Documents), Purchaser accepts and assumes ONLY THOSE LIABILITIES RELATING TO OR ARISING OUT OF THE OWNERSHIP, USE, OPERATION OR MAINTENANCE OF THE TRANSFERRED ASSETS FROM AND AFTER THE CLOSING TIME (the “Assumed Liabilities”), including any Assumed Liabilities related to the Assumed Contracts (including each Lease and Equipment Lease listed on Schedule 1.3); provided, however, for the avoidance of doubt, in no event shall Purchaser be deemed to assume any Liability related to any breach or default, or an event which with notice or lapse of time or both would constitute any breach or default, of any Assumed Contract occurring before the Closing Time.

Section 1.4 Retained Liabilities. Purchaser shall not assume and shall have no responsibility for, and Seller and its Affiliates shall retain, all Liabilities against or obligation or commitment of Seller or any of its Affiliates of any kind or nature whatsoever (whether direct or indirect, known or unknown, due or to become due, or fixed, contingent or otherwise) at any time existing or asserted, whether or not accrued, matured or un-matured or otherwise, other than the Assumed Liabilities, including, without limitation, any Liability that relates to, or arises out of, (i) the ownership, use, operation or maintenance of the Transferred Assets or the Business prior to the Closing Time, or (ii) the ownership, use, operation or maintenance of the Retained Assets, or any other operations, actions, omissions or other conduct of the Business by Seller or its Affiliates prior to or following the Closing Time (collectively, the “Retained Liabilities”). Without limiting the generality of the foregoing, Purchaser shall not assume or become liable for any of the following Liabilities:

(a) Any Liability with respect to any claim or cause of action, regardless of when made or asserted, which arises out of or in connection with the business and operations of Seller (including the Business) prior to the Closing Time;

(b) Any Liability or obligation arising out of any employee benefit plan ever maintained by Seller or covering employees of Seller or to which Seller has made any contribution or to which Seller could be subject to any Liability, including but not limited to Liabilities arising under Section 601 et. seq. of ERISA or Code Section 4980B;

(c) Any Liability arising out of or relating to any Retained Contract or any other Contract, (i) which is not validly and effectively assigned to Purchaser pursuant to this Agreement; or (ii) to the extent such Liability arises out of or relates to a breach by Seller of such Contract prior to the Closing Time;

(d) Any Liability or obligation arising prior to the Closing Time or in connection with the Acquisition to any officer, director, manager, employee, agent or independent contractor of Seller, whether or not such Person is employed by Purchaser after the Closing Time;

(e) Any Liability or obligation of Seller for Taxes, whether disputed or not and whether known or unknown, related to the business and operations of Seller (including the Business) prior to the Closing Time;

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(f) All wages, commissions and workers’ compensation obligations of Seller with respect to its employees, agents or independent contractors accrued through the Closing Time and all bonuses and fringe benefits as to such employees, agents and independent contractors accrued through the Closing Time, and all severance pay obligations of Seller to employees resulting solely from the consummation of the transactions contemplated by this Agreement;

(g) Any Liability or obligation related to, arising out of or in connection with COBRA or similar state law continuation coverage for any employees of Seller not hired by Purchaser following the Closing or former employees of Seller who are currently on COBRA or similar state law continuation coverage (collectively, the “Non-Hired Employees”) and entitled to COBRA or similar state law continuation coverage under applicable Law following the Closing; and, to the extent required, the acquisition or funding of a health plan to fully satisfy any such COBRA or similar state law continuation coverage obligations to the Non-Hired Employees;

(h) Any other Liability related to any (i) employees that are employed by Seller following the Closing (for the avoidance of doubt, it being understood that it is the Parties’ current intent that all four current employees of Seller will be hired by Purchaser effective as of the Closing) or (ii) independent contractors that are engaged by Seller following the Closing to the extent relating to engagement by Seller following the Closing and not engagement by Purchaser or its Affiliates following the Closing;

(i) Any Liability or obligation related to, arising out of or in connection with any Retained Asset;

(j) Any Liability arising out of or relating to Indebtedness of Seller or any of their respective Affiliates, in each case, to the extent not included as an Assumed Liability;

(k) Any Liability arising out of or resulting from any Seller’s noncompliance with any Law (including any Labor Law);

(l) Any professional, financial advisory, broker, finder or other fees of any kind incurred by Seller;

(m) Any Environmental Liabilities with respect to Environmental Laws incurred prior to the Closing Time, including claims for injury suffered by employees and former employees related to exposure to harmful chemicals and substances prior to the Closing Time;

(n) Any Intellectual Property-related fees or expenses (including foreign associate fees, maintenance fees and corresponding attorney fees) incurred and owed prior to the Closing Time with respect to any Registered Intellectual Property owned by Seller and used by Seller as of immediately prior to the Closing in connection with the Business;

(o) All accounts payable and any other current liabilities of Seller incurred or owed prior to the Closing Time; or

(p) Any Liability or obligation related to, arising out of or in connection with any (i) actual or alleged defect in the Business’s services or products, components or other items manufactured sold, leased, or produced prior to the Closing Time, (ii) actual or alleged failure of such products or services to meet applicable specifications, warranties or contractual commitments or (iii) claim of any nature whether based on strict liability, negligence, breach of warranty (express or implied), breach of contract or otherwise, in respect of any product, component or other item manufactured, sold, leased, or produced prior to the Closing Time, or service rendered prior to the Closing Time by or on behalf of Seller or the Business.

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Section 1.5 Prorations and EDA Amount.

(a) Except as otherwise specified herein, all (i) water, sewer, electricity, gas and other utility charges, if any, applicable to the Transferred Assets or the Business and (ii) real estate and equipment rental charges payable or receivable and other payments or receipts applicable to the Transferred Assets or the Business (including, for the avoidance of doubt, prepaid expenses) shall be apportioned to the Closing Time (collectively, the “Proration Items”). Within three (3) Business Days prior to Closing, Seller shall deliver to Purchaser a statement setting forth Seller’s good faith estimate of the net amount of all Proration Items (the “Estimated Proration Amount”). Following the Closing, Purchaser and Seller shall provide to the other written notice ten (10) Business Days after receipt of each third party invoice relating to any Proration Item. Within ten (10) Business Days thereafter, Purchaser and Seller each shall make any payments to the other that are necessary to compensate for any difference between the Estimated Proration Amount and the correct proration based on the third party invoice. The Parties hereby agree to work together in good faith to obtain any necessary third party invoices and to complete the foregoing post-Closing prorations true-up process within forty-five (45) days following the Closing Date. In the event that either Seller or Purchaser pays a Proration Item (the “Payor”) for which the other party (the “Payee”) is obligated in whole or in part under this Section 1.5, the Payor shall present to the Payee evidence of payment and a statement setting forth the Payee’s proportionate share of such Proration Item, and the Payee shall promptly pay such share to the Payor. In the event either Party (the “Recipient”) receives payments, or the benefits of payments, of a Proration Item to which the other Party (the “Beneficiary”) is entitled in whole or in part under this Agreement, the Recipient shall promptly pay such amount to the Beneficiary.

(b) Within three Business Days prior to Closing, Seller shall deliver to Purchaser a statement setting forth Seller’s good faith calculation of all amounts due to be paid to Seller under the Exclusive Distribution Agreement as of the Closing (the “EDA Amount”).

Section 1.6 Purchase Price. Subject to the Section 1.7, the total consideration for the Transferred Assets shall be Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) (the “Purchase Price”) and the assumption of the Assumed Liabilities. At the Closing, the Purchase Price will be paid by Purchaser as follows:

(a) Purchaser shall pay Seller an amount equal to (i) One Million One Hundred Thousand Dollars ($1,100,000), plus or minus as applicable (ii) the Estimated Proration Amount (the “Closing Date Payment”), by wire transfer of immediately available funds to an account or accounts designated by Seller in writing.

(b) At the Closing, Purchaser shall pay JPMorgan Chase Bank, N.A. (the “Escrow Agent”) an amount equal to (i) One Hundred Seventy Five Thousand Dollars ($175,000) (the “Delivered Plates Escrow Amount”) plus (ii) Six Hundred Thirty Seven Thousand Dollars ($637,000) (the “Post-Closing Revenue Escrow Amount”) plus (iii) Three Hundred Thirty Eight Thousand Dollars ($338,000) (the “Indemnification Escrow Amount” and, together with the Delivered Plates Escrow Amount and the Post-Closing Revenue Escrow Amount, the “Escrow Amount”), by wire transfer of immediately available funds to an account or accounts designated by the Escrow Agent (the “Escrow Account”). The Parties agree that the Escrow Amount shall be deposited in the Escrow Account, to be held and administered by the Escrow Agent, as escrow agent, in accordance with the terms and conditions of this Agreement (including, specifically Sections 1.7 and 6.8 hereof) and the escrow agreement substantially in the form attached hereto as Exhibit C (the “Escrow Agreement”).

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(c) At the Closing, Purchaser shall pay to Seller the EDA Amount. In the event that any such amounts are not paid to Seller at the Closing, Purchaser shall pay such amounts to Seller, as promptly as practicable following the Closing, but in no event later than thirty (30) days following the Closing Date.

(d) The Parties acknowledge that as a condition to obtaining the Real Property Lease Assignment, Purchaser and Seller have agreed to pay the Landlord an aggregate amount equal to Fifty Thousand Dollars ($50,000) at the Closing. Accordingly, the Parties acknowledge and agree that, at the Closing, Purchaser shall pay to the Landlord an amount equal to Twenty-Five Thousand Dollars ($25,000) and Seller shall pay to the Landlord an amount equal to Twenty-Five Thousand Dollars ($25,000). On the twelve (12) month anniversary of the Closing Date, Purchaser shall pay to Seller an amount equal to Twenty-Five Thousand Dollars ($25,000) to reimburse Seller for the payment made by Seller described in the foregoing sentence.

Section 1.7 Escrow Mechanics.

(a) The portion of the Escrow Account relating to the Delivered Plates Escrow Amount shall be distributed as provided in this Section 1.7(a). Following the Closing, promptly (and in any event within five (5) Business Days) following the full recognition of revenue, including customer acceptance and receipt of cash payment for final invoice(s), from either (i) the first delivery of Business Products quality controlled, shipped, and delivered from a successful production run started and finished post-Closing, or (ii) services completed and performed on the Business Products from a successful production run started and finished post-Closing, Purchaser and Seller shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse to Seller an amount equal to the Delivered Plates Escrow Amount; provided that if neither item (i) nor (ii) occurs prior to the twelve (12)-month anniversary of the Closing, promptly (and in any event within five (5) Business Days) following the twelve (12)-month anniversary of the Closing, Purchaser and Seller shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse to Purchaser an amount equal to the Delivered Plates Escrow Amount.

(b) The portion of the Escrow Account relating to the Post-Closing Revenue Escrow Amount shall be distributed as provided in this Section 1.7(b). Following the Closing, promptly (and in any event within five (5) Business Days) following Purchaser’s recognition of Five Hundred Thousand Dollars ($500,000) in revenue and receipt of cash payments of the invoices from the sale of Business Products and/or services relating to the Business Products, Purchaser and Seller shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse to Seller an amount equal to the Post-Closing Revenue Escrow Amount; provided that if Purchaser does not recognize Five Hundred Thousand Dollars ($500,000) in revenue and receipt of cash payments of the invoices from the sale of Business Products and/or services relating to the Business Products prior to the three (3) year anniversary of the Closing, promptly (and in any event within five (5) Business Days) following the three (3) year anniversary of the Closing, Purchaser and Seller shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse to Purchaser an amount equal to the Post-Closing Revenue Escrow Amount.

(c) The portion of the Escrow Account relating to the Indemnification Escrow Amount shall be distributed as provided in Section 6.8.

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(d) Neither Purchaser nor any of its Affiliates will take any actions, or omit to take any actions, in either case for the primary purpose of failing to achieve the conditions with respect to the release to Seller of the portion of the Escrow Account relating to the Delivered Plates Escrow Amount and the Post-Closing Revenue Escrow Amount.

Section 1.8 Time and Place of Closing.

(a) Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place by electronic exchange of executed documents on (i) the third Business Day following the date on which all of the conditions set forth in Article 7 are satisfied or (ii) such other date as mutually agreed upon by Purchaser and Seller (such date, as applicable, the “Closing Date”).

(b) The Parties hereto agree that, should the Closing occur, the effective time and date of the transactions contemplated by this Agreement shall be 11:59 p.m., Central Standard Time, on the day immediately prior to the Closing Date (the “Closing Time”).

Section 1.9 Deliveries at Closing.

(a) At or prior to the Closing, Seller shall deliver to Purchaser the following:

(i) A Bill of Sale, Assignment and Assumption Agreement, in the form attached hereto as Exhibit D (the “Bill of Sale”), executed by Seller;

(ii) The Escrow Agreement, executed by Seller;

(iii) offer letters, in the forms attached as Exhibit E hereto (collectively, the “Offer Letters”), executed by Andrew LaCroix, Nicholas Coungeris, Morgan Williamson, and Victoria Alstat;

(iv) confidentiality and invention assignment agreements, in the form attached as Exhibit F hereto (collectively, the “CIIAs”), executed by Andrew LaCroix, Nicholas Coungeris, Morgan Williamson, and Victoria Alstat;

(v) consulting agreement, in the form attached hereto as Exhibit G (the “Consulting Agreement”), executed by Founder;

(vi) A certificate in the form attached hereto as Exhibit H dated as of the Closing Date and signed by a duly authorized officer of Seller certifying (A) that attached thereto are true and complete copies of all resolutions adopted by any directors, stockholders or other necessary Persons authorizing the execution, delivery and performance of this Agreement and the other Acquisition Documents and the consummation of the Acquisition and transactions contemplated hereby and thereby, (B) that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the Acquisition and the transactions contemplated hereby and thereby, (C) the names and signatures of the Persons authorized on behalf of Seller to execute and deliver this Agreement, the Acquisition Documents and the other documents, certificates, or instruments to be delivered hereunder and thereunder, (D) the Estimated Proration Amount, (E) the EDA Amount, (F) that attached thereto are those certificates of good standing, dated as of a recent date prior to the Closing Date, for Seller in its jurisdiction of incorporation, and (E) the amount that Seller has paid in salary and benefits expenses for Victoria Alstat during the time period between April 6, 2023 and the Closing Date (such amount, the “Employee Reimbursement Amount”) and written evidence of Seller’s payment of the Employee Reimbursement Amount;

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(vii) All consents, waivers, approvals, authorizations, qualifications and orders of Governmental Authorities or any other Persons that are necessary in connection with Sellers’ execution and delivery of the Acquisition Documents or performance of the transactions contemplated thereunder, including, but not limited to, those set forth on Schedule 1.9(a)(vi);

(viii) (A) payoff letters or other evidence of discharge and extinguishment, in form and substance reasonably satisfactory to Purchaser, from each creditor with respect to the Indebtedness set forth on Schedule 1.9(viii)(A), and (B) any Lien releases and associated documentation (including UCC financing statement amendments and termination statements), in form and substance reasonably satisfactory to Purchaser, necessary to terminate the Liens associated with such Indebtedness upon repayment thereof;

(ix) Written evidence of payment by Seller to Broker for fees then due in connection with the Acquisition;

(x) (A) Written evidence of payment by Seller to Andrew LaCroix, Morgan Williamson and Nicholas Coungeris for retention bonuses and (B) releases related to such retention bonuses in the form attached as Exhibit I hereto (collectively, the “Retention Bonus Releases”), executed by Andrew LaCroix, Morgan Williamson and Nicholas Coungeris;

(xi) Intellectual Property Assignments, in customary form and substance mutually agreeable to Purchaser and Seller (collectively, the “IP Assignments”), executed by StemoniX;

(xii) An IRS Form W-9 executed by Seller, or an affidavit of non-foreign status of Seller that complies with Section 1445 of the Code;

(xiii) An electronic copy of all materials uploaded to the virtual data room maintained by Seller in connection with the transactions contemplated hereby; and

(xiv) Such other documents as may be necessary to consummate the Acquisition and the other transactions contemplated by this Agreement, as reasonably requested by Purchaser.

(b) At the Closing, Purchaser shall deliver to Seller the following:

(i) The Closing Date Payment;

(ii) The Bill of Sale, executed by Purchaser;

(iii) The Escrow Agreement, executed by Purchaser;

(iv) The Offer Letters, executed by Purchaser;

(v) The Consulting Agreement, executed by Purchaser;

(vi) The IP Assignments, executed by Purchaser; and

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(vii) An amount equal to the lesser of the Employee Reimbursement Amount and Thirty Thousand Dollars ($30,000) (the “Employee Reimbursement Payment”), by wire transfer of immediately available funds to an account or accounts designated by Seller in writing.

Section 1.10 Withholding. While the Parties do not currently believe any withholding will be required, Purchaser shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as are required to be deducted or withheld therefrom under applicable Law, and shall remit any amounts withheld to the appropriate Governmental Authority. To the extent such amounts are so deducted or withheld, such amounts will be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. If any payor under this Agreement hereafter determines that it will be required to withhold on account of Taxes from a payment under this Agreement, such payor shall use commercially reasonable efforts to provide reasonable prior notice to the payee and to reasonably cooperate with the payee to determine whether an exemption or reduced rate of withholding applies.

Article 2
REPRESENTATIONS AND WARRANTIES OF SELLER

Except (i) as set forth in a written disclosure schedule being delivered by Seller to Purchaser at the time of execution of this Agreement, (ii) disclosed in Parent’s Form 10-K annual report for the year ending December 31, 2022 publicly filed with or furnished to the U.S. Securities and Exchange Commission, or (iii) as set forth in Parent’s Quarterly Report for the period ending March 31, 2023 Disclosure Statement Pursuant to the Pink Basic Disclosure Guidelines attached to Schedule 2, Seller hereby represents and warrants to Purchaser as follows:

Section 2.1 Organization; Qualification.

(a) StemoniX is duly incorporated, validly existing and in good standing as a corporation under the laws of the State of Minnesota. StemoniX is duly qualified to do business and is in good standing in each of the jurisdictions in which either ownership or use of the rights, assets and properties of StemoniX (including the Transferred Assets), or conduct of the business of StemoniX (including the Business), requires such qualification, except, in each case, as would not have a Material Adverse Effect. Schedule 2.1(a) contains all trade names under which the Business (i) operates or (ii) has been operated within the past three years.

(b) Parent is duly incorporated, validly existing and in good standing as a corporation under the laws of the State of Delaware. Parent is duly qualified to do business and is in good standing in each of the jurisdictions in which either ownership or use of the rights, assets and properties of Parent (including the Transferred Assets), or conduct of the business of Parent (including the Business), requires such qualification, except, in each case, as would not have a Material Adverse Effect.

Section 2.2 Authority and Validity.

(a) Each of StemoniX and Parent has the full power and authority necessary to (i) execute, deliver and perform its obligations under the Acquisition Documents to be executed and delivered by it, (ii) carry on the Business as it has been and is now being conducted, and (iii) own or lease the rights, properties and assets which it now owns or leases (including the Transferred Assets).

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(b) The execution, delivery and performance of the Acquisition Documents to be executed and delivered by StemoniX or Parent have been duly authorized by all necessary corporate action of StemoniX or Parent, as applicable, except as provided in Section 2.2(c). The Acquisition Documents to which StemoniX or Parent is a party have been or will be, as the case may be, duly executed and delivered by StemoniX or Parent, as applicable, and constitute or will constitute the legal, valid and binding obligations of StemoniX or Parent, as applicable, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, or other laws affecting creditors’ rights generally, or as may be modified by a court of equity.

(c) The affirmative vote of (i) the holders of a majority of the outstanding shares of StemoniX common stock entitled to vote to approve the transactions contemplated by this Agreement and (ii) the holders of a majority of the outstanding shares of Parent common stock entitled to vote to approve the transactions contemplated by this Agreement (this clause (ii), the “Stockholder Approval”) is the only vote or consent of the holders of any class or series of StemoniX’s or Parent’s capital stock or any of their respective Affiliate’s equity that is necessary in connection with the consummation of the transactions contemplated by this Agreement, and no other corporate or stockholder proceedings are still necessary to approve this Agreement or to consummate the transactions contemplated hereby. Prior to the execution of this Agreement, at a meeting duly called and held, the board of directors of Parent (the “Parent Board”) duly, validly and adopted resolutions (i) approving and declaring advisable this Agreement and the transactions contemplated hereby on the terms and subject to the conditions set forth herein, (ii) declaring and determining that it is in the best interests of the stockholders of Parent that StemoniX and Parent enter into this Agreement and consummate the transactions contemplated hereby on the terms and subject to the conditions set forth herein, (iii) directing that this Agreement be submitted to a vote at a meeting of the stockholders of Parent for approval and adoption and calling a meeting of the stockholders of Parent for such purpose, and (iv) recommending that the stockholders of Parent approve and adopt this Agreement (items (i), (ii), (iii) and (iv) being collectively referred to herein as the “Board Recommendation”), which resolutions, as of the date of this Agreement, have not been rescinded, modified or withdrawn in any way.

(d) Other than with respect to the Excluded Entities, neither StemoniX nor Parent directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, at any time, any equity or similar interest in any corporation, partnership, limited liability company, joint venture or other business association or entity. No Person other than Seller (including employees and independent contractors thereof) is engaged in the Business.

Section 2.3 Noncontravention.

(a) The execution, delivery and performance by Seller of this Agreement and the other Acquisition Documents to be executed and delivered by Seller do not and will not: (i) conflict with any provision of Seller’s organizational documents; (ii) conflict with or result in a violation of any Law, ruling, judgment, order or injunction of any court or Governmental Authority to which Seller is subject or by which it or any of its rights, assets or properties are bound; (iii) conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, require any notice under, or accelerate or permit the acceleration of any performance required by the terms of any Contract or Permit to which Seller is a party or by which it or any of its rights, assets or properties are bound (including the Assumed Contracts); or (iv) create any Lien upon any of the Transferred Assets, or result in the acceleration of the maturity of any payment date of any of the Assumed Liabilities, or increase or adversely affect the obligations of Seller under any of the Assumed Liabilities (or, following the Closing Time, the obligations of Purchaser under any of the Assumed Liabilities).

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(b) Except (i) for the filing with the SEC of the preliminary proxy statement, the Proxy Statement and any related filings under Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any Current Reports on Form 8-K under the Exchange Act related to this Agreement or the completion of the transactions contemplated hereby, (ii) the Stockholder Approval, and (iii) filings, permits, clearances, authorizations, consents, orders and approvals as may be required pursuant to the rules and regulations of the NASDAQ Stock Market, the execution and delivery of the Acquisition Documents by Seller does not, and the performance of the Acquisition Documents by Seller and the consummation of the transactions contemplated hereby and thereby will not require Seller to obtain any Consent or order of, or make any filing with, any Person.

Section 2.4 Compliance with Laws; Regulatory Matters.

(a) Seller is and for the last two years has been in compliance in all material respects with all Laws and Orders applicable to the Business or the ownership or use of any of its assets and properties (including the Transferred Assets). The Business Products and any other applicable Transferred Assets are being, and have been, developed, tested, processed, manufactured, stored, marketed and distributed, in compliance with all applicable Laws, including all Health Care Laws, Good Laboratory Practices, Good Clinical Practices, and Good Manufacturing Practices.

(b) Seller is and for the last two years has been in possession of, and in compliance in all material respects with, all Permits necessary for Seller to engage in the testing, development, processing, manufacture, storage, marketing, distribution and provision of the Business Products or otherwise related to the operation of the Business, including any FDA or EMA approvals and registrations, BLAs, INDs, MAAs, NDAs and any other international equivalent thereof (the “Regulatory Authorizations”). To the extent required, each Regulatory Authorization is valid and in full force and effect, and Seller (as applicable) is in compliance in all material respects with the terms of such Regulatory Authorizations. Seller has not received any notice of, there is no pending or threatened in writing, and, to the Knowledge of Seller, there are no grounds that would reasonably give rise to, any suspension, cancellation, modification, termination, revocation, or nonrenewal of any Regulatory Authorization, including any IND, NDA, MAA or BLA.

(c) There have been no recalls, field notifications or corrective actions, market withdrawals or replacements, letters or investigator notices relating to any Business Product or otherwise related to the operation of the Business, and, to the Knowledge of Seller, there are no facts or circumstances that would be reasonably likely to result in such action or otherwise require a change in the labeling of or the termination or suspension of the development, manufacture, distribution, marketing or testing of any Business Product or otherwise related to the operation of the Business. Seller has not received any FDA Form 483, notice of violation, warning letter, untitled letter or other correspondence or written notice from the FDA or other Governmental Authority alleging or asserting noncompliance in any material respect with any applicable Laws, including Healthcare Laws, Regulatory Authorizations, or Business Permits. To the Knowledge of Seller, no Person has filed or has threatened in writing to file against Seller any Legal Proceeding under any federal or state whistleblower statute or equivalent Law in the applicable jurisdiction, including under the federal False Claims Act, 21 U.S.C. §§ 3729-3733. Neither Seller nor, to the Knowledge of Seller, any officer, employee, agent or clinical investigator thereof has committed any act, made any statement or failed to make any statement that establishes a reasonable basis for the FDA to invoke its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy. Seller is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement Orders or similar agreements with or imposed by the FDA or any other Governmental Authority with respect to the Business. Neither Seller nor, to the Knowledge of Seller, any officer, employee, agent or clinical investigator thereof has been suspended, debarred, excluded or convicted of any crime or engaged in any conduct that would reasonably be expected to result in debarment under 21 U.S.C. Section 335a, exclusion under 42 U.S.C. Section 1320a-7 or any similar Legal Proceeding or Order.

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(d) All material reports, documents, forms, claims, applications for Regulatory Authorizations, records submissions, supplements, amendments, and notices, including all design history files, technical files and adverse event reports concerning Business Products or otherwise related to the operation of the Business, required to be filed with, maintained for or furnished to any Governmental Authority by Seller or any Person that manufactures, develops, packages, processes, labels, markets, tests or distributes Business Products or otherwise provides Business products or services pursuant to a development, distribution, commercialization, manufacturing, supply, testing, research, licensing or other arrangement with Seller (each, a “Business Partner”) have in all material respects been so filed, maintained or furnished by Seller and the Business Partners, as applicable, are complete and accurate in all material respects and in material compliance with applicable Laws, and no deficiencies have been asserted by any Governmental Authority with respect thereto. Neither Seller nor, to the Knowledge of Seller, any officer, director, employee or agent thereof has made any material false statement or material omission in any report, document, form, claim, application for Regulatory Authorization, application, records submission, supplement, amendment, or notice relating to the Business Products or otherwise related to the operation of the Business to any Governmental Authority.

(e) Seller has not received notice from any Governmental Authority, and no Governmental Authority has issued any such notice to any other Person that any Business Product or other product or service offered by Seller in connection with the Business cannot be developed, investigated, or marketed substantially in the manner presently performed or contemplated by Seller.

(f) All preclinical and clinical investigations sponsored or conducted by Seller, including all Clinical Trials, and all other trials involving any Business Product or otherwise related to the operation of the Business, have been and are being conducted in, and all Business Products used in and all Business activities conducted in connection with such investigations are and have been in, material compliance with all applicable Laws, including Good Laboratory Practices, Good Clinical Practices, Good Manufacturing Practices, Health Care Laws, applicable research protocols, corrective action plans, all Laws relating to patient privacy requirements or restricting the use and disclosure of individually identifiable health information and all applicable contractual or other requirements relating to privacy and data security that regulate or limit the maintenance, use, disclosure or transmission of medical records, trial data, patient information or other personal information made available to or collected by Seller, including but not limited to business associate agreements. Neither Seller nor, to the Knowledge of Seller, any preclinical or clinical investigation involving any Business Product or otherwise related to the operation of the Business has, experienced any material unauthorized or unlawful breach, destruction, loss, alteration, or disclosure of, or access to, personal data, and neither Seller nor, to the Knowledge of Seller, any preclinical or Clinical Trial involving any Business Product or otherwise related to the operation of the Business has, suffered any material security breach in relation to any other data which it holds that would require notification under any similar applicable Laws.

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(g) Seller has implemented a compliance program reasonably designed to ensure compliance with applicable industry codes and standards, including but not limited to those promulgated by Healthcare Laws and Pharmaceutical Research and Manufacturers of America.

(h) Seller does not engage, and for the last two years has not engaged, in an unlawful or unauthorized practice of medicine or other professionally licensed activity including pursuant to applicable Law.

Section 2.5 Permits. All Permits required to use the Transferred Assets or to conduct the Business, in each case as such Transferred Assets have been used for the last two years and the Business has been conducted for the last two years, are set forth on Schedule 2.5 (the “Business Permits”) and, except as set forth on Schedule 2.5, are valid and in full force and effect. Schedule 2.5 correctly describes each Business Permit, together with the name of the Governmental Authority and/or Trade Organization issuing such Permit and the expiration date of such Permit. Each Business Permit is valid and in full force and effect for the benefit of Seller, is not subject to any change of control limitation, is transferable to Purchaser, and no condition exists that with notice or lapse of time, or both, would constitute a default under any of the Business Permits. Seller has conducted the Business in compliance with, and is in compliance with, in all material respects all Business Permits. Seller has not received written notice of any threatened or recommended revocation, limitation, withdrawal, suspension or cancellation of any Business Permit and, to the Knowledge of Seller, no cause exists therefor.

Section 2.6 Financial Statements; Indebtedness.

(a) (i) Set forth in Parent’s Form 10-K for the calendar year ended 2022 filed with the U.S. Securities and Exchange Commission are the audited consolidated balance sheets of Parent as of December 31, 2022, and related audited consolidated statements of income, changes in equity and cash flows of Parent for the year then ended and (ii) attached hereto as Schedule 2.6(a) is the interim, unaudited consolidated balance sheet of Parent as of March 31, 2023, and related unaudited consolidated statements of income, changes in equity and cash flows for Parent for the three-month period then ended (items (i) and (ii) collectively with all related notes thereto, the “Financial Statements”).

(b) The Financial Statements are true, correct and complete, in all material respects, and have been prepared in accordance with GAAP consistently applied. The Financial Statements present fairly the financial position of Seller as of the dates indicated in all material respects and present fairly the results of the operations, changes in equity and cash flows of Seller for the periods then ended in all material respects. The Financial Statements have been prepared in accordance with the books and records of the Business, which have been properly maintained and are true, complete and correct in all material respects. Parent has not received any written advice or notification that it has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Financial Statements or the books and records, any properties, assets, Liabilities, revenues or expenses.

(c) Except as set forth on Schedule 2.6(c), there is no Indebtedness owed or guaranteed by Seller with respect to the Business; as of the Closing, there will be no Indebtedness owed or guaranteed by Seller with respect to the Business.

Section 2.7 Absence of Changes. Except as contemplated by this Agreement, since December 31, 2022, Seller has conducted the Business only in the Ordinary Course of Business, and neither Seller with respect to the Business nor the Business has:

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(a) suffered any Material Adverse Effect;

(b) paid, discharged or satisfied any Lien or Liability other than in the Ordinary Course of Business;

(c) waived any debts or Contractual claims or rights;

(d) sold, assigned, disposed of or otherwise transferred, or subjected to any Lien, any of its material rights, properties or assets (including any tangible asset or any patent, trademark, trade name, copyright or other intangible asset), other than sales of inventory in the Ordinary Course of Business;

(e) purchased, acquired or leased any material assets or properties, whether real or personal, tangible or intangible;

(f) entered into any commitments or transactions not in the Ordinary Course of Business, involving aggregate value in excess of Ten Thousand Dollars ($10,000) or made aggregate capital expenditures or commitments in excess of Ten Thousand Dollars ($10,000);

(g) made any change in any method of accounting or accounting practice;

(h) increased any salaries, wages, compensation or employee benefits (other than annual increases to employee salaries and/or wages in the Ordinary Course of Business), made any arrangement for payment of any bonus or special compensation for any employee, or otherwise entered into or amended any severance or employment agreement with any employee;

(i) hired, committed to hire or terminated any employee or independent contractor;

(j) terminated or amended any material Contract, agreement, license or other instrument to which Seller is or was a party, suffered any loss or termination or threatened loss or termination of any existing material business arrangement or supplier, or waived, released, compromised or assigned any Contractual rights or claims related to or benefiting the Business;

(k) commenced any litigation involving any right, property, asset or Liability of the Business, or settled any litigation involving any right, property, asset or Liability of the Business;

(l) sold or otherwise transferred, directly or indirectly, any interest in the Business; or

(m) agreed, whether in writing or otherwise, to take any action described in this Section 2.7.

Section 2.8 No Undisclosed Liabilities. Seller has no Liabilities with respect to the Business or the Transferred Assets of a type required to be reflected on a balance sheet prepared in accordance with GAAP, except for Liabilities reflected in the Financial Statements or incurred in the Ordinary Course of Business since the date of the most recent balance sheet included in the Financial Statements.

Section 2.9 Litigation and Claims. There are no, and for the last two years there have not been any, Legal Proceedings pending or, to the Knowledge of Seller, threatened against Seller with respect or related to the Business or the Transferred Assets, and (b) there are no judgments against or consent decrees binding on Seller with respect to the Business or the Transferred Assets or, to the Knowledge of Seller, any licensed professional employed by, contracted for or otherwise relating to the Business.

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Section 2.10 Transferred Assets; Real and Personal Property.

(a) No Person other than StemoniX and Parent have any right, title, or interest, directly or indirectly, in or to any assets owned, used or held for use in connection with the Business, other than third party lessors of leased Transferred Assets. Seller (i) has good, valid and marketable title to, or a valid leasehold interest in, all of the Transferred Assets, (ii) owns or leases the Transferred Assets free and clear of all Liens, other than (A) Liens for Taxes not yet due and payable or being contested in good faith and (B) mechanics’, carriers’, workmen’s repairmen’s or other like Liens arising or incurred in the Ordinary Course or Business, and (C) the non-exclusive licenses of Intellectual Property set forth on Schedule 2.10(a)(C) (clauses (A)–(C), “Permitted Liens”) and (iii) will, upon the Closing, convey good, valid and marketable title to, or a assign a valid leasehold interest in, the Transferred Assets to Purchaser free and clear of any and all Liens, other than Permitted Liens. All of the Transferred Assets, whether owned or leased, are in the possession and control of Seller and upon the Closing will be in the possession and control of Purchaser.

(b) All of the Transferred Assets, in all material respects, (i) are in good operating condition and repair, ordinary wear and tear excepted, (ii) are suitable for the purposes for which they are being used and currently planned to be used by Seller, and (iii) have been maintained in accordance with normal industry practice. The Transferred Assets constitute all of the properties and assets necessary to conduct the Business as conducted by Seller immediately prior to the Closing. The Transferred Assets will be sufficient for the conduct and operation of the Business at and following the Closing in substantially the same manner as the Business was conducted and operated immediately prior to the Closing.

(c) The items set forth on Schedule 1.1(c) constitute all of the Equipment owned, leased or otherwise used in the operation of the Business, and each item set forth on Schedule 1.1(c) is located at the Leased Real Property. Schedule 2.10(c) sets forth each item of Equipment that is leased by Seller and used or necessary for the conduct of the Business, and Seller has delivered to Purchaser a true and complete list of all Contracts pursuant to which Seller leases such Equipment, together with any amendments, modifications, or supplements thereto (collectively, the “Equipment Leases”). Seller is not in breach of or default under (and no event has occurred that, with due notice or lapse of time or both, may constitute such a breach of or default under) Equipment Lease, and, to the Knowledge of Seller, no other party is in breach of or default under any such Equipment Lease.

(d) The items set forth on Schedule 1.1(d) constitute all of the Inventory owned, leased or otherwise used in the operation of the Business, and each item set forth on Schedule 1.1(d) is located at the Leased Real Property. Each item of Inventory is (i) free of any Liens, material defect or other deficiency, other than Permitted Liens; (ii) not held by Seller on a consignment basis; (iii) merchantable and fit for the purpose for which it was procured or manufactured; and (iv) as of the dates set forth therein, properly reflected in the Financial Statements in all material respects. Except as to items of Inventory that have been written down on the face of the Financial Statements, none of the Inventory is slow-moving or obsolete, damaged or defective (and any item of Inventory that has been so written down has been reserved against to its net realizable value).

(e) Schedule 2.10(e) sets forth a list of any real property leased or subleased in the operation of the Business (the “Leased Real Property”), including the street address of each such Leased Real Property. Seller has delivered to Purchaser a correct and complete copy of each written underlying lease (or sub-lease or similar agreement), or an accurate summary of the material terms of each oral underlying lease (or sub-lease or similar agreement), in each case with respect to each parcel of Leased Real Property (each, a “Lease”). With respect to each parcel of Leased Real Property: (i) Seller is a tenant and possessor in good standing in accordance with the material terms of the applicable Lease, all rents due and owing under each such Lease have been paid, Seller is in peaceful and undisturbed possession of the space and/or estate in accordance with the terms of the applicable Lease, and Seller is not and, to the Knowledge of Seller, no other party to any such Lease is, in default or breach (with or without due notice or lapse of time or both) under the terms of any such Lease; (ii) Seller has not received any written notice that the lessor or any sublessor under any Lease intends to cancel or terminate any such Lease or to exercise or not exercise any option thereunder; (iii) there have not been, and there are not now, any material disputes, oral agreements, temporary waivers or forbearances in effect with respect to such Leased Real Property, and (iv) with respect to each written Lease, Seller has a valid and enforceable leasehold interest in such Leased Real Property.

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(f) Seller has not received any notice of any existing or threatened material condemnation or eminent domain proceedings, or their local equivalent, relating to or affecting any portion of the Leased Real Property or other matters materially and adversely affecting the current use or occupancy thereof. Other than the Lease, there is no outstanding option, obligation, right of first refusal, purchase contract or other contractual right to sell, lease or purchase any of the Leased Real Property or any portions thereof or interests therein, nor any other contractual right to sell, dispose or lease any of the Leased Real Property or any portion thereof or any interest therein. Other than the Lease, there are no leases, subleases, licenses, concessions, purchase options, rights of first refusal, rights of first offer, or other contracts (written or oral) granting to any Person or Persons, other than as may exist for the benefit of the Business, the right to use, possess or occupy any parcel or portion of the Leased Real Property.

(g) To the Knowledge of Seller, all of the Leased Real Property and buildings, fixtures and improvements thereon are in good operating condition (ordinary wear and tear excepted), without material structural defects, and all mechanical and other systems located thereon are in good operating condition (ordinary wear and tear excepted). To the Knowledge of Seller, the Leased Real Property has adequate utilities of a capacity and condition to serve such Leased Real Property to operate the Business as it is currently conducted.

(h) Schedule 2.10(h) sets forth a list of all trade fixtures, movable equipment, furniture or other personal property owned by Seller located at the Leased Real Property. To the Knowledge of Seller, none of the improvements made by Seller to the Leased Real Property constitutes a legal non-conforming use or otherwise requires any special dispensation, variance or special permit under and Law.

(i) To the Knowledge of Seller, the use and occupancy of the Leased Real Property in connection with the Business does not violate any deed restrictions, building codes, or zoning, subdivision or other land use or similar Laws. To the Knowledge of Seller, no special assessments have been levied, are pending or are contemplated against the Leased Real Property.

(j) Seller does not own any real property used in connection with the Business.

(k) The Leased Real Property constitutes all of the real property used in connection with the operation of the Business

Section 2.11 Intellectual Property.

(a) Registered Intellectual Property. Schedule 2.11(a) lists: (i) each item of Intellectual Property that is (A) registered with a Governmental Authority and (B) owned, filed in the name of, or purported to be owned by Seller or subject to a valid obligation of assignment to Seller (whether owned exclusively, jointly with another Person, or otherwise) (“Registered Intellectual Property”); (ii) any other Person that has an ownership interest in such item of Registered Intellectual Property and the nature of such ownership interest; (iii) the jurisdiction in which such item of Registered Intellectual Property has been registered or filed and the applicable title, registration and application numbers; and (iv) to the Knowledge of Seller, any Legal Proceedings before any court or tribunal (including the United States Patent and Trademark Office (the “PTO”), the U.S. Copyright Office, or equivalent authority anywhere in the world) to which Seller is a party and in which claims are raised relating to the validity, enforceability, scope, ownership or infringement of any of the Registered Intellectual Property. All necessary registration, maintenance and renewal fees in connection with the Registered Intellectual Property owned by Seller and used by Seller as of immediately prior to the Closing in connection with the Business that are or shall be due for payment by Seller on or before the Closing Date have been or shall be timely paid and all necessary documents and certificates in connection with such Registered Intellectual Property that are or shall be due for filing on or before the Closing Date have been or shall be timely filed with the PTO or other relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. Seller has made available to Purchaser correct and complete copies of all applications, correspondence and other material documents in its possession (e.g., drawings and sequence listings) related to Registered Intellectual Property owned by Seller.

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(b) Owned Intellectual Property. Seller exclusively owns all right, title, and interest to and in each item of Intellectual Property that is owned or purported to be owned by Seller (“Owned Intellectual Property”) free and clear of all Liens, other than Permitted Liens. Seller has the exclusive right to bring infringement or invalidity actions with respect to Owned Intellectual Property. Neither Seller nor any of its Affiliates has (i) transferred full or partial ownership of, or granted any exclusive license with respect to, any Owned Intellectual Property or (ii) permitted Owned Intellectual Property to enter into the public domain. To the Knowledge of Seller, no Person has infringed, misappropriated or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Owned Intellectual Property. Schedule 2.11(b) lists (and Seller has made available to Purchaser a correct and complete copy of) each letter or other written or electronic communication, or correspondence or claim that has been sent or otherwise delivered to any other Person by Seller or any Affiliate thereof, or any of their Representatives, regarding any actual, alleged or suspected infringement or misappropriation of any Owned Intellectual Property.

(c) Development of Intellectual Property. Neither Seller nor any Affiliate thereof has jointly developed any Intellectual Property with any other Person with respect to which such other Person has retained any rights in the developed subject matter. Without limiting the generality of the foregoing:

(i) Each Person who is or was an employee, consultant or contractor of Seller or any Affiliate thereof and that was involved in the development of any Intellectual Property for or on behalf of Seller or any Affiliate thereof has signed a valid, enforceable agreement (A) containing a present assignment to Seller (or such other assignment as is sufficient under applicable Law) of such Person’s rights, title and interest in and to the resulting Intellectual Property, and (B) which also contains customary confidentiality provisions protecting the rights of Seller or such Affiliate in trade secrets and other Seller or Affiliate proprietary information (such valid, enforceable agreements “Personnel Agreements”), and Seller or such Affiliate and all other parties thereto are in compliance in all material respects with the provisions of the Personnel Agreements;

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(ii) No current or former shareholder, manager, officer, director, consultant, contractor or employee of Seller or any Affiliate thereof, to the Knowledge of Seller, (A) has made any claim of ownership with respect to any Intellectual Property, or (B) has any claim, right (whether or not currently exercisable) or interest to or in Intellectual Property;

(iii) To the Knowledge of Seller, no employee of the Business is: (A) bound by or otherwise subject to any Contract with a third Person restricting such employee from performing (or in the case of former employees, having performed) such employee’s duties for the Business; or (B) in breach of any Contract with any former employer or other Person concerning Intellectual Property or confidentiality due to his/her activities as an employee or contractor of the Business; and

(iv) No funding, facilities or personnel of any Governmental Authority or any public or private university, college or other educational or research institution were used directly to develop or create, in whole or in part, any Intellectual Property for or on behalf of Seller or any Affiliate thereof.

(d) Intellectual Property Contracts.

(i) Schedule 2.11(d)(i) lists all licenses or Contracts to which Seller or any of its Affiliates is a party or by which Seller or any of its Affiliates is bound pursuant to which any Intellectual Property is licensed to Seller or any of its Affiliates.

(ii) Schedule 2.11(d)(ii) lists each license or Contract to which Seller or any Affiliate thereof is a party or by which Seller or any Affiliate thereof is bound pursuant to which Seller or any Affiliate thereof has granted to any Person any license under, agreed not to assert or enforce, or in which any Person has otherwise received or acquired any right (whether or not currently exercisable) or interest in, any Intellectual Property (other than (A) nondisclosure agreements entered in the Ordinary Course of Business or (B) access or incidental licenses to Intellectual Property granted to Seller’s or any Affiliate thereof’s, consultants, and independent contractors solely for use in connection with providing services to Seller or any Affiliate pursuant to Personnel Agreements).

(e) Protection of Trade Secrets. Seller has taken reasonable steps and precautions necessary to maintain the confidentiality of, and otherwise protect and enforce its rights in, all proprietary and confidential information that Seller and its Affiliates hold, or purport to hold, as a trade secret or maintains, or purport to maintain, as confidential, in each case, in respect of the Business.

(f) Non-Infringement. To the Knowledge of Seller, the operation of the Business as currently conducted, including the design, development, use, import, branding, advertising, promotion, marketing, sale, provision, and licensing out of any products or services, has not and does not infringe, violate or misappropriate, any intellectual property rights of any Person, or constitute unfair competition or trade practices under the Laws of any jurisdiction. Without limiting the generality of the foregoing, to the Knowledge of Seller:

(i) No infringement, misappropriation, or similar claim or Legal Proceeding involving or relating to any intellectual property rights of another Person is pending or threatened against Seller or its Affiliates or against any other Person who is or may be entitled to be indemnified, defended, held harmless or reimbursed by Seller or its Affiliates with respect to such Legal Proceeding, in each case, in respect of the Business; and

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(ii) Seller has not received any notice or other communications (in writing or otherwise) relating to any actual, alleged or suspected infringement, misappropriation or violation by Seller or any Affiliate thereof of any intellectual property rights of another Person, including any letter or other communication suggesting or offering that Seller obtain a license to any intellectual property rights of another Person in a manner that reasonably implies infringement or violation in the absence of a license thereto, in each case, in respect of the Business.

Section 2.12 Contracts.

(a) Schedule 2.12(a) contains a complete and accurate list of all Contracts to which Seller or any of its Affiliates is a party in connection with the Business (the “Business Contracts”).

(b) Each Business Contract is valid and binding on Seller in accordance with its terms and is in full force and effect. None of Seller or, to the Knowledge of Seller, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any notice of any intention to terminate, any Business Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute a default or event of default under any Business Contract or result in a termination thereof or the loss of any benefit thereunder. Accurate and complete copies of each Business Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been provided to Purchaser. There are no disputes pending or threatened in writing under any Contract included in the Transferred Assets. Originals or true and complete copies of all documents or other written materials underlying the Business Contracts have been furnished or made available to Purchaser in the form in which each of such documents is in effect, together with any amendments or supplements.

Section 2.13 Employment and Labor Matters.

(a) Schedule 2.13(a) sets forth a list of all (i) full-time and part-time employees of Parent or StemoniX involved in the Business (collectively, the “Employees”), including each such Person’s (1) name, (2) job title, (3) start date, (4) annual salary or hourly rate, (5) commission, bonus or other incentive-based compensation (including whether any such amounts are guaranteed or subject to a minimum), (6) leave status, if applicable, (7) exempt or non-exempt designation for purposes of the Fair Labor Standards Act, and (8) current vacation balances, sick time, and other paid time off balances, and (ii) independent contractors of Seller involved in the Business.

(b) StemoniX and Parent are in compliance in all material respects with all applicable Laws with respect to employment and employment practices, terms and conditions of employment, wages and hours, and occupational safety and health, including ERISA, the Immigration Reform and Control Act of 1986, the National Labor Relations Act, the Civil Rights Acts of 1866 and 1964, the Equal Pay Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the Worker Adjustment and Retraining Notification Act, the Occupational Safety and Health Act, the Davis-Bacon Act, the Walsh-Healy Act, the Service Contract Act, Executive Order 11246, the Fair Labor Standards Act and the Rehabilitation Act of 1973 and all regulations under such acts (collectively, the “Labor Laws”), except where the failure to be in compliance could not reasonably be expected to have a material impact on the Business. Neither StemoniX nor Parent is liable or currently alleged to be liable for any liabilities, judgments, decrees, orders, arrearage of wages or Taxes, fines or penalties for failure to comply with any Labor Laws.

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(c) There are no charges, governmental audits, investigations, administrative proceedings or formal or informal complaints concerning StemoniX’s or Parent’s employment practices with respect to the Business pending or, to the Knowledge of Seller, threatened before any Governmental Authority or court, and, to the Knowledge of Seller, no basis for any such matter exists.

(d) Neither StemoniX nor Parent is a party to any union or collective bargaining agreement or any other agreement regarding the rates of pay or working conditions of any Employees, and, to the Knowledge of Seller, no union attempts to organize the Employees has been made, and, to the Knowledge of Seller, there are no such attempts threatened.

(e) Neither StemoniX nor Parent has experienced any organized slowdown, work interruption, strike, or work stoppage by its Employees.

(f) Neither StemoniX nor Parent has effectuated (i) a “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act (the “WARN Act”)), or (ii) a “mass layoff” (as defined in the WARN Act), in each case, with respect to the Business, and Seller has not been affected by any transaction or engaged in layoffs or employment terminations with respect to the Business sufficient in number to trigger application of any similar Law. No employee of the Business has suffered an “employment loss” (as defined in the WARN Act) more recently than six months prior to the Closing Date.

(g) There are no pending or, to the Knowledge of Seller, threatened unfair labor practices claims; equal employment opportunity claims; human rights or civil rights complaints; wage and hour claims; unemployment compensation claims; United States Department of Labor Occupational Safety and Health Administration (“OSHA”) citations and notifications of penalty, final orders, settlement agreements or violations; workers’ compensation claims or any similar claims with respect to or otherwise involving the Business. Seller has delivered all reports, records, data or other information with respect to the Business to OSHA as required by applicable Law.

Section 2.14 Employee Benefit Matters.

(a) The employee benefit plans and agreements listed on Schedule 2.14(a) are the only employee benefit plans and agreements maintained by StemoniX or Parent or their respective ERISA Affiliates for the benefit of any Employee, including (i) all pension, retirement, profit sharing, stock bonus or other similar plans or programs; (ii) any affirmative action plans or programs; (iii) employment agreements, current and deferred compensation, severance, vacation, stock purchase, stock option, bonus and incentive compensation benefits; and (iv) medical, hospital, life, health, accident, disability, death and other fringe and welfare benefits, all of which plans, programs, practices, policies and other individual and group arrangements and agreements, including any unwritten compensation, fringe benefit, payroll or employment practices, procedures or policies of any kind or description are hereinafter referred to as “Benefit Programs.” Seller has made available to Purchaser copies of all such Benefit Programs and related information, including summary plan descriptions, employee handbooks and other benefits summaries and communications to Employees.

(b) None of the Liabilities of StemoniX or Parent pursuant to any of the Benefit Programs are being assigned to, or assumed by, Purchaser, and the Business and the Transferred Assets are not, and will not become, subject to any Lien with respect to any obligation or Liability of Seller involving the Benefit Programs.

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Section 2.15 Insurance Policies.

(a) Seller maintains in full force and effect the insurance policies set forth on Schedule 2.15(a) (collectively, the “Insurance Policies”). Schedule 2.15(a) denotes whether each Insurance Policy is claims made or occurrence based.

Section 2.16 Taxes.

(a) Seller has timely filed with the appropriate Taxing authorities all income and other material Tax Returns in all jurisdictions in which Tax Returns are required to be filed, and each affiliated, unitary or combined group of corporations of which Seller is a member has filed all income Tax Returns that it was required to file for each taxable period during which Seller was a member of such group, and such Tax Returns are correct and complete in all material respects. Seller is not the beneficiary of any extension of time within which to file any Tax Return. All Taxes of Seller (whether or not shown on any Tax Return) have been fully and timely paid. There are no Liens for any Taxes (other than Permitted Liens) on any of the Transferred Assets. No claim has ever been made by an authority in a jurisdiction in which Seller does not file a Tax Return that Seller is or may be subject to Taxes in that jurisdiction.

(b) Seller has not received any written notice of assessment or proposed assessment in connection with any Taxes, and, to the Knowledge of Seller, there are no threatened or pending disputes, claims, audits or examinations regarding any Taxes of Seller or the Transferred Assets. Seller has not waived any statute of limitations in respect of any Taxes or agreed to a Tax assessment or deficiency.

(c) Seller is in compliance in all material respects with all applicable Laws relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to Code Sections 1441 and 1442 or similar provisions under foreign Law.

(d) The unpaid Taxes of Seller (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheets (rather than in any notes thereto) for Seller and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of Seller in filing their Tax Returns.

(e) Seller is not a party to any Tax allocation or sharing agreement and has not been a member of an affiliated group filing a consolidated federal income Tax Return or has any Tax Liability of any Person under Treasury Regulation Section 1.1502 6 or any similar provision of state, local or foreign law, or as a transferee or successor, by contract or otherwise.

(f) Seller has disclosed on its federal income Tax Returns all positions taken thereon that could give rise to a substantial understatement of federal income Tax within the means of Code Section 6662.

(g) Seller has not participated in or been a party to any reportable transaction, as defined in Regulation Section 1.6011-4(b)(1), or a transaction substantially similar to a reportable transaction.

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(h) None of the Assumed Liabilities is an obligation or agreement to make a payment that is or could be an “excess parachute payment” within the meaning of Code Section 280G (or any corresponding provision of state, local, or non-U.S. Tax law).

(i) None of the Transferred Assets (i) directly or indirectly secures any debt the interest on which is tax exempt under Code Section 103(a), (i) is “tax-exempt use property” within the meaning of Code Section 168(h) or (iii) is treated as owned by any other Person under Code Section 168(f)(8).

(j) Seller is not a “foreign person” as defined in Code Section 1445(f)(3), and the transaction contemplated herein is not subject to the withholding provisions of Code Sec. 3406, subchapter A of Chapter 3 of the Code or Chapter 4 of the Code.

Section 2.17 Environmental Matters.

(a) Seller and its Affiliates are in compliance in all material respects with all applicable Environmental Laws.

(b) Neither Seller nor any of its Affiliates has generated, treated, stored, released, transported or disposed of any Hazardous Substances at any Leased Real Property included in the Transferred Assets except in compliance with all Environmental Laws.

(c) Neither Seller nor any of its Affiliates has received any Environmental Notice or Environmental Claim with respect to the Business or the Transferred Assets, the subject of which is pending or unresolved or which involves ongoing obligations or requirements.

(d) There are no ongoing or, to the Knowledge of Seller, imminent, anticipated or threatened, Legal Proceedings against Seller or any of its Affiliates, or investigations by any Governmental Authority, pursuant to any Environmental Laws, with respect to the Business or the Transferred Assets.

(e) Neither Seller nor any of its Affiliates is responsible for, nor has any of them agreed to assume responsibility for, any Remedial Action, with respect to the Business or the Transferred Assets.

(f) Neither Seller nor any of its Affiliates has been identified as, or received any written notice or information indicating that it may be, a responsible party or potentially responsible party at any Leased Real Property included in the Transferred Assets.

(g) The Leased Real Property included in the Transferred Assets is not listed on, and, to the Knowledge of Seller, has not been proposed for listing on, the National Priorities List or any similar list of any Governmental Authority of sites requiring investigation or Remedial Action.

(h) To the Knowledge of Seller, there are no underground storage tanks (active or abandoned), polychlorinated biphenyls or polychlorinated biphenyl-containing equipment, asbestos or asbestos-containing materials, lead-based paint or other lead-containing materials, or Hazardous Substances landfills, impoundments or disposal facilities, at or on any of the Leased Real Property included in the Transferred Assets.

(i) Neither Seller nor any of its Affiliates has any obligations or Liabilities under any settlement or other agreement with any Governmental Authority or other Person (other than under agreements for services entered into with customers in the Ordinary Course of Business) related to Environmental Laws, Environmental Permits, or Hazardous Substances that have not been fully complied with, satisfied and completed, with respect to any Leased Real Property included in the Transferred Assets.

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(j) Seller has delivered to Purchaser all reports and other documents related to environmental, ecological, human health or natural resource assessments, investigations, studies, audits, tests, reviews or other analyses that are in the possession or control of Seller with respect to the Business or the Leased Real Property included in the Transferred Assets.

(k) Schedule 2.17(k) sets forth a true and complete list of all Environmental Permits held by Seller or by any of its Affiliates with respect to the Business, and the expiration date of each such Environmental Permit (if applicable). Seller has delivered to Purchaser true and complete copies of all such Environmental Permits. All such Environmental Permits are in full force and effect in accordance with all applicable Environmental Laws. All applications or notices required to have been filed for the renewal or extensions of such Environmental Permits have been duly filed on a timely basis with the appropriate Governmental Authority. Neither Seller nor any of its Affiliates has been notified that such renewals or extensions will be withheld or delayed, or of any actual or potential material adverse change in the status, terms or conditions of any such Environmental Permits. No Environmental Permit other than those listed on Schedule 2.17(k) is required in order to conduct the Business as presently conducted.

Section 2.18 Customers, Vendors and Suppliers. Schedule 2.18 sets forth (a) a list of the top ten customers of the Business (the “Material Customers”) and the top ten suppliers of the Business (the “Material Suppliers”) for the 12 month period ended December 31, 2022, based on aggregate revenues received and payments made by Seller.

Section 2.19 Accounts Payable. All accounts payable related to the Business (other than any incurred since the date of the most recent balance sheet included in the Financial Statements) are truly and accurately reflected in the Financial Statements and were incurred in the Ordinary Course of Business in connection with bona fide transactions.

Section 2.20 Affiliate Transactions.

(a) (i) There are no Assumed Contracts between Seller, on the one hand, and any of its Affiliates or any Employee, or any of their respective Affiliates, on the other hand; and (ii) to the Knowledge of Seller, neither any current or former stockholder, director, officer or employee of Seller, nor any immediate family member of any of the foregoing: (A) has any ownership interest in any Transferred Asset; (B) provides services to the Business (other than employment by StemoniX or Parent); or (C) is a party to any arrangement or ongoing transaction or business relationship with, or has any claim or right against, Seller that is an Assumed Liability (collectively, the “Affiliate Agreements”).

Section 2.21 Brokers. Neither Seller nor any of its Affiliates has incurred, and none will incur, directly or indirectly, as a result of any action taken by it, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

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Section 2.22 Coronavirus Pandemic Matters.

(a) With respect to each Government Loan: (i) Seller was eligible pursuant to applicable Laws to apply for and receive the Government Loan; (ii) Seller was, at all times, in compliance in all material respects with all of the terms and conditions of the Government Loan and the requirements of Laws applicable to the Government Loan; and (iii) all of the proceeds of the Government Loan were utilized for forgiveness eligible or other allowable uses as proscribed in applicable Laws.

(b) Seller has not received any loans, grants, or funding from any government programs or any other third person as a result of or in connection with the Coronavirus Pandemic (“Government Loans”).

(c) Seller has not applied for, or received, any relief from Taxes or other Tax benefit under the CARES Act or any other Coronavirus Pandemic-related Law, including claiming an employee retention credit or deferring any amount of employer or employee pay-roll Taxes.

Section 2.23 Foreign Corrupt Practices and International Trade Sanctions. Neither Seller, nor, to the Knowledge of Seller, any of its Representatives has, in connection with the operation of the Business (a) used any corporate or other funds directly or indirectly for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or any other Person, or established or maintained any unlawful or unrecorded funds in material violation of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable Law (including any laws enacted pursuant to the OECD Convention on Combating Bribery of Foreign Public Officials), or (b) violated or operated in noncompliance, in any material respect, with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign Laws, including the regulations enacted by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), which prohibit transactions involving parties located in countries subject to comprehensive economic sanctions by OFAC or parties identified on OFAC’s Specifically Designated Nationals and Blocked Persons List.

Section 2.24 Warranties. Seller has not given or undertaken any warranties or guarantees with respect to the Business Products or any other Business activity. The aggregate cost to Seller to comply with any such warranties or guarantees is properly reflected in Sellers’ books and records in accordance with GAAP. The reserves for product warranties reflected in the Financial Statements have been determined in accordance with GAAP.

Section 2.25 Product Liability; Recalls. There has been no accident, happening or event caused or allegedly caused by any defect in manufacture, design, materials or workmanship including any failure to warn or any breach of express or implied warranties or representations with respect to the operation of the Business, including any Business Product which has resulted in any material Liability, including any serious injury or death to any Person or damage to or destruction of property or other material damages. Each tangible Transferred Asset (a) is in compliance in all material respects with applicable Laws and (b) is fit for the ordinary purposes in all material respects for which it is intended to be used and conforms in all material respects to any promises or affirmations of fact made in the warranty or on the label for such product or in connection with its sale, whether through advertising or otherwise. There is no design defect with respect to any tangible Transferred Asset. Each tangible Transferred Asset contains warnings, presented in a prominent manner, in material compliance with applicable Laws. There has been no product recall or post-sale warning conducted by Seller with respect to any tangible Transferred Asset.

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Section 2.26 Export Control Laws. Seller has conducted its export transactions with respect to the Business in all material respects in accordance with all applicable provisions of United States export and re-export controls, including the Export Administration Act and Regulations, the Foreign Assets Control Regulations, the International Traffic in Arms Regulations and other controls administered by the United States Department of Commerce and/or the United States Department of State and all other applicable import/export controls in other countries in which Seller conducts the Business. Without limiting the foregoing: (a) Seller has obtained all material applicable export and import licenses, license exceptions and other consents, notices, waivers, approvals, Orders, authorizations, registrations, declarations and filings with Governmental Authority required for the export, import and re-export of Business Products in the manner in which the Business is currently being conducted (collectively, “Export Approvals”), (b) Seller is in compliance in all material respects with the terms of all applicable Export Approvals with respect to the Business, (c) there are no pending or, to the Knowledge of Seller, threatened or anticipated claims against Seller with respect to such Export Approvals, and (d) to the Knowledge of Seller, there are no actions, conditions or circumstances pertaining to Seller’s export transactions with respect to the Business that could reasonably be expected to give rise to any future claims.

Section 2.27 Government Contracts. Seller is not a party to or otherwise bound by any Contract (written or oral) that is related to the Business with any Governmental Authority (other than with respect to utilities (electricity, water and the like) and municipality services, or other governmental services in the Ordinary Course of Business). Seller is not suspended or debarred from bidding on Contracts or subcontracts with any Government Entity; and no such suspension or debarment has been initiated or, to the Knowledge of Seller, threatened or anticipated.

Section 2.28 Retention Bonuses. There will be no transaction bonuses, retention bonuses or similar payments that are due to any Employee, directly or indirectly, at or prior to the Closing as a result of and in connection with the consummation of the transactions contemplated hereby that will not be paid by Seller at or prior to the Closing.

Section 2.29 No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement or any certificate delivered in connection herewith, as qualified by the Disclosure Schedule, neither StemoniX, Parent nor any other Person makes any express or implied representations or warranties regarding StemoniX, Parent, the Business, the Transferred Assets, the Assumed Liabilities, the Acquisition or the other transactions contemplated hereby, and StemoniX and Parent hereby disclaim any such other representation or warranty with respect to the execution and delivery of this Agreement, the other Acquisition Documents, and any other agreement, instrument, and document contemplated hereby or thereby and the consummation of the Acquisition and the other transactions contemplated hereby and thereby. Except as otherwise expressly provided by a specific representation or warranty contained in this Agreement or any certificate delivered in connection herewith, neither the StemoniX, Parent nor any other Person shall be deemed to make any representation or warranty with respect to any projections, estimates or budgets heretofore delivered to or made available to Purchaser or its counsel, accountants or advisors of future revenues, expenses or expenditures or future results of operations or any other information or documents (financial or otherwise) made available to Purchaser or its counsel, accountants or advisors with respect to the Business or the Acquisition or the other transactions contemplated hereby.

Article 3
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as follows:

Section 3.1 Organization, Authority and Capacity. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has the full power and authority necessary to execute, deliver and perform its obligations under the Acquisition Documents to be executed and delivered by it. Purchaser is qualified to do business and is in good standing in each jurisdiction in which a failure to be so qualified or in good standing would have a material adverse effect on its ability to perform its obligations under the Acquisition Documents to be executed and delivered by it.

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Section 3.2 Authorization and Validity. The execution, delivery and performance of the Acquisition Documents to be executed and delivered by Purchaser have been duly authorized by all necessary corporate action of Purchaser. The Acquisition Documents to be executed and delivered by Purchaser have been or will be, as the case may be, duly executed and delivered by Purchaser, as applicable and constitute or will constitute the legal, valid and binding obligations of Purchaser, as applicable, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, or other laws affecting creditors’ rights generally, or as may be modified by a court of equity.

Section 3.3 Absence of Conflicting Agreements or Required Consents. The execution, delivery and performance by Purchaser of the Acquisition Documents to be executed and delivered by Purchaser: (a) do not require the consent of or notice to any Governmental Authority or any other third party; (b) will not conflict with any provision of Purchaser’s organizational documents; and (c) will not conflict with or result in a violation of any Law, ruling, judgment, order or injunction of any Governmental Authority to which Purchaser is subject or by which Purchaser or any of its rights, assets or properties are bound.

Section 3.4 Brokers. Neither Purchaser nor any of its Affiliates has incurred, and none will incur, directly or indirectly, as a result of any action taken by it, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

Section 3.5 Claims and Proceedings. There is no Legal Proceeding pending or, to the knowledge of Purchaser, threatened against Purchaser that could affect the performance of its obligations under this Agreement or any other Acquisition Document.

Section 3.6 Adequacy of Funds. Purchaser has immediately available funds that are, as of the date hereof, and will be, as of the Closing Date, sufficient to pay in cash any and all amounts required to be paid by it pursuant to this Agreement, including the Purchase Price and all fees and expenses related to the transactions contemplated by this Agreement to be paid by Purchaser.

Section 3.7 Solvency. As of the Closing, and immediately after giving effect to all of the transactions contemplated hereby and assuming the accuracy of the representations and warranties in Article 2, Purchaser will be Solvent. For purposes hereof, “Solvent” shall mean (i) the amount of the “fair saleable value” of the assets of Purchaser will exceed the value of all liabilities of Purchaser, including contingent and other liabilities, (ii) Purchaser will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged and (iii) Purchaser will be able to pay its liabilities, including contingent and other liabilities, as they mature, taking into account the timing of and amounts of cash to be received by it and the timing of and amounts of cash to be payable on or in respect of its indebtedness.

Section 3.8 Independent Investigation. Purchaser acknowledges that it and its Representatives have been permitted reasonable access to the books and records, facilities, equipment, Tax returns, Contracts, insurance policies (or summaries thereof), and other properties and assets of the Business that it and its Representatives have desired or requested to see or review, and that it and its Representatives have had an adequate opportunity to meet with the officers and employees of the Business to discuss the Business, the Transferred Assets, and the Assumed Liabilities. Purchaser acknowledges that, except as explicitly set forth in the representations and warranties set forth in this Agreement or in any other Acquisition Document, none of Seller, Parent, or any other Person has made any representation or warranty, express or implied, written or oral, as to the accuracy or completeness of any information that Seller, Parent, or any other Person furnished or made available to Purchaser or its Representatives. Purchaser acknowledges that, except for the representations and warranties contained in this Agreement or any other Acquisition Document, Seller has not made any other representation or warranty, express or implied, written or oral, by or on behalf of Seller.

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Article 4
PRE-CLOSING COVENANTS

Section 4.1 Maintenance of the Business. From the Effective Date until the earlier of the Closing and the Termination Date, except as (a) consented to in writing by Purchaser, (b) required by Law, (c) required or expressly contemplated by this Agreement, or (d) contemplated by the Exclusive Distribution Agreement, Seller shall in all material respects (i) maintain the Transferred Assets in a substantially similar operating condition and repair (ordinary wear and tear excepted) to the operating condition and repair of the Transferred Assets as of the Effective Date, (ii) maintain Business books, accounts and records in accordance with past custom and practice and (iii) preserve and maintain the Business Permits.

Section 4.2 Operation of the Business. From the Effective Date until the earlier of the Closing and the Termination Date, except as (w) consented to in writing by Purchaser, (x) required by Law, (y) required or expressly contemplated by this Agreement, or (z) contemplated by the Exclusive Distribution Agreement, Seller shall operate the Business in the Ordinary Course of Business and shall use commercially reasonable efforts to maintain and preserve intact its current Business and the rights, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having relationships with the Business. Without limiting the foregoing, except as (i) consented to in writing by Purchaser, (ii) required by Law, (iii) required or expressly contemplated by this Agreement, or (iv) contemplated by the Exclusive Distribution Agreement, Seller shall not:

(a) amend its articles of incorporation or by-laws;

(b) adopt a plan of liquidation, dissolution, merger, consolidation or other reorganization;

(c) redeem any capital stock of Seller;

(d) With respect solely to StemoniX, grant, award, sell, or pledge any capital stock or issue or become a party to any subscriptions, warrants, rights, options, convertible securities or other Contracts or commitments of any character relating to its issued or unissued capital stock, or its other equity interests, if any, or grant any stock appreciation or similar rights, in each case, to any Person other than Parent;

(e) transfer, sell, assign, or exclusively license to any Person any rights to any Intellectual Property included in the Transferred Assets;

(f) abandon, fail to maintain, let lapse or take (or fail to take) any other action regarding any item of Intellectual Property included in the Transferred Assets, other than prosecution activities pertaining to registration, maintaining, perfecting and renewing Registered Intellectual Property in the Ordinary Course of Business;

(g) enter into any agreement with respect to the development of Intellectual Property included in the Transferred Assets by or for a third party;

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(h) change pricing charged by Seller to Business customers or licensees other than in accordance with the Exclusive Distribution Agreement;

(i) enter into, amend, renew or terminate, or agree to a release, waiver, modification or termination of, an Affiliate Agreement (other than terminations as a result of the expiration of such Affiliate Agreement), or enter into a new Affiliate Agreement, other than the payment of Indebtedness owed to an Affiliate or the incurrence of Indebtedness to an Affiliate (which would be satisfied in full at or prior to Closing), in each case, related to the Business or included in the Assumed Contracts;

(j) execute any guaranty, issue any debt or letter of credit, borrow any money or otherwise incur or create any Indebtedness;

(k) purchase, sell, lease or dispose of any property or assets (including any Equipment) included in the Transferred Assets, other than in accordance with the Exclusive Distribution Agreement or the use of Inventory in the Ordinary Course of Business;

(l) terminate, amend or renew any Assumed Contract;

(m) enter into any Contract relating to the Transferred Assets;

(n) commence, compromise, or settle any Legal Proceeding with respect to the Business;

(o) change or rescind any election relating to Taxes, make any election relating to Taxes inconsistent with past practices, settle or compromise any Tax claim, change any of its methods of accounting or methods of reporting income or deductions for Tax or accounting practice or policy from those employed in the preparation of its most recent Tax Return, file any amended Tax Return, ruling request, closing agreement or similar agreement with respect to Taxes, abandon any ongoing proceedings relating to Taxes, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, incur any liability for Taxes outside the Ordinary Course of Business or fail to pay any Taxes that became due and payable (including any estimated Tax payments); or

(p) authorize or enter into any Contract to do any of the foregoing.

Section 4.3 Access. From the Effective Date until the earlier of the Closing and the Termination Date, Seller shall afford, and cause their key management personnel to afford, to Purchaser and its Representatives, reasonable access, during normal business hours, and upon reasonable advance notice, to Seller’ personnel, and to business, financial, legal, tax, compensation and other data and information concerning the Business’s affairs and operations.

Section 4.4 No Shop.

(a) Takeover Proposal. Seller shall not, and shall direct and cause its directors, officers, employees, investment bankers, attorneys, accountants, consultants, or other agents or advisors (with respect to any Person, the foregoing Persons are referred to herein as such Person’s “Representatives”) not to, directly or indirectly, solicit, initiate, or take any action to facilitate or encourage the submission of any Takeover Proposal or the making of any proposal that could reasonably be expected to lead to any Takeover Proposal, or, subject to Section 4.4(b): (i) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to Seller or any of its Affiliates to, afford access to the Business, properties, assets, books, or records of Seller or any of its Affiliates to, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party (or its potential sources of financing) that is seeking to make, or has made, any Takeover Proposal; (ii) (A) except where the Parent Board makes a good faith determination, after consultation with its financial advisors and outside legal counsel, that the failure to do so would cause the Parent Board to be in breach of its fiduciary duties, amend or grant any waiver or release under, or terminate, any standstill or similar agreement or obligation with respect to any class of equity securities of Seller or any of its Affiliates, or (B) approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the Delaware General Corporation Law; or (iii) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other Contract, in each case relating to any Takeover Proposal (each, a “Seller Acquisition Agreement”). Seller shall, and shall cause its Affiliates and Seller’s and its Affiliate’s Representatives to cease immediately and cause to be terminated any and all existing activities, discussions, or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Takeover Proposal and shall use its commercially reasonable efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of Seller or any of its Affiliates that was furnished by or on behalf of Seller and its Affiliates to return or destroy (and confirm destruction of) all such information.

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(b) Superior Proposal. Notwithstanding Section 4.4(a), prior to the receipt of the Stockholder Approval, the Parent Board, directly or indirectly through any Representative, may, subject to Section 4.4(c): (i) participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited Takeover Proposal that the Parent Board believes in good faith, after consultation with its financial advisors and outside legal counsel, constitutes a Superior Proposal; (ii) thereafter furnish to such third party non-public information relating to Seller or any of its Affiliates, or afford access to the Business, properties, assets, books, or records of Seller or any of its Affiliates, in each case pursuant to an executed confidentiality agreement; (iii) following receipt of and on account of a Superior Proposal, make a Seller Adverse Recommendation Change, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Seller or any of its Affiliates, approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the Delaware General Corporation Law, or enter into any Seller Acquisition Agreement; and/or (iv) take any action that any court of competent jurisdiction orders Seller or any of its Affiliates to take (which order remains unstayed), but in each case referred to in the foregoing clauses (i) through (iv), only if the Parent Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would cause the Parent Board to be in breach of its fiduciary duties under applicable Law. Nothing contained herein shall prevent the Parent Board from disclosing to Parent’s stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to a Takeover Proposal, if the Parent Board determines, after consultation with its financial advisors and outside legal counsel, that failure to disclose such position would cause the Parent Board to be in breach of its fiduciary duties under applicable Law.

(c) Notification to Purchaser. The Parent Board shall not take any of the actions referred to in clauses (i) through (iv) of Section 4.4(b) unless Seller shall have delivered to Purchaser a prior written notice advising Purchaser that it intends to take such action. Seller shall notify Purchaser promptly (but in no event later than 24 hours) after it obtains Knowledge of the receipt by Seller (or any of its Representatives) of any Takeover Proposal, any inquiry that could reasonably be expected to lead to a Takeover Proposal, any request for non-public information relating to Seller or any of its Affiliates or for access to the business, properties, assets, books, or records of Seller or any of its Affiliates by any third party in connection with a Takeover Proposal. In such notice, Seller shall identify the third party making, and details of the material terms and conditions of, any such Takeover Proposal, indication or request. Seller shall keep Purchaser fully informed, within 48 hours of any material change, of the status and material terms of any such Takeover Proposal, indication or request, including any material amendments or proposed amendments as to price, proposed financing, and other material terms thereof. Seller shall provide Purchaser with at least 48 hours prior notice of any meeting of the Parent Board (or such lesser notice as is provided to the members of the Parent Board) at which the Parent Board is reasonably expected to consider any Takeover Proposal.

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(d) Seller Adverse Recommendation Change or Seller Acquisition Agreement. Except as expressly permitted by this Section 4.4, the Parent Board shall not effect a Seller Adverse Recommendation Change or enter into (or permit any Seller Affiliate to enter into) a Seller Acquisition Agreement. Notwithstanding the foregoing, at any time prior to the receipt of the Stockholder Approval, the Parent Board may effect a Seller Adverse Recommendation Change or enter into (or permit any Affiliate to enter into) a Seller Acquisition Agreement that did not result from a breach of this Section 4.4, if: (i) Seller promptly notifies Purchaser, in writing, at least five Business Days (the “Superior Proposal Notice Period”) before making a Seller Adverse Recommendation Change or entering into (or causing any Seller Affiliate to enter into) a Seller Acquisition Agreement, of its intention to take such action with respect to a Superior Proposal, which notice shall state that Seller has received a Takeover Proposal, that the Parent Board intends to declare a Superior Proposal, and that the Parent Board intends to effect a Seller Adverse Recommendation Change and/or Seller intends to enter into a Seller Acquisition Agreement; (ii) Seller specifies the identity of the party making the Superior Proposal and the material terms and conditions thereof in such notice; (iii) Seller and its Representatives, during the Superior Proposal Notice Period, negotiate with Purchaser in good faith to make such adjustments in the terms and conditions of this Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal, if Purchaser, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Superior Proposal Notice Period, there is any material revision to the terms of a Superior Proposal, including, any revision in price or financing, the Superior Proposal Notice Period shall be extended, if applicable, to ensure that at least three Business Days remains in the Superior Proposal Notice Period subsequent to the time Seller notifies Purchaser of any such material revision (it being understood that there may be multiple extensions)); and (iv) the Parent Board determines in good faith, after consulting with its financial advisors and outside legal counsel, that such Takeover Proposal continues to constitute a Superior Proposal (after taking into account any adjustments made by Purchaser during the Superior Proposal Notice Period in the terms and conditions of this Agreement) and that the failure to take such action would cause the Parent Board to be in breach of its fiduciary duties under applicable Law.

Section 4.5 Special Meeting and Parent Proxy Materials. Parent shall call, give notice of, convene and hold a special meeting of its stockholders (the “Special Meeting”) as soon as reasonably practicable after the execution of this Agreement for the purpose of submitting the Acquisition and this Agreement to such stockholders for the Stockholder Approval. In connection with the Special Meeting, Parent shall:

(a) within fifteen Business Days of the Effective Date, file a preliminary proxy statement and other proxy materials (the “Parent Proxy Materials”) with the U.S. Securities and Exchange Commission (the “SEC”);

(b) respond promptly to any comments by the SEC to the Parent Proxy Materials;

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(c) file definitive Parent Proxy Materials within five Business Days of resolving all comments with the SEC or the expiration of the ten-day period following the filing of the preliminary proxy statement with the SEC; and

(d) hold the meeting to obtain the requisite Stockholder Approval as soon as practicable.

Seller shall provide Purchaser with (y) a copy of all communications between Seller and the SEC related to the Parent Proxy Materials and (z) the opportunity to comment upon all such communications, prior to Seller’s transmission. Except as provided in Section 4.4, the Parent Board shall (i) communicate to the stockholders of Seller the Board Recommendation and (ii) include the Board Recommendation in the Parent Proxy Materials.

To the extent that Purchaser is the subject of any comments from the SEC related to the Parent Proxy Materials, Purchaser shall furnish to Parent all information concerning Purchaser, Purchaser’s Affiliates and equityholders, if any, that is required to respond to such comments.

Section 4.6 Required Actions.

(a) From the Effective Date until the Closing, each of Parent and StemoniX shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable Laws to consummate and make effective as promptly as reasonably possible the Acquisition, including (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Acquisition; (ii) taking all actions reasonably necessary to obtain the Stockholder Approval; and (iii) fulfilling all closing conditions to this Agreement.

(b) From the Effective Date until the Closing, Purchaser shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable Laws to consummate and make effective as promptly as reasonably possible the Acquisition, including (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Acquisition; and (ii) fulfilling all closing conditions to this Agreement. Purchaser shall cooperate in good faith and use its commercially reasonable efforts (including by providing reasonably requested financial and other information) to satisfy the applicable landlord’s requirements to obtain such landlord’s consent to the assignment to Purchaser of each Lease included in the Transferred Assets or Assumed Liabilities.

Section 4.7 Notification of Events.

(a) From the date hereof until the Closing, Seller shall promptly notify Purchaser in writing of:

(i) any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (B) has resulted in or would cause a material change in anticipated revenues or expenses of the Business, or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 7.1 or 7.2 to be satisfied;

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(ii) any notice or other communication from any Person (including any Governmental Authority) alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(iii) any notice or other communication from any Governmental Body in connection with the transactions contemplated by this Agreement;

(iv) any Legal Proceedings commenced or, to the Knowledge of Seller, threatened against, relating to or involving or otherwise affecting Seller, the Business or the Transferred Assets that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or that relates to the consummation of the transactions contemplated by this Agreement;

(v) any issuance, adjustment, split, combination, subdivision, reclassification of any capital stock of Parent; and

(vi) any grant, award, sale, or pledge of any capital stock of Parent or Parent’s issuance of, or becoming a party to, any subscriptions, warrants, rights, options, convertible securities or other Contracts or commitments of any character relating to its issued or unissued capital stock, or its other equity interests, if any, or any grant of any stock appreciation or similar rights of Parent.

(b) Purchaser’s receipt of information pursuant to Section 4.7(a) shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement or any certificate delivered in connection herewith and shall not be deemed to amend or supplement any written disclosure schedule delivered in connection herewith.

(c) From the date hereof until the Closing, Purchaser shall promptly notify Seller in writing of:

(i) any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on Purchaser’s ability to consummate the transactions contemplated hereby, or (B) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 7.1 or 7.3 to be satisfied;

(ii) any notice or other communication from any Person (including any Governmental Authority) alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(iii) any notice or other communication from any Governmental Body in connection with the transactions contemplated by this Agreement; and

(iv) any Legal Proceedings commenced or, to the knowledge of Purchaser, threatened against, relating to or involving or otherwise affecting Purchaser that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or that relates to the consummation of the transactions contemplated by this Agreement.

(d) Seller’s receipt of information pursuant to Section 4.7(c) shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Purchaser in this Agreement or any certificate delivered in connection herewith and shall not be deemed to amend or supplement any written disclosure schedule delivered in connection herewith.

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Section 4.8 Option to Exclude SBIR Grant and EGC Contract. Notwithstanding anything to the contrary set forth in this Agreement, the Schedules, the other Acquisition Documents and any other documents contemplated hereby and thereby, prior to the Closing, Purchaser shall have the option, in its sole discretion, to provide Seller with written notice (in accordance with Section 10.1 below) that it will not acquire the SBIR Grant and the EGC Contract. Upon Purchaser’s delivery of any such written notice, the SBIR Grant and the EGC Contract will automatically (and without any further action by any of the Parties or any other Person) be deemed “Retained Assets” for all purposes under this Agreement, the other Acquisition Documents and any other documents contemplated hereby and thereby.

Article 5
ADDITIONAL COVENANTS

Section 5.1 Certain Tax Matters.

(a) Each of Purchaser and Seller shall provide the other, at the expense of the requesting party, with such assistance as may reasonably be requested in connection with the preparation of any Tax Return, any audit or other examination by any Governmental Authority, or any judicial or administrative proceedings relating to Liability for Taxes, and each will retain for the applicable statute of limitations, and to provide the requesting party, any records or information that may be relevant to any of the foregoing.

(b) Seller shall prepare, or cause to be prepared, consistent with the past practice of Seller, all Tax Returns for the Business relating to any taxable period of the Business ending on or prior to the Closing Date. Seller shall provide Purchaser with a draft of each such Tax Return required to be filed after the Closing Date (including relevant work papers) at least 30 days prior to the due date for the filing of such Tax Return, and shall permit Purchaser and its Representatives to review, comment on and approve in writing each such Tax Return prior to finalizing and filing such Tax Return. Seller shall timely file, or cause to be timely filed, with the applicable Governmental Authority, each such Tax Return.

(c) For any taxable period of the Business beginning on or prior to the Closing Date and ending after the Closing Date (“Straddle Periods”), Seller’s ad valorem and similar Taxes and assessments relating to the Transferred Assets (and any refunds relating to such ad valorem and similar Taxes and assessments) shall be prorated between Seller, on one hand, and Purchaser, on the other hand, as of the Closing Date based upon actual amounts paid or payable as evidenced by appropriate invoices from the applicable Governmental Authority or, if actual amounts of Tax are not known, then estimates of the amount of such Taxes and assessments that are due and payable with respect to the Transferred Assets during the year during which the Closing Date occurs. With respect to pro rata determinations, ad valorem and similar Taxes and assessments payable (and any refunds relating to such Taxes and assessments payable) shall be allocable, based upon the Closing Date, over the taxable year with respect to which the Tax is paid. If Seller and Purchaser estimate any such actual amount of such Tax assessments, then as soon as practicable after the actual amount of such Taxes and assessments is known, Seller and Purchaser shall determine if there is any amount owed either by Seller to Purchaser or vice versa based on Seller being liable for those Taxes and assessments attributable to the time period up to and including the Closing Date, and Purchaser being liable for those Taxes and assessments attributable to the post-Closing Date period. Any such liability by Seller to Purchaser or vice versa shall be paid promptly following the delivery of a calculation of such liability by either party to the other party.

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(d) Any income of Seller from deferred revenue and/or prepaid amounts received on or prior to the Closing Date shall be reflected on the income Tax Return of Seller for the taxable year that includes the Closing Date, and the principles and holding in James M. Pierce Corp. v. Commissioner, 326 F.2d 67 (8th Cir. 1964) shall not apply to the transactions contemplated by this Agreement (including that there will be no “Pierce income” recognized by Purchaser as a result of any deemed payment by Seller to Purchaser in respect of deferred revenue and/or prepaid amounts of Seller).

Section 5.2 Transfer Taxes. Although the Parties do not believe any shall be incurred, in the event that any are incurred, all transfer, sales, use, excise, realty transfer, controlling interest, documentary stamp and other such Taxes and fees (including any penalties and interest) (“Transfer Taxes”) incurred in connection with the consummation of the transactions contemplated by this Agreement (regardless of the Person on whom such Taxes are imposed by applicable Law) shall be paid fifty percent (50%) by Seller and fifty percent (50%) by Purchaser. For the avoidance of doubt, “Transfer Taxes” shall not include income and capital gains Taxes.

Section 5.3 Confidentiality.

(a) From and after the Closing, Seller shall not, and shall cause its Affiliates and their respective Representatives not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person other than Purchaser or its Representatives, or use or otherwise exploit for its own benefit or for the benefit of anyone other than Purchaser, any Confidential Information; provided that the obligations under this Section 5.3(a) shall not apply to any Confidential Information that (i) is or becomes generally available to and known by the public through no fault of or improper disclosure by Seller or (ii) is required in connection with Seller obtaining the Stockholder Approval.

(b) If Seller (or any of its Affiliates or their respective Representatives) becomes legally compelled to make any disclosure that is prohibited or otherwise restricted by this Agreement, then such party will give Purchaser prompt written notice of such requirement so that Purchaser may seek to obtain an injunction or other appropriate remedy to prevent such disclosure. Subject to the previous sentence, Seller (or its applicable Affiliate or their respective Representative) may make only such disclosure that, upon the advice of its counsel, it is legally compelled or otherwise required by Law.

Section 5.4 Public Disclosure. Notwithstanding anything to the contrary contained herein, except as may be required to comply with the requirements of any applicable Law and the rules and regulations of any stock exchange upon which the securities of Parent or one of the Parties is listed, from and after the date hereof, no press release or similar public announcement or communication shall be made or caused to be made relating to Seller or the Acquisition, unless Seller has (a) provided Purchaser with prior notice of such announcement and the opportunity to comment thereon and (b) implemented any such reasonable comments from Purchaser. Purchaser and Seller will consult with each other concerning the means by which Seller’s employees, customers, suppliers and others having dealings with Seller will be informed of the Acquisition, and Purchaser will have the right to approve and be present for any such communication, such approval or requirement of presence not to be unreasonably delayed, conditioned or withheld.

Section 5.5 Refunds and Remittances. Following the Closing, (a) if Seller receives any cash, check, property or other amount that is a Transferred Asset (or that constitutes the proceeds thereof) or that otherwise properly belongs to Purchaser in accordance with the terms of this Agreement, Seller shall promptly (but in no event later than ten (10) Business Days after receipt thereof) deliver such amount to Purchaser, and (b) if Purchaser receives any cash, check, property, refund or other amount that is a Retained Asset or that otherwise properly belongs to Seller in accordance with the terms of this Agreement, Purchaser shall promptly (but in no event later than ten (10) Business Days after receipt thereof) deliver such amount to Seller.

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Section 5.6 Use of Name; Name Change of Seller. Schedule 5.6 sets forth a list of each name currently or historically used by Seller in connection with the operation of the Business (each, a “Business Name” and, collectively, the “Business Names”). Following the Closing, Seller shall not, and shall cause its respective Affiliates not to, use or do business, or assist any third party in using or doing business, under any Business Name, or any related domain name, social media account, slogan, logo trademark, source indicator or any variation thereof, except as necessary to effect the change of the Business Name’s name or to evidence that such change has occurred, or in connection with the filing of Tax Returns. Within five days following the Closing Date, StemoniX shall make the necessary filings with the Secretary of State of the State of Minnesota to change its name to a name that could not reasonably be confused with any of the Business Names. Seller shall not contest any filings made by Purchaser under the Business Names or any other name similar to such names.

Section 5.7 Employee Matters.(a)

(a) Parent shall take any and all action necessary to cause (i) coverage of all Employees, their dependents and beneficiaries under any Benefit Program to terminate in all respects effective as of the Closing Date; and (ii) the Employees to cease actively participating in any such Benefit Program effective as of the Closing Date.

(b) During the one (1) year period commencing on the Closing Date, Purchaser shall, or shall cause its Affiliates to provide to each Employee who continues employment with the Business, Purchaser, or any of its Affiliates after the Closing Date (such employees, the “Continuing Employees”) (i) base salary or base wages that are no less favorable than the base salary or base wages provided to such Continuing Employee immediately prior to the Closing. Nothing in this Agreement shall be construed as altering or limiting the rights of Purchaser or any of its Affiliates to (x) terminate the employment of any Continuing Employee, (y) amend, modify, or terminate any compensation or employee benefit plan, program, agreement, or arrangement, subject to the terms of such plan, program, agreement, or arrangement or as necessary to comply with applicable Laws, or (z) except as expressly set forth herein, change the terms or conditions of employment of any Continuing Employee.

(c) Nothing in this Section 5.7, express or implied, shall be construed to (i) confer on any Person, other than the parties hereto, and their respective successors and permitted assigns, any benefit or right, including the right to continued employment or as altering the at-will nature of any Continuing Employee’s employment, any health or welfare benefit, or to otherwise enforce the provisions of this Section 5.7, (ii) cause any Person to be a third party beneficiary of this Agreement, or (iii) establish, amend, modify, waive, or terminate any Benefit Program or any comparable compensation or benefit plan, agreement, or arrangement of Purchaser or its Affiliates prior to, upon, or following the Closing.

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Section 5.8 Consents.

(a) Notwithstanding anything to the contrary in this Agreement, no Transferred Asset shall be deemed sold, transferred or assigned to Purchaser pursuant to this Agreement if the attempted sale, transfer or assignment thereof to Purchaser without the consent or approval of any other Person would be ineffective or would constitute a breach of contract or a violation of any Law, ruling, judgment, order or injunction of any Governmental Authority or would in any other way adversely affect the rights of Seller (or Purchaser as transferee or assignee), and such consent or approval is not obtained at or prior to the Closing. In such case (i) the beneficial interest in or to such Transferred Asset (collectively, the “Beneficial Rights”) shall in any event pass at the Closing to Purchaser under this Agreement; and (ii) pending such consent or approval, Purchaser shall discharge the obligations of Seller under such Beneficial Rights (to the extent such obligations are Assumed Liabilities) as agent for Seller, and Seller shall act as Purchaser’s agent in the receipt of any benefits, rights or interest received from the Beneficial Rights. Seller shall use commercially reasonable efforts to obtain and secure all consents and approvals that may be necessary to effect the legal and valid sale, transfer and assignment of the Transferred Assets underlying the Beneficial Rights to Purchaser, including their formal assignment or novation, if advisable. Seller shall make or complete such transfers as soon as reasonably possible and cooperate with Purchaser in any other reasonable arrangement designed to provide for Purchaser the benefits of such Transferred Asset, including enforcement at the cost and for the account of Purchaser of any and all rights of Seller against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise, and to provide for the discharge of any Liability under such Transferred Asset, to the extent such Liability constitutes an Assumed Liability. If and to the extent an arrangement acceptable to Purchaser with respect to Beneficial Rights cannot be made, then Purchaser shall have no obligation under Section 1.3 or otherwise with respect to any such Transferred Asset, and such Transferred Asset shall no longer be deemed to be a Transferred Asset under Section 1.1(a) and no related Liability shall any longer be deemed an Assumed Liability. Seller’s obligations under this Section 5.8(a) shall terminate on the one year anniversary of the Closing Date.

(b) Nothing in this Section 5.8 shall be deemed a waiver by Purchaser of its right to have received on or before the Closing an effective assignment of all of the Transferred Assets, nor will this Section 5.8 be deemed to constitute an agreement to exclude from the Transferred Assets any of the assets described under Section 1.1(a).

Section 5.9 Discharge of Retained Liabilities. From and after the Closing, pursuant to Section 1.4, Seller shall pay, perform and/or otherwise discharge (as and when due) all of the Retained Liabilities.

Section 5.10 Restrictive Covenants.

(a) For a period commencing on the date hereof and ending on the third anniversary of the Closing Date (the “Restricted Period”), neither Seller nor Founder shall, nor shall either of them permit its Affiliates to, within the United States, France, Japan, Singapore, Switzerland, Germany, or the United Kingdom, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of any business that is substantially similar to the Business or that otherwise competes with the Business.

(b) During the Restricted Period, neither Seller nor Founder shall, nor shall either of them permit its Affiliates to: (i) solicit, induce, encourage or otherwise attempt to persuade any employees or independent contractors of Purchaser involved in the Business to leave such employment or hire, employ or otherwise engage any such individual; or (ii) induce or encourage any actual or prospective client, customer, supplier, licensor, independent contractor or lessor of the Business (including any existing or former customer of Seller or the Business and any Person that becomes a client, customer, supplier, licensor or lessor of the Business after the Closing), to terminate or adversely modify any such actual or prospective relationship, or otherwise direct or engage in any act which may interfere with or adversely affect, alter or change the relationship (contractual or otherwise) with Purchaser or its respective Affiliates regarding the Business.

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(c) During the Restricted Period, neither Seller nor Founder shall, nor shall either of them permit its Affiliates to, provide any competing service to the Business to any customer of the Business that existed prior to the Effective Date of this Agreement.

(d) From and after the date hereof, neither Seller nor Founder shall, nor shall either of them permit its Affiliates to, directly or indirectly, disparage or demean the Business, Purchaser or its Affiliates, or their respective members, managers, directors, officers, stockholders, partners, employees and agents. From and after the date hereof, Purchaser shall not, and Purchaser shall cause its Affiliates not to, directly or indirectly, disparage or demean Seller, Founder or their respective Affiliates, or their respective members, managers, directors, officers, stockholders, partners, employees and agents. The foregoing shall not be violated by truthful statements in direct response to Legal Proceedings (including, without limitation, depositions in connection with such Legal Proceedings).

(e) The covenants and undertakings contained in this Section 5.10 relate to matters that are of a special, unique and extraordinary character and the Parties hereto agree that a violation of any of the terms of this Section 5.10 will cause irreparable injury to Purchaser, Seller, or Founder as applicable, the amount of which will be impossible to estimate or determine and which may not be adequately compensated. Accordingly, the remedy at Law for any breach of this Section 5.10 may be inadequate. Therefore, Purchaser, Seller, or Founder, as applicable, shall be entitled to seek an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of this Section 5.10 without the necessity of proving actual damages or posting any bond. The rights and remedies provided by this Section 5.10 are cumulative and in addition to any other rights and remedies Purchaser, Seller, or Founder, as applicable, may have hereunder or at Law or in equity.

(f) In the event that Founder, Seller or any of their respective Affiliates violates any of the covenants contained in this Section 5.10, then the Restricted Period with respect to such covenant will automatically be extended by a period of time equal in length to the period during which such violation occurred. The Parties hereto agree that if any court of competent jurisdiction in a final non-appealable judgment determines that a specified time period, geographical area, business limitation or any other relevant feature of this Section 5.10 is unreasonable, arbitrary or against public policy, then a lesser time period, geographical area, business limitation or other relevant feature determined by such court to be reasonable, not arbitrary and not against public policy may be enforced against the applicable Party. Without limitation to Section 10.9, the Parties agree that the covenants and other provisions contained in this Section 5.10 are severable and distinct covenants and provisions, and the invalidity or unenforceability of any such covenant or provision as written will not invalidate or render unenforceable the remaining covenants or provisions of this Section 5.10, and any such invalidity or unenforceability in any provision will not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

Section 5.11 Employee Reimbursement Amount. If, following the Closing, Purchaser becomes aware that either (i) Seller did not pay the full amount of the Employee Reimbursement Amount due and payable by Seller prior to Closing (the amount of any such underpayment, the “Employee Reimbursement Underpayment”) or (ii) the Employee Reimbursement Payment exceeds the Employee Reimbursement Amount (the amount of any such overpayment, the “Employee Reimbursement Overpayment”), Purchaser shall be entitled to receive from Seller, within ten (10) Business Days, an amount equal to the Employee Reimbursement Underpayment or the Employee Reimbursement Overpayment, as applicable. If, following the Closing, Purchaser or Seller becomes aware that the Employee Reimbursement Payment is less than the Employee Reimbursement Amount (the amount of any such underpayment, the “Seller Reimbursement”), Seller shall be entitled to receive from Purchaser, within ten (10) Business Days, an amount equal to the Seller Reimbursement.

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Section 5.12 Covenant Not to Challenge. Seller hereby covenants and agrees that it will not challenge, contest or otherwise dispute the ownership or validity of any Intellectual Property rights transferred to Purchaser pursuant to this Agreement in any manner whatsoever, whether in a United States District Court, a national patent office such as USPTO (e.g., in an administrative proceeding including but not limited to post grant review, inter partes review, reexamination, or third party submission), or in any other applicable venue.

Section 5.13 Distributions. For the avoidance of doubt, notwithstanding anything to the contrary, Seller may distribute or dividend any amounts received by Seller pursuant to this Agreement, the Exclusive Distribution Agreement, or otherwise to its equityholders upon the earlier of (i) the date upon which Seller has paid or made reasonable provision to pay all of its claims and obligations and (ii) the one (1) year anniversary of the Closing Date, and thereafter Purchaser shall not, and shall cause its Affiliates to not, take any action to prevent or interfere with any such distributions or dividends.

Section 5.14 Access

. From and after the Closing Date, to the extent necessary in connection with any reasonable business purpose, including the preparation or amendment of Tax Returns, claims or obligations relating to Excluded Liabilities, the preparation of financial statements, U.S. Securities and Exchange Commission or bank regulatory reporting obligations, the dissolution, winding-up, or liquidation of Seller or its Affiliates, the determination of any matter relating to the rights or obligations of Seller or any of its Affiliates under this Agreement or the Acquisition Documents, any Legal Proceeding against, among, or with a third-party, upon reasonable prior notice, Purchaser shall, and shall cause its Affiliates and Representatives to, (A) afford Seller and its Representatives reasonable access, during normal business hours, to the properties, books and records of Purchaser and its Affiliates in respect of the Business, the Transferred Assets and the Assumed Liabilities, and (B) furnish to Seller such additional existing financial and other existing information regarding the Business, the Transferred Assets and the Assumed Liabilities as Seller or its Representatives may from time to time reasonably request; provided, however, that such investigation shall not unreasonably interfere with the business or operations of Purchaser or any of its Affiliates; and provided, further, that the auditors and accountants of Purchaser or its Affiliates shall not be obligated to make any work papers available to any Person except in accordance with such auditors’ and accountants’ normal disclosure procedures and then only after such Person has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or accountants. Purchaser shall preserve and keep all original books and records in respect of the Business in its possession or control for a period of three (3) years from the Closing Date.

Article 6
INDEMNIFICATION

Section 6.1 Survival. The representations and warranties of the Parties contained in the Acquisition Documents or in any document or instrument delivered in connection therewith shall survive the Closing, for a period of one year from the Closing Date; provided, however, that notwithstanding anything else contained in this Section 6.1, any claim with respect to an inaccuracy of any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which the applicable representation or warranty would otherwise terminate pursuant to this Section 6.1 if notice of the inaccuracy of such representation or warranty giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time in accordance with Section 6.4. All agreements and covenants contained in this Agreement shall survive indefinitely, or, if shorter, for the period provided in the applicable agreement or covenant.

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Section 6.2 Indemnification by Seller. Seller shall, jointly and severally, indemnify and hold harmless Purchaser and its Representatives, members, managers, officers, controlling persons and Affiliates, and their respective successors and assigns (the “Purchaser Indemnified Parties”), for, and will promptly pay to or reimburse the Purchaser Indemnified Parties the amount of, any Liability, claim, damage, cost, expense (including costs of investigation and defense and reasonable attorneys’ fees), charge and diminution of value, whether or not involving a third-party claim (in each case, excluding punitive damages, except to the extent actually awarded to a third party in connection with a Third-Party Claim) (collectively, “Losses”), suffered or incurred by any such person, arising (directly or indirectly) out of, resulting (directly or indirectly) from or in connection with:

(a) the Retained Liabilities or the Retained Assets;

(b) a breach of any representation or warranty of Seller contained in this Agreement, or in any other Acquisition Document;

(c) a breach of any covenant or agreement of Seller contained in this Agreement or in any other Acquisition Document;

(d) any Taxes of Seller, or any Taxes imposed on or with respect to the operation of the Business or ownership of the Transferred Assets prior to the Closing Time; and

(e) any claims by stockholders of Parent related to any material omissions or misstatement contained in the Parent Proxy Materials, except to the extent the Loss relates to information provided by Purchaser pursuant to the last paragraph of Section 4.5.

Section 6.3 Indemnification by Purchaser. Purchaser shall indemnify and hold harmless StemoniX and Parent and their respective Representatives, stockholders, directors, officers, controlling persons and Affiliates, and their respective successors and assigns (the “Seller Indemnified Parties”), from and against any and all Losses suffered or incurred by any such person, arising (directly or indirectly) out of, resulting (directly or indirectly) from or in connection with:

(a) The Assumed Liabilities or the Transferred Assets;

(b) A breach of any representation or warranty of Purchaser contained in this Agreement or any certificate delivered herewith; and

(c) A breach of any covenant or agreement of Purchaser contained in this Agreement.

Section 6.4 Indemnification Procedures.

(a) In the event that any claim for which an indemnifying party (an “Indemnifying Party”) may have Liability to any indemnified party (an “Indemnified Party”) pursuant to Section 6.1 or 6.2 is asserted against or sought to be collected from any Indemnified Party by a third party (a “Third-Party Claim”), such Indemnified Party shall promptly notify the Indemnifying Party in writing of such Third-Party Claim and the amount or the estimated amount of Losses sought thereunder (which estimate shall not be conclusive of the final amount of such Third-Party Claim) (a “Claim Notice”); provided, however, that the failure to provide such notice shall not affect the rights of an Indemnified Party hereunder except to the extent that the defense of such Third-Party Claim is materially prejudiced by such failure. The Indemnifying Party shall have 15 days after receipt of a Claim Notice to notify the Indemnified Party that it desires to defend the Indemnified Party against such Third-Party Claim.

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(b) In the event that the Indemnifying Party notifies the Indemnified Party within such 15-day period that it desires to defend the Indemnified Party against a Third-Party Claim, (i) the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings, (ii) the Indemnified Party shall have the right to participate in the defense of such Claim, and (iii) the Indemnifying Party shall have the power and authority to settle or consent to the entry of judgment in respect of the Third-Party Claim without the consent of the Indemnified Party only if the judgment or settlement (A) results only in the payment by the Indemnifying Party of the full amount of money damages and (B) includes a full release of the Indemnified Party from any and all Liability thereunder, and, in all other events, the Indemnifying Party shall not consent to the entry of judgment or enter into any settlement in respect of a Third-Party Claim without the prior written consent of the Indemnified Party, which consent may be withheld in its sole discretion. If the Indemnified Party shall participate in any such defense, it shall participate at its sole cost and expense, unless (A) the Indemnifying Party and the Indemnified Party are both named parties to the proceedings and the Indemnified Party shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate, due to actual or potential differing interests between them, or (B) the Indemnified Party assumes the defense of a Third-Party Claim after it reasonably concludes that the Indemnifying Party has failed to diligently defend a Third-Party Claim it has assumed, as provided in Section 6.4(c), in either of which events the Indemnifying Party shall bear the cost and expense of such participation. Notwithstanding anything else contained herein, if any Third-Party Claim or the litigation or resolution of any such Third-Party Claim involves (1) the administration of the tax returns and responsibilities under the tax Laws of any Indemnified Party, (2) equitable or injunctive relief or the imposition of any restriction on the future activity or conduct of any Indemnified Party or its Affiliates, (3) any finding of a violation of Law or violation of the rights of any Person by any Indemnified Party or its Affiliates or (4) the imposition of criminal liability or criminal damages, then the Indemnified Party shall have the right to control the defense or settlement of any such Third-Party Claim, using counsel reasonably acceptable to the Indemnifying Party, and its reasonable costs and expenses shall be included as part of the indemnification obligation of Indemnifying Party hereunder; provided, however, that the Indemnified Party shall not settle any such claim or demand without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. If the Indemnified Party should elect to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense or settlement of such claim or demand, at its sole cost and expense.

(c) If the Indemnifying Party (i) elects not to defend the Indemnified Party against a Third-Party Claim which it otherwise has a right to defend pursuant to Section 6.4(b), whether by not giving the Indemnified Party timely notice of its desire to so defend in accordance with Section 6.4(a) or otherwise, or (ii) after assuming the defense of a Third-Party Claim, fails to take reasonable steps necessary to defend diligently such Third-Party Claim within ten days after receiving written notice from the Indemnified Party stating that the Indemnifying Party has so failed, the Indemnified Party shall have the right, but not the obligation, to provide its own defense and to settle or compromise the Third-Party Claim as it deems appropriate, in its sole and absolute discretion in good faith, in each case at the cost and expense of the Indemnifying Party, and the Indemnified Party shall provide the Indemnifying Party with at least five (5) Business Days’ prior written notice of its intention to enter into any such settlement or compromise along with details of the terms and conditions thereof.

(d) The Indemnified Party and the Indemnifying Party shall reasonably cooperate in order to ensure the proper and adequate defense of a Third-Party Claim, including by providing access to each other’s relevant business records and other documents, and employees.

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(e) In the event any Indemnified Party desires to assert a claim for indemnification under this Article 6 with respect to any matter not involving a Third-Party Claim, such Indemnified Party shall promptly notify the Indemnifying Party in writing of such claim; provided, however, that the failure to provide such a notice shall not affect the rights of an Indemnified Party hereunder except to the extent that the Indemnifying Party was materially prejudiced by such failure. The Indemnifying Party shall have 30 days after receipt of such written notice to respond in writing to such claim. If after the expiration of such 30-day period the Indemnifying Party has not given the Indemnified Party written notice agreeing to indemnify the Indemnified Party in connection with such claim, then it is to be presumed that the Indemnifying Party has rejected such claim, in which case the Indemnified Party is entitled to pursue such remedies as available to the Indemnified Party on the terms and subject to the limitations and qualifications of this Agreement.

Section 6.5 Indemnification Limitations.

(a) Except in the case of breach of any Fundamental Representation, the aggregate amount of all Losses for which Seller shall be required to indemnify the Purchaser Indemnified Parties under Section 6.2(b) shall not exceed the Indemnification Escrow Amount. The aggregate amount of all Losses for which Seller shall be required to indemnify the Purchaser Indemnified Parties under Section 6.2(b) arising out of or related to breaches of any of the Fundamental Representations shall not exceed the Purchase Price.

(b) Notwithstanding anything else contained herein, nothing in this Agreement shall limit the Liability of a party for fraud.

(c) Except in the case of breach of any Fundamental Representation, Seller shall not be liable for Losses pursuant to Section 6.2(b) until the aggregate amount of all such Losses exceeds Twenty-Two Thousand Five Hundred Dollars ($22,500) (the “Deductible”), in which event, Seller shall be liable for all such Losses in excess of the Deductible, subject to any other applicable limitations set forth herein.

(d) Nothing herein is intended to modify any Indemnified Party’s duty to mitigate under applicable Law.

Section 6.6 Losses Net of Insurance. The amount of any claim for which indemnification is provided under this Article 6 shall be net of any amounts actually recovered by any Indemnified Party or its Affiliates under insurance policies with respect to the Losses associated with such claim (provided that no Indemnified Party shall be required by this Agreement to maintain any such insurance policy) or other sources of indemnification, reimbursement, or recovery with respect to such claim. If the applicable Indemnified Party or its Affiliates realizes any such indemnification, reimbursement, or recovery after an indemnification payment has been made to such Indemnified Party pursuant to this Article 6, then such Indemnified Party shall reasonably promptly following such realization pay to the Person or Persons that made such indemnification payment under this Article 6 an aggregate amount equal to the lesser of (i) the indemnification provided under this Article 6 or (ii) such indemnification, reimbursement, or recovery realized by any Indemnified Party or its Affiliates.

Section 6.7 Materiality. Solely for purposes of determining whether there has been a breach of a representation or warranty contained in this Agreement and for calculating Losses under this Section 6, any qualification or exception using the term “material” or “materially” or “Material Adverse Effect” (or any other word or phrase of similar import) contained in any representation or warranty in this Agreement shall be disregarded and have no effect.

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Section 6.8 Satisfaction of Indemnification Obligations; Release of Remaining Indemnification Escrow Amount.

(a) Subject to Section 6.8(d), Seller shall satisfy its obligations under this Article 6 in respect of a claim for indemnification hereunder in the following order:

(i) first, to the extent there are any funds remaining in the Escrow Account relating to the Indemnification Escrow Amount, by delivering a joint instruction with Purchaser to the Escrow Agent instructing the Escrow Agent to disburse funds from the Escrow Account to Purchaser in the amount of the lesser of such obligations or the remaining amount of funds in the Escrow Account relating to the Indemnification Escrow Amount;

(ii) second, to the extent there are (A) no longer any funds remaining in the Escrow Account relating to the Indemnification Escrow Amount and (B) any funds remaining in the Escrow Account relating to either the Delivered Plates Escrow Amount or the Post-Closing Revenue Escrow Amount, by delivering a joint instruction with Purchaser to the Escrow Agent instructing the Escrow Agent to disburse funds from the Escrow Account to Purchaser in the amount of the lesser of such obligations or the remaining amount of funds in the Escrow Account; and

(iii) third, to the extent there are no longer any funds remaining in the Escrow Account, from Seller, jointly and severally, by wire transfer of immediately available funds to an account specified by Purchaser.

(b) Any indemnification of the Seller Indemnified Parties pursuant to this Article 6 shall be satisfied by wire transfer of immediately available funds from Purchaser to the account(s) designated by such Seller Indemnified Party.

(c) Notwithstanding the foregoing, upon the date that is one year following the Closing Date, Purchaser and Seller shall deliver a joint instruction to the Escrow Agent instructing the Escrow Agent to disburse to Seller any funds remaining in the Escrow Account relating to the Indemnification Escrow Amount that are not otherwise subject to an unresolved claim by Purchaser under this Article 6.

(d) Purchaser shall have a right to set-off against any amounts due to Seller hereunder any amounts to which Purchaser is entitled pursuant to the indemnification provisions contained in this Article 6. In furtherance of the foregoing, to the extent that Purchaser believes that it is entitled to an indemnification payment pursuant to Article 6 in connection with a claim by Purchaser, including in connection with a Third-Party Claim that has not been finally resolved, the amount of such indemnification payment (the “Set-Off Amount”), as determined by Purchaser in good faith, may be set-off against any amounts due to Seller hereunder. If it is later determined (in accordance with the applicable provisions of this Agreement) that any Set-Off Amount is not owed to Purchaser as an indemnification payment, then such amount shall be paid by Purchaser to Seller. Any amounts that are set-off by Purchaser hereunder in accordance with this Section 6.8(d) shall be deemed to have been paid by Purchaser to Seller for all purposes of this Agreement.

(e) After any indemnification payment is made pursuant to this Agreement, or payment is made from the Escrow Account, the Indemnifying Party shall, to the extent of such payment, be subrogated to all rights (if any) of the Indemnified Party against any third Person in connection with the Losses to which such payment relates. Without limiting the generality of the preceding sentence, any Indemnified Party receiving an indemnification payment or payment that is made from the Escrow Account pursuant to the preceding sentence shall execute, upon the written request of the Indemnifying Party, any instrument reasonably necessary evidence and facilitate the pursuit of such subrogation rights.

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(f) All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 6.9 Exclusive Remedy. From and after the Closing, the remedies set forth in this Article 6 shall be each Party’s sole and exclusive remedies against the other Parties for any Losses incurred in connection with the breach of any covenant or agreement contained in this Agreement or the untruth or inaccuracy or breach of any representation or warranty set forth in this Agreement, or any other matter indemnified against pursuant to this Article 6, or otherwise relating to the subject matter of this Agreement; provided that this Section 6.9 shall not limit the rights or remedies of the Parties (a) for claims based on fraud or (b) under Sections 8.2(b) or 10.14.

Article 7

CONDITIONS TO CLOSING

Section 7.1 Conditions of the Obligations of Purchaser and Seller. The obligations of Purchaser and Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or prior to the Closing Date:

(a) The Stockholder Approval shall have been obtained;

(b) No Legal Proceeding and no provision of any applicable Law shall prohibit or make illegal the consummation of the Closing; and

(c) As of the Closing, there shall be no Order issued by any Governmental Authority to the effect that the Agreement may not be consummated as herein provided, and no legal proceeding shall be pending by any Governmental Authority for the purpose of obtaining any such Order.

Section 7.2 Conditions to the Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or prior to the Closing Date:

(a) (i) The representations and warranties contained in Article 2 (other than the Fundamental Representations) shall be true and correct in all respects as of the Closing Date as though made as of the Closing Date (other than representations and warranties which by their terms address matters only as of another specified time, which shall be true and correct in all respects only as of such time), except as would not have a Material Adverse Effect, and (ii) the Fundamental Representations shall be true and correct in all material respects as of the Closing Date as though made as of the Closing Date (other than representations and warranties which by their terms address matters only as of another specified time, which shall be true and correct in all material respects only as of such time).

(b) Seller shall have performed in all material respects all of the covenants and agreements required to be performed by it hereunder prior to the Closing.

(c) Since the Effective Date, there shall not have occurred any effect, event, fact, occurrence, circumstance, condition, development or change that has had, individually or in the aggregate, a Material Adverse Effect.

(d) Seller shall deliver to Purchaser a certificate dated as of the Closing Date stating that the conditions specified in Sections 7.2(a), (b) and (c) above have been satisfied as of the Closing.

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(e) Seller shall have delivered to Purchaser all of the items required to be delivered by Seller pursuant to Section 1.9(a).

Section 7.3 Conditions to the Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions at or prior to the Closing Date:

(a) The representations and warranties made in Article III hereof shall be true and correct in all respects as of the Closing Date as though such representations and warranties were made as of the Closing Date (other than representations and warranties which by their terms address matters only as of another specified time, which shall be true and correct in all respects only as of such time), in each case except to the extent that the failure of such representations and warranties to be true and correct does not have and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Purchaser’s ability to consummate the transactions contemplated by this Agreement.

(b) Purchaser shall have performed in all material respects all the covenants and agreements required to be performed by it hereunder prior to the Closing.

(c) At the Closing, Purchaser shall deliver to Seller a certificate dated as of the Closing Date, stating that the conditions specified in Sections 7.3(a) and (b) above have been satisfied.

(d) Purchaser shall have delivered to Seller all of the items required to be delivered by Purchaser pursuant to Section 1.9(b).

Article 8
TERMINATION

Section 8.1 Termination. This Agreement may be terminated at any time prior to the Closing only as follows:

(a) by the mutual written consent of Purchaser, on the one hand, and Seller, on the other hand;

(b) by Purchaser, if there has been a misrepresentation or a breach of warranty or a breach of a covenant by Seller in the representations and warranties or covenants set forth in this Agreement (which in the case of any breach which is curable has not been cured within thirty days after written notification thereof by Purchaser to Seller), such that the conditions set forth in Sections 7.2(a) or (b), as applicable, would not be satisfied; provided that Purchaser shall not be entitled to terminate this Agreement pursuant to this Section 8.1(b) if it is then in material breach of this Agreement;

(c) by Seller if there has been a misrepresentation or a breach of warranty or a breach of a covenant by Purchaser in the representations and warranties or covenants set forth in this Agreement (which in the case of any breach which is curable has not been cured within 30 days after written notification thereof by Seller to Purchaser), such that the conditions set forth in Sections 7.3(a) or (c) would not be satisfied; provided that Seller shall not be entitled to terminate this Agreement pursuant to this Section 8.1(c) if Seller is then in material breach of this Agreement;

(d) by Purchaser, if any of the conditions set forth in Sections 7.1 or 7.2 shall not have been satisfied by December 31, 2023 (the “End Date”); provided, that Purchaser shall not be entitled to terminate this Agreement pursuant to this Section 8.1(d) if Purchaser’s material breach of this Agreement has prevented the consummation of the transactions contemplated hereby;

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(e) by Seller, if any of the conditions set forth in Sections 7.1 or 7.3 shall not have been satisfied by the End Date; provided, that Seller shall not be entitled to terminate this Agreement pursuant to this Section 8.1(e) if Seller’s material breach of this Agreement has prevented the consummation of the transactions contemplated hereby; or

(f) by Purchaser or Seller, upon written notice to Purchaser of an Adverse Recommendation Change by the Parent Board, provided, that Seller shall only be able to terminate this Agreement pursuant to this Section 8.1(f) if it has complied in all material respects with the terms and conditions set forth in Section 4.4.

In the event of termination by Purchaser or Seller pursuant to this Section 8.1, written notice thereof (specifying the basis therefor) shall forthwith be delivered to the other Party pursuant to Section 10.1 below. For purposes of this Agreement, the date on which any such written notice of termination is deemed duly given pursuant to Section 10.1 below shall be referred to as the “Termination Date”.

Section 8.2 Effect of Termination; Break Fee.

(a) In the event of termination of this Agreement by Purchaser or Seller as provided above, this Agreement shall forthwith terminate and have no further force or effect (other than Section 5.3 (Confidentiality), Section 5.4 (Public Disclosure), this Section 8.2 and Article 10 (Miscellaneous Provisions), all of which shall survive the termination of this Agreement) without any liability or obligation on the part of any party hereto.

(b) In the event that this Agreement is terminated by Seller pursuant to Section 8.1(f), Seller shall pay to Purchaser an amount equal to (i) Eighty-Five Thousand Dollars ($85,000) plus (ii) Purchaser’s fees, costs and expenses incurred in connection with the evaluation, negotiation and attempted consummation of the transactions contemplated by this Agreement and the other Acquisition Documents (including fees and expenses of bankers, brokers, financial advisors, attorneys and accountants) up to a maximum aggregate amount of One Hundred and Forty Thousand Dollars ($140,000) (items (i) and (ii), collectively, the “Break Fee”) in cash by wire transfer of immediately available funds, and such Break Fee shall be due and payable by Seller to Purchaser within five Business Days of the Termination Date.

Article 9
CERTAIN DEFINITIONS

Section 9.1 Definitions. Except as otherwise provided herein, the capitalized terms set forth below have the following meanings:

“Acquisition Documents” means this Agreement, the Bill of Sale, the Escrow Agreement, the IP Assignments, the Real Property Lease Assignment, the SNDAC and the other documents and certificates to be executed by or on behalf of the Parties pursuant to this Agreement.

“Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the specified Person. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Anti-Bribery Laws” means (a) the United States Foreign Corrupt Practices Act (15 U.S.C. §§ 78dd-1, et seq.) and (b) all international anti-bribery and other Laws applicable to the Business relating to corruption, bribery, ethical business conduct, money laundering, political contributions, gifts and gratuities to public officials and private persons, and Laws requiring the disclosure of agency relationships or commissions and the anticorruption rules of any international financial institutions with which it does business.

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“BLA” means a Biologics License Application submitted to and approved by the FDA pursuant to 21 C.F.R. Part 601 (as amended from time to time) with respect to the Business Products or otherwise related to the operation of the Business, or the equivalent application or filing submitted to any equivalent agency or Governmental Entity outside the United States (including any supra-national agency such as the EMA), and all supplements, amendments, variations, extensions and renewals thereof that may be submitted with respect to the foregoing, including all documents, data and other information concerning the applicable drug which are necessary for approval to market such drug.

“Broker” means LifeSci Caiptal LLC.

“Business Day” means any day other than Saturday, Sunday or any day on which banking institutions in New Orleans, Louisiana are closed either under applicable Law or action of any Governmental Authority.

“Business Product(s)” means (i) microBrain 384-well plates and any derivatives thereof, (ii) microBrain 96-well plates and any derivatives thereof, and (iii) any other cell cultures, chemical matter, or other production related to the Intellectual Property, in each case to the extent any of the foregoing was used by Seller in connection with the Business prior to Closing, provided that in no event shall “Business Products” be deemed to include the integration or application of items (i)-(iii) with or into Purchaser’s NerveSim and BrainSim platforms.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Public Law 116-136), signed into law on March 27, 2020, as may be amended from time to time.

“Clinical Trial” means a clinical trial in humans that is designed to generate data regarding a pharmaceutical or biologic product to obtain, support or maintain a BLA, MAA, NDA (or their equivalent) with the FDA, EMA or other applicable Governmental Authority.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereof, and the rules and regulations promulgated thereunder.

“Confidential Information” means any information with respect to the Business, including with respect to methods of operation, customers, customer lists, prices, fees, costs, technology, inventions, trade secrets, know-how, software, marketing methods, plans, personnel, suppliers, competitors, markets and other specialized information or proprietary matters.

“Consents” shall mean any consents, notices, approvals, novations, Permits, requirements, waivers, and exemptions required in order to transfer or assign any Transferred Asset.

“Contract” means any legally binding agreement, contract, subcontract, settlement agreement, lease, sublease, instrument, concession, franchise, binding understanding, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, license, sublicense, insurance policy or other legally binding commitment or undertaking of any nature.

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“Coronavirus Pandemic” means the 2020 “coronavirus pandemic”, as declared by the World Health Organization on March 11, 2020, caused by severe acute respiratory syndrome coronavirus (SARS-CoV-2) also known as the novel coronavirus, and the disease caused thereby, COVID-19.

“EGC Contract” means that certain Service Agreement, dated September 8, 2022, by and between Eva Garland Consulting, LLC, a North Carolina limited liability company, and Parent.

“EMA” means the European Medicines Agency or any successor agency or authority having substantially the same function.

“Environmental Claim” means any Legal Proceeding, audit, Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, made, commenced, conducted or pending by, from or before any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from (a) the presence, release of, or exposure to, any Hazardous Substances or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Laws” means any Laws which relate to pollution, or protection of human health to the extent related to exposure to Hazardous Substances, the protection or cleanup of the environment, or the release or disposal of deleterious substances into the environment, including, but not limited to, ambient air, surface water, groundwater, land surface or subsurface strata, including all such Laws, orders, rules, regulations and judgments as same may be amended, varied or modified in the future. The term “Environmental Laws” includes, without limitation, the following, including any state law analogs, and any of their respective implementing regulations: CERCLA; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“Environmental Liabilities” means all obligations, duties, losses, Liabilities, claims, fines, expenses, damages (including natural resource damages), costs (including attorney’s fees and expenses) and penalties created by, related to or arising out of any Environmental Law and pertaining to the Transferred Assets, whether attributable, in whole or in part, to actions, events or conditions existing or occurring before or after the Closing Date.

“Environmental Notice” means any written directive, notice of violation or infraction, notice potential penalty, responsibility or liability, notice of intent to sue, warning letter, request for information, objection or other notice respecting any Environmental Claim or relating to any actual or alleged non-compliance with or Liability under any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permit” means any approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority and required by or under, or issued pursuant to, any Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

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“ERISA Affiliate” means, with respect to any entity, any other entity, which, together with such entity, would be treated as a single employer (a) under Section 414(b) or (c) of the Code or (b) for purposes of any benefit plan subject to Title IV of ERISA, under Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, together with the rules and regulations promulgated thereunder.

“Excluded Entities” means all of the set forth on Schedule 9.

“Exclusive Distributorship Agreement” means that certain Exclusive Distributorship Agreement, dated July 13, 2023, by and between Seller and Purchaser.

“FDA” means the U.S. Food and Drug Administration or any successor agency or authority thereto.

“FDCA” means the Federal Food, Drug and Cosmetic Act, as amended, and all related rules, regulations and guidelines

“FTC” means the U.S. Federal Trade Commission.

“Fundamental Representations” means the representations and warranties set forth in Section 2.1 (Organization; Qualification), Section 2.2 (Authority and Validity), Section 2.3 (Noncontravention), Section 2.6(c) (Indebtedness), Section 2.10(a) (Transferred Assets), Section 2.11 (Intellectual Property), Section 2.16 (Taxes), Section 2.21 (Brokers) and Section 2.28 (Retention Bonuses).

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Good Clinical Practices” means FDA’s standards for the design, conduct, performance, monitoring, auditing, recording, analysis, and reporting of Clinical Trials, including those standards contained in 21 C.F.R. Parts 50, 54, 56 and 312.

“Good Laboratory Practices” means the FDA’s standards for conducting non-clinical laboratory studies, including those standards contained in 21 C.F.R. Part 58.

“Good Manufacturing Practices” means the FDA’s requirements set forth in the quality systems regulations for drugs contained in 21 C.F.R. Parts 210 and 211.

“Governmental Authority” means local, state, federal or foreign governmental body, agency or department, including any political subdivision thereof or any agency or instrumentality of such government or political subdivision and any regulatory agency having jurisdiction over any of the parties, the Transferred Assets or the Acquisition.

“Hazardous Substances” means, collectively (a) any flammable explosives, radioactive materials, petroleum or petroleum products, asbestos in any form that is or could become friable, lead paint, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “pollutants,” “contaminants,” “solid waste,” “toxic chemical,” “hazardous chemical,” “extremely hazardous substances,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “oil field waste” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material, substance, or waste, exposure to which is now or hereafter prohibited, limited or regulated by any applicable Governmental Authority or Environmental Law.

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“Health Care Laws” means all healthcare-related Laws applicable to the Business or any Business Product, including, as applicable: (a) the FDCA and all regulations promulgated thereunder, including those requirements relating to the FDA’s current Good Manufacturing Practices, Good Laboratory Practices, Good Clinical Practices, investigational use, pre-market approval and applications to market new pharmaceutical or biological products; (b) the Clinical Laboratory Improvement Amendments of 1988; (c) the Health Insurance Portability and Accountability Act of 1996, the Health Information and Technology for Economic and Clinical Health Act, and the regulations promulgated pursuant thereto; (d) the U.S. Patient Protection and Affordable Care Act, (e) the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h); (f) federal and state anti-kickback Laws (including the federal Anti-Kickback Statute (42 U.S.C. § 1320-7(b))); (g) federal and state referral Laws (including the Stark Law (42 U.S.C. § 1395nn)); (h) false claims Laws (including the Federal False Claims Act (31 U.S.C. §§ 3729, et seq.)); (i) Laws governing the development, conduct, monitoring, patient informed consent, auditing, analysis and reporting of Clinical Trials (including the Good Clinical Practice regulations and guidance of the FDA); (j) Laws governing data gathering activities relating to the detection, assessment, and understanding of adverse events (including pharmacovigilance and adverse event regulations and guidance of FDA and ICH); (k) Laws governing government and private healthcare programs, including the federal Medicare and Medicaid statutes; (l) Laws, the violation of which is cause for exclusion from any federal health care program; and (m) all comparable state, federal or foreign Laws relating to any of the foregoing.

“HHS” means the U.S. Department of Health and Human Services, or any successor agency or authority thereto.

“ICH” means the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use.

“IND” means an Investigational New Drug Application submitted to the FDA pursuant to 21 C.F.R. Part 312 (as amended from time to time) with respect to the Business Products or otherwise related to the operation of the Business, or the equivalent application or filing submitted to any equivalent agency or Governmental Entity outside the United States (including any supra-national agency such as the EMA), and all supplements, amendments, variations, extensions and renewals thereof that may be submitted with respect to the foregoing.

“Indebtedness” of any Person means, without duplication, (a) the principal, accreted value, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of (i) indebtedness of such Person for borrowed money and (ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, (b) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement, (c) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, (d) all obligations of such Person under interest rate or currency swap transactions (valued at the termination value thereof), (e) all obligations of the type referred to in clauses (a) through (d) of any third Person, the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations, and (f) all obligations of the types referred to in clauses (a) through (e) of third Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

“Knowledge of Seller” means the actual knowledge of Andrew LaFrence and Founder, in each case after reasonable due inquiry.

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“Landlord” means Summit Limited Partnership, a Minnesota limited partnership and successor in interest to WBL Properties 1, LLC.

“Law” means any local, state, federal, or foreign code, law, ordinance, regulation, treaty, reporting, ruling or licensing requirement, rule, code, statute or Order enacted, issued, enforced, or entered by a Governmental Authority applicable to a Person or its assets, Liabilities or business.

“Legal Proceeding” means a judicial, administrative or arbitral claim, lawsuit, action, mediation, investigation, inquiry, or other proceeding (including any counter-claim) by or before a Governmental Authority.

“Liability” means any direct or indirect, primary or secondary, liability, Indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the Ordinary Course of Business) of any type, whether accrued, absolute or contingent, known or unknown, liquidated or unliquidated, matured or unmatured, or otherwise.

“Lien” means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, right of way, security interest, title retention or other security arrangement.

“MAA” means a Marketing Authorization Application filed with and approved by the EMA or other applicable Governmental Authority under the centralized EMA filings procedure with respect to the Business Products or otherwise related to the operation of the Business, and all supplements, amendments, variations, extensions and renewals thereof that may be submitted with respect to the foregoing, including all documents, data and other information concerning the applicable drug which are necessary for approval to market such drug.

“Material Adverse Effect” shall mean any effect, event, fact, occurrence, circumstance, condition, development or change that, individually or in the aggregate, (i) has had or would reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise), results of operations, assets or liabilities of the Business or (ii) has or present a material impairment of, or material delay beyond the End Date in, Seller’s ability to consummate the Acquisition; provided, however, that for purposes of clause (i), Material Adverse Effect shall not include any effect, event, fact, occurrence, circumstance, condition, development or change, directly or indirectly, arising out of or attributable to: (A) general economic or political conditions; (B) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (C) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (D) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Purchaser; (E) any changes in applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (F) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Business; (G) any natural or man-made disaster or acts of God; or (H) any epidemics, pandemics, disease outbreaks or other public health emergencies; provided, however, that any event, occurrence, fact, condition or change referred to in clauses (A), (B), (C), (E), (G), or (H) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Business compared to other comparable companies engaged in the industries in which the Business operates.

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“NDA” means a new drug application submitted to and approved by the FDA pursuant to 21 C.F.R. Part 314 (as amended from time to time) with respect to the Business Products or otherwise related to the operation of the Business, and all amendments, supplements, variations, extensions and renewals thereof that may be submitted with respect to the foregoing, including all documents, data and other information concerning the applicable drug which are necessary for approval to market such drug, and any equivalent application submitted to any other health authority.

“Order” means any order, writ, injunction, judgment, decree, ruling, award, assessment or arbitration award of any Governmental Authority or arbitrator.

“Ordinary Course of Business” means any action that constitutes an ordinary business activity of the Business, conducted in a commercially reasonable and businesslike manner, consistent with past practice and being such as Seller or another Person of similar nature and size and engaged in a similar business to the Business might reasonably be expected to carry out from time to time.

“Permit” means all permits, licenses, franchises, approvals, authorizations (including Regulatory Authorizations), registrations, certifications and certificates, accreditations, clearances and similar rights obtained, or required to be obtained, from any Trade Organization or Governmental Authority.

“Person” means a natural person or any legal, commercial or Governmental Authority, including any Governmental Authority, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

“Remedial Action” means any action to (a) clean up, remove, treat or handle in any other way Hazardous Substances in the environment, (b) prevent the release of Hazardous Substances so that they do not migrate, endanger or threaten to endanger public health or the environment, or (c) perform remedial investigations, feasibility studies, corrective actions, closures and post-remedial or post-closure studies, investigations, operations, maintenance and monitoring.

“SBIR Grant” means that certain SBIR Grant (GRANT13775259) from the National Institutes of Health for the development of a GBA1 mutant midbrain organoid model for Parkinsons disease discovery, projected start date July 1, 2023.

“Schedules” means the schedules to this Agreement, including the written disclosure schedule related to Article 2 being delivered by Seller to Purchaser at the time of execution of this Agreement.

“Securities Act” means the Securities Act of 1933, together with the rules and regulations promulgated thereunder.

“Seller Adverse Recommendation Change” means the Parent Board: (a) failing to make, or withdrawing, amending, modifying, or materially qualifying, in a manner adverse to Purchaser, the Board Recommendation; (b) failing to include the Board Recommendation in the Parent Proxy Materials; (c) recommending a Superior Proposal; (d) failing to recommend against acceptance of any tender offer or exchange offer for the shares of Company Common Stock within ten Business Days after the commencement of such offer; (e) failing to reaffirm (publicly, if so reasonably requested by Purchaser) the Board Recommendation within five (5) Business Days after the date any Superior Proposal (or material modification thereto) is first publicly disclosed by Seller or the Person making such Superior Proposal; (f) making any public statement inconsistent with the Board Recommendation; or (g) resolving or agreeing to take any of the foregoing actions.

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“Superior Proposal” means a bona fide Takeover Proposal that the Parent Board determines in good faith (after consultation with its financial advisor and outside legal counsel) is (a) reasonably likely to be consummated in accordance with its terms, and (b) if consummated, more favorable to the holders of Parent’s common stock than the transactions contemplated by this Agreement; in each case, after taking into account: (i) all financial considerations; (ii) the identity of the third party making such Takeover Proposal; (iii) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Takeover Proposal; (iv) the other terms and conditions of such Takeover Proposal and the implications thereof on the Company, including relevant legal, regulatory, and other aspects of such Takeover Proposal deemed relevant by the Parent Board (including any conditions relating to financing, stockholder approval, regulatory approvals, or other events or circumstances beyond the control of the party invoking the condition); and (v) any revisions to the terms of this Agreement proposed by Purchaser during the Superior Proposal Notice Period set forth in Section 4.4(d).

“Takeover Proposal” means a bona fide inquiry, proposal, or offer from, or indication of interest in making a proposal or offer by, any Person or group (as defined in Section 13(d) of the Exchange Act) (other than Purchaser or its Affiliates), relating to any transaction or series of related transactions (other than the transactions contemplated by this Agreement), involving any: (a) direct or indirect acquisition of assets of Seller (including any voting equity interests of Affiliates, but excluding sales of assets in the Ordinary Course of Business); (b) direct or indirect acquisition of voting equity interests of Parent or StemoniX; (c) tender offer or exchange offer related to the voting equity interests of Seller; (d) merger, consolidation, other business combination, or similar transaction involving Parent or StemoniX; (e) liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of Seller; or (f) any combination of the foregoing.

“Tax” means any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, recording license, payroll, franchise, documentary, stamp, occupation, unclaimed property, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business, unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, whether disputed or not, or known or unknown, including any interest, penalties, and additions imposed thereon or with respect thereto, and including any Liability for Taxes of another Person pursuant to a contract, as a transferee or successor, under Treasury Regulation Section 1.1502-6 or analogous state, local or foreign law or otherwise and any liabilities resulting from imputed underpayments determined under Code Section 6225.

“Tax Return” returns, reports, estimates, declarations, statements and any other documents of any nature required to be filed in connection with any Taxes (including any elections, declarations, schedules or attachments thereto, and any amendments thereof), including any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, combined, consolidated or unitary returns for any group of entities that includes Seller or any of its Affiliates.

“Trade Organization” means any industry, trade, certifying or other regulatory organization that is applicable to Seller, the Business or the Transferred Assets.

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Section 9.2 Additional Defined Terms(i). For purposes of this Agreement, the following terms have the meanings specified in the indicated Section of this Agreement:

Term	Section
Acquisition	Recitals
Affiliate Agreements	2.19
Agreement	Preamble
Anniversary Date	1.7(a)
Assumed Contracts	1.1(f)
Assumed Liabilities	1.3
Beneficiary	1.5(a)
Beneficial Rights	5.8(a)
Benefit Programs	2.14(a)
Bill of Sale	1.9(a)(i)
Board Recommendation	2.2(c)
Break Fee	8.2(b)
Business	Recitals
Business Contract	2.12(a)
Business Name	5.6
Business Partner	2.4(d)
Business Permits	2.5
CIIAs	1.9(a)(iv)
Claim Notice	6.4(a)
Closing	1.8(a)
Closing Date	1.8(a)
Closing Date Payment	1.6(a)
Closing Time	1.8(b)
Consulting Agreement	1.9(a)(v)
Continuing Employees	5.7(b)
Delivered Plates Escrow Amount	1.6(b)
EDA Amount	1.5(b)
Employee Reimbursement Amount	1.9(a)(vi)
Employee Reimbursement Overpayment	5.11
Employee Reimbursement Payment	1.9(b)(x)
Employee Reimbursement Underpayment	5.11
Employees	2.13(a)
Equipment	1.1(c)
Equipment Leases	2.10(c)
Escrow Account	1.6(b)
Escrow Agent	1.6(b)
Escrow Agreement	1.6(b)
Escrow Amount	1.6(b)
Estimated Proration Amount	1.5(a)
Exchange Act	2.3(b)
Export Approvals	2.25
Financial Statements	2.6(a)
Founder	Preamble
Fundamental Representations	6.1
Government Loans	2.22(b)
Improvements	2.10(i)
Indemnification Escrow Amount	1.6(b)

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Indemnified Party	6.4(a)
Indemnifying Party	6.4(a)
Insurance Policies	2.15(a)
Intellectual Property	1.1(a)
Inventory	1.1(d)
IP Assignments	1.9(a)(xi)
Labor Laws	2.13(b)
Lease	2.5(e)
Leased Real Property	2.10(e)
Losses	6.2
Material Customers	2.18
Material Suppliers	2.18
Non-Hired Employees	1.4(h)
OFAC	2.22
Offer Letters	1.9(a)(iii)
OSHA	2.13(e)
Owned Intellectual Property	2.11(b)
Parent	Preamble
Parent Board	2.2(c)
Parent Proxy Materials	4.5(a)
Party(ies)	Preamble
Payee	1.5(a)
Payor	1.5(a)
Personnel Agreements	2.11(c)(i)
Post-Closing Revenue Escrow Amount	1.6(b)
Proration Items	1.5(a)
PTO	2.11(a)
Purchase Price	1.6
Purchaser	Preamble
Purchaser Indemnified Parties	6.2
Real Property Lease Assignment	Recitals
Recipient	1.5
Registered Intellectual Property	2.11(a)
Regulatory Authorizations	2.4(b)
Representative(s)	4.4
Restricted Period	5.10(a)
Retained Assets	1.2
Retained Contracts	1.2(c)
Retained Liabilities	1.4
Retention Bonuses Amount	2.29
SEC	4.5(a)
Seller	Preamble
Seller Acquisition Agreement	4.4(a)
SNDAC	Recitals
Seller Indemnified Parties	6.3
Set-Off Amount	6.8(d)
Special Meeting	4.5
StemoniX	Preamble
Straddle Periods	5.1(c)
Stockholder Approval	2.2(c)
Superior Proposal Notice Period	4.4(d)
Termination Date	8.1(d)
Third-Party Claim	6.4(a)
Transaction Bonuses	2.27
Transferred Assets	1.1
WARN Act	2.13(d)

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Section 9.3 Construction. Any reference in this Agreement to an “Article,” “Section,” “Exhibit” or “Schedule” refers to the corresponding Article, Section, Exhibit or Schedule of or to this Agreement, unless the context indicates otherwise. The table of contents and the headings of Articles and Sections are provided for convenience only and are not intended to affect the construction or interpretation of this Agreement. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders, the terms “include” and “including” shall be inclusive and not exclusive and, to the extent not already followed by the words “without limitation” or “but not limited to,” shall be deemed to be followed by the words “without limitation,” and the term “or” shall not be exclusive and shall be read to mean “and/or.” Unless otherwise specified, the terms “hereof,” “herein,” “hereunder,” “herewith” and similar terms refer to this Agreement as a whole, and references herein to Sections and Articles refer to sections and articles of this Agreement. Where this Agreement states that a party “shall”, “will” or “must” perform in some manner or otherwise act or omit to act, it means that the party is obligated to do so in accordance with this Agreement. Any reference to a statute is deemed also to refer to any amendments or successor legislation as in effect at the relevant time. Any reference to a contract, agreement or other document as of a given date means the contract, agreement or other document as amended, supplemented and modified from time to time through such date.

Article 10
MISCELLANEOUS PROVISIONS

Section 10.1 Notices.

(a) All notices and other communications under this Agreement must be in writing and are deemed duly delivered when (i) delivered if delivered personally or by nationally recognized overnight courier service (costs prepaid), (ii) sent by email transmission if delivered without receipt of any “bounceback” or similar notice indicating failure of delivery (or the first Business Day following such delivery if the date of delivery is not a Business Day), or (iii) received by the addressee, if sent by United States of America certified or registered mail, return receipt requested; in each case to the following addresses or facsimile numbers or email addresses and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number, email address or individual as a party may designate by notice to the other Parties):

If to Seller:

StemoniX, Inc.

10475 110th Street N

Stillwater, MN 55082

Email: Andrew.Lafrence@vyantbio.com

Attention: Andrew LaFrence

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with a copy (which shall not constitute notice) to:

Lowenstein Sandler LLP

One Lowenstein Drive

Roseland, NJ 07068

Email: awovsaniker@lowenstein.com and mmcdonald@lowenstein.com

Attention: Alan Wovsaniker and Mitchell McDonald

If to Purchaser:

AxoSim, Inc.

New Orleans BioInnovation Center

1441 Canal Street, Suite 205

New Orleans, LA 70112

Email: lowry.curley@axosim.com, ben.cappiello@axosim.com

Attention: Lowry Curley, Ben Cappiello

with copies (which shall not constitute notice) to:

Jones Walker L.L.P

201 St. Charles Avenue, 51st Floor

New Orleans, LA 70170-5100

Email: afriend@joneswalker.com, bbeter@joneswalker.com

Attention: Asher Friend, Brett Beter

(b) Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 10.1.

Section 10.2 Expenses. Each of the Parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, except to the extent explicitly set forth herein; provided that unless otherwise expressly set forth herein, in any dispute between the Parties arising out of or relating to the Acquisition or the Acquisition Documents, the substantially prevailing party in such dispute shall be awarded, in addition to any damages, injunctions or other relief, its costs and expenses, not limited to taxable costs, and reasonable attorneys’ fees, and if each Party prevails in a portion of any such dispute, the adjudicator of such dispute shall equitably allocate attorneys’ fees, costs and related expenses based upon the extent to which each such party prevailed in the dispute.

Section 10.3 Further Assurances. Each Party covenants that at any time, and from time to time, after the Closing, it will execute (and in the case of Seller, will cause the Excluded Entities to execute) such additional instruments and take such actions as may be required, and as may be reasonably requested by the other Party, to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

Section 10.4 Waiver; Remedies Cumulative. Any failure on the part of any party to comply with any of its obligations, agreements or conditions hereunder may be waived by any other party to whom such compliance is owed only by an agreement in writing signed by the Party against whom enforcement of such waiver is sought. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. The rights and remedies of the Parties to this Agreement are cumulative and not alternative.

Section 10.5 Assignment. This Agreement shall not be assignable by any of the Parties hereto without the written consent of each other Party hereto.

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Section 10.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, legal representatives, executors, administrators, successors and permitted assigns. Each Party agree that the representations, warranties, covenants and agreements set forth herein are solely for the benefit of the Parties, in accordance with and subject to the terms of this Agreement, and not for the benefit of any third party, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon any representations and warranties set forth herein.

Section 10.7 Headings. The section and other headings in this Agreement are inserted solely as a matter of convenience and for reference, and are not a part of this Agreement.

Section 10.8 Entire Agreement. All Schedules and Exhibits attached to this Agreement are by reference made a part hereof. This Agreement and the Exhibits, Schedules, certificates and other documents delivered pursuant hereto or incorporated herein by reference (together with the Exclusive Distribution Agreement and any confidentiality agreement entered into by or on behalf of Purchaser or any of its Affiliates, on the one hand, and Seller or any of its Affiliates, on the other hand), contain and constitute the entire agreement among the Parties and supersede and cancel any prior agreements, representations, warranties, or communications, whether oral or written, among the Parties relating to the transactions contemplated by this Agreement. Neither this Agreement nor any provision hereof may be changed, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, discharge or termination is sought.

Section 10.9 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, then this Agreement shall continue in full force and effect without such provisions; provided, however, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect their original intent as closely as possible in an acceptable manner to the end that the transactions contemplated by the Acquisition Documents are consummated to the extent possible, and in any case such term or provision shall be deemed amended to the extent necessary to make it no longer invalid, illegal or unenforceable.

Section 10.10 Governing Law; Venue; Waiver of Jury Trial.

(a) All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement or any transactions contemplated hereby, and all suits, actions or other proceedings arising hereunder or thereunder or in connection herewith or therewith, whether purporting to be sound in contract or tort, or at law or in equity, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) The Parties hereby agree and consent to be subject to the exclusive jurisdiction of the Delaware Court of Chancery or, to the extent such court declines jurisdiction, first to any federal court, or second, to any state court, each located in the State of Delaware (and in each case of the appropriate appellate courts therefrom), and hereby waive the right to assert the lack of personal or subject matter jurisdiction or improper venue in connection with any such suit, action or other proceeding. In furtherance of the foregoing, each of the Parties hereto (i) waives the defense of inconvenient forum, (ii) agrees that any suit, action or other proceeding arising out of this Agreement or any transactions contemplated hereby shall be litigated in such court to the exclusion of the courts of any other country, state, city or county where suit might otherwise be brought, and (iii) agrees that a final judgment in any such suit, action or other proceeding shall be conclusive and may be enforced in other jurisdictions by suit or judgment or in any other manner provided by Law. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.1 shall be deemed effective service of process on such party.

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(c) EACH PARTY HERETO HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY AND WITH AND UPON THE ADVICE OF COMPETENT COUNSEL IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, SUIT, ACTION, PROCEEDING, CROSS CLAIM, OR COUNTERCLAIM IN ANY COURT (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH (i) THIS AGREEMENT OR THE VALIDITY, PERFORMANCE, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF, (ii) THE TRANSACTIONS CONTEMPLATED HEREBY OR (iii) THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF. EACH PARTY HERETO (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures may be delivered by facsimile or by portable document format (“pdf”) in electronic transmission, which shall be as effective as delivery of a manually executed counterpart of this Agreement and shall also be deemed an original.

Section 10.12 No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no other Person that is not a party hereto shall have any Liability for any obligations or Liabilities of the parties to this Agreement or for any claim (whether (to the extent valid under applicable law) in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. In no event shall Purchaser or any of its Affiliates, and Purchaser agrees not to and to cause its controlled Affiliates not to, seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Person not a party to this Agreement.

Section 10.13 Waiver of Conflicts Regarding Representation. Recognizing that Lowenstein Sandler LLP has acted as legal counsel to StemoniX, Parent, the Business, and their respective Affiliates prior to the Closing, and that Lowenstein Sandler LLP intends to act as legal counsel to StemoniX and Parent and their respective Affiliates after the Closing, Purchaser hereby waives and agrees to cause the Business to waive, any conflict of interest that may arise in connection with Lowenstein Sandler LLP representing StemoniX and Parent and their respective Affiliates after the Closing, including any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated hereby. Purchaser (on behalf of itself and, following the Closing, the Business) also further agrees that all communications among Lowenstein Sandler LLP, on the one hand, and StemoniX, Parent, the Business, or any of their respective Affiliates or Representatives, on the other hand, that relate to the negotiation, documentation and consummation of the transactions contemplated by this Agreement and that are attorney-client privileged, shall remain privileged after the Closing, and the attorney-client privilege and the expectation of client confidence as to such communications belong to Seller and may be controlled by Seller and shall not pass to or be claimed by Purchaser or the Business. Notwithstanding the foregoing, in the event that a dispute arises between Purchaser or the Business and a third party other than StemoniX or Parent or any of their respective Affiliates after the Closing, Purchaser and the Business, as applicable, may assert the attorney-client privilege to prevent disclosure of privileged communications by Lowenstein Sandler LLP to such third party; provided, however, that neither Purchaser nor the Business may waive such privilege without the prior written consent of Seller. In the event that Purchaser or the Business is legally required by governmental order or otherwise to access or obtain a copy of all or a portion of such privileged communications, Purchaser shall promptly notify Seller in writing (including by making specific reference to this Section 10.13) so that Seller can seek (at its expense) a protective order and Purchaser agrees to use all commercially reasonable efforts to assist therewith.

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Section 10.14 Specific Performance.

(a) The Parties agree that irreparable damage, for which monetary damages (even if available) may not be an adequate remedy, would occur in the event that the Parties do not perform any provision of this Agreement in accordance with its specified terms or otherwise breach such provisions. Accordingly, without in any way limiting Section 5.10(e) and subject to Section 8.2(b), the Parties acknowledge and agree that the Parties shall be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof. The Parties acknowledge and agree that the limitations on remedies of the Parties following termination of this Agreement set forth in Section 8.2 shall not limit the right of either Party prior to valid termination of this Agreement to seek specific performance pursuant to this Section 10.14, including either Party’s right to obtain specific performance or other appropriate form of specific equitable relief to: (i) cause the other Party to perform its obligations under Section 4.6(a).

(b) Each Party acknowledges and agrees that (i) it will not oppose the granting of an injunction, specific performance, and other equitable relief on the basis that the other Party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity, (ii) any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such order or injunction, and (iii) if, prior to the End Date, either party brings any Legal Proceeding in accordance this Section 10.14 to enforce specifically the performance of the terms and provisions hereof by the other Party, the End Date shall automatically be extended by: (1) the amount of time during which such Legal Proceeding is pending, plus 20 Business Days; or (2) such other time period established by the court presiding over such action, and (iv) nothing contained in this Section 10.14 shall require any Party to institute any Legal Proceeding for (or limit any Party’s right to institute any Legal Proceeding for) specific performance under this Section 10.14 prior to or as a condition to exercising any termination right under Article 8.

[Signatures appear on following page]

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IN WITNESS WHEREOF, each of the Parties hereto executed or has caused this Agreement to be executed on its behalf as of the Effective Date.

PURCHASER:

AxoSim, Inc.

By:	/s/ Benjamin Cappiello
Name:	Benjamin Cappiello
Title:	Chief Business Officer, Director

STEMONIX:

StemoniX, Inc.

By:	/s/ Andrew LaFrence
Name:	Andrew LaFrence
Title:	President, Chief Executive Officer

PARENT:

Vyant Bio, Inc.

By:	/s/ Andrew LaFrence
Name:	Andrew LaFrence
Title:	Chief Executive Officer, Chief Financial Officer

Solely for the purposes of Section 5.10 and 10.10,

FOUNDER:

/s/ Yung-Ping Yeh
Yung-Ping Yeh

[Signature Page to Asset Purchase Agreement]

DISCLOSURE SCHEDULES

Schedule 1.1(a) – Intellectual Property

Schedule 1.1(c) – Equipment

Schedule 1.1(d) – Inventory

Schedule 1.1(e) – Permits

Schedule 1.1(f) – Assumed Contracts

Schedule 1.1(g) – Prepaid Items

Schedule 1.2(m) – Retained Assets

Schedule 1.3 – Certain Assumed Contracts

Schedule 1.9(a) – Consents

Schedule 2.0 – Pink Basic Disclosure Guidelines

Schedule 2.1 – Organization; Qualification

Schedule 2.5 – Permits

Schedule 2.6 – Financial Statements

Schedule 2.7 – Absence of Changes

Schedule 2.10 – Transferred Assets; Real and Personal Property

Schedule 2.11 – Intellectual Property

Schedule 2.12 – Contracts

Schedule 2.13 – Employment and Labor Matters

Schedule 2.14 – Employee Benefit Matters

Schedule 2.15 – Insurance

Schedule 2.16 – Taxes

Schedule 2.17 – Environmental Matters

Schedule 2.18 – Customers, Vendors and Suppliers

Schedule 4.2 – Operation of the Business

Schedule 5.6 – Business Names

Schedule 9 – Excluded Entities

EXHIBITS

Exhibit A – Real Property Lease Assignment

Exhibit B – SNDAC

Exhibit C – Form of Escrow Agreement

Exhibit D – Form of Bill of Sale

Exhibit E – Form of Offer Letters

Exhibit F – Form of CIIAs

Exhibit G – Form of Consulting Agreement

Exhibit H – Form of Officer’s Certificate

Exhibit I – Form of Retention Bonus Releases

APPENDIX B

PLAN OF LIQUIDATION AND DISSOLUTION

OF

VYANT BIO, INC.

The following Plan of Liquidation and Dissolution (the “Plan of Dissolution”), dated as of June 30, 2023, shall effect the dissolution and complete liquidation of Vyant Bio, Inc., a Delaware corporation (the “Company”), in accordance with Section 275 and Section 281(b) of the Delaware General Corporation Law (the “DGCL”). The following Plan of Dissolution is intended to comply with the requirements of the Internal Revenue Code of 1986, as amended, (the “Code”) and the regulations thereunder.

1. Adoption of Plan. The board of directors of the Company (the “Board of Directors”) has adopted resolutions deeming it advisable and in the best interest of the stockholders of the Company to dissolve and liquidate the Company and adopt the Plan of Dissolution, and will solicit approval of the holders of the Company’s capital stock (the “Capital Stock”) to approve at a special meeting of stockholders the voluntary liquidation and dissolution of the Company, adopt the Plan of Dissolution and ratify the Company’s actions taken to date on the Plan of Dissolution. If stockholders holding a majority of the voting power of the outstanding shares of Capital Stock (the “Requisite Holders”) vote in favor of the proposed liquidation and dissolution of the Company and the adoption of the Plan of Dissolution, the Plan of Dissolution shall constitute the adopted Plan of Dissolution of the Company as of the date of the approval by the Requisite Holders (the “Approval Date”).

2. Cessation of Business Activities. After the Effective Date (as defined below) and in accordance with Section 278 of the DGCL, the Company shall not engage in any business activities except for the purpose of winding up and liquidating its business and affairs, including, but not limited to, prosecuting and defending suits, whether civil, criminal or administrative, by or against the Company, collecting its assets, converting its assets into cash or cash equivalents, discharging or making provision for discharging its liabilities, withdrawing from all jurisdictions in which it is qualified to do business, distributing its remaining property among its stockholders according to their interests, and doing every other act necessary to wind up and liquidate its business and affairs, but not for the purpose of continuing the business for which the Company was organized.

3. Certificate of Dissolution. After the Approval Date, the officers of the Company shall obtain any certificates required from the Delaware tax authorities and, upon obtaining such certificates and paying such taxes as may be owing, and securing the necessary stockholder approvals, the Company shall, at such time as determined by the Board of Directors in its sole discretion, file with the Secretary of State of the State of Delaware a certificate of dissolution (the “Certificate of Dissolution”) in accordance with the DGCL specifying the date upon which the Certificate of Dissolution will become effective (the “Effective Date”).

4. Liquidation Process. From and after the Effective Date and subject to the provisions hereof, the Company shall complete the following corporate actions:

a. Sale of All or Substantially All of the Non-Cash Assets. The Company shall determine whether and when to collect, sell, exchange, distribute, or otherwise dispose of all or substantially all of its non-cash assets and property, including but not limited to all tangible property, intellectual property and other intangible property, in one or more transactions upon such terms and conditions as the Company, in its absolute discretion, deems expedient and in the best interests of our stockholders, without any further vote or action by the Company’s stockholders. The Company’s non-cash assets and property may be sold or transferred in one transaction or in several transactions to one or more buyers. The Company shall not be required to obtain appraisals, fairness opinions or other third-party opinions as to the value of its assets and property in connection with the liquidation. In connection with such collection, sale, exchange and other disposition, the Company shall collect or make provision for the collection of all accounts receivable, debts and claims owing to the Company.

b. Liquidation of Assets. The Company shall determine whether and when to transfer the Company’s assets and property to a liquidating trust (established pursuant to Section 6 hereof).

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c. Payment Obligations. The Company shall (i) pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the Company, (ii) make such provisions as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party and (iii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company or successor entity, are likely to arise or to become known to the Company or successor entity within ten (10) years after the Effective Date. Such claims shall be paid as required by applicable law. If there are insufficient assets of the Company, such claims and obligations of the Company shall be paid or provided for in accordance with their priority and, among claims of equal priority, ratably to the extent of assets of the Company legally available therefor. If and to the extent deemed necessary, appropriate or desirable by the Company or the Trustees (as defined in Section 6 below), in their absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property (the “Contingency Reserve”) to satisfy such claims and obligations against the Company, including, without limitation, tax obligations, and all expenses related to the sale of the Company’s assets and property, all expenses related to the collection and defense of the Company’s assets and property, and the liquidation and dissolution provided for in this Plan.

d. Distributions to Stockholders. Any assets of the Company remaining after the payment of claims or the provision for payment of claims and obligations of the Company as provided in Section 4(c) above shall be distributed by the Company pro rata to its stockholders. Such distribution may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Board of Directors or the Trustees, in their absolute discretion, may determine.

Notwithstanding anything contained herein to the contrary, the Board, in its sole discretion, may opt to dissolve and wind-up the Company in accordance with the procedures set forth in Section 280 and 281(a) of the DGCL.

5. Cancellation of Capital Stock. The distributions to stockholders pursuant to Section 4 (the “Liquidating Distribution”) shall be in complete redemption and cancellation of all of the outstanding shares of Capital Stock as of the termination of the Company’s legal existence in accordance with Section 278 of the DGCL. As a condition to receipt of any Liquidating Distribution, the Board of Directors or the Trustees, in their absolute discretion, may require the stockholders to (i) surrender their certificates evidencing the Capital Stock to the Company or its agents for recording of such distributions thereon, or (ii) furnish the Company with evidence satisfactory to the Board of Directors or the Trustees of the loss, theft or destruction of their certificates evidencing the Capital Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board of Directors or the Trustees. The Board of Directors, in its absolute discretion, may direct that the Company’s stock transfer books be closed and recording of transfers of Capital Stock discontinued as of the Effective Date (the “Record Date”), and thereafter certificates representing shares of Capital Stock will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law.

6. Liquidating Trust. If deemed necessary, appropriate or desirable by the Board of Directors, in its absolute discretion, in furtherance of the liquidation and distribution of the Company’s assets to the stockholders in accordance with the provisions hereof, as a final Liquidating Distribution or from time to time, the Company may transfer to one or more liquidating trustees, for the benefit of its stockholders (the “Trustees”) under a liquidating trust (the “Trust”), any assets of the Company, including cash, intended for distribution to creditors and stockholders not disposed of at the time of dissolution of the Company, including the Contingency Reserve. The Board of Directors is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Trustee or Trustees for the benefit of the stockholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the claims and obligations of the Company as provided in Section 4(b) hereof, including, without limitation, any unsatisfied claims and unknown or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of assets and property by the Company to the stockholders for the purposes of Section 4(d) of this Plan. Any such conveyance to the Trustees shall be treated for U.S federal and state income tax purposes as if the Company made such distribution to the stockholders and the assets conveyed shall be held in trust for the stockholders of the Company. The Company, subject to this Section 6 and as authorized by the Board of Directors, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board of Directors, in its absolute discretion, may deem necessary, appropriate or desirable. Adoption of the Plan of Dissolution by holders of a majority of the outstanding shares of Capital Stock shall constitute the approval of the stockholders of any such appointment, any such liquidating trust agreement and any transfer of assets by the Company to the Trust as their act and as a part hereof as if herein written.

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7. Abandoned Property. If any Liquidating Distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered its certificates evidencing the Capital Stock as required hereunder or for any other reason, then the distribution to which such stockholder is entitled (unless transferred to the Trust established pursuant to Section 6) shall be transferred, at such time as the final Liquidating Distribution is made by the Company, to the extent permitted by law, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

8. Stockholder Consent to Sale of Assets. Approval of the proposed dissolution and adoption of the Plan of Dissolution by the Requisite Holders shall constitute the approval of the stockholders of the Company of the dissolution of the Company and the sale, exchange or other disposition in liquidation of all or substantially all of the assets and property of the Company pursuant to the terms hereof, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of the Plan of Dissolution.

9. Expenses of Dissolution. In connection with and for the purposes of implementing and assuring completion of the Plan of Dissolution, the Company may, in the absolute discretion of the Board of Directors, pay any brokerage, agency, professional, legal and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s assets and property and the implementation of the Plan of Dissolution. Adoption of the Plan of Dissolution shall constitute approval of such payments by the stockholders of the Company.

10. Employees and Independent Contractors. In connection with effecting the dissolution of the Company and for the purpose of implementing and assuring completion of the Plan of Dissolution, the Company may, in the absolute discretion of the Board of Directors, hire employees and retain independent contractors and agents as the Board of Directors deems necessary or desirable to supervise the liquidation and dissolution. The Company may, in the absolute discretion of the Board of Directors, but subject to applicable legal and regulatory requirements, pay the Company’s officers, directors, employees, independent contractors, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, as severance, bonus, or in any other form, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, or otherwise necessary retain the services of any of them, in connection with the implementation of the Plan of Dissolution. Adoption of the Plan of Dissolution shall constitute approval of any such compensation by the stockholders of the Company.

11. Indemnification. The Company shall continue to indemnify its officers, directors, employees, independent contractors and agents to the maximum extent specified under existing agreements and in accordance with applicable law, its certificate of incorporation and bylaws and any contractual arrangements, for actions taken in connection with the Plan of Dissolution and the winding up of the affairs of the Company and shall indemnify the Trustees and its agents on similar terms. The Company’s obligation to indemnify such persons may also be satisfied out of the assets of the Trust. The Board of Directors and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance for the benefit of such officers, directors, employees, independent contractors, agents and Trustees to the extent permitted by law and as may be necessary or appropriate to cover the Company’s obligations hereunder, including seeking an extension in time and coverage of the Company’s insurance policies currently in effect.

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12. Intent to Completely Liquidate. This Plan of Dissolution is intended to accomplish the complete liquidation and dissolution of the Company in accordance with Section 331 of the Code and the regulations thereunder. This Plan of Dissolution shall be deemed to authorize the taking of such action as may be necessary to conform with the relevant provisions of the Code, including Section 331 of the Code, and the regulations thereunder. The Officers of the Company shall be authorized to cause the Company to make such elections for tax purposes as are deemed appropriate and in the best interest of the Company.

13. Internal Revenue Service Filings. Within thirty (30) days after the Effective Date, the Company shall file Form 966 with the appropriate Internal Revenue Service Center, together with a certified copy of the resolutions adopting this Plan of Dissolution. Additionally, the Company shall file such additional forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with this Plan of Dissolution and the carrying out thereof.

14. Amendment, Modification or Abandonment of Plan. If for any reason the Board of Directors determines that such action would be in the best interest of the Company, the Board of Directors may, in its sole discretion and without requiring further stockholder approval, revoke, amend or modify the Plan of Dissolution and all action contemplated thereunder, to the extent permitted by the DGCL. The Board of Directors may not amend or modify the Plan of Dissolution under circumstances that would require additional stockholder approval under the DGCL without complying with the DGCL. Upon the revocation or abandonment of the Plan of Dissolution, the Plan of Dissolution shall be void.

15. Power of Board of Directors and Officers. The Board of Directors is hereby authorized, without further action by the Company’s stockholders, to do and perform, or cause the officers of the Company, subject to approval of the Board of Directors, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that are deemed necessary, appropriate or desirable, in the absolute discretion of the Board of Directors, to implement the Plan of Dissolution and the transactions contemplated hereby, including, without limitation, all filings or acts required by any state or Federal law or regulation to wind up its affairs.

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PROXY

VYANT BIO, INC.

SPECIAL MEETING OF STOCKHOLDERS SEPTEMBER 20, 2023 AT 9:00 AM ET

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VYANT BIO, INC.
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The Stockholder(s) hereby appoint(s) John Fletcher and Andrew D. C. LaFrence, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Vyant Bio, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 a.m. ET on September 20, 2023 and any adjournment or postponement thereof. The Special Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at http://www.viewproxy.com/vynt/2023 by 11:59 p.m. ET on September 19, 2023. On the day of the Special Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. Further instructions on how to attend and vote at the Special Meeting of Stockholders are contained in the Proxy Statement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

(Continued and to be marked, dated, and signed on the other side)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

The Notice and Proxy Statement are available at: https://www.viewproxy.com/vynt/2023.

Please mark your votes like this ☒

The Board of Directors recommends you vote FOR each of the following proposals.

FOR ☐ AGAINST ☐ ABSTAIN ☐

DO NOT PRINT IN THIS AREA
(Stockholder Name & Address Data)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

Please indicate if you plan to attend this meeting ☐

VIRTUAL CONTROL NUMBER

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FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

In his or her discretion, the proxy is authorized to vote upon any other matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.

Date ____________________

Signature ____________________

Signature (Joint Owners) ____________________

NOTE: This proxy should be marked, dated, and signed by each stockholder exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee, or guardian please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person.

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

As a stockholder of Vyant Bio, Inc. you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m. ET on September 19, 2023.

As a Registered Holder, you may vote your shares at the Special Meeting by first registering at http://www.viewproxy.com/vynt/2023 using your Virtual Control Number below. Your registration must be received by 11:59 p.m. ET on September 19, 2023. On the day of the Special Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. Please have your Virtual Control Number with you during the meeting in order to vote. Further instructions on how to attend and vote at the Annual Meeting are contained in the Proxy Statement.

VIRTUAL CONTROL NUMBER

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PROXY VOTING INSTRUCTIONS

Please have your 11-digit Virtual Control Number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:
Go to
http://www.FCRvote.com/VYNT

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:
Call 1-866-402-3905

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it and return it in the postage-paid envelope provided.